                    ----------------------------------------
                          CONVERSION APPRAISAL REPORT
                            SOUTHBANC SHARES, INC.

                         PROPOSED HOLDING COMPANY FOR
                    PERPETUAL BANK, A FEDERAL SAVINGS BANK

                           Anderson, South Carolina


                                 Dated As Of:
                               December 5, 1997
                    ----------------------------------------













                                 Prepared By:

                               RP Financial, LC.
                            1700 North Moore Street
                                  Suite 2210
                          Arlington, Virginia  22209

                [LETTERHEAD OF RP FINANCIAL, LC. APPEARS HERE]


                                                       December 5, 1997


Board of Directors
SouthBanc Shares, M.H.C.
Perpetual Bank, A Federal Savings Bank
907 North Main Street
Anderson, South Carolina  29621

Gentlemen:

     At your request, we have completed and hereby provide an independent appraisal ("Appraisal") of the estimated pro forma market value of the common stock which is to be issued by SouthBanc Shares, Inc. ("SouthBanc" or the "Holding Company"), in connection with the mutual-to-stock conversion of SouthBanc Shares, M.H.C., Anderson, South Carolina (the "Mutual Holding Company" or the "MHC"). The Mutual Holding Company currently has a majority ownership interest in, and its principal asset consists of, approximately 53.02 percent of the common stock of Perpetual Bank, A Federal Savings Bank, Anderson, South Carolina ("Perpetual" or the "Bank"). The remaining 46.98 percent of Perpetual's common stock is owned by public stockholders (the "Public Shares"). It is our understanding that the Holding Company will offer its stock to depositors, members of the local community and the public at large.

     This Appraisal is furnished pursuant to the requirements of the Code of Federal Regulations 563b.7 and has been prepared in accordance with the "Guidelines for Appraisal Reports for the Valuation of Savings and Loan Associations Converting from Mutual to Stock Form of Organization" of the Office of Thrift Supervision ("OTS"), which have been adopted in practice by the Federal Deposit Insurance Corporation ("FDIC"), including the most recent revisions as of October 21, 1994, and applicable regulatory interpretations thereof.


Description of Reorganization
-----------------------------

     The Boards of Directors of Perpetual and the Mutual Holding Company have adopted a Plan of Conversion and Agreement and Plan of Reorganization pursuant to which the proposed transaction will occur. In the reorganization process, to become effective concurrent with the completion of the stock sale, which is targeted for the first calendar quarter of 1998: (1) the MHC, which currently owns approximately 53.02 percent of the Holding Company, will convert to an interim federal stock savings bank and merge with and into the Bank, with the Bank being the surviving entity; (2) the outstanding Perpetual common stock held by the MHC will be cancelled; (3) a second interim federal stock savings bank will be formed as a wholly-owned subsidiary of SouthBanc and merge with and into the Bank, resulting in the Bank becoming a wholly-owned subsidiary of the Holding Company; and (4) the outstanding Public Shares of Perpetual will be converted into Exchange Shares pursuant to an Exchange Ratio, which will result in the holders of such shares owning in the aggregate approximately the same percentage of the Holding Company as they currently own.

     Pursuant to the reorganization, SouthBanc will issue shares in the Subscription and Community Offerings that will represent an ownership interest in the Holding Company equal to the percentage ownership that the MHC currently maintains in SouthBanc. Also pursuant to the reorganization, the Holding Company will issue the Exchange Shares to the current minority stockholders of the Holding Company in exchange for the Public Shares pursuant to an exchange ratio determined by the Board of Directors that will maintain approximately the current minority stockholders' existing ownership interest (the Exchange Ratio).

RP Financial, LC.
Board of Directors
December 5, 1997
Page 2


RP Financial, LC.
-----------------

     RP Financial, LC. ("RP Financial") is a financial consulting firm that specializes in financial valuations and analyses of business enterprises and securities. The background and experience of RP Financial are detailed in
Exhibit V-1. We believe that, except for the fee we will receive for our appraisal of the shares to be issued by the Holding Company, and the preparation of and the fee received for the regulatory business plan filed with the application, we are independent of the Bank, the MHC, the Holding Company and other parties engaged by the Bank to assist in the stock issuance process.


Valuation Methodology
---------------------

     In preparing our appraisal, we have reviewed the MHC's Application for Approval of Conversion, including the Proxy Statement, as filed with the OTS and the Holding Company's Form S-1 registration statement as filed with the Securities and Exchange Commission ("SEC"). We have conducted an analysis of the Bank and the MHC (hereinafter, collectively referred to as the "Bank") that has included due diligence related discussions with the Bank's management; KPMG Peat Marwick LLP, the Bank's independent auditor; Breyer and Aguggia, the Bank's conversion counsel; and Sandler O'Neill & Partners, L.P., which has been retained by the Bank as a financial and marketing advisor in connection with the Holding Company's stock offering. All conclusions and assumptions set forth in the Appraisal were reached independently from such discussions. In addition, where appropriate, we have considered information based on other available published sources that we believe are reliable. While we believe the information and data gathered from all these sources are reliable we cannot guarantee the accuracy and completeness of such information.

     We have investigated the competitive environment within which the Bank operates, and have assessed the Bank's relative strengths and weaknesses. We have kept abreast of the changing regulatory and legislative environment and analyzed the potential impact on the Bank and the industry as a whole. We have analyzed the potential effects of the stock offering on the Bank's operating characteristics and financial performance as they relate to the pro forma market value of the Bank. We have reviewed the economy in the Bank's primary market area and have compared the Bank's financial performance and condition with selected publicly-traded thrift institutions. We have reviewed conditions in the securities markets in general and for thrift stocks in particular, including the market for existing thrift issues (including both full stock institutions and institutions organized as mutual holding companies), initial public offerings by thrifts and second step conversion offerings.

     Our Appraisal is based on the Bank's representation that the information contained in the regulatory applications and additional information furnished to us by the Bank and its independent auditors are truthful, accurate and complete. We did not independently verify the financial statements and other information provided by the Bank and its independent auditors, nor did we independently value the individual assets or liabilities of the Bank. The valuation considers the Bank only as a publicly-held going concern and should not be considered as an indication of the liquidation or control values of the Bank.

     Our appraised value is predicated on a continuation of the current operating environment for the Bank and for all thrifts. Changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters) may occur from time to time, often with great unpredictability and may materially impact the value of thrift stocks as a whole or the Bank's value alone. To the extent that such factors can be foreseen, they have been factored into our analysis.

     Pro forma market value is defined as the price at which the Holding Company's shares would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of relevant facts.

RP Financial, LC.
Board of Directors
December 5, 1997
Page 3


Valuation Conclusion
--------------------

     It is our opinion that, as of December 5, 1997, the aggregate pro forma market value of the Bank and the Mutual Holding Company, inclusive of the sale of an approximate 53.02 percent ownership interest in the Subscription and Community Offerings, was $65,070,148 at the midpoint. Based on the range of value set forth in the OTS conversion guidelines, the resultant valuation range equals $55,309,626 at the minimum and $74,830,670 at the maximum. Based on this valuation and the approximate 53.02 percent ownership interest being sold in the Subscription and Community Offerings, the midpoint of the Holding Company's stock offering was $34,500,000, equal to 1,725,000 shares offered at a per share value of $20.00. The resultant offering range includes a minimum of $29,325,000 and a maximum of $39,675,000. Based on the $20.00 per share offering price, this range equates to an offering of 1,466,250 shares at the minimum to 1,983,750 shares at the maximum. The Holding Company's offering also includes a provision for a super range, which if exercised, based on a market value of $86,055,271, would result in an offering size of $45,626,250, equal to 2,281,312 shares at the $20.00 per share offering price.


Establishment of Exchange Ratio
-------------------------------

     OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Bank's common stock for common stock of the Holding Company. The Board of Directors of the Mutual Holding Company has independently established a formula to determine the exchange ratio. The formula has been designed to preserve the current aggregate percentage ownership in the Bank represented by the Public Shares, which results in an approximate 46.98 percent minority ownership interest. Pursuant to the formula, the Exchange Ratio will be determined at the end of the Holding Company's stock offering based on the total number of shares sold in the Subscription and Community Offerings. Based upon this formula, and the valuation conclusion and offering range concluded above, the Exchange Ratio would be 1.83281 shares, 2.15625 shares, 2.47969 shares and 2.85164 shares of Holding Company stock issued for each Public Share, at the minimum, midpoint, maximum and super range of the offering, respectively.


Limiting Factors and Considerations
-----------------------------------

     Our valuation is not intended, and must not be construed, as a recommendation of any kind as to the advisability of purchasing shares of the common stock. Moreover, because such valuation is necessarily based upon estimates and projections of a number of matters, all of which are subject to change from time to time, no assurance can be given that persons who purchase shares of common stock in the initial offering will thereafter be able to sell such shares at prices related to the foregoing valuation of the pro forma market value. The Appraisal does not take into account any trading activity with respect to the purchase and sale of common stock in the secondary market, and reflects only a valuation range as of this date for the pro forma market value of the Bank immediately upon issuance of the stock.

     RP Financial's valuation was determined based on the financial condition, operations and shares outstanding as of September 30, 1997, the date of the financial data included in the Holding Company's Prospectus. The proposed Exchange Ratio and the exchange of Public Shares for newly issued Holding Company shares was determined independently by the Boards of Directors of the MHC and the Bank. RP Financial expresses no opinion on the proposed Exchange Ratio and the exchange of Public Shares for newly issued Holding Company shares.

RP Financial, LC.
Board of Directors
December 5, 1997
Page 4


     RP Financial is not a seller of securities within the meaning of any federal and state securities laws and any report prepared by RP Financial shall not be used as an offer or solicitation with respect to the purchase or sale of any securities. RP Financial maintains a policy which prohibits the company, its principals or employees from purchasing stock of its client institutions.

     The valuation will be updated should market conditions or changes in Perpetual's operating results warrant. The valuation will also be updated at the completion of the Holding Company's stock offering. These updates will consider, among other things, any developments or changes in the Bank's financial performance and condition, management policies, and current conditions in the equity markets for thrift shares, both existing issues and new issues. Also, these updates will consider changes in other external factors which impact value including, but not limited to: various changes in the legislative and regulatory environment (including changes in the appraisal guidelines), the stock market and the market for thrift stocks, and interest rates. Should any such new developments or changes be material, in our opinion, to the valuation of the shares, appropriate adjustments to the estimated pro forma market value will be made. The reasons for any such adjustments will be explained in the update at the date of the release of the update.

                                         Respectfully submitted,

                                         RP FINANCIAL, LC.


                                         /s/ William E. Pommerening
                                         William E. Pommerening
                                         Chief Executive Officer



                                         /s/ James J. Oren
                                         James J. Oren
                                         Vice President

RP Financial, LC.


                               TABLE OF CONTENTS
                             SOUTHBANC SHARES, INC.
                     PERPETUAL BANK, A FEDERAL SAVINGS BANK
                            Anderson, South Carolina

                                                                           PAGE
 DESCRIPTION                                                              NUMBER
 -----------                                                              ------


CHAPTER ONE               OVERVIEW AND FINANCIAL ANALYSIS
-----------

   Plan of Conversion and Holding Company Reorganization                    1.1
   Strategic Discussion                                                     1.2
   Balance Sheet Trends                                                     1.4
   Income and Expense Trends                                                1.7
   Interest Rate Risk Management                                            1.10
   Lending Activities and Strategy                                          1.11
   Asset Quality                                                            1.14
   Funding Composition and Strategy                                         1.14
   Subsidiary Operations                                                    1.16
   Legal Proceedings                                                        1.16


CHAPTER TWO                        MARKET AREA
-----------

   Introduction                                                             2.1
   National Economic Factors                                                2.2
   Market Area Demographics                                                 2.5
   Economy                                                                  2.6
   Deposit Trends and Competition                                           2.7
   Summary                                                                  2.9


CHAPTER THREE                  PEER GROUP ANALYSIS
-------------

   Selection of Peer Group                                                  3.1
   Financial Condition                                                      3.5
   Income and Expense Components                                            3.7
   Loan Composition                                                         3.10
   Credit Risk                                                              3.10
   Interest Rate Risk                                                       3.10
   Summary                                                                  3.14

RP Financial, LC.


                               TABLE OF CONTENTS
                             SOUTHBANC SHARES, INC.
                     PERPETUAL BANK, A FEDERAL SAVINGS BANK
                            Anderson, South Carolina

                                  (continued)

                                                                           PAGE
 DESCRIPTION                                                              NUMBER
 -----------                                                              ------


CHAPTER FOUR                    VALUATION ANALYSIS
------------

   Introduction                                                             4.1
   Appraisal Guidelines                                                     4.1
   Valuation Analysis                                                       4.2
    1. Financial Condition                                                  4.2
    2. Profitability, Growth and Viability of Earnings                      4.3
    3. Asset Growth                                                         4.4
    4. Primary Market Area                                                  4.4
    5. Dividends                                                            4.6
    6. Liquidity of the Shares                                              4.7
    7. Marketing of the Issue                                               4.7
       A. The Public Market                                                 4.8
       B. The New Issue Market                                              4.13
       C. Secondary Step Conversion Offerings                               4.16
       D. The Acquisition Market                                            4.16
       E. Trading in Perpetual's Stock                                      4.16
    8. Management                                                           4.20
    9. Effect of Government Regulation and Regulatory Reform                4.20
   Summary of Adjustments                                                   4.20
   Valuation Approaches                                                     4.21
    1. Price-to-Tangible Book ("P/TB")                                      4.23
    2. Price-to-Earnings ("P/E")                                            4.23
    3. Price-to-Assets ("P/A")                                              4.24
   Valuation Conclusion                                                     4.24
   Establishment of Exchange Ratio                                          4.25

RP Financial, LC.


                                 LIST OF TABLES
                             SOUTHBANC SHARES, INC.
                     PERPETUAL BANK, A FEDERAL SAVINGS BANK
                            Anderson, South Carolina



TABLE
NUMBER            DESCRIPTION                                               PAGE
------            -----------                                               ----

1.1       Historical Balance Sheets                                         1.5
1.2       Historical Income Statements                                      1.8


2.1       Major Employers-Anderson County                                   2.6
2.2       Market Area Unemployment Trends                                   2.7
2.3       Deposit Summary                                                   2.8


3.1       Peer Group of Publicly-Traded Thrifts                             3.3
3.2       Balance Sheet Composition and Growth Rates                        3.6
3.3       Income as a Percent of Average Assets
           and Yields, Costs, Spreads                                       3.8
3.4       Loan Portfolio Composition & Related Info.                        3.11
3.5       Credit Risk Measures & Related Information                        3.12
3.6       Interest Rate Risk Comparative Analysis                           3.13


4.1       Peer Group Market Area Comparative Analysis                       4.5
4.2       Recent Conversions: Market Pricing Comparatives                   4.14
4.3       Market Pricing Comparatives                                       4.15
4.4       Completed Second Step Conversions                                 4.17
4.5       MHC Institutions - Implied Pricing Ratios                         4.18
4.6       Key Valuation Parameters                                          4.21
4.7       Derivation of Estimated Core Earnings                             4.24
4.8       Public Market Pricing: Valuation Conclusion                       4.26
4.9       Calculation of Exchange Ratios                                    4.27

RP Financial, LC.
Page 1.1


                      I.  OVERVIEW AND FINANCIAL ANALYSIS


     Perpetual Bank, A Federal Savings Bank ("Perpetual" or the "Bank") is a federally chartered stock savings bank headquartered in Anderson, South Carolina. Perpetual is the subsidiary of a mutual holding company called SouthBanc Shares, M.H.C. (the "Mutual Holding Company" or the "MHC"). The MHC owns a 53.02 percent ownership interest in Perpetual, with the remaining 46.98 percent owned by non-MHC private investors. Perpetual was incorporated in 1906, and converted to a stock institution pursuant to an initial mutual holding company reorganization transaction in October 1993, during which the Bank sold an estimated 7.9 percent of the Bank's common stock to the public and the remaining shares to the Mutual Holding Company. During 1996, the Bank completed an "Additional Minority Stock Issuance" (Additional Issuance), whereby the Bank completed an additional offering of Bank common stock to then existing public stockholders and members of the MHC, increasing the minority ownership percentage to approximately 46.8 percent. The Bank presently serves the western South Carolina markets surrounding the city of Anderson. The single largest segment of the Bank's operations is in the Anderson area (Anderson County) located near the western border of South Carolina, as the greatest concentration of deposits, including the main office and four branch offices, are located in Anderson. A fifth office location was opened in Seneca, Oconee County, South Carolina in December 1996, located to the west of Anderson County. Exhibit I-1 presents the locations of Perpetual's office buildings.

     The Bank is currently a member of the Federal Home Loan Bank ("FHLB") system and its deposits are insured up to the regulatory maximums by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). At September 30, 1997, Perpetual had $257.0 million in total assets, $201.0 million in deposits and stockholders' equity of $30.6 million, equal to
11.9 percent of assets. All of Perpetual's capital is tangible capital. At September 30, 1997, the Bank had issued and outstanding 1,508,873 shares of common stock, of which 800,000 were owned by the MHC and 708,873 were owned by private investors.


Plan of Conversion and Holding Company Reorganization
-----------------------------------------------------

     On September 22, 1997, the Board of Directors of the Bank and the Mutual Holding Company adopted the Plan of Conversion and Agreement and Plan of Reorganization (the "Plan") pursuant to which the Mutual Holding Company will convert from mutual to stock form and simultaneously merge with and into the Bank. A newly formed Delaware corporation, SouthBanc Shares, Inc. ("SouthBanc" or the "Holding Company"), will be formed as a unitary savings and loan holding company to facilitate the reorganization. In the reorganization process, to become effective concurrent with the completion of the stock sale which is targeted for the first calendar quarter of 1998: (1) the MHC, which currently owns approximately 53.02 percent of the Bank, will

RP Financial, LC.
Page 1.2


convert to an interim federal stock savings bank and merge with and into the Bank, with the Bank being the surviving entity; (2) the outstanding Perpetual common stock held by the MHC will be cancelled; (3) a second interim federal stock savings bank will be formed as a wholly-owned subsidiary of SouthBanc and merge with and into the Bank, resulting in the Bank becoming a wholly-owned subsidiary of the Holding Company operating under the name Perpetual Bank, A Federal Savings Bank; and, (3) the outstanding publicly-owned shares of Bank common stock (the "Public Shares") will be converted into shares of common stock of the Holding Company (the "Exchange Shares") pursuant to a ratio that will result in the holders of such shares owning approximately the same percentage of the Company as they currently own of the Bank.

     Pursuant to the reorganization, the SouthBanc will issue shares in a subscription and community offering that will represent an ownership interest in the Holding Company of approximately 53.02 percent, the percentage ownership that the MHC currently maintains in the Bank. SouthBanc will also issue the Exchange Shares to the current minority stockholders of the Bank. The number of exchange shares issued by the Holding Company will be calculated pursuant to an exchange ratio determined by the Board of Directors that will maintain the current minority stockholders' existing ownership interest (the "Exchange Ratio"), adjusted for assets currently held at the MHC level.

     The Holding Company anticipates granting common stock awards to directors, officers and other key personnel (1998 Management Recognition Plan or "1998 MRP") up to 4 percent of the shares being offered publicly, supplementing stock awards granted in during 1996 (the "1996 MRP"). The Holding Company also intends to implement, subject to stockholder approval, a stock option plan no less than six months after conversion, which will reserve for future issuance 10 percent of the stock issued in the Subscription and Community offerings.

     At this time, no other activities are contemplated for the Holding Company other than the ownership of the Bank, although in the future the Holding Company may acquire or organize other operating subsidiaries. The Holding Company plans to retain a portion of the net proceeds from the sale of common stock and infuse the remaining proceeds into the Bank.


Strategic Discussion
--------------------

     Throughout most of its existence, Perpetual's investment powers were limited primarily to fixed rate mortgage loans, share loans and investment securities funded by a limited range of deposit products. Since 1989, the Bank has pursued a gradual refocus of operations to becoming a retail, community-oriented bank, pursuing a diversified investment strategy that included consumer and commercial lending, offering of non-traditional

RP Financial, LC.
Page 1.3


products and services such as investment products, and pursuing growth in core deposits. The objectives of these strategies have been to reduce interest rate risk, diversify the Bank's earnings stream, and increase overall net income.

     In recent years, the Bank has sought to position itself to survive in an increasingly competitive and diversified financial services industry. The Bank's efforts have included reorganizing into the stock form of ownership through the 1993 mutual holding company conversion; pursuing acquisitions of other financial institutions and branch deposits; further diversifying the Bank's balance sheet through diversification of lending and investments; increasing non-interest sources of income; and strengthening the Bank's retail franchise through attracting and retaining core deposits in the local market. These strategies have resulted in a degree of success. For example, the Bank was successful in its mutual holding company reorganization, raising an additional $1.2 million of capital in 1993 and $11.3 million in the Additional Issuance transaction in 1996, and putting in place a corporate structure with sufficient flexibility to pursue growth and acquisitions. Moreover, the Bank has been successful in diversifying its balance sheet through increased lending in the areas of construction, commercial real estate, commercial business and residential adjustable rate mortgages ("ARMs"). Finally, the Bank has been successful in increasing non-interest income through deposit fees and non-traditional products such as retail brokerage services through its subsidiary operations, and has been successful in increasing core deposits through marketing of checking accounts. The Bank also successfully opened a new branch office location in Seneca, Oconee County, South Carolina in December 1996 which has gained over $10 million in new deposits as of September 1997. As a result, the total size of the Bank's balance sheet and overall operations has increased since fiscal year end 1993 indicating the success in pursuing retail growth in the local markets.

     Over the next several years, the Bank's business plan is to remain focused on a continuation of its retail, community banking strategy, including pursuing growth through acquisitions whenever possible. A key component of the business plan is the full conversion offering, which is expected to raise in excess of $30 million in new capital at the midpoint of the valuation range. The additional capital is expected to provide the Bank with greater flexibility to pursue a growth strategy in the future, and will be needed to support the resulting anticipated balance sheet growth. Key aspects of Perpetual's current business plan include the following:

     (1) Continue to diversify the Bank's balance sheet by pursuing commercial business lending, commercial real estate lending, consumer lending and residential ARM lending (including purchasing residential ARMs from selected South Carolina lenders);

     (2) Build and maintain the Bank's retail customer base by increasing consumer checking accounts, expanding the Bank's retail branch network in Anderson, and providing a full range of loan and investment products;

RP Financial, LC.
Page 1.4


     (3) Retain a residential lending emphasis by originating residential loans locally (Anderson and surrounding markets) and purchasing high quality residential loans, primarily residential ARMs, from selected South Carolina lenders;

     (4) Attempt to reduce interest rate risk through adjustable rate and short-term lending, emphasis on stable core deposits, and lengthening whenever possible the maturity of liabilities;

     (5) Preserve strong asset quality through a focus on residential lending and careful underwriting;

     (6) Enhance shareholder returns through efforts to increase non-interest income, increase net interest income, pursue balance sheet growth, and continued efforts to control operating expenses;

     (7) Pursue acquisition opportunities (institutions and branch deposits) to leverage capital, enter new markets, and increase market share locally; and,

     (8) Position the Bank for future growth by raising additional capital through the full conversion stock offering.


Balance Sheet Trends
--------------------

     Table 1.1 shows key balance sheet items at the close of the last five fiscal years ended September 30, 1993 through 1997. Over this time period, Perpetual followed a growth strategy, realizing annualized asset growth of
11.2 percent, although most of the growth occurred during the most recent two fiscal years. Over the past four years, the composition of the Bank's asset base has changed, as the balance of mortgage-backed securities ("MBS") has been reduced, while the balance of cash and investments and loans receivable have shown strong increases. The composition of the Bank's liabilities and stockholders' equity has also experienced change, as deposits, borrowings and equity have all increased substantially. Exhibit I-2 presents the Bank's audited financial statements, while Exhibit I-3 displays Perpetual's key operating ratios over the past five years.

     As of September 30, 1997, the largest component of the Bank's balance sheet was loans receivable, which equaled $178.8 million, or 69.6 percent of total assets. Consistent with the Bank's emphasis on retail lending, the balance of loans receivable has increased at an annualized rate of 16.5 percent since fiscal year-end 1993, faster than overall asset growth. Growth in loans receivable has accelerated in the past two fiscal years as the Bank has increased its activity in residential lending by augmenting local loan production with loan purchases from selected South Carolina lenders and mortgage brokers, and from a mortgage company in which a service corporation subsidiary of the Bank has an equity investment. Perpetual has also increased lending activities in the areas of commercial real estate, commercial business and consumer loans, while construction lending declined in the most recent fiscal year. The Bank's loan portfolio continues to reflect that of a residential lender, with a concentration of 1-4 family residential mortgages (66 percent of net loans receivable) and construction loans, primarily residential construction (10 percent). The diversification in the Bank's portfolio is highlighted by

RP Financial, LC.



                                    Table 1.1
                     Perpetual Bank, A Federal Savings Bank
                          Historical Balance Sheets (1)
                         (Amount and Percent of Assets)

                                                                For the Fiscal Year Ended September 30,
                                                    ----------------------------------------------------------------
                                                           1993                 1994                   1995
                                                    -------------------  ---------------------   -------------------
                                                     Amount      Pct       Amount      Pct       Amount        Pct
                                                     ------      ---       ------      ---       ------        ---
                                                     ($000)      (%)       ($000)      (%)       ($000)        (%)
Total Amount of:
 Assets                                             $168,308    100.00%    $171,533    100.00%    $178,304    100.00%
 Loans Receivable (net)                               97,004     57.63%     104,852     61.13%     116,539     65.36%
 Mortgage-Backed Securities                           58,677     34.86%      50,064     29.19%      46,344     25.99%
 Cash and Investment Securities                        6,989      4.15%      10,084      5.88%       9,829      5.51%

 Deposits                                            143,871     85.48%     143,380     83.59%     148,709     83.40%
 FHLB Advances, Other Borrowed Funds                   8,500      5.05%      10,500      6.12%       8,000      4.49%
 Stockholders Equity                                  13,921      8.27%      14,637      8.53%      18,232     10.23%
 AFS Adjustment                                          ---       ---       (2,321)    -1.35%        (609)    -0.34%

 Shares Outstanding for BV/Share Calc. (2)               N/A              1,503,943              1,504,601
 Wghtd Avg Shrs for EPS Calculations (2)                 N/A              1,502,418              1,504,059
 Book Value/Share                                        N/A                  $9.73                 $12.12
 Offices Open                                              3                      4                      5

                                                                                                  9/30/93-
                                                      For the Fiscal Year Ended September 30,     9/30/97
                                                   --------------------------------------------- Annualized
                                                           1996                    1997         Growth Rate
                                                   ------------------     --------------------  -----------
                                                    Amount      Pct         Amount     Pct          Pct
                                                    ------      ---         ------     ---          ---
                                                    ($000)      (%)         ($000)     (%)          (%)
Total Amount of:
 Assets                                             $209,827   100.00%    $256,993    100.00%     11.16%
 Loans Receivable (net)                              140,758    67.08%     178,772     69.56%     16.51%
 Mortgage-Backed Securities                           43,125    20.55%      35,863     13.95%    -11.58%
 Cash and Investment Securities                       17,072     8.14%      31,479     12.25%     45.68%

 Deposits                                            160,244    76.37%     201,002     78.21%      8.72%
 FHLB Advances, Other Borrowed Funds                  16,000     7.63%      15,000      5.84%     15.26%
 Stockholders Equity                                  29,091    13.86%      30,602     11.91%     21.76%
 AFS Adjustment                                         (817)   -0.39%         188      0.07%

 Shares Outstanding for BV/Share Calc. (2)         1,504,601             1,508,873
 Wghtd Avg Shrs for EPS Calculations (2)           1,504,601             1,505,432
 Book Value/Share                                     $19.33                $20.28
 Offices Open                                              5                     6


(1)  Ratios are as a percent of ending assets.

(2) The Bank's initial sale of stock was completed in October 1993 and a second minority stock offering was completed in September 1996.

Source: Perpetual's audited financial statements.

RP Financial, LC.
Page 1.6


concentrations of non-residential loans, including commercial real estate (15 percent), consumer (11 percent), commercial business (4 percent), and multi-family loans (1 percent) which comprise the remainder of the portfolio.

     The second largest balance sheet category, MBS is comprised of conventional MBS, collateralized mortgage obligations ("CMOs"), and other guaranteed securities. The total MBS portfolio had a balance of $35.9 million as of September 30, 1997, equal to 14.0 percent of total assets. The Bank's portfolio of MBS provides the Bank with relatively strong yields and limited credit risk as all investments are issued by the U.S. Government or its Agencies (GNMA, FNMA, FHLMC) or are investment grade instruments guaranteed by the funding arm of the Resolution Trust Corporation. The portfolio of MBS has declined steadily over the past four years as a result of normal scheduled principal retirement and prepayments, as Perpetual has opted to reinvestment available funds into whole loans receivable. In addition, during fiscal 1997, Perpetual completed a restructuring of the MBS portfolio by selling a portion of the CMO portfolio and utilizing the proceeds to purchase short- and intermediate-term MBS and other investment securities. The Bank's entire portfolio of MBS is held as Available for Sale ("AFS"), and is thus carried on the books at its estimated market value pursuant to SFAS No. 115.

     As of September 30, 1997, Perpetual's portfolio of cash and investment securities totaled $31.5 million, equal to 12.3 percent of total assets (see
Exhibit I-4). The balance of cash and investments has increased from $9.8 million as of September 30, 1995, as the growth in all funding sources has exceeded the Bank's lending volume and due to the reinvestment of funds from the sale of CMOs. As of September 30, 1997, the portfolio of cash and investments was comprised cash and cash equivalents ($13.5 million), U.S. Treasury and Agency securities ($11.3 million, FHLB stock ($1.7 million) and an investment in a Limited Partnership ($5.0 million). Perpetual's investment in a Limited Partnership consisted of a 20.625 percent interest in Dovenmuehle Mortgage Company Limited Partnership ("Dovenmuehle"), which invests in mortgage servicing rights. The Bank's investment in Dovenmuehle was completed in December of 1996, and as of fiscal year end 1997, assets of Dovenmuehle totaled $52.4 million, of which $48.4 million consisted of purchased mortgage servicing rights. All of the U.S. Treasury and Agencies securities are classified as AFS, with an unrealized pre-tax gain of $137,000 as of September 30, 1997.

     As of September 30, 1997, the Bank's assets were funded with a combination of deposits, borrowed funds and stockholders' equity. Retail deposits have consistently met the majority of Perpetual's funding needs, and over the last four years the balance of deposits has increased at an annualized rate of
8.7 percent. Deposits increased by $40.8 million, or 25.4 percent, for fiscal 1997, as the Bank benefited from the opening of the Seneca branch in Oconee County, from deposits gained from more aggressive marketing of certain certificate of deposit ("CD") products such as special 7-month and 13-month CDs, and from marketing efforts to open additional checking accounts. As of September 30, 1997, deposits totaled $201.0 million, equal to 78.2 percent of total

RP Financial, LC.
Page 1.7


liabilities and stockholders' equity. Virtually all of the Bank's deposits are taken in by the Bank's main office and five branches from depositors who reside in Perpetual's primary market area. The Bank does not utilize brokered CDs as a funding source although jumbo deposits are employed on a regular but limited basis.

     Borrowings obtained by the Bank since fiscal 1993 have consisted of FHLB advances and reverse repurchase agreement borrowings. As of September 30, 1997, borrowings totaled $15.0 million or 5.8 percent of total liabilities and stockholders' equity, and consisted solely of FHLB advances. During fiscal 1995, the Bank utilized a significant amount of FHLB advances (approximately
$42 million) in conjunction with a temporary financing transaction (discussed in greater detail in the "Income and Expense Trends" section following). Such borrowings have subsequently been paid down. It is Perpetual's current philosophy to continue to utilize borrowings to fund operations, but to utilize such funds on limited basis for liquidity or other special purposes.

     Perpetual's stockholders' equity has realized significant growth since 1993, increasing from $13.9 million or 8.3 percent of assets at the close of fiscal 1993 to $30.6 million or 11.9 percent of assets currently. The increases in stockholders' equity are attributable primarily to positive earnings for the past four years and the successful MHC reorganization and stock issuance in 1993 and Additional Minority Stock Issuance in 1996. As of September 30, 1997, Perpetual maintained a capital surplus relative to all three fully phased-in regulatory capital requirements: tangible, core and risk-based. Perpetual's plan for the future is to enhance capital through retention of earnings and through the secondary offering of common stock.


Income and Expense Trends
-------------------------

     The Bank has reported positive net income for the five fiscal years ended September 30, 1997, with earnings ranging from a low of 0.72 percent in fiscal 1997 to a high of 1.40 percent in fiscal 1994 (see Table 1.2 for details). For the twelve months ended September 30, 1997, net income equaled $1.7 million, equivalent to a ROAA of 0.72 percent.

     Since fiscal 1993, Perpetual's net interest income before provisions for loan losses has ranged from a high of 3.95 percent of average assets in fiscal 1996 to a low of 2.29 percent of average assets in fiscal 1995, with net interest income supported by a relatively low level of interest expense (over 30 percent of the Bank's deposit base consists of lower costing savings and transaction accounts). Net interest income was 3.71 percent of average assets in the twelve months ended September 30, 1997. The significant decline in net interest income during fiscal 1995 is attributable to a financing transaction completed by the Bank, in which Perpetual borrowed approximately $42 million in FHLB advances (incurring interest expense) and purchased approximately
$50 million of a mutual fund that generated capital gains (recognized as gains on sale). This financing transaction

RP Financial, LC.



                                   Table 1.2
                    Perpetual Bank, A Federal Savings Bank
                         Historical Income Statements
                       (Amount and Percent of Assets)(1)

                                                                    For the Fiscal Year Ended September 30,
                                        -------------------------------------------------------------------------------------------
                                              1993               1994               1995               1996               1997
                                        ---------------    ---------------    ---------------    ---------------    ---------------
                                        Amount    Pct      Amount    Pct      Amount    Pct      Amount    Pct      Amount    Pct
                                        ------    ---      ------    ---      ------    ---      ------    ---      ------    ---
                                        ($000)    (%)      ($000)    (%)      ($000)    (%)      ($000)    (%)      ($000)    (%)
Interest Income                         $12,034   7.13%    $12,075   6.96%    $13,543   6.50%    $14,921   7.86%    $18,396   7.66%
Interest Expense                         (6,184) -3.66%     (5,624) -3.24%     (8,761) -4.20%     (7,425) -3.91%     (9,496) -3.96%
                                         ------  ------     ------  ------     ------  ------     ------  ------     ------  ------
Net Interest Income                     $ 5,850   3.47%    $ 6,451   3.72%    $ 4,782   2.29%    $ 7,496   3.95%    $ 8,900   3.71%
Provision for Loan Losses                  (364) -0.22%       (120) -0.07%       (362) -0.17%       (349) -0.18%       (655) -0.27%
                                           ----  ------       ----  ------       ----  ------       ----  ------       ----  ------
Net Interest Income after Provisions    $ 5,486   3.25%    $ 6,331   3.65%    $ 4,420   2.12%    $ 7,147   3.76%    $ 8,245   3.43%

Other Income                            $ 1,026   0.61%    $ 1,100   0.63%    $ 1,339   0.64%    $ 1,818   0.96%    $ 2,322   0.97%
Operating Expense                        (4,414) -2.62%     (4,749) -2.74%     (5,540) -2.66%     (5,948) -3.13%     (7,638) -3.18%
                                         ------  ------     ------  ------     ------  ------     ------  ------     ------  ------
 Net Operating Income                   $ 2,098   1.24%    $ 2,681   1.55%    $   219   0.11%    $ 3,017   1.59%    $ 2,929   1.22%

Gain (Loss) on Sale of Investments      $   162   0.10%    $   130   0.08%    $ 1,777   0.85%    $    54   0.03%    $  (308) -0.13%
Gain (Loss) on Sale of Loans                373   0.22%        287   0.17%         67   0.03%        (23) -0.01%         13   0.01%
Gain (Loss) on Sale of REO                   52   0.03%         49   0.03%         48   0.02%         79   0.04%         20   0.01%
SAIF Special Assessment                       0   0.00%          0   0.00%          0   0.00%       (946) -0.50%          0   0.00%
                                              -   -----          -   -----          -   -----       ----  ------          -   -----
Total Non-Operating Inc.\Exp.           $   587   0.35%    $   466   0.27%    $ 1,892   0.91%    $  (836) -0.44%    $  (275) -0.11%

Net Income Before Tax                   $ 2,685   1.59%    $ 3,147   1.81%    $ 2,111   1.01%    $ 2,180   1.15%    $ 2,654   1.11%
Income Taxes                               (947) -0.56%     (1,064) -0.61%       (194) -0.09%       (756) -0.40%       (926) -0.39%
                                           ----  ------     ------  ------       ----  ------       ----  ------       ----  ------
Net Inc(Loss) Before Extraordinary
 Items                                  $ 1,738   1.03%    $ 2,083   1.20%    $ 1,917   0.92%    $ 1,424   0.75%    $ 1,728   0.72%
Cumulative Effect of Change in
 Accounting For Income Taxes            $     0   0.00%    $   350   0.20%    $     0   0.00%    $     0   0.00%    $     0   0.00%
                                              -   -----        ---   -----          -   -----          -   -----          -   -----
Net Income (Loss)                       $ 1,738   1.03%    $ 2,433   1.40%    $ 1,917   0.92%    $ 1,424   0.75%    $ 1,728   0.72%

Earnings Excluding Non-Operating and Extraord. Items:
----------------------------------------------------
Pre-Tax Net Inc. Before Extraordinary
 Items                                  $ 2,685   1.59%    $ 3,147   1.81%    $ 2,111   1.01%    $ 2,180   1.15%    $ 2,654   1.11%
Addback (Deduct): Non-Recurring
 (Inc)/Exp                                 (587) -0.35%       (466) -0.27%     (1,892) -0.91%        836   0.44%        275   0.11%
Tax Effect                                 (740) -0.44%       (907) -0.52%        (20) -0.01%     (1,046) -0.55%     (1,022) -0.43%
                                           ----  ------       ----  ------        ---  ------     ------  ------     ------  ------
 Earnings Excl. Non-Op./Extraord Items: $ 1,358   0.80%    $ 1,775   1.02%    $   199   0.10%    $ 1,971   1.04%    $ 1,908   0.79%

Earnings Per Share:
   Reported                                 N/A            $  1.62            $  1.27            $  0.95            $  1.15
   Earnings Excl. Non-Op/Extraord Items:    N/A               1.18               0.13               1.31               1.27
Dividends:
   Amount                                   N/A            $  0.76            $  1.05            $  1.20            $  1.35
   Payout Ratio                             N/A               1.94%              6.20%             10.08%             53.07%
Efficiency Ratio                          64.20%             62.90%             90.51%             63.86%             68.06%

(1) Ratios are as a percent of average assets. Average assets calculated based on annual average.
(2) Based on the effective tax rate for each year.

Source: Perpetual's audited financial statements.

RP Financial, LC.
Page 1.9


temporarily depressed net interest income and inflated gains on sale reported by the Bank. The volatility in the Bank's net interest income tends to distorts the stability of the Bank's yield-cost spread. As shown in Perpetual's historical yields and costs information (Exhibit I-5), the Bank's interest rate spread has been relatively consistent, ranging from 3.59 percent in fiscal 1997 to 3.85 percent in fiscal 1996.

     Perpetual has pursued diversification and expansion of its retail banking activities in recent years, and as a result, the Bank has successfully generated an increase in non-interest operating income over the period shown in Table 1.2. Such income, shown as "Other Income" in the table, ranged from 0.61 percent of average assets in fiscal 1993 to 0.97 percent of assets in fiscal 1997. Other income primarily consists of loan and deposit account service charges and fees, which have increased due to the Bank's growing loan and deposit portfolios and a higher number of deposit checking accounts (NOTE: a corresponding increase is seen in operating expenses which is attributable to the marketing efforts required to attract checking accounts). Additional income was recognized for fiscal 1997 from the investment in Dovenmuehle, which provides partnership income from purchased mortgage servicing rights. Other income was gained from brokerage fees from subsidiary operations, income on loans serviced for others, rental income from Bank owned properties and other retail banking fees.

     For the twelve months ended September 30, 1997, operating expenses totaled
3.18 percent of average assets, which represents an increase relative to operating expense levels from past years. The Bank's operating expenses are higher than industry averages (see Table 3.3 in Chapter III), and they reflect the greater level of operating diversification of the Bank which tends to incur greater operating expenses. The increase in the Bank's operating expense in the recent past reflects, among other things, the marketing and mailing costs associated with the Bank's efforts to attract checking accounts, the opening of the new Seneca branch office location, the relocation of the Perpetual Square office, the opening of a customer "call center", staffed by a number of customer service representatives, the purchase of additional computer equipment and additional expenses associated with Perpetual's ESOP and MRP established in the 1996 Additional Minority Stock Issuance. Perpetual's operating expenses are expected to increase in the near term following conversion as a result of full implementation of the MRP benefits plan expenses, including the 1998 MRP that is expected to purchase stock in the Holding Company in the amount of 4.0 percent of the stock in the year following conversion. The amortization expenses associated with this new plan and full implementation of the 1996 MRP will be included in the Bank's future operating expenses.

     Loss provisions recorded by the Bank have been moderate, but consistent, factors in the Bank's earnings over the last several fiscal years (see
Exhibit I-6). For the twelve months ended September 30, 1997, loan loss provisions equaled 0.27 percent of average assets. The level of loan loss provisions established in fiscal 1997 was higher than past years, but was established concurrent with the increase in the Bank's loan portfolio including commercial real estate, commercial business and consumer loans. Going forward, Perpetual intends to continue

RP Financial, LC.
Page 1.10


to evaluate the adequacy of the level of general valuation allowances ("GVAs") on a regular basis and the Bank has indicated that loan loss provisions will continue to be established as determined necessary by the Bank's management in accordance with asset classification and loss reserve policies.

     Non-operating income and expenses have had an influence on Perpetual's net income. During fiscal 1997, the largest non-operating item consisted of a loss of $308,000 incurred on the sale of CMOs, with the funds subsequently reinvested into other investment securities. During fiscal 1995, the Bank recorded a capital gain as a result of a financing transaction designed to utilized a capital loss carryforward of the Bank. As of September 30, 1997, the financing transaction ($42 million in FHLB advances and $50 million in a mutual fund) has been unwound and no further significant capital gains are anticipated from this source. The other sources of non-operating income over the past five years are attributable to gains or losses on the sale of investment securities, loans originated for resale in the secondary market and sale of real estate owned. During fiscal 1996, as was the case of all SAIF-insured thrifts, Perpetual was required to book the SAIF recapitalization assessment fee, in the amount of $946,000.


Interest Rate Risk Management
-----------------------------

     Perpetual manages interest rate risk from both the asset and liability sides of the balance sheet. With regard to asset strategies, the Bank has successfully increased the interest sensitivity of its assets by maintaining a balance of short-term CMOs in the MBS portfolio (i.e., 61 percent of total MBS are in the form of CMOs), increasing the balances of short-term loans such as construction loans, commercial real estate loans, commercial business loans, and increasing the balances of residential ARMs through originations and purchases. The Bank's liability strategies have included lengthening the term to maturity of CDs and, more recently, attracting retail checking accounts. The combination of these strategies has successfully reduced exposure to rising interest rates. Specifically, at September 30, 1997, the Bank reported that net portfolio value ("NPV") would decrease by 17 percent and increase by 13 percent, respectively, under a 200 basis point instantaneous and sustained increase and decrease in prevailing rates (see Exhibit I-7). Perpetual's NPV measures indicate that the Bank has been somewhat successful in limiting interest rate risk exposure. (The success of these policies is shown in the stability in Perpetual's yield-cost spread in the past three years as shown in Exhibit I-5). The completion of the full conversion offering should facilitate efforts to further control interest rate risk, as the offering proceeds can be reinvested to enhance core earnings and as the ratio of interest-earning assets to interest-bearing liabilities is improved. Perpetual's fixed rate and adjustable rate loans are shown in
Exhibit I-8.

RP Financial, LC.
Page 1.11


Lending Activities and Strategy
-------------------------------

     Perpetual's lending activities have traditionally concentrated on the origination of 1-4 family permanent mortgage loans (see Exhibits I-9, I-10 and I-11, loan composition, lending activity and contractual maturity by loan type, respectively). As of September 30, 1997, the Bank maintained its concentration on residential lending, as mortgage loans secured by 1-4 family properties totaled $118.3 million, or 66 percent of net loans receivable. The remainder of the portfolio exhibits generally broad diversification, including commercial real estate, construction, consumer and commercial loans.

     Perpetual offers a variety of residential mortgage products, including fixed-rate residential mortgages and residential ARMs. The Bank also purchases residential mortgage loans, (both fixed and adjustable rate) to supplement internal loan originations. Fixed rate 1-4 family loans are offered by Perpetual with fully amortizing or balloon terms, and are generally priced based on secondary market pricing to facilitate their resale into the secondary market. Fixed rate 1-4 family mortgages are originated with terms ranging from 15 to 30 years. Conforming fixed rate 1-4 family loans are generally sold into the secondary market on a servicing retained basis, with such loans currently sold to a local mortgage company. Perpetual retains any non-conforming 1-4 family fixed-rate loans in its portfolio, although such volume is relatively low. At September 30, 1997, fixed-rate residential mortgages due more than one year after September 30, 1997 totaled approximately $48 million, or 58 percent of the residential mortgage loan portfolio.

     Perpetual also originates and purchases ARMs with maturities of up to 30 years, and residential ARMs totaled $46 million, or 26 percent of net loans receivable and 41 percent of residential mortgages at September 30, 1997. The Bank offers several ARM programs, including a one-year ARM, a three-year ARM, a 5/1 ARM and a 10/1 ARM. The one-year ARM, 5/1 ARM and 10/1 ARM are all index to the one year constant maturity Treasury ("CMT") index, and the three-year ARM is indexed to the three year CMT. Periodic rate adjustments for ARMs are limited to 2/6 percentage points for the periodic and lifetime adjustments on one-year and three-year ARMs, and are limited to 2/5 percentage points for the 5/1 and 10/1 ARM products. Adjustment margins vary by product, currently ranging between 2.75 percent for the three-year ARM to 3.00 percent for the 5/1 and 10/1 ARMs. The Bank qualifies the borrowers on its three-year, 5/1 and 10/1 ARMs based on the initial rates, and qualifies borrowers for its one-year ARMs at the fully indexed rate. The Bank also offers two "two step" mortgages, a five-year 2-step loan and a seven-year 2-step loan, both of which adjust relative to the 10 year CMT plus an adjustment margin. Due to the decline in demand for ARMs in the low interest rate environment in recent years, in 1995 the Bank began purchasing ARMs from third party lenders who originate ARMs in markets outside of Anderson County, including larger, non-conforming loans secured by residences on Hilton Head Island and other areas in the southern part of South Carolina.
In addition, Perpetual in recent periods has purchased 1-4

RP Financial, LC.
Page 1.12


family mortgage loans secured by properties located primarily in Greenville, South Carolina, with such loans purchased from a mortgage company in which a service corporation subsidiary of the Bank has an equity investment. As of September 30, 1997, the portfolio of loans purchased by Perpetual totaled
$23.7 million of 1-4 family residential mortgage loans. Management believes that it is managing the credit risk associated with purchasing loans by underwriting such loans according to the guidelines of the Bank.

     All residential mortgage loans have maximum loan-to-value ("LTVs") ratios of 95 percent. Loans with LTVs in excess of 80 percent are required to have private mortgage insurance ("PMI"). The majority of the residential loans originated by the Bank are secured by properties located in its primary lending territory, with lesser concentrations of loans in Hilton Head and other South Carolina markets. Residential mortgage originations are typically generated through either loan purchases from established third party lenders, the Greenville-based mortgage banking company, or by Perpetual's in-house originators utilizing existing and past customers, realtors, referrals, walk-ins and, to a lesser degree, local advertising.

     Perpetual's loan portfolio is diversified into commercial real estate, construction, consumer and commercial business loans. As of September 30, 1997, commercial real estate and multi-family loans (collectively, "income-property loans") comprised $28.2 million, or 16 percent of net loans receivable with the majority of such loans consisting of commercial real estate loans. Since fiscal 1993, the Bank has rapidly grown the portfolio of such loans in efforts to become more of a full service community bank and for the yield advantages such loans offer. The portfolio of such loans has more than tripled from the level of $8.0 million, or 7 percent of gross loans at fiscal year end 1995. Commercial real estate loans totaled $27.0 million at September 30, 1997 and are secured primarily by shopping centers, small warehouses, and small commercial buildings. Loans secured by multi-family residences totaled
$1.2 million. The majority of income property loans are originated as adjustable rate loans, with rates generally tied to the Prime rate of interest plus a margin, generally with a balloon feature at five years. The Bank also originates fixed rate loans, generally with a balloon feature at five years. From time to time the Bank will purchase commercial real estate mortgages from third party originators, with such loans required to meet the underwriting standards of the Bank. Mortgages secured by income property require certified appraisals, personal guarantees, and minimum debt service coverage ratios, and are originated by the Bank with maximum LTV ratios of 80 percent. Perpetual generally limits such lending to properties in the market area and generally lends to borrowers who are well known to the Bank. Perpetual originates commercial real estate loans with its in-house origination staff and also purchases commercial real estate loans from established third party lenders, provided such loans can meet the Bank's underwriting criteria.

RP Financial, LC.
Page 1.13


      Construction lending is also an area of lending diversification, and construction loans totaled $17.1 million, or 10 percent of net loans receivable, as of September 30, 1997. Construction loans, primarily for the construction of 1-4 family residences, are offered both to individuals and local builders.
Loans to individuals are usually "construction/permanent" loans that are interest-only for the construction period, after which they convert to fully amortizing loans of the Bank. Loans to local builders are made on either a pre-sold or "speculative" basis. Construction loans to builders are primarily short-term loans with fixed interest rates (interest-only). To reduce the risk of credit losses, the Bank generally limits the number of speculative construction loans to 2 or 3 per builder, does site inspections prior to disbursing funds, and rotates the inspectors among the various builder relationships. The Bank has been very active in construction lending, which has contributed to the overall growth in the loan portfolio, and views construction loans as a good source of end loans for its portfolio. During fiscal 1997, Perpetual also purchased speculative construction loans secured by 1-4 family properties located on Hilton Head Island, South Carolina.

     Consumer lending includes several types of loans, the most significant of which are home equity loans and lines of credit and traditional consumer credit. Home equity loans and lines of credit totaled $12.6 million at September 30, 1997, equal to 7 percent of net loans receivable. Perpetual's home equity loans are generally fixed rate loans with terms of 5 to 15 years. Home equity lines are floating rate loans with rates tied to the Prime rate of interest plus a
0.5 to 0.75 percentage point margin, and with terms of 5 to 15 years. Home equity loans and home equity lines are generally underwritten with maximum LTVs of 80 percent (including any senior liens on the property), although in some circumstances the Bank will originate such loans with LTVs of 100 percent.
Other consumer credit totaled $6.6 million at September 30, 1997, equal to 4 percent of gross loans receivable, and consisted of automobile loans, personal loans, and other types of non-mortgage loans. Perpetual has experienced a moderate decline in the portfolio of consumer loans since fiscal 1993, primarily due to a decline in the balance of home equity loans.

     The remainder of Perpetual's loan portfolio consisted of loans secured by commercial business loans, which totaled $7.2 million or 4 percent of net loans receivable at September 30, 1997. Such loans are primarily secured by business equipment or are commercial lines of credit. Commercial lines of credit include secured and unsecured loans, generally with interest rates tied to the Prime lending rate plus 1.0 percent and one year renewal features. The recent growth in the portfolio of commercial business loans is largely attributable to increased such lending initiated by the newly installed commercial lender.

     Perpetual experienced a significant increase in loans receivable between September 30, 1993 and September 30, 1997. The increase resulted from a combination of several factors, including increased income property lending and commercial business lending (both related to the recently installed commercial lender) and loan purchases from other local South Carolina lenders. The loan growth trend is highlighted in Exhibit I-10,

RP Financial, LC.
Page 1.14


which shows that Perpetual's commercial real estate and multi-family loan originations increased from $6.3 million in fiscal 1995 to $12.2 million for the twelve months ended September 30, 1997. During the same period, originations of commercial business loans increased from $4.7 million to $10.7 million. Another key reason for growth in the loan portfolio has been the purchase of loans from outside sources. As shown in Exhibit I-10, during the twelve months ended September 30, 1997, the Bank purchased $23.6 million in residential mortgages and $3.1 million in commercial real estate mortgages from third party lenders, both of which are sharp increases from 1995 levels. Loan sales consisted largely of conforming fixed-rate 1-4 family mortgages. As of September 30, 1997, the Bank's portfolio of loans serviced for others totaled approximately $62 million.

     In addition to the Bank's portfolio of loans serviced for others, in December 1996 the Bank purchased a 20.625 percent interest in a limited partnership that invests in mortgage servicing rights. Through this limited partnership, Perpetual invests in a particular tranche of servicing rights tied to a national portfolio of residential mortgage loans. For the year ended September 30, 1997, the Bank's return on investment was approximately
5.89 percent and Perpetual recorded other income of $185,000 on the investment based on net income of the limited partnership. As of September 30, 1997, Perpetual maintained an investment in the limited partnership, Dovenmuehle, totaling $5.0 million.


Asset Quality
-------------

     As shown in Exhibit I-12, the credit quality of Perpetual's loan portfolio has been relatively good, reflecting an increasing balance over the last three fiscal years. As of September 30, 1997, non-performing assets consisted of $0.4 million of non-accruing loans, $0.5 million of accruing loans that were in excess of 90 days delinquent, and $0.2 million of real estate owned ("REO"). Overall, NPAs equaled $1.0 million, equal to 0.41 percent of assets as of September 30, 1997. The Bank's overall loss exposure in NPAs is believed to be moderate, as the Bank maintained valuation allowances equal to $1.9 million of September 30, 1997. Valuation allowances were equal to 1.05 percent and
180.48 percent of net loans receivable and NPAs, respectively. The Bank's classified assets are shown in Exhibit I-13.


Funding Strategy
----------------

     As of September 30, 1997, the Bank's assets were funded with deposits, borrowed funds, stockholders' equity, liquidity and loan principal repayments, and retail deposits have consistently met the majority of Perpetual's funding needs. Borrowings have been used to a moderate extent as the Bank has increased its reliance on deposits and stockholders' equity to provide funds. In addition, during fiscal 1995, the Bank utilized a

RP Financial, LC.
Page 1.15


significant amount of FHLB advances of approximately $50 million on a temporary basis in conjunction with a financing transaction. Virtually all of the Bank's deposits are generated through the Bank's main office in downtown Anderson and the branch offices from depositors who reside in Perpetual's primary market area. The Bank has recently been successful in increasing its deposit base, with primary efforts directed towards attracting and retaining retail checking accounts. Such efforts have included a formal marketing strategy for a "totally free" checking account product and attention to enhancing the Bank's branch network, primarily through the opening of a customer call center.

     Perpetual offers a full line of deposit products including CDs as well as various transaction and savings accounts including non-interest checking, NOW and passbook savings accounts (see Exhibit I-14). Like most savings institutions, the Bank actively promotes lower cost "core" deposits such as passbook and checking accounts, with special emphasis on attracting retail checking accounts. Also like most savings institutions, the Bank's customers tend to prefer CDs due to their higher interest rates. The trend towards CDs was accelerated in fiscal 1995, as higher interest rates generally encouraged savers to shift their funds from lower costing core deposits into CDs (see
Exhibit I-15). As of September 30, 1997, the Bank's deposit base continued to be dominated by CDs, which comprised $138.8 million or 69.1 percent of total deposits. Jumbo CDs, which tend to more rate sensitive than other types of CDs, comprise a relatively small proportion of the Bank's deposit base, equal to $18.5 million or 9.2 percent of total deposits as of September 30, 1997. The Bank does not utilize brokered CDs.

     Passbook savings and transaction accounts comprised the balance of Perpetual's deposits, and totaled $62.2 million or 30.9 percent of total deposits at September 30, 1997. The balance of passbook savings accounts has remained relatively constant over the last three fiscal years, along the proportion of such accounts has declined. At the same time, the Bank's checking accounts and non-interest bearing accounts have increased over the past three years due to increased marketing efforts. Perpetual actively seeks passbook savings and transactions accounts due to their stable nature and lower interest costs. Over the past several fiscal years, the Bank has been successful in increasing its deposit base within the existing branch network, and through the opening of the Seneca, Oconee County branch. In the future, the Bank has indicated its intention to continue to utilize deposits as the primary source of funds, utilizing FHLB advances as an alternative source of funding, at least until such time as the Bank is able to increase its retail deposit base.

RP Financial, LC.
Page 1.16


Subsidiary Operations
---------------------

     Perpetual had three subsidiaries as of September 30, 1997: (1) United Service Corporation of Anderson, Inc. ("USC"), which is a wholly-owned subsidiary of the Bank; (2) United Investments Services, Inc. ("United Investment"), which is wholly-owned by USC and is a second tier subsidiary of Perpetual; and (3) Mortgage First Service Corporation ("Mortgage First").

     In addition to ownership of United Investment, USC is involved in the following real estate development projects: (1) Perpetual Square, a 33-acre commercial development in Anderson County, of which as of September 30, 1997 approximately 8 acres had been sold; (2) The Meadows Development, a 99-acre residential subdivision consisting of approximately 108 lots in Anderson County, of which as of September 30, 1997 three lots had been sold; (3) Ashton Place Subdivision, a 24-acre multi-family housing development consisting of 44 lots in Anderson County, of which as of September 30, 1997 29 lots had been sold;
(4) North Park, a 57-acre industrial park located in Anderson County of which 12 acres had been sold. As of September 30, 1997, USC had assets of $2.4 million, and on a consolidated basis, USC and United Investment reported net income of $395,000 for the year ended September 30, 1997.

     United Investment operates as a full service brokerage unit, selling annuities, stocks, bonds and other investments to the Bank's customers and the general public. United Investment provides the Bank with a steady source of non-interest operating income from investment and insurance commissions.

     Mortgage First is a wholly-owned subsidiary of Perpetual, which made a $400,000 equity investment in a start-up regional mortgage-banking company known as "First Trust Mortgage Corporation of the South" ("First Trust"), which is headquartered in Greenville, South Carolina and maintains offices in Rock Hill, Columbia and Clemson, South Carolina. During the year ended September 30, 1997, First Trust closed 810 loans totalling approximately $100 million. Perpetual has purchased loans from First Trust in recent periods, and all such loan are subject to the Bank's underwriting standards. At September 30, 1997, the Bank's financial commitment to First Trust and the maximum exposure to share in any losses incurred by First Trust were limited solely to the amount of Perpetual's equity investment through Mortgage First. The Bank recorded a loss of approximately $100,000 related to First Trust's operations for the year ended September 30, 1997.


Legal Proceedings
-----------------

     The Bank is involved in various legal proceedings incident to the normal course of business. Management does not believe that the Bank is exposed to any significant loss from these legal proceedings.

RP Financial, LC.
Page 2.1


                                II.  MARKET AREA


Introduction
------------

     Perpetual conducts operations out of a headquarters office in Anderson, Anderson County, South Carolina, four branch offices in the city of Anderson, and a branch office in the town of Seneca, Oconee County. Exhibit I-1 details the locations of the Bank's offices, while Exhibit II-1 details the general characteristics of the Bank's offices. Anderson County is part of the Greenville-Spartanburg-Anderson metropolitan statistical area (the "MSA") in the western portion of the state of South Carolina. The closest major city is Atlanta, approximately 100 miles to the southwest. Although Anderson County is included in the MSA, much of Anderson County is rural in nature and roughly
50 percent of the land is utilized for agricultural purposes (Anderson County contains an estimated 1997 population of 159,000, approximately 18 percent of the MSA population). While the more rural nature of Anderson County area has historically limited overall population levels, U.S. Interstate Route I-85, which crosses through Anderson County, has become a major transportation route for the east coast traffic. This highway provides access to the Northeast U.S. and the southern region of the U.S. (Atlanta and points south and west), and has spurred a significant amount of development along the Interstate right of way.

     Perpetual has served the city of Anderson and Anderson County since it was chartered in 1906. The Seneca branch was opened in December 1996, extending Perpetual's market area to the west into Oconee County (a smaller but rapidly growing county). Thus, the Bank considers Anderson County to be the Bank's primary market area for deposits and lending activity, with a growing presence in Oconee County. Additional lending demand is generated from customers living in the other counties contiguous to Anderson County. Due to the population growth and overall economic stability in the region, competition from other financial institutions in Anderson County is substantial.

     South Carolina's employment base, historically led by the textile industry, has been diversified into a broad variety of employment sectors in recent years as the textile industry has declined. In Anderson County, the employment base is relatively broad-based in most economic sectors, but continues to reflect a concentration in manufacturing, and more specifically, textiles. The I-85 corridor between Atlanta, Georgia and Charlotte, North Carolina (Anderson and Greenville Counties), has been a particularly high growth area in terms of population and employment, as this strategic location along a major east coast transportation route, coupled with a "business friendly" government and low cost of living and labor has resulted in strong growth. These characteristics, along with aggressive marketing by the local and state governments have also resulted in an influx of industrial investment including such prominent companies as BMW Manufacturing Corp. and Hoechst Celanese

RP Financial, LC.
Page 2.2


Corporation. The Bank's market areas have in general reported relatively strong increases in population, households and income in recent years.

     Competition from other financial institutions operating in the Bank's market area includes a number of both large and small commercial banks and savings institutions. The Bank maintains a market share of approximately
11 percent of overall financial institution deposits in the headquarters county of Anderson, and a market share of less than 3 percent in Oconee County. The other financial institutions are both locally-owned community-oriented institutions and subsidiaries of larger regional and superregional institutions. A number of market area savings institutions have been acquired or have announced acquisitions in recent periods, resulting in new or strengthened competitors. The Bank has experienced growth in deposits in recent years, as the positive demographic and economic characteristics of the market area, along with more aggressive marketing by the Bank have assisted in deposit growth. However, competition remains high in the marketplace.

     Future business and growth opportunities will be partially influenced by economic and demographic characteristics of the market served, particularly the future growth and stability of the regional economy, demographic growth trends, and the nature and intensity of the competitive environment for financial institutions. These factors have been briefly examined in the following pages to help determine the growth potential that exists, the relative economic health of the market area and the relative impact on value.


National Economic Factors
-------------------------

     Over the past year, national economic growth has been mixed. While the November 1996 unemployment rate climbed to 5.4 percent from 5.2 percent in October 1996, inflation concerns were heightened somewhat by an unexpectedly sharp $0.09 jump in average hourly earnings. However, most of the economic data released at the close of 1996, which included jobless claims rising to a five month high in November and a decline in November durable goods orders, suggested that the economy was sluggish and non-inflationary.

     While fourth quarter GDP growth came in at a stronger than expected 4.7 percent annual growth rate (subsequently revised to 3.9 percent), most of the economic data released during the beginning of the first quarter of 1997 indicated a continuation of moderate economic growth. Such measures as a
1.9 percent decline in December durable goods orders and a modest uptick in the January 1997 unemployment rate to 5.4 percent, versus 5.3 percent in December 1996, eased concerns that the economy was overheating. However, the increase in the unemployment rate was attributable to more people who entered the job force, and some markets have been experiencing labor shortages. In congressional testimony at the end of February 1997, the Federal Reserve Chairman indicated that he anticipated recent signs of lower job insecurity among workers would lead to upward

RP Financial, LC.
Page 2.3


pressure in wages, which could possibly trigger the Federal Reserve to boost interest rates. Signs of inflation became more notable during March and April, with most economic indicators posting month-to-month increases from January to February. Most notably, during February industrial production increased 0.5 percent, housing starts rose 12.2 percent and the sale of existing homes jumped
9.0 percent. Accelerating economic growth was further indicated by a decline in the March unemployment rate to 5.2 percent, versus 5.3 percent for February, and a higher than expected rise in the March "core" producer price index, which posted its largest increase in 18 months. The revised first quarter GDP growth rate, released in late May 1997, was an annual rate of 5.8 percent, far exceeding analysts' projections, and gave more evidence of the strong economy. The unemployment rate for April 1997 declined to 4.9 percent, also an indicator of a strong economy.

     More recent economic data released in June 1997 indicates a potential slowing of the economy, as retail sales have slowed to an estimated 2 percent annual growth rate in the second quarter, and business inventories have also increased, which added to the first quarter GDP growth figures. New home sales also dropped by 7.7 percent in April 1997, the sharpest decline in six months. Automobile sales for April and May 1997 have declined from year-earlier levels, and discounting and other sales efforts are becoming more common by automakers. Overall, GDP growth for the second quarter of 1997 is estimated at 2.0 to
2.5 percent, a significant drop from the first quarter 1997 results.

     Economic data released in August 1997 provided mixed signals of economic growth, as a decline in the July unemployment rate and an unexpectedly sharp decline in the U.S. trade deficit provided indications of a robust economy. At the same time, a modest increase in the July consumer price index and a decline in July wholesale prices suggested that inflation remained non-threatening. At the end of August, second quarter GDP was revised upward to a 3.6 percent annual growth rate compared to a 2.2 percent original estimate. In early-September, a slight increase in the August unemployment rate did little to alleviate inflation concerns, as the employment data indicated that the job market remained tight and wages continued to rise. Comparatively, only a slight increase in the August consumer price index provided stronger evidence that inflation remained tame in mid-September. September employment data served to further the rally in bond prices in early October 1997, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during September. Congressional testimony by the Federal Reserve Chairman, in which he indicated that it would be difficult to maintain the current balance between tight labor markets and low inflation, caused stock and bond prices to skid in mid-October. Disappointing third quarter earnings in the technology sector sharpened the sell-off in the stock market, with the DJIA posting consecutive losses of more than 1.0 percent on October 16 and 17. Throughout the rest of October and early November, the stock market reacted noticeably to declines in a number of foreign stock markets, particularly the Hong Kong market, experiencing declines of over

RP Financial, LC.
Page 2.4


100 points in the DJIA on a number of occasions. During the last half of November, the stock market recovered essentially all of the losses incurred earlier, as action taken by foreign governments such as South Korea were seen as addressing the financial problems in that country, and continued positive job creation and unemployment figures showed strength in the U.S. economy.

     Consistent with recent economic activity, interest rate trends have been varied as well over the past year. Interest rates continued to edge lower through November 1996, as the October economic data suggested that inflationary pressures were non-threatening. Bond prices declined slightly in early-December, as investors focused on weakness in the dollar and rising oil prices. Concern over Japanese investors slowing their buying of U.S. Treasury notes caused bond prices to slide in mid-December, despite economic data which continued to indicate mild inflation. Interest rates were somewhat trendless at the close of 1996, as the Federal Reserve elected not to change interest rates at its December meeting.

     With few inflationary signs, interest rates held steady at the beginning of 1997, which was followed by a mild easing in interest rates during the first half of February. Indications of slowing economic growth and the Federal Reserve's decision to leave rates unchanged at its early-February meeting spurred the downward trend in interest rates. However, interest rates edged higher in late-February, following renewed concerns by the Federal Reserve Chairman over the sharp rise in the stock market during the past two years. After stabilizing briefly, the strengthening economy and growing expectations of a rate increase by the Federal Reserve propelled interest rates higher in late-March 1997.

     Inflation concerns pushed interest rates higher during the first half of April 1997, which was followed by a slight decline in interest rates on rumors of a national budget accord. News of the budget agreement and favorable inflation data sustained the rally in bond prices through early-May. Interest rates stabilized in mid-May, as the Federal Reserve opted not to raise interest rates at its May meeting. The high level of consumer confidence indicated by the May reading caused the 30-year bond yield to edge above 7.0 percent in late-May. However, the increase was short-lived, as signs of slowing economic growth provided for a lower interest rate environment during June.

     The downward trend in interest rates became more pronounced during July 1997, following the Federal Reserve's decision to leave rates unchanged at its early-July meeting and the release of new economic data that indicated inflation was under control. Slower economic growth indicated by the second quarter GDP growth rate of 2.2 percent sustained the rally in bond prices at the end of July. However, in early-August, the stronger than expected job growth reflected in the July employment data and a falling U.S. dollar against the yen and mark caused bond prices to tumble. After recovering briefly on the favorable inflation data indicated by July wholesale

RP Financial, LC.
Page 2.5


and retail prices, bond prices declined in late-August on news of the narrower than expected June trade deficit. Bond prices rallied briefly at the end August and in early-September, due to technical pressures and economic data that showed manufacturing growth cooled in August. Bond prices eased in mid-September, reflecting investor fears that the August economic data would show a strengthening economy and higher prices. However, the August consumer price report ignited a bond market rally, with the yield on the 30-year bond posting its second largest decline in the 1990s on September 16, 1997.

     Following the sharp increase, bond prices stabilized through the end of September as investors awaited the release of economic data for September and the outcome of the Federal Reserve's meeting at the end of September. Interest rates continued a variable trend in October 1997, as rates were affected by various news regarding inflation and economic indicators. The broad sell-offs in the stock markets during late October and November 1997 resulted in declines in interest rates to the lowest levels of the past two years, along with a flattening of the yield curve. As of late-November 1997, one- and thirty-year U.S. Government bonds were yielding approximately 5.6 percent and 6.1 percent, respectively. Exhibit II-2 provides historical interest rate trends from 1991 through December 5, 1997.


Market Area Demographics
------------------------

     Demographic growth trends in the two market area counties have been measured by changes in population, number of households and median household income and other data, with trends in those areas summarized by the data presented in Exhibit II-3, while additional data concerning sources of personal income and employment sectors is presented in Exhibit II-4. South Carolina, Greenville-Spartanburg-Anderson and U.S. data is provided for comparative purposes, and trends in this data provide some indication of future levels of business activities for financial institutions.

     As shown in Exhibit II-3, Perpetual operates in a two county market area with an estimated population of 223,000 as of 1997. As of 1997, both market area counties are experiencing growth in population and households above the state and national averages. These growth trends are projected to continue through the year 2002, and indicate a favorable environment for business expansion. Oconee County, while much smaller than Anderson County, recorded higher growth than Anderson County over the past seven years.

     Income levels in the primary market area generally approximate the statewide averages. Estimated per capita annual income for 1997 in Anderson County was slightly below statewide averages, while Oconee County's per capita income was 1 percent higher than the state average. Median household incomes for both counties were slightly below the state average. Income distribution levels are similar to per capita income figures, with both

RP Financial, LC.
Page 2.6


Anderson and Oconee Counties approximating statewide averages. Based on the positive population trends and comparable or higher income levels, growth opportunities in the primary market area counties can be expected, with growth achievable through overall increases in financial institution deposits.


Economy
-------

     The Bank's deposit gathering activities and a substantial portion of the lending operations are conducted in the two county market area described above. Employment in these counties is generally diversified, containing employment primarily in manufacturing, wholesale and retail trade, services and state and local government, although manufacturing employment has declined as a percent of total employment in recent years (but remains the largest segment of the employment base). Due to the location of I-85 and presence of other large metropolitan areas such as Greenville and Spartanburg, South Carolina, Anderson County has a material portion of residents that commute to their place of employment outside of Anderson County. For example, the recently opened BMW plant near Spartanburg and other major plants along I-85 to the north draw employees from Anderson County. Employment within Anderson County is concentrated in manufacturing at a higher rate than the state as a whole, 31 percent versus 19 percent. Major manufacturing industries in Anderson County include textiles, machinery, fabricated metal products and rubber/plastic products. Table 2.1 below presents the major employers within Anderson County. As shown by this list of employers, the Bank's headquarters market area county contains a relatively well diversified employment base.


                                   Table 2.1
                     Perpetual Bank, A Federal Savings Bank
                        Major Employers-Anderson County


       Employer                                     Industry                            Employees
       --------                                     --------                            ---------

     Anderson Area Medical Center                 Health Care                              2,610
     Michelin Tire Corporation                    Rubber Products                          1,500
     State of South Carolina                      State Government                         1,356
     Milliken & Company                           Fabrics Making and Finishing             1,300
     BASF Corporation                             Nylon Fibers                             1,170
     Robert Bosch Corporation                     Automotive Systems                       1,100
     Owens-Corning Fiberglass                     Fiberglass                                 900
     Frigidaire Company                           Household Refrigerators                    800
     Springs Industries-Clark-Schwebel            Woven Fabric                               790
     Bi-Lo                                        Grocery Store                              744
     Torrington                                   Machine Parts                              720
     Glen Raven Mills                             Fabrics and Textiles                       641
     Loom Craft                                   Jacquard Weaving                           603


     Source:  Local Area Chamber of Commerce.

RP Financial, LC.
Page 2.7


     Table 2.2 displays unemployment data in the local market area as of September 1996 and September 1997. The unemployment rates have declined in all comparative areas over the most recent twelve month period, with the state of South Carolina improving to equal the national average over this time period. Within the Bank's market area, both market area counties recorded noticeable improvements in the employment rates, and both counties reported unemployment rates lower than state and national averages. This data reflects in part the overall strong economy within the market area and the attractiveness of the area to employers, and the trends are significant in light of the strong population gains recorded in the market area.


                                   Table 2.2
                     Perpetual Bank, A Federal Savings Bank
                        Market Area Unemployment Trends


     Region                                       Sept. 1996          Sept. 1997
     ------                                       ----------          ----------

     United States                                    5.0%               4.7%
     South Carolina                                   6.3                4.7
     Anderson County                                  5.0                3.1
     Oconee County                                    6.6                4.2


     Source:  U.S. Bureau of Labor Statistics.


Deposit Trends and Competition
------------------------------

     The market area (defined as the two county market area for deposits), is characterized by the presence of both locally-based and locally-owned financial institutions and larger, regional and superregional institutions. Major competitors include local commercial banks such as First Citizens Bank and Trust Company of Columbia, Carolina First Bank of Greenville and Anderson National Bank of Anderson, and larger regional and superregional banks such as Nationsbank Corp., First Union Corp. and Wachovia Corporation.

     Table 2.3 displays deposit market trends for the State of South Carolina and the primary market area from June 30, 1994 to June 30, 1996. Overall, financial institution deposits showed an increase statewide, with commercial banks showing growth while savings institutions lost deposits. This trend of moderate increases in overall deposits, similar to the rest of the nation, reflects in part disintermediation whereby banking customers have also placed available funds into other types of financial intermediaries such as mutual funds, investment firms, brokerage houses, and insurance companies. Deposit trends in both market area counties exhibited similar trends as the state, with both Anderson and Oconee Counties recording relatively moderate deposit growth less than the state average. Savings institutions lost deposits in Oconee County, primarily due to acquisitions, and

                    --------------------------------------
                                   Table 2.3
                    Perpetual Bank, A Federal Savings Bank
                                Deposit Summary
                    --------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------

                                                                          As of June 30,
                                      -------------------------------------------------------------------------------
                                                        1994                                       1996
                                      ------------------------------------------     --------------------------------    Deposit
                                                         Market        Number of                   Market     No. of    Growth Rate
                                          Deposits       Share         Branches        Deposits    Share     Branches   1994--1996
                                          --------       -----         --------        --------    -----     --------   ----------
                                                                             (Dollars In Thousands)                         (%)
   State of South Carolina               $28,444,287     100.0%          1,228       $30,859,861   100.0%      1,175       4.2%
    Commercial Banks/Savings Banks        22,295,708      78.4%          1,015        25,072,731    81.2%        973       6.0%
    Savings Institutions                   6,148,579      21.6%            213         5,787,130    18.8%        202      -3.0%

   Anderson County                        $1,295,082     100.0%             55        $1,383,593   100.0%         54       3.4%
    Commercial Banks/Savings Banks           791,610      61.1%             39           856,380    61.9%         37       4.0%
    Savings Institutions                     503,472      38.9%             16           527,213    38.1%         17       2.3%
     Perpetual                               142,516      11.0%              4           157,383    11.4%          5       5.1%

   Oconee County                            $523,120     100.0%             19          $559,544   100.0%         16       3.4%
    Commercial Banks/Savings Banks           320,893      61.3%             15           375,034    67.0%         12       8.1%
    Savings Institutions                     202,227      38.7%              4           184,510    33.0%          4      -4.5%
     Perpetual (1)                               N/A        N/A            N/A               N/A      N/A        N/A        N/A
-----------------------------------------------------------------------------------------------------------------------------------

(1)  Perpetual opened a branch in Oconee County in December 1996.

Source: FDIC; OTS.

RP Financial, LC.
Page 2.9


reported growth in Anderson County. Commercial banks hold a majority of financial institution deposits in both counties, ranging from a 62 percent market share in Anderson County to over 67 percent of deposits in Oconee County.

     Perpetual has recorded increases in deposits over the time period shown in Table 2.3 at a higher rate than Anderson County as a whole, resulting in an increase in deposit market share since June 30, 1994. The Bank only recently opened the Oconee County branch, and data available subsequent to June 30, 1996 reveals a continued increase in deposit funds for the Bank. This increase in deposits reveals success in raising additional retail deposit funds for business operations. The Bank's market share is over eleven percent of deposits in Anderson County, and less than three percent in Oconee County (based on more recent data for the Bank), indicating a potential for deposit market share increases.


Summary
-------

     The overall condition of the primary market area can be characterized as positive with a growing population and household base. The local economy is relatively diversified and is attractive to new businesses. Going forward, in view of the local demographic and economic trends and the numbers and types of competitors in the market area, the competition for deposits is expected to remain substantial, which will result in Perpetual having to pay competitive deposit rates to maintain local market share. The reinvestment of stock proceeds from the conversion may mitigate to some extent the potentially higher funding costs to attract deposits through anticipated loyalty of local shareholders and referrals from local shareholders.

RP Financial, LC.
Page 3.1


                           III.  PEER GROUP ANALYSIS


     This chapter presents an analysis of Perpetual's operations versus a group of comparable public companies (the "Peer Group") selected from the universe of all publicly-traded savings institutions. The primary basis of the pro forma market valuation of the Bank is provided by these public companies. Factors affecting Perpetual's pro forma market value such as financial condition, credit risk, interest rate risk, and recent operating results can be readily assessed in relation to the Peer Group. Current market pricing of the Peer Group, subject to appropriate adjustments to account for differences between the Perpetual and the Peer Group, will then be used as a basis for the valuation of the Bank's to-be-issued common stock.


Selection of Peer Group
-----------------------

     We consider the appropriate Peer Group to be comprised of only those publicly-traded savings institutions whose common stock is either listed on a national exchange or is NASDAQ listed, since the market for companies trading in this fashion is regular and reported. We believe non-listed institutions are inappropriate since the trading activity for thinly-traded stocks is typically highly irregular in terms of frequency and price and may not be a reliable indicator of market value. We have excluded from the Peer Group all publicly-traded subsidiary institutions of mutual holding companies, because their pricing ratios are distorted by the minority issuance of their shares. We have also excluded from the Peer Group those companies under acquisition and/or companies whose market prices appear to be distorted by speculative factors or unusual operating conditions. The universe of all publicly-traded institutions is included as Exhibit III-1. Pricing characteristics of all thrift institutions are included as Exhibit IV-1 (institutions excluded from the calculation of averages are denoted with a footnote (8)).

     Under ideal circumstances, the Peer Group would be comprised of a minimum of ten publicly-traded South Carolina thrifts with capital, earnings, asset sizes, balance sheet composition, risk profiles, operating strategies and market areas comparable to the Bank. Since 10 such institutions do not exist, it was necessary to expand the search beyond state boundaries and with search criteria for similarly sized, well capitalized institutions located in other Southeastern states. Thus, in the selection process we applied the two primary "screens" to the universe of all public companies as follows:

     o    Screen #1.  South Carolina institutions with assets less than $500
          ------------------------------------------------------------------
          million and market values less than $100 million.  One company, South
          -------------------------------------------------
          Carolina Community Bancshares, Inc. (SCCB) met the criteria for this screen and was included in the Peer Group (see Exhibit III-2). The remaining South Carolina institutions were excluded due to the companies being under acquisition, or asset or market value considerations.

RP Financial, LC.
Page 3.1


     o    Screen #2. Institutions operating in the Southeastern U.S. with market
          ----------------------------------------------------------------------
          values less than $100 million, equity/assets between 12 and 30
          --------------------------------------------------------------
          percent, assets greater than $75 million, and ROA's greater than 65
          -------------------------------------------------------------------
          basis points. Ten companies met the criteria for this screen and all
          -------------
          ten were included in the Peer Group (see Exhibit III-3).

     Table 3.1 lists key characteristics of the Peer Group companies. In general, the Peer Group is comprised of relatively seasoned publicly-traded institutions operating in South Carolina or other Southeastern U.S. state with a moderately lower average asset size. While the Peer Group is not exactly comparable to Perpetual, we believe that it provides a reasonable representation of publicly-traded thrifts with operations comparable to those of the Bank and thus forms a sound basis for valuation. A summary description of the key characteristics of each of the Peer Group companies selected is detailed below.

o Teche Holding Company of LA. Teche Holding Company, the largest member of the Peer Group with over $400 million in assets, is traded on the AMEX and was selected due to its meeting the selection criteria described above. Teche Holding operates with a relatively high percentage of assets in loans receivable and utilizes borrowings to fund operations. Teche Holding also reported net income below the Peer Group averages, and also reported relatively low levels of non-performing assets along with comparatively high reserve coverage ratios.

o First SB, SSB of Moore County of NC. First SB is a $295 million institution operating 5 offices in central North Carolina. First SB converted to stock form in January 1994, and is a well-seasoned public company. First SB reported relatively high investment in cash and investments and a loan portfolio dominated by 1-4 family loans. First SB reported a high equity/assets ratio and the highest income of the Peer Group, which was supported by low operating expenses.

o Community Federal Bancorp of MS. Community Federal, a $216 million thrift, operates from a single office in northern Mississippi. Community Federal, in addition to satisfying the selection criteria, reported relatively high investment in cash and investments and MBS, along with a loan portfolio with some diversification. Community Federal reported a relatively high equity/assets ratio and income which was supported by low operating expenses. Reserve coverage ratios were lower than the Peer Group averages.

o Community Financial Corp. of VA. Community Financial operates in a rural section of western Virginia from three offices. Maintaining an asset base of $175 million, Community Financial is also a seasoned institution that converted in 1988. Community Financial reported the highest proportion of assets invested into loans receivable, with diversification into commercial real estate and non-mortgage lending, resulting in a comparatively high risk-weighted assets-to-assets ratio. Community Financial also reported relatively strong reserve coverage ratios.

o Texarkana First Financial Corp. of AR. Texarkana First, traded on the AMEX, is a $171 million thrift operating 5 offices in Arkansas. Similar to Community Financial, Texarkana First reported loan diversification into commercial real estate and non-mortgage lending, which resulted in one of the highest risk-weighted assets-to-assets ratio of the Peer Group. Texarkana's profitability was supported by a strong net interest margin and operating expenses lower than the Peer Group average. Texarkana also reported a the second largest portfolio of loans serviced for others of the Peer Group members.

 RP FINANCIAL, LC.
 ------------------------------------------
 Financial Services Industry Consultants
 1700 North Moore Street, Suite 2210
 Arlington, Virginia  22209
 (703) 528-1700


                                   Table 3.1
                     Peer Group of Publicly-Traded Thrifts
                              December 8, 1997(1)

                                                   Primary           Operating Total          Fiscal  Conv.  Stock    Market
 Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------- ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  -------
                                                                                                               ($)    ($Mil)

 TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     404        9   09-30   04/95  20.50     70
 SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     295        5   06-30   01/94  23.25     86
 CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     216        2   09-30   03/96  20.25     94
 CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     183        4   03-31   03/88  26.50     34
 FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     179        5   09-30   07/95  25.50     46
 BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     139        3   09-30   08/94  29.00     33
 FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     135        3   06-30   07/93  22.50     35
 KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     110        3   12-31   12/93  22.50     20
 TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107        3   12-31   01/95  14.00     18
 SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     105        2   12-31   04/96  22.50     43
 SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      46        1   06-30   07/94  22.87     16

     NOTES: (1) Or most recent date available (M=March, S=September, D=December,
                J=June, E=Estimated, and P=Pro Forma)
            (2) Operating strategies are: Thrift=Traditional Thrift,
                M.B.=Mortgage Banker, R.E.=Real Estate Developer,
                Div.=Diversified, and Ret.=Retail Banking.
            (3) FDIC savings bank institution.

     Source: Corporate offering circulars, data derived from information published in SNL Securities Quarterly Thrift Report, and financial reports of publicly-traded thrifts.

     Date of Last Update: 12/08/97

RP Financial, LC.
Page 3.4


o Bedford Bancshares of VA. Bedford Bancshares is the second Virginia institution included in the Peer Group, and operates three offices in southwestern Virginia in a rural area. Bedford Bancshares reported a high investment in loans receivable, no investment in MBS, and one of the highest use of borrowed funds of all Peer Group members. Bedford Bancshares profitability was affected by an operating expense ratio that exceeded the Peer Group average.

o FFBS Bancorp of Columbus, MS. FFBS is the second Mississippi institution included in the Peer Group, and operates three offices in Mississippi.
     FFBS reported investment in cash and investments, MBS and loans receivable, with relatively strong profitability supported by low operating expenses and other operating income. FFBS's loan portfolio showed diversification into commercial real estate and commercial business loans, and asset quality figures were less favorable than the Peer Group averages in terms of non-performing assets as a percent of assets. Reserves as a percent of non-performing assets were also low in comparison to Peer Group averages.

o KS Bancorp of Kenly, NC. KS Bancorp is a $110 million asset company operating out of three offices in North Carolina. KS Bancorp maintained a majority of earning assets in loans receivable, and little in terms of loan portfolio diversification away from 1-4 family lending. KS Bancorp reported income that approximated Peer Group averages, with the net interest margin and operating expenses very similar to the Peer Group as a whole.

o Twin City Bancorp of TN. Twin City has $107 million in assets and operates out of three offices in northeastern Tennessee. Twin City converted in 1995 and thus is well seasoned in the marketplace. Twin City reported investment in cash and investments, MBS and loans receivable, with profitability negatively affected by the highest level of operating expenses of all Peer Group members. Income was supported by the largest loans serviced for others portfolio, which resulted in other operating income above Peer Group averages. Twin City's loan portfolio revealed the highest diversification of all Peer Group members, primarily into commercial business lending. Asset quality figures were more favorable that Peer Group averages in terms of non-performing assets to total assets.

o Stone Street Bancorp of NC. Stone Street represents the most recently converted company in the Peer Group, having converted in April of 1996. Stone Street has $105 million in assets and operates out of two offices in central North Carolina. Stone Street operates with the highest capital position (due to the recent conversion) and a loan portfolio concentrated in residential lending. Income was supported by a strong net interest margin, although Stone Street reported relatively low levels of non-interest income from the non-diversified operations. Asset quality figures were more favorable than the Peer Group averages.

o South Carolina Community Bancshares of SC. South Carolina Bancshares, the only South Carolina company in the Peer Group, is the smallest Peer Group company, maintaining $46 million in assets and operating from a single office in Winnsboro, South Carolina within approximately 75 miles of Anderson in west-central South Carolina. South Carolina Community is a seasoned thrift, having converted in 1994. South Carolina Community reported a relatively high level of capital comparison to other Peer Group members, a relatively strong net interest margin and a high level of operating expenses in comparison to the Peer Group averages. Similar to Perpetual, South Carolina Community reported a high proportion of 1-4 family loans in portfolio and a low risk-weighted assets ratio. Asset quality and reserve coverage ratios were also similar to the Bank.

     In aggregate, the Peer Group companies have an average capital ratio that is higher than the industry average (18.62 percent of assets versus 13.01 percent for the all SAIF average), and higher core profitability (1.29 percent versus 0.88 percent for all SAIF-insured publicly-traded institutions). The Peer Group's much

RP Financial, LC.
Page 3.5


higher capital ratio combined with higher earnings results in a lower core ROE of 7.01 percent versus 7.82 percent for the all SAIF average. In terms of pricing, the Peer Group on average trades at a lower price/book ("P/B") multiple and a similar price/earnings ("P/E") multiple relative to the industry (see the following table).


                                                          As of December 5, 1997
                                                          ----------------------
                                                          Peer          All SAIF
                                                          Group         Insured
                                                          -----         -------

          Equity-to-Assets                                18.62%        13.01%
          Return on Assets ("ROA")-Core                    1.29%         0.88%
          Return on Equity ("ROE")-Core                    7.01%         7.82%
          Market Capitalization ($Mil)                   $44.93       $183.12

          Price-to-Tangible Book Ratio ("P/TB")          144.10%       163.19%
          Price-to-Earnings Multiple ("P/E")-Core         21.63x        20.17x
          Price-to-Assets Ratio ("P/A")                   26.76%        19.36%


          Source:  Chapter IV tables.

     The following sections present a comparison of the Bank's financial condition, income and expense trends, loan composition, interest rate risk and credit risk versus the Peer Group. The conclusions drawn from the comparative analysis are then factored into the valuation analysis discussed in the final chapter.


Financial Condition
-------------------

     Table 3.2 shows comparative balance sheet measures for the Bank and the Peer Group, reflecting the expected similarities and some differences given the selection procedures outlined above. Information for Perpetual and the Peer Group is as of September 30, 1997. The Bank's pre-conversion net worth of 11.9 percent was below the Peer Group's average net worth ratio of 18.6 percent, although the Bank's capital level can be expected to exceed the Peer Group average on a pro forma basis. The increase in the Bank's capital on a pro forma basis can also be expected to reduce its ROE. Neither the Bank or the Peer Group had a balance of goodwill. The Bank and all of the Peer Group companies were in compliance with all fully phased-in regulatory capital requirements and were considered to be well-capitalized by FDICIA standards.

     In terms of asset composition, the Bank's ratio of loans to assets was lower than the Peer Group's ratio (69.6 percent of assets versus 77.7 percent for the Peer Group), while Perpetual recorded a higher level of MBS (14.0 percent versus 4.4 percent for the Peer Group). The Bank maintains a similar balance of cash and investments as part of its operating strategy, and the portfolio totaled 12.3 percent of total assets. In contrast, the Peer Group maintained a ratio of cash and investments of 15.5 percent of assets. Following the conversion, the

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                   Table 3.2
                  Balance Sheet Composition and Growth Rates
                        Comparable Institution Analysis
                           As of September 30, 1997

                                                                Balance Sheet as a Percent of Assets
                                    ----------------------------------------------------------------------------------------
                                     Cash and                          Borrowed  Subd.    Net    Goodwill Tng Net    MEMO:
                                    Investments  Loans   MBS  Deposits   Funds   Debt    Worth   & Intang  Worth  Pref.Stock
                                    ----------- ------  ----- -------- --------  -----   ------  -------- ------- ----------
Perpetual Bank, A FSB of SC
---------------------------
  September 30, 1997                      12.3   69.6   14.0     78.2      5.8     0.0     11.9      0.0    11.9       0.0

SAIF-Insured Thrifts                      17.5   68.2   11.1     70.1     15.2     0.2     12.9      0.2    12.7       0.0
State of SC                               13.3   80.8    3.4     69.2     12.7     0.0     16.5      0.0    16.5       0.0
Comparable Group Average                  15.5   77.7    4.4     73.0      7.0     0.0     18.6      0.0    18.6       0.0
  South-East Companies                    15.5   77.7    4.4     73.0      7.0     0.0     18.6      0.0    18.6       0.0


Comparable Group
----------------

South-East Companies
--------------------
BFSB  Bedford Bancshares of VA            14.5   83.4    0.0     74.4     10.8     0.0     14.1      0.0    14.1       0.0
CFTP  Community Fed. Bancorp of MS        27.7   59.0   10.9     62.0      8.5     0.0     26.7      0.0    26.7       0.0
CFFC  Community Fin. Corp. of VA           9.4   87.8    0.0     70.0     15.8     0.0     13.2      0.0    13.2       0.0
FFBS  FFBS Bancorp of Columbus MS         19.8   70.6    7.4     78.4      3.4     0.0     16.7      0.0    16.7       0.0
SOPN  First SB, SSB, Moore Co. of NC      30.0   66.5    2.2     69.9      6.1     0.0     23.0      0.0    23.0       0.0
KSAV  KS Bancorp of Kenly NC              11.8   84.3    1.2     78.6      7.3     0.0     13.2      0.0    13.2       0.0
SCCB  S. Carolina Comm. Bnshrs of SC      18.6   78.8    0.1     72.5      0.0     0.0     26.6      0.0    26.6       0.0
SSM   Stone Street Bancorp of NC           9.9   85.5    2.4     63.7      4.8     0.0     29.6      0.0    29.6       0.0
TSH   Teche Holding Company of LA          4.4   85.8    7.5     69.4     16.2     0.0     13.5      0.0    13.5       0.0
FTF   Texarkana Fst. Fin. Corp of AR      11.5   82.5    3.8     80.1      2.8     0.0     15.3      0.0    15.3       0.0
TWIN  Twin City Bancorp of TN             13.0   70.9   12.4     83.8      0.9     0.0     12.9      0.0    12.9       0.0


                                                    Balance Sheet Annual Growth Rates                     Regulatory Capital
                                       ------------------------------------------------------------    -------------------------
                                               Cash and   Loans           Borrows.   Net    Tng Net
                                       Assets Investments & MBS  Deposits & Subdebt Worth    Worth     Tangible   Core   Reg.Cap.
                                       ------ ----------- -----  -------- --------- -----   -------    --------  ------  --------
Perpetual Bank, A FSB of SC
---------------------------
  September 30, 1997                   22.48    84.39     16.72    25.43    -6.25    5.19     5.19       10.70   10.70    18.30

SAIF-Insured Thrifts                   11.63     4.93     13.17     8.02    14.46    3.26     2.53       11.03   11.07    22.69
State of SC                            18.05    -7.11     12.76     6.22    20.24    8.48     8.48       13.55   13.55    25.75
Comparable Group Average                7.38    -2.96     10.02     7.60    21.35   -0.76    -0.76       15.62   17.29    32.12
  South-East Companies                  7.38    -2.96     10.02     7.60    21.35   -0.76    -0.76       15.62   17.29    32.12


Comparable Group
----------------

South-East Companies
--------------------
BFSB  Bedford Bancshares of VA          9.28    31.14      6.63     8.63    25.00    7.65     7.65       12.40   12.40    22.83
CFTP  Community Fed. Bancorp of MS      5.85    -0.76      6.83     1.66       NM  -14.06  - 14.06       24.09   24.09    57.37
CFFC  Community Fin. Corp. of VA       13.99    36.47     12.50    16.18    11.54    8.19     8.19       11.34   11.34    17.23
FFBS  FFBS Bancorp of Columbus MS       7.34   -25.27     20.30     6.52       NM   -8.47    -8.47       14.04   14.04    26.11
SOPN  First SB, SSB, Moore Co. of NC   12.20    18.48      9.50     7.30       NM    1.40     1.40          NM   22.92    50.87
KSAV  KS Bancorp of Kenly NC           14.34     0.18     16.80    12.11   100.00    5.35     5.40          NM      NM    12.99
SCCB  S. Carolina Comm. Bnshrs of SC    5.52    -2.37      7.82     9.13       NM   -2.10    -2.10       23.70   23.70    49.80
SSM   Stone Street Bancorp of NC       -1.50   -50.79     10.38    -0.14       NM  -17.13  - 17.13          NM   25.00    45.54
TSH   Teche Holding Company of LA       6.46   -25.67      8.31    10.04    -2.25    3.97     3.97       11.95   11.95    22.46
FTF   Texarkana Fst. Fin. Corp of AR    7.82   -17.44     12.34     7.62    74.56    3.62     3.62       15.29   15.29    25.82
TWIN  Twin City Bancorp of TN          -0.13     3.50     -1.20     4.57   -80.77    3.20     3.20       12.14   12.14    22.32


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.7


Bank's level of cash and investments is expected to initially increase, pending deployment of the proceeds into loans. Overall, Perpetual's IEA totaled 95.9 percent of assets which was lower than the Peer Group's ratio.

     Both Perpetual and the Peer Group relied on both deposits and borrowings as funding sources, as reflected in the current deposits to assets ratios of 78.2 percent and 73.0 percent, respectively, and borrowings to assets ratios of 5.8 percent and 7.0 percent, respectively. Total interest-bearing liabilities ("IBL") maintained by the Bank and the Peer Group equaled 84.0 percent and 80.0 percent, respectively, with the Peer Group's lower ratio attributable to its higher capital ratio. On a pro forma basis, Perpetual's IBL ratio is expected to decline as a result of the Bank's enhanced capital base and potential deposit withdrawals to fund stock purchases.

     The growth rate section of Table 3.2 shows growth rates for key balance sheet items. The growth rates for Perpetual and the Peer Group are for the year ended September 30, 1997. The Bank reported a stronger increase in assets since September 30, 1996, above both the Peer Group and industry averages, while the Peer Group reported asset growth equal to 7.4 percent, below both comparative averages. Changes in the Bank's balance sheet occurred in the area of loans receivable and MBS (an increase of 16.7 percent), along with a higher increase in cash and investments (84.39 percent). Alternatively, the Peer Group funded increases in loans and MBS through available cash and investments. Perpetual's asset growth was supported by growth in deposits and equity, while the Peer Group funded asset growth through a combination of deposits and borrowings. Perpetual's profitable operations resulted in growth in the capital account equal to 5.2 percent, while various capital management strategies employed by Peer Group members (such as stock repurchases and dividends), resulted in a decline in the Peer Group's capital of 0.8 percent on average.


Income and Expense Components
-----------------------------

     For the twelve months ended September 30, 1997, Perpetual's net income amounted to 0.72 percent of average assets, below the 1.31 percent average return posted by the Peer Group (see Table 3.3). Net interest income was the primary component of the Bank's and the Peer Group's earnings, with both Perpetual and the Peer Group reporting a net interest margin that was above the statewide and industry averages (3.70 and 3.84 percent of average assets, respectively). Perpetual reported a comparative level of interest income and a higher level of interest expense, with the greatest difference reported in interest expense. The Bank's higher interest expense results from both a higher ratio of interest-bearing liabilities to assets than the Peer Group, offset in part by a favorable yield/cost spread. As shown in the "yields, costs, and spreads" section of Table 3.3, the Bank has both a higher yield on earning assets and a lower cost of funds in comparison to the Peer Group and the industry as a whole, resulting in a stronger yield cost spread (3.59 percent versus 2.98 percent for the Peer Group and 2.85 for all SAIF-insured thrifts). Perpetual's lower cost of funds was supported by a relatively large portion of savings

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.3
       Income as a Percent of Average Assets and Yields, Costs, Spreads
                        Comparable Institution Analysis
                For the Twelve Months Ended September 30, 1997

                                                             Net Interest Income                   Other Income
                                                         ----------------------------           -------------------
                                                                               Loss     NII                            Total
                                                  Net                         Provis.  After    Loan   R.E.   Other    Other
                                                Income  Income Expense   NII  on IEA   Provis.  Fees   Oper.  Income  Income
                                                ------  ------ ------- ------ ------- --------  ----  ------  ------  ------
Perpetual Bank, A FSB of SC
---------------------------
  September 30, 1997                              0.72    7.66    3.96   3.70   0.27    3.43    0.00   0.00    0.97     0.97

SAIF-Insured Thrifts                              0.90    7.42    4.13   3.29   0.13    3.17    0.11   0.01    0.30     0.43
State of SC                                       1.16    7.45    3.83   3.62   0.09    3.52    0.11   0.01    0.39     0.50
Comparable Group Average                          1.31    7.68    3.85   3.84   0.08    3.75    0.09   0.01    0.25     0.34
  South-East Companies                            1.31    7.68    3.85   3.84   0.08    3.75    0.09   0.01    0.25     0.34


Comparable Group
----------------

South-East Companies
--------------------
BFSB  Bedford Bancshares of VA                    1.20    7.75    3.90   3.86   0.08    3.78    0.22   0.00    0.23     0.46
CFTP  Community Fed. Bancorp of MS                1.46    6.95    3.37   3.58   0.01    3.57    0.11   0.00    0.07     0.18
CFFC  Community Fin. Corp. of VA                  1.12    7.82    4.04   3.78   0.28    3.50    0.00   0.00    0.37     0.37
FFBS  FFBS Bancorp of Columbus MS                 1.41    7.47    3.83   3.64   0.00    3.64    0.10   0.00    0.40     0.50
SOPN  First SB, SSB, Moore Co. of NC              1.75    7.50    3.69   3.81   0.00    3.81    0.00   0.00    0.16     0.16
KSAV  KS Bancorp of Kenly NC                      1.21    8.21    4.36   3.85   0.02    3.83    0.00   0.05    0.14     0.19
SCCB  S. Carolina Comm. Bnshrs of SC              1.15    7.78    3.63   4.15   0.00    4.15    0.00   0.00    0.23     0.23
SSM   Stone Street Bancorp of NC                  1.55    7.87    3.23   4.64   0.06    4.58    0.02   0.00    0.13     0.15
TSH   Teche Holding Company of LA                 0.98    7.55    4.23   3.32   0.06    3.26    0.02   0.02    0.63     0.68
FTF   Texarkana Fst. Fin. Corp of AR              1.70    7.92    4.12   3.80   0.00    3.80    0.17   0.01    0.26     0.43
TWIN  Twin City Bancorp of TN                     0.85    7.72    3.95   3.77   0.40    3.37    0.31   0.03    0.09     0.43

                                             G&A/Other Exp.    Non-Op. Items     Yields, Costs, and Spreads
                                           ----------------   --------------     --------------------------
                                                                                                                 MEMO:     MEMO:
                                              G&A  Goodwill      Net  Extrao.        Yield     Cost  Yld-Cost  Assets/  Effective
                                            Expense  Amort.     Gains  Items      On Assets Of Funds Spread    FTE Emp. Tax Rate
                                            ------- -------   ------- -------     --------- -------- ------ ----------  --------
Perpetual Bank, A FSB of SC
---------------------------
  September 30, 1997                          3.18    0.00      -0.11   0.00        8.19      4.60     3.59     2,284      34.89

SAIF-Insured Thrifts                          2.20    0.02       0.03   0.00        7.68      4.84     2.85     4,272      36.86
State of SC                                   2.24    0.00       0.07   0.00        7.65      4.84     2.81     3,832      37.36
Comparable Group Average                      2.04    0.00       0.03   0.00        7.87      4.89     2.98     4,450      37.35
  South-East Companies                        2.04    0.00       0.03   0.00        7.87      4.89     2.98     4,450      37.35


Comparable Group
----------------

South-East Companies
--------------------
BFSB  Bedford Bancshares of VA                2.32    0.00       0.01   0.00        7.92      4.59     3.33     3,762      37.97
CFTP  Community Fed. Bancorp of MS            1.47    0.00       0.01   0.00        7.06      5.04     2.02     6,544      36.26
CFFC  Community Fin. Corp. of VA              2.07    0.00      -0.01   0.00        8.06      4.75     3.32     3,525      37.48
FFBS  FFBS Bancorp of Columbus MS             1.91    0.00       0.00   0.00        7.63      4.79     2.84     4,217      36.58
SOPN  First SB, SSB, Moore Co. of NC          1.24    0.00       0.00   0.00        7.61      4.93     2.68     6,868      35.85
KSAV  KS Bancorp of Kenly NC                  2.00    0.01       0.02   0.00        8.44      5.10     3.34     3,546      40.17
SCCB  S. Carolina Comm. Bnshrs of SC          2.51    0.00       0.00   0.00        7.99      5.01     2.98     5,069      38.34
SSM   Stone Street Bancorp of NC              2.24    0.00       0.00   0.00        8.03      5.04     2.99     5,821      37.80
TSH   Teche Holding Company of LA             2.52    0.00       0.07   0.00        7.70      4.94     2.77     2,479      34.06
FTF   Texarkana Fst. Fin. Corp of AR          1.54    0.00       0.01   0.00        8.11      4.99     3.12     5,106      37.11
TWIN  Twin City Bancorp of TN                 2.62    0.00       0.21   0.00        7.99      4.63     3.36     2,018      39.23


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.9


and transaction accounts in the deposit portfolio, a favorable comparison due to the lower cost nature of these funds. The reinvestment of the net conversion proceeds may serve to initially dilute the Bank's asset yields due to current market rates on short- to intermediate-term investment securities but the net interest margin should increase with an increase in the IEA/IBL ratio.

     In another key area of core earnings strength, the Bank operates with a higher operating expense ratio than the Peer Group (3.18 percent versus
2.04 percent of assets for the Peer Group), which is attributable to the various expenses incurred by Perpetual in the most recent fiscal year (branch opening, call center, data processing equipment and employee benefit program costs), which increased the operating expense ratio for the Bank. These features have increased Perpetual's staffing requirements and compensation expenses, as evidenced by the Bank's lower assets per employee ratio relative to the Peer Group average ($2.284 million and $4.450 million, respectively). Going forward, Perpetual's operating expenses will be subject to increase related to operations as a publicly-held company, stock plan expenses and the expected growth in operations.

     Non-interest operating income made a higher contribution to the Bank's earnings than the Peer Group's earnings, offsetting some of the advantage in the operating expense area. For the trailing twelve months ended September 30, 1997, the Bank recorded non-interest operating income of 0.97 percent of average assets versus a level of 0.34 percent recorded by the Peer Group. Going forward, the Bank anticipates that non-interest operating income will continue to contribute similar levels to overall revenues.

     When viewed together, net interest income, other operating income and operating expenses provide insight into an institution's earnings strength, since those sources of income and expense are typically the most prominent components of earnings and are generally more predictable than losses and gains realized from the sale of assets or other non-recurring activities. In this regard, the Bank's efficiency ratio of 68.1 percent compares unfavorably to the Peer Group's ratio of 48.8 percent. Perpetual's ratio is also unfavorable in comparison to the industry average of 59.1 percent.

     During the most recent fiscal year, Perpetual recorded a non-operating loss of 0.11 percent of average assets, while the Peer Group as a whole recorded net non-operating income of 0.03 percent of average assets, although most of the Peer Group's non-operating income was due to a single thrift that reported such income. The Bank recorded non-operating expense primarily in the form of losses on the sale of securities, offset by income from the resolution of REO. Perpetual reported higher levels of loan loss provisions than the Peer Group at
0.27 and 0.08 percent of average assets, respectively.

RP Financial, LC.
Page 3.10


Loan Composition
----------------

     Table 3.4 presents data related to the loan composition of Perpetual and the Peer Group. The emphasis on residential lending for the Bank and the Peer Group was evident, with 1-4 family permanent mortgage loans and MBS accounting for 71.82 percent and 80.63 percent of the Bank's and the Peer Group's total loan and MBS portfolios, respectively. In contrast to the Peer Group, Perpetual maintains a sizeable portfolio of loans serviced for others, representing an additional source of income.

     Perpetual's loan portfolio exhibited greater diversification into higher risk weight loans than the Peer Group's loan portfolio. Construction/land and commercial real estate lending are the Bank's primary methods of lending diversification, and such loans comprised 13.8 and 7.3 percent of the total loan and MBS portfolio at September 30, 1997. The Peer Group achieved their loan portfolio diversification primarily through commercial real estate and commercial business lending, totaling 13.79 percent of total loans and MBS. Perpetual reported a higher risk-weighted assets ratio than the Peer Group at
61.63 and 58.75 percent, respectively.


Credit Risk
-----------

     While Perpetual's credit risk exposure appears to be lower than the Peer Group's exposure based on the Bank's lower level of NPAs and higher reserve coverage ratios, the Bank's higher level of risk-weighted assets and lower proportion of 1-4 family loans held in portfolio indicate a higher level of credit risk. As shown in Table 3.5, as of September 30, 1997, the Bank recorded NPAs of 0.41 percent of assets, lower than the Peer Group average of
0.43 percent, and maintained a lower ratio of non-performing loans ("NPLs") to loans of 0.23 percent versus 0.49 percent for the Peer Group. Most of the Bank's and Peer Group's NPAs consist of non-accruing loans with only minimal levels of REO. The Bank maintained a higher level of loss reserves as a percent of loans receivable (1.05 percent versus 0.57 percent for the Peer Group), and a higher ratio of reserves as a percent of NPLs and total NPAs.


Interest Rate Risk
------------------

     Table 3.6 reflects the relative interest rate risk exposure of Perpetual and the Peer Group. The Bank's lower capital level was the key factor contributing to its lower IEA/IBL ratio relative to the Peer Group
(114.2 percent versus 122.9 percent, respectively). The Bank's lower capital and IEA/IBL ratios increases its funding costs relative to the Peer Group. However, the Bank's capital ratio and IEA/IBL ratio will increase on a post-conversion basis. The Bank maintained a higher ratio of non-interest earning assets to the Peer Group.

     RP FINANCIAL, LC.
     ------------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia  22209
     (703) 528-1700


                                                                            Table 3.4
                                                        Loan Portfolio Composition and Related Information
                                                                 Comparable Institution Analysis
                                                                     As of September 30, 1997



                                            Portfolio Composition as a Percent of MBS and Loans
                                         ---------------------------------------------------------
                                                     1-4     Constr.   5+Unit    Commerc.             RWA/     Serviced   Servicing
  Institution                              MBS     Family    & Land    Comm RE   Business  Consumer  Assets    For Others   Assets
  -----------                            ------    ------    ------    -------   --------  --------  ------    ----------   ------
                                           (%)       (%)       (%)       (%)       (%)        (%)      (%)         ($000)   ($000)
  Perpetual Bank, A FSB of SC              16.71     55.11     13.82      7.32      3.35      8.93     61.63       62,148       19

  SAIF-Insured Thrifts                     14.95     62.12      5.31     11.80      6.30      1.67     52.59      401,709    3,386
  State of SC                               4.22     72.64      7.90     10.68      4.93      2.67     58.44       96,822      214
  Comparable Group Average                  4.09     76.54      5.48      7.75      6.04      1.65     58.75        8,706       57

  Comparable Group
  ----------------

  BFSB  Bedford Bancshares of VA            0.44     74.18     12.64      5.45      7.65      2.82     56.55        2,903        0
  CFTP  Community Fed. Bancorp of MS       11.69     76.07      2.63      5.35      3.15      2.43     42.46        1,519        0
  CFFC  Community Fin. Corp. of VA          0.00     63.50      3.72     26.84      5.34      1.64     68.50        9,610        7
  FFBS  FFBS Bancorp of Columbus MS         2.74     69.36      5.75     10.36      9.88      1.95     54.02          354        0
  SOPN  First SB, SSB, Moore Co. of NC      1.45     88.27      1.27      7.86      1.14      0.00     45.35            0        0
  KSAV  KS Bancorp of Kenly NC              1.73     91.60      5.31      1.00      0.35      0.00    104.09            0        0
  SCCB  S. Carolina Comm. Bnshrs of SC      0.17     92.16      4.79      4.66      0.84      0.00     48.04            0        0
  SSM   Stone Street Bancorp of NC          3.76     81.14      8.41      2.93      0.36      4.61     55.35            0        0
  TSH   Teche Holding Company of LA         9.18     82.57      4.72      2.87      4.43      0.00     56.18            0        0
  FTF   Texarkana Fst. Fin. Corp of AR      1.11     70.86      7.08     13.94      7.31      2.36     60.80       23,362       27
  TWIN  Twin City Bancorp of TN            12.69     52.27      3.91      3.99     26.03      2.38     54.93       58,017      595



Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                   Table 3.5
                 Credit Risk Measures and Related Information
                        Comparable Institution Analysis
            As of September 30, 1997 or Most Recent Date Available


                                                       NPAs &                                   Rsrves/
                                              REO/     90+Del/    NPLs/    Rsrves/   Rsrves/    NPAs &   Net Loan         NLCs/
Institution                                  Assets    Assets     Loans     Loans     NPLs      90+Del   Chargoffs       Loans
-----------                                  ------    -------   -------   -------   -------   --------  ---------    -----------
                                               (%)       (%)       (%)       (%)       (%)        (%)      ($000)          (%)
Perpetual Bank, A FSB of SC                    0.06     0.41        0.23      1.05    467.99    180.48        332        0.19

SAIF-Insured Thrifts                           0.26     0.77        0.85      0.78    160.86    123.36        310        0.09
State of SC                                    0.24     0.79        0.55      0.83    102.89    285.59        199        0.06
Comparable Group Average                       0.07     0.43        0.49      0.57    120.44    128.25         42        0.13

Comparable Group
----------------

BFSB  Bedford Bancshares of VA                 0.15     0.52          NA      0.58        NA     92.88          0        0.00
CFTP  Community Fed. Bancorp of MS             0.05     0.50        0.75      0.46     61.14     54.53          0        0.00
CFFC  Community Fin. Corp. of VA               0.10     0.56        0.51      0.67    129.84    105.58        297        0.75
FFBS  FFBS Bancorp of Columbus MS              0.00     0.58        0.04      0.59        NA     72.88          9        0.04
SOPN  First SB, SSB, Moore Co. of NC           0.00     0.29        0.44      0.31     70.15     70.15          0        0.00
KSAV  KS Bancorp of Kenly NC                   0.06     0.53        0.56      0.35     62.21     55.44          0        0.00
SCCB  S. Carolina Comm. Bnshrs of SC           0.22     0.87        0.82      0.81     98.65     73.62          0        0.00
SSM   Stone Street Bancorp of NC               0.00     0.23          NA      0.62        NA    229.34          1        0.00
TSH   Teche Holding Company of LA              0.01     0.28        0.32      0.96    300.63    291.99         19        0.02
FTF   Texarkana Fst. Fin. Corp of AR           0.07     0.23          NA      0.76        NA    276.17         21        0.06
TWIN  Twin City Bancorp of TN                  0.08     0.16          NA      0.20        NA     88.17        115        0.60

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                                   Table 3.6
        Interest Rate Risk Measures and Net Interest Income Volatility
                        Comparable Institution Analysis
            As of September 30, 1997 or Most Recent Date Available

                                          Balance Sheet Measures
                                        --------------------------
                                                         Non-Earn.               Quarterly Change in Net Interest Income
                                        Equity/     IEA/   Assets/     ---------------------------------------------------------
Institution                             Assets      IBL     Assets     09/30/97  06/30/97  03/31/97  12/31/96  09/30/96  06/30/96
-----------                             ------      ---     ------     --------  --------  --------  --------  --------  --------
                                          (%)       (%)       (%)     (change in net interest income is annualized in basis points)
Perpetual Bank, A FSB of SC               11.9     114.2       4.1          36       -69        60        20        NA        NA

SAIF-Insured Thrifts                      12.6     114.0       3.2          -3         1         0         0        -1        11
State of SC                               16.5     120.7       2.6          15        -9        -8        10        -5        11
Comparable Group Average                  18.6     122.9       2.4         -11         2         2        -3         1         5

Comparable Group
----------------

BFSB  Bedford Bancshares of VA            14.1     114.9       2.0           2        -7        23       -19       -13        -4
CFTP  Community Fed. Bancorp of MS        26.7     138.6       2.3         -38       -21         5        -3         8        NA
CFFC  Community Fin. Corp. of VA          13.2     113.2       2.8         -16        -2        -2        -2         9         1
FFBS  FFBS Bancorp of Columbus MS         16.7     119.6       2.2         -12         7       -12         2        13         7
SOPN  First SB, SSB, Moore Co. of NC      23.0     129.8       1.4          -5         2         6        -5         6         8
KSAV  KS Bancorp of Kenly NC              13.2     113.2       2.7         -21        19         2         8       -10         8
SCCB  S. Carolina Comm. Bnshrs of SC      26.6     134.5       2.5         -18        33       -25        11         4        20
SSM   Stone Street Bancorp of NC          29.6     142.8       2.2           1       -29        32        -3        30        NA
TSH   Teche Holding Company of LA         13.5     114.3       2.2          -0        -5        -2        -8       -13       -12
FTF   Texarkana Fst. Fin. Corp of AR      15.3     117.8       2.3         -20         9        13       -11        -3         3
TWIN  Twin City Bancorp of TN             12.9     113.6       3.7           2        18       -15         1       -23        14


NA=Change is greater than 100 basis points during the quarter.


Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 3.14


     In the absence of available or comparable gap and rate shock analyses for the Peer Group, the change in the quarterly net interest income ratio to average assets for the Bank and the Peer Group has been examined in relation to the change in market interest rates. As shown in Table 3.6, the Bank's net interest margin has recently shown more sensitivity to changing market interest rates in comparison to the Peer Group's average net interest margin. On a pro forma basis, Perpetual's higher capital position and reinvestment of proceeds in short-to intermediate-term securities can be expected to lower exposure to changes in interest rates.


Summary
-------

     Based on the above analysis and the criteria employed by in the Peer Group selection process, the Peer Group appears to form a reasonable basis for determining the pro forma market value of Perpetual, subject to the adjustments noted in the following section.

RP Financial, LC.
Page 4.1


                            IV.  VALUATION ANALYSIS

Introduction
------------

     This chapter presents the valuation analysis, prepared pursuant to the approved valuation methodology promulgated by the OTS, and valuation factors used to determine the estimated pro forma market value of the common stock to be issued in conjunction with the conversion of the MHC. The MHC is converting to a Delaware stock corporation pursuant to the Plan. The pro forma valuation methodology has been modified to reflect the unique characteristics of the conversion of the MHC, specifically the fact that the MHC will be selling only a partial ownership interest in the Subscription and Community offerings, instead of a 100 percent ownership interest as would be the case in a standard conversion.


Appraisal Guidelines
--------------------

     The OTS appraisal guidelines, originally released in October 1983, specify the methodology for estimating the pro forma market value of an institution. The methodology included: (1) selection of a peer group of comparable seasoned publicly-traded institutions whose pricing is not distorted due to a variety of factors; (2) a fundamental analysis of the subject company to the peer group; and (3) a pro forma valuation analysis of the subject company based on the market pricing of the peer group as of the date of valuation. The amended valuation guidelines also limit the amount of a new issue discount which may be incorporated into the valuation and thereby curtail the potential price appreciation in the after-market.

     RP Financial's valuation analysis complies with the October 1983 OTS appraisal guidelines as revised on October 21, 1994, incorporating a "fundamental analysis" relative to the Peer Group and a "technical analysis" of final conversion pricing and trading levels of recently completed conversions (given the emphasis of limiting after-market appreciation). It should be noted that such analysis cannot possibly fully account for all the market forces which impact after-market trading activity and pricing characteristics of a stock on a given day.

     The pro forma market value determined herein is a preliminary value for the Holding Company's to-be-issued stock. Throughout the conversion process, RP Financial will: (1) review changes in the Bank's operations and financial condition; (2) monitor the Bank's operations and financial condition relative to the Peer Group to identify any fundamental changes; (3) monitor the external factors affecting value including, but not limited to, local and national economic conditions, interest rates, and the stock market environment, including the market for thrift stocks; and (4) monitor pending initial and second step conversion offerings (including those in the offering phase) both regionally and nationally. If material changes should occur during the conversion process, RP Financial will prepare updated valuation reports reflecting such changes and their related impact on value, if any,

RP Financial, LC.
Page 4.2


over the course of the conversion process. RP Financial will also prepare a final valuation update at the closing of the conversion offering to determine if the preliminary range of value continues to be appropriate.

     The appraised value determined herein is based on the current market and operating environment for the Bank and for all thrifts. Subsequent changes in the local and national economy, the legislative and regulatory environment, the stock market, interest rates, and other external forces (such as natural disasters or major world events), which may occur from time to time (often with great unpredictability), may materially impact the market value of all savings institution stocks, including Perpetual, or Perpetual's value alone. To the extent a change in factors impacting the Bank's value can be reasonably anticipated and/or quantified, RP Financial has incorporated the estimated impact into its analysis.


Valuation Analysis
------------------

     A fundamental analysis discussing similarities and differences relative to the Peer Group was presented in Chapter III. The following sections summarize such differences between the Bank and the Peer Group and how those differences affect the pro forma valuation. Emphasis is placed on the specific strengths and weaknesses of the Bank relative to the Peer Group in such key areas as financial condition, profitability, growth and viability of earnings, asset growth, primary market area, dividends, liquidity of the issue, marketing of the issue, management, and the effect of government regulations and/or regulatory reform. We have also considered the market for savings institution stocks, and in particular second step conversions, to assess the impact on value of Perpetual coming to market at this time.


1.   Financial Condition
     -------------------

     The financial strength of an institution is an important determinant in pro forma market value, because investors typically look to such factors as liquidity, capital, asset composition and quality, and funding sources in assessing investment attractiveness. The similarities and differences in the Bank's financial strength can be summarized as follows:

     o    Overall A/L Composition. Permanent residential mortgage loans funded
          -----------------------
          by retail deposits were the primary components of both Perpetual's and the Peer Group's balance sheets, with the Peer Group maintaining a higher balance of overall loans receivable as a percent of assets, and a lower level of investment in MBS. Perpetual reported a higher level of diversification into higher credit risk types of loans relative to the Peer Group. Both the Bank and the Peer Group relied on borrowed funds, although retail deposits comprised the major portion of the respective funding needs.

RP Financial, LC.
Page 4.3


     o    Credit Risk. Perpetual maintains a comparable level of NPAs/assets as
          -----------
          the Peer Group, despite a higher credit risk profile in the loan portfolio and a higher risk-weighted assets ratio. Reserve coverage ratios are more favorable than the Peer Group. The Bank has a lower loans/assets ratio to the Peer Group.

     o    Liquidity. Perpetual maintained a higher level of cash and investments
          ---------
          and MBS in comparison to the Peer Group. The Bank's proportion of cash and investments is likely to initially increase on a pro forma basis. Borrowings were utilized to a similar degree by the Bank and the Peer Group, and both maintain ample borrowings capacity. The Bank's loans meet secondary market standards for sale.

     o    Capital. While the Bank maintains a lower capital position in relation
          -------
          to the Peer Group, following the infusion of conversion proceeds, the Bank's capital position is expected to exceed the Peer Group average. As a result, Perpetual is expected to have more leverage capacity than the Peer Group. The Bank's pro forma return on equity ("ROE") is not expected to exceed the Peer Group average due to lower profitability.

     On balance, RP Financial determined that no adjustment was warranted for financial condition.


2.   Profitability, Growth and Viability of Earnings
     -----------------------------------------------

     Earnings are an important factor in determining pro forma market value, as the level and risk characteristics of an institution's earnings stream and the prospects and ability to generate future earnings are typically heavily factored into an investment decision. The historical income statements of Perpetual and the Peer Group were generally reflective of traditional savings institution operating strategies, with net interest income and operating expenses being the major determinants of their respective core earnings. The specific factors considered in the valuation include:

     o    Reported Earnings.  The Bank reported net income of 0.72 percent of
          -----------------
          average assets for the most recent twelve month period versus earnings of 1.31 percent for the Peer Group. The differential in reported earnings is due to the Bank's higher operating expenses, offset in part by higher non-interest operating income.

     o    Core Earnings.  The Bank also maintains a less favorable core earnings
          -------------
          posture relative to the Peer Group, even though reported earnings were adversely affected by losses on the sale of securities. Perpetual and the Peer Group operated with a similar level of net interest income, with the Bank reporting more favorable non-interest operating income and less favorable operating expenses than the Peer Group. The effective tax rates for Perpetual and the Peer Group were comparable. While redeployment of conversion proceeds into interest-earning assets should enhance Perpetual's net interest income, operating expenses for the Bank are expected to increase as well, and any attempt by the Bank to add products or services would likely result in higher operating expense. On a pro forma basis, Perpetual's core profitability is expected to remain below that of the Peer Group.

     o    Interest Rate Risk.  Perpetual's change in NPV under a 200 basis point
          ------------------
          increase in interest rates (as calculated by the OTS), indicates a moderate exposure to rising interest rates, particularly given the origination of ARMs that carry repricing periods of greater than one year. Although gap data was not available for the Peer Group, other analyses indicated a comparable advantage

RP Financial, LC.
Page 4.4


          for the Peer Group. The pro forma increase in the IEA/IBL ratio can be expected to reduce the Bank's interest rate risk exposure.

     o    Credit Risk. Loss provisions had a higher impact on the earnings of
          -----------
          the Bank in comparison to the Peer Group. In terms of potential credit quality related losses, the Bank maintained higher reserve coverage ratios as a percent of loans receivable, as a percent of non-accruing loans and as a percent of total NPAs. The Bank's lower proportion of residential loans held in portfolio increases the perceived credit risk of the loan portfolio in relation to the Peer Group.

     o    Earnings Growth Potential. Several factors were considered in
          -------------------------
          assessing earnings growth potential. Perpetual's internally generated loan demand has been less than available funds, requiring the Bank to utilize outside sources for loan products, reducing the spread earned on these assets. Perpetual currently operates at a high operating expense ratio; operating expenses would likely increase if the Bank expands its products and/or services. Although the higher expected pro forma capital position is expected to enable the Bank to continue on a growth pattern, expectations of higher operating expenses resulting from the conversion and the uncertain cost of acquiring new deposit funds for lending result in the Bank's earnings appearing to have less upside potential than the Peer Group.

     o    Return on Equity.  On a pro forma basis the Bank's pro forma return on
          ----------------
          equity will be lower to the Peer Group average, as the lower pro forma profitability is measured against a comparatively higher capital position.

     Overall, RP Financial made a moderate downward adjustment for profitability, growth and viability of earnings.


3.   Asset Growth
     ------------

     The Bank's asset growth in recent periods has been higher than the Peer Group's, which has been achieved in part by the opening of a new branch office location and aggressive offerings of short-term CD accounts (7- and 13-month time periods) and efforts to gain additional checking deposit accounts. Perpetual has in place both internal and external sources of loan products that can be used to reinvest available liquidity, and the Bank intends to continue to grow in future periods, and is expected to have adequate capital post-conversion to support such growth. We concluded that a slight upward adjustment was warranted for the Bank's asset growth potential.


4.   Primary Market Area
     -------------------

     The general condition of a financial institution's market area has an impact on value, as future success is in part dependent upon opportunities for profitable activities in the local market area. Summary demographic and deposit market share data for the Bank and the Peer Group is included in Table 4.1. Perpetual's market area of Anderson County, South Carolina is a urban/rural market that has been experiencing growing levels of population and households in recent years, while the Peer Group companies operate on average in smaller, more rural

                                    Table 4.1
                   Peer Group Market Area Comparative Analysis

                                                                                                        Per Capita Income
                                                 Population      Proj.                                  -----------------  Deposit
                                                ------------     Pop.   1990-97   1997-2002                     % State    Market
Institution                          County     1990    1997     2002   % Change  % Change   Median Age   Amount Average   Share(1)
-----------                          ------     ----    ----     ----   --------  --------   ----------   ------ -------   --------
                                               (000)   (000)
Bedford Bancshares of VA             Bedford      46      54       59      17.2%     10.3%        38.2   $15,786   103.1%     16.0%
Community Federal Bancorp of MS      Lee          66      74       81      13.5%      8.2%        34.0    16,087   119.7%     14.4%
Community Financial Corp. of VA      Augusta      55      60       64      10.1%      6.3%        37.9    13,088    74.5%      3.5%
FFBS Bancorp of Columbus MS          Lowndes      59      62       63       3.9%      2.6%        31.5    15,528   115.6%     17.7%
First SB, SSB of Moore Co. of NC     Moore        59      70       78      18.7%     10.9%        40.9    19,350   110.5%     21.3%
KS Bancorp of Kenly NC               Johnston     81     102      116      24.9%     13.8%        36.3    17,233    98.4%      9.0%
S. Carolina Comm. Bancshares of SC   Fairfield    22      22       22      -0.1%     -0.1%        34.5    12,525    80.9%     23.9%
Stone Street Bancorp of NC           Davie        28      31       33      10.4%      6.5%        38.7    18,754   107.1%     25.7%
Teche Holding Company of LA          St. Mary     58      57       57      -1.1%     -0.7%        31.4    10,562    80.4%     19.3%
Texarkana First Fin. Corp. of AR     Miller       38      39       39       1.2%      0.8%        33.9    12,612    93.4%     16.8%
Twin City Bancorp of TN              Sullivan    144     151      156       5.0%      3.3%        38.9    16,588    99.7%      5.2%
                                                 ---     ---      ---       ----      ----        ----    ------    -----      ----

                                     Averages:    60      66       70       9.4%      5.6%        36.0   $15,283    98.5%     15.7%
                                     Medians:     58      60       63      10.1%      6.3%        36.3    15,786    99.7%     16.8%

Perpetual Bank, A FSB of SC          Anderson    145     159      168       9.2%      5.8%        37.4   $14,799    95.6%     11.4%

(1) Total institution deposits in headquarters county as percent of total county deposits, excludes credit unions.

Sources: CACI, Inc, SNL Securities

RP Financial, LC.
Page 4.6


markets that have also been growing at rates similar to that of the Bank. The per capita income in the Bank's market is below the average of the primary markets of the Peer Group members. Perpetual has a lower percentage of the market area deposits in comparison to the Peer Group on average, indicating that future increases in market share of deposits may be more achievable than that of the Peer Group. The Bank's competitive position is not dissimilar from the average position of the Peer Group institutions in their primary market areas. On balance, RP Financial concluded that a slight upward adjustment was warranted for market area.


5.   Dividends
     ---------

     As stated in SouthBanc's offering circular, the Holding Company intends to implement a cash dividend policy during the first full quarter following consummation of the conversion at an estimated rate equal to the pre-conversion dividend rate adjusted for the exchange ratio of the conversion. The ability to pay a dividend will be based on numerous factors including growth objectives, financial condition, the amount of net proceeds retained by the Holding Company in the conversion, investment opportunities available to the Holding Company and the Bank, profitability, tax considerations, minimum capital requirements, regulatory limitations, stock market characteristics and general economic conditions.

     Historically, savings institutions typically have not established dividend policies at the time of their conversion to stock ownership. Newly converted institutions, in general, have preferred to gain market seasoning, establish an earnings track record and more fully invest the conversion proceeds before establishing a dividend policy. However, during the late 1980s and early 1990s, with negative publicity surrounding savings institutions, there was a tendency for more institutions to initiate moderate dividend policies concurrent with their conversion as a means of increasing the attractiveness of the stock offering. Today, fewer institutions are compelled to initially establish dividend policies at the time of their conversion offering to increase the attractiveness of the stock issue as: (1) industry profitability has improved,
(2) the number of problem thrift institutions has declined, and (3) the stock market cycle for thrift stocks is generally more favorable than in the early 1990s. At the same time, with ROE ratios under pressure, due to high equity levels, well-capitalized institutions are subject to increased competitive pressures to offer dividends and a number of institutions have instituted special dividends.

     As publicly-traded savings institution's capital levels and profitability have improved and as weakened institutions have been resolved, the proportion of institutions with cash dividend policies has increased. All eleven institutions in the Peer Group presently pay regular cash dividends, with implied dividend yields ranging from 1.48 percent to 3.78 percent. The average dividend yield on the stocks of the Peer Group institutions was 2.39 percent as of December 5, 1997, representing an average earnings payout ratio of 47.73 percent. As of December 5, 1997, approximately 85 percent of all publicly-traded savings institutions had adopted cash dividend

RP Financial, LC.
Page 4.7


policies (see Exhibit IV-1), exhibiting an average yield of 1.82 percent and an average payout ratio of 35.06 percent. The dividend paying institutions generally maintain higher than average profitability ratios, facilitating their ability to pay cash dividends, which supports a market pricing premium on average relative to non-dividend paying institutions.

     The Holding Company's ability following the completion of the conversion to pay a dividend would appear to be similar relative to the Peer Group based on higher pro forma capital, offset by lower post-conversion earnings. The Holding Company's stated intention to implement a dividend shortly after completion of the conversion is a favorable comparison to the Peer Group companies and thus no adjustment is warranted for this valuation factor.


6.   Liquidity of the Shares
     -----------------------

     The Peer Group is by definition composed of companies that are traded in the public markets, eight of which trade on the NASDAQ system and three that trade on the AMEX. Typically, the number of shares outstanding and market capitalization provides an indication of how much liquidity there will be in a particular stock. The market capitalization of the Peer Group companies ranged from $16.0 million to $93.7 million as of December 5, 1997, with an average market value of $44.9 million. The shares outstanding of the Peer Group members ranged from 0.7 million to 4.6 million, with average shares outstanding of approximately 2.0 million. The Bank's pro forma market value is expected to be greater than the comparative Peer Group averages, with a higher number of shares outstanding. The Bank's stock is expected to be listed on the NASDAQ National Market System, and accordingly, we anticipate the liquidity of the Bank's shares will be similar to that of the Peer Group on average, and thus there has been no valuation adjustment applied for this factor.


7.   Marketing of the Issue
     ----------------------

     We believe that five separate markets exists for savings institution stocks coming to market such as Perpetual: (A) the after-market for public companies, in which trading activity is regular and investment decisions are made based upon financial condition, earnings, capital, ROE and dividends; (B) the new issue market in which converting thrifts are evaluated on the basis of the same factors but on a pro forma basis without the benefit of a stock trading history and reporting quarterly operating results as a publicly-held company; (C) the market for second step conversions by MHCs; (D) the acquisition market for savings institution franchises in South Carolina; and (E) the market for the public stock of Perpetual. All of these markets were considered in the valuation of the Bank's second step conversion.

RP Financial, LC.
Page 4.8


     A.   Public Market
          -------------

          The value of publicly-traded thrift stocks is easily measurable, and is tracked by most investment houses and related organizations. Exhibit IV-1 provides pricing and financial data on all publicly-traded thrifts. In general, thrift stock values react to market stimuli such as interest rates, inflation, perceived industry health, projected rates of economic growth, regulatory issues and stock market conditions in general. Exhibit IV-2 displays historical stock market trends for various indices and includes historical stock price index values for thrifts and commercial banks. Exhibit IV-3 displays historical stock price indices for thrifts only.

          In terms of assessing general stock market conditions, the stock market has generally trended higher over the past year. The Federal Reserve's decision not to raise interest rates at its September 1996 meeting, and generally positive third quarter earnings results sustained the upward momentum in the stock market during the beginning of the fourth quarter of 1996. Favorable inflation data and lower interest rates further spurred the upward trend in the stock market prior to the election. Investors were cheered by the "status quo" election results, as stocks rallied strongly immediately following the election with the DJIA posting ten consecutive advances through mid-November. Economic stability and a rising bond market sustained the stock market rally through the end of November. For the entire month of November, the DJIA increased 492.3 points, or 8.2 percent. Following the rapid rise in the stock market during November, stocks retreated during the first half of December. Profit taking, concern about speculative excesses in the stock market and higher interest rates all contributed to the decline in the stock market.

          The stock market resumed an upward trend during the end of 1996 and the first three weeks of 1997, with the DJIA establishing several new highs in the process. Factors contributing to the rally in the stock market included the Federal Reserve's decision to leave rates unchanged at its December meeting, economic data which reflected moderate growth and low inflation, and favorable fourth quarter earnings particularly in the technology sector. However, a disappointing fourth quarter earnings report by IBM ignited a sell-off in the stock market in late-January. Higher interest rates extended the downturn, as the 30-year bond approached 7.0 percent at the end of January. A high degree of market volatility was evident throughout most of February 1997, reflecting concern over speculative excesses in the stock market; particularly, as the DJIA closed above the 7000 mark in mid-February. Profit taking, growing expectations of a correction and comments by the Federal Reserve Chairman pulled the market lower in late-February.

          Following a downturn in late-February 1997, the market recovered in early-March. Despite increasing expectations of an interest rate hike by the Federal Reserve, the Dow Jones Industrial Average ("DJIA") closed to a new record high of 7085.16 on March 11, 1997. However, an upward revision to the January retail sales figure triggered a one day sell-off in stocks and bonds on March 13, 1997, as the stronger than

RP Financial, LC.
Page 4.9


expected growth heightened expectations of an interest rate increase by the Federal Reserve. Unease over higher interest rates, profitability concerns in the technology sector and litigation concerns for tobacco stocks pulled the stock market lower in mid-March. As expected, the Federal Reserve increased the rate on short-term funds by 0.25 percent at its late-March meeting. Following the rate increase, the sell-off in the stock market became more severe amid further signs of an accelerating economy. Stocks bottomed-out on news of a stronger than expected rise in core producer prices for March, with the DJIA closing at 6391.69 on April 11, 1997, or 9.8 percent below its all-time high recorded a month ago.

          Some favorable first quarter earnings reports and news of a possible settlement by tobacco companies to resolve the threat of liability lawsuits provided for a modest recovery in the stock market in mid-April 1997. In late-April, the release of economic data which indicated mild inflationary pressures furthered the rally in bond and stock prices. News of a budget agreement and a favorable ruling for tobacco companies sent the stock market soaring to record highs in early-May. Mixed economic data and the Federal Reserve's decision to leave its target for the federal funds rate unchanged at its May meeting sustained a positive trend in the stock market through the end of May. Profit worries caused a sell-off in high technology stocks in early-June, while declining interest rates served to stabilize the broader market. Technology stocks rallied the stock market to new highs in mid-July, as a number of technology companies posted favorable second quarter earnings. Favorable inflation data, including second quarter GDP growth slowing to an annual rate of
2.2 percent versus 4.9 percent in the first quarter, and comments by the Federal Reserve Chairman which indicated that an increase in interest rates was not imminent, spurred bond and stock prices strongly higher during the second half of July.

          A decline in the July 1997 unemployment rate reversed the positive bond and stock market trends in early-August, as inflation concerns became more prominent. A declining dollar against the yen and mark sharpened the decline in bond prices, with the 30-year U.S. Treasury bond increasing from 6.32 percent at the end of July to 6.66 percent as of August 8, 1997. The sell-off pulled stock prices lower as well. While bond prices firmed in mid-August, notable volatility was evident in the stock market. The DJIA moved at least 100 points for five consecutive days from August 18, 1997 through August 21, 1997, which set a record for volatility. Profit worries among some of the large blue chip companies and mixed inflation readings were factors contributing to the roller-coaster performance of the stock market. Despite strengthening bond prices, stocks traded lower through the end of August. Bond prices moved higher on inflation data which showed that prices stayed low during the second quarter, even though second quarter GDP growth was revised upward to annual rate of 3.6 percent compared to an original estimate of 2.2 percent.

          Volatility returned to the stock market in early-September, with the DJIA posting a record breaking point increase of 257.36 on September 2, 1997. The rally was sparked by economic data that indicated manufacturing growth slowed in August, thereby easing investors' inflation worries. However, the rally was not

RP Financial, LC.
Page 4.10


sustained, as the DJIA pulled back following the one day rally. The pull back was largely attributed to profit worries, which more than offset favorable inflation news indicated by a slight increase in the national unemployment rate for August (4.9 percent in August versus 4.8 percent in July). Stocks fluctuated in a narrow trading range in mid-September, in anticipation of third quarter earnings and August economic data. The low inflation reading indicated by the August consumer price index sent stock and bond prices sharply higher on September 16, 1997, with the DJIA posting a 175 point increase and the yield on the 30-year U.S. Treasury bond posting its second largest decline in the 1990s. Uncertainty over third quarter earnings provided for a mixed stock market performance towards the end of September, while generally favorable inflation readings pushed interest rates to their lowest level in two years. The release of September employment data on October 3, 1997 caused bond and stock prices to soar in early trading activity, as the September unemployment rate was unchanged at 4.9 percent and fewer jobs than expected were added to the economy during September. However, most of the initial gains were erased by news of rising tensions between Iraq and Iran. On October 3, 1997, the DJIA closed at 8038.58.

          Lower interest rates provided for a positive stock market environment in the beginning of October 1997. However, congressional testimony by the Federal Reserve Chairman, in which he indicated that it would be difficult to maintain the current balance between tight labor markets and low inflation, caused stock and bond prices to skid in mid-October. Disappointing third quarter earnings in the technology sector sharpened the sell-off in the stock market, with the Dow Jones Industrial Average ("DJIA") posting consecutive losses of more than 1.0 percent on October 16 and 17.

          Stocks bounced back in early-week trading the following week, reflecting positive third quarter earnings surprises posted by some of the blue chip stocks. However, the recovery was abbreviated by global selling pressure led by the decline in the Hong Kong stock market, as the DJIA posted a two-day loss approximating 320 points on October 23 and 24. The sell-off in the world financial markets turned into a rout on the following Monday, with a 5.8 percent decline in the Hong Kong stock market fueling the largest ever point decline in the DJIA. On October 24, the DJIA declined 554 points or 7.2 percent. While the selling was broad based, technology stocks sensitive to Asian demand experienced some of the sharpest declines. The turmoil in the stock market provided for a sharp rally in U.S. Treasury bonds, reflecting a flight to quality by skittish investors. The stock market recovered strongly the day after the record breaking point decline, as the DJIA surged a record breaking 337 points on October 28. Comparatively, bond prices declined sharply on October 28, as investors pulled out of the Treasury market to reinvest into the stock market. Market conditions remained uneven through the week ended
October 31, which was followed by a soaring stock market on November 3. The DJIA posted a 232 point increase on November 3, which was supported by a resurgence in the Hong Kong market.

RP Financial, LC.
Page 4.11


          Following the one day rally, volatility returned to the stock market through mid- and late-November, however there was a general upward trend in prices, and by the end of November the market was testing the previous highs. With a certain level of volatility, the market's uneven performance was largely attributable to the ongoing influence of the international markets, particularly the Asian and Latin American markets. Bond prices benefitted from the turbulent stock market environment, despite renewed inflationary pressures indicated by the October unemployment rate dropping to a 24-year low of 4.7 percent. In mid-November, the yield on the 30-year bellwether Treasury issue approached 6.0 percent, its lowest level since February 1996. On December 5, 1997, the DJIA closed at 8149.13, an increase of 27.7 percent from one year earlier.

          Similar to the overall stock market, the market for thrift stocks has generally been favorable during the past twelve months. Thrift prices generally moved higher during October and November 1996. The upward trend in thrift prices was supported by lower interest rates, with the slow down in economic growth pushing the 30-year U.S. bond rate below 6.5 percent during the second half of November 1996. Investors also reacted positively to the SAIF rescue legislation, in light of the reduction in deposit insurance premiums to be paid by SAIF-insured thrifts following the one time special assessment. Similar to the overall stock market, thrift prices traded lower in early-December. Profit taking and expectations of higher interest rates were factors contributing to the pull back in thrift issues.

          Bullish sentiment for thrift stocks heightened at the beginning of 1997, as investors reacted positively to the favorable inflation data and generally strong fourth quarter earnings. The rally in thrift issues was driven by the large California institutions, reflecting expectations that there would be further consolidation among the large California thrifts. The acquisition speculation for the large California thrifts became a reality in mid-February, as H.F. Ahmanson's unsolicited offer to acquire Great Western Financial sent the SNL Index soaring in mid-February. Stable interest rates and acquisition activity supported higher thrift prices in early-March; however, like the stock market in general, the peak in thrift prices was followed by a sharp sell-off in mid-March. In fact, interest-rate sensitive issues were among the sectors hardest hit by the revised January retail sales report, as the 30-year bond approached 7.0 percent. Interest-rate sensitive issues continued to experience selling pressure in late-March and early-April, as signs of a strengthening economy pushed interest rates higher. The sell-off in thrift stocks culminated on April 11, 1997, as interest rates increased sharply on news of the higher than expected rise in core producer prices for March. Thrift prices edged modestly higher in mid-April, reflecting generally favorable first quarter earnings and a slight decline in interest rates following the release of economic data which showed that inflation was low. Favorable inflation data and the budget agreement provided for a more substantial rally in thrift stocks in late-April and early-May, as interest-rate sensitive issues were bolstered by declining interest rates.

RP Financial, LC.
Page 4.12


          Thrift stocks continued to trend higher through June and early-July 1997, based on the improved interest rate outlook and an overall positive outlook for the economy. Generally favorable second quarter earnings and the 30-year U.S. Treasury bond yield declining below 6.50 percent served to further boost thrift prices in mid-July, with the declining interest rate environment serving to sustain the rally in thrift prices through the end of July. Thrift prices generally declined during the first half of August, due to higher interest rates and profit taking. From July 31, 1997 to August 15, 1997, the SNL Index declined by 3.7 percent. Thrift prices recovered modestly during the second half of August, as the Federal Reserve left short-term interest rates unchanged at its August meeting. Thrift stocks participated in the one day stock market rally on September 2, 1997, as evidenced by a 1.95 percent increase in the SNL Index. News of NationsBank's proposed acquisition of Barnett Banks for more than four times its book value appears to have further contributed to the one day run-up in thrift prices. In contrast to the overall stock market, thrift prices continued to move higher following the one day rally in the DJIA. Stable interest rates and acquisition news sustained the positive market for thrift issues. The decline in interest rates following the release of the August consumer price index in mid-September served to further the rally in thrift prices. During late-September and early-October, interest-rate sensitive issues in general benefited from the declining interest rate environment and expectations of strong third quarter earnings. Prices of thrift and bank stocks also continued to be positively influenced by industry consolidation and rising acquisition multiples being paid for thrift and bank franchises. The SNL Index for all publicly-traded thrifts closed at 746.3 on October 3, 1997

          Declining interest rates supported an advance in thrift prices in early-October; however, the upward trend in thrift prices stalled in mid-October, as interest rates moved higher following warnings by the Federal Reserve Chairman of inflation creeping back into the economy due to the tight labor markets. Thrift stocks gyrated in conjunction with the overall market in late-October, with the SNL index declining by 5.2 percent on October 27 and increasing by 2.4 percent on October 28. Thrift prices further recovered on October 29, which was supported by a rally in the bond market. Aided by the favorable interest rate climate, thrift stocks posted further gains in early-November and then retreated modestly in mid-November. Thrift and bank issues retreated on concerns that a slowing U.S. economy could lead to weaker loan demand and higher delinquency rates. However, led by the strengthening bond market, thrift and bank issues moved higher during the last half of November. On December 5, 1997, the SNL Index for all publicly-traded thrifts closed at 798.3, an increase of 68.5 percent from one year earlier.

RP Financial, LC.
Page 4.13


     B.   The New Issue Market
          --------------------

          In addition to thrift stock market conditions in general, the new issue market for converting thrifts is also an important consideration in determining the Bank's pro forma market value. Interest in converting savings institution issues receded somewhat in the second quarter of 1996, as indicated by fewer oversubscriptions and generally weak aftermarket trading performance. However, interest returned to converting issues during the second half of 1996, as most offerings experienced healthy oversubscriptions. Fewer offerings, more attractive pricing, lower interest rates, and the general positive trend in thrift prices were among the most prominent factors contributing to the renewed investor interest shown for converting thrift issues. The favorable market environment for converting thrift issues has generally been sustained during the first three quarters of 1997; however, in comparison to other periods of market strength for thrift stocks, the number of conversion offerings completed during the past three months has been relatively low. As shown in Table 4.2, the median one week change in price for offerings completed during the latest three months equaled positive 55.0 percent.

          In examining the current pricing characteristics of institutions completing their conversions during the last three months (see Table 4.3), we note there exists a considerable difference in pricing ratios compared to the universe of all publicly-traded thrifts. Specifically, the current average P/B ratio of the conversions completed in the most recent three month period of
133.82 percent reflects a discount of 18.0 percent from the average P/B ratio of all publicly-traded savings institutions (equal to 163.19 percent), and the average core P/E ratio of 32.06 times reflects a premium of 59.0 percent from the all public average core P/E ratio of 20.17 times. The pricing ratios of the better capitalized but lower earning recently converted savings institutions (based on return on equity measures) suggest that the investment community has determined to discount their stocks on a book basis until the earnings improve through redeployment and leveraging of the proceeds over the longer term.

          In determining our valuation adjustment for marketing of the issue, we considered trends in both the overall savings institution market and the new issue market. The overall market for savings institution stocks is considered to be strong, as savings institution stocks are currently exhibiting pricing ratios that are at or are approaching historically high levels. Investor interest in the new issue market has been favorable, as most of the recently completed offerings have been oversubscribed and have recorded price increases in initial post-conversion trading activity.

RP Financial, LC.
December 5, 1997


          ------------------------------------------------------------
                                    Table 4.2
                     Recent Conversions (Last Three Months)
           Conversion Pricing Characteristics: Sorted Chronologically
          ------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                   Institutional Information                                Pre-Conversion Data
                                                                   ----------------------------------       Offering
                                                                     Financial Info.    Asset Quality      Information
----------------------------------------------------------------------------------------------------------------------------
                                             Conversion                     Equity/     NPAs/    Res.  Gross    % of   Exp./
Institution                   State            Date        Ticker  Assets   Assets     Assets    Cov.  Proc.    Mid.  Proc.
-----------                   -----            ----        ------  ------   ------     ------    ----  -----    ----  -----
                                                                   ($Mil)    (%)        (%)(2)   (%)   ($Mil)    (%)   (%)
----------------------------------------------------------------------------------------------------------------------------
Equality Bancorp, Inc. (8)      MO    *      10/02/97        EBI     239      5.82%     0.29%     41%    13.2   132%   3.9%
First Security Fed Fin., Inc    IL           10/31/97       FSFF     260     11.52%     0.87%     74%    64.1   132%   1.7%
Oregon Trail Financial Corp.    OR           10/06/97       OTFC     220     10.08%     0.12%    280%    46.9   132%   2.3%
Riverview Bancorp, Inc. (8)     WA    *      10/01/97       RVSB     230     11.24%     0.14%    245%    35.7   132%   2.8%
SHS Bancorp, Inc.               PA           10/01/97       SHSB      83      5.52%     1.41%     36%     8.2   132%   5.7%
Ohio State Financial Serv       OH    *      09/29/97      Sheet      34     14.45%     0.47%     86%     6.3    94%   5.7%
Citizens Bancorp                IN           09/19/97      Sheet      46     12.28%     0.45%     84%    10.6   132%   4.6%

                                              Averages:             $159     10.13%     0.54%    121%    26.4   127%   3.8%
                                               Medians:              220     11.24%     0.45%     84%    13.2   132%   3.9%

                          Averages, Excluding 2nd Steps             $129     10.77%     0.66%    140%   $27.2   125%   4.0%
                           Medians, Excluding 2nd Steps              $83     11.52%     0.47%     84%   $10.6   132%   4.6%

-------------------------------------------------------------------------------------------
                   Institutional Information                      Insider Purchases

-------------------------------------------------------------------------------------------
                                                                   Benefit Plans
                                                                   -------------
                                             Conversion                   Recog.    Mgmt.
Institution                   State            Date        Ticker  ESOP    Plans  & Dirs.
-----------                   -----            ----        ------  ------------------------
                                                                   (%)    (%)      (%)(3)
-------------------------------------------------------------------------------------------
Equality Bancorp, Inc. (8)      MO    *      10/02/97        EBI    9.0%    5.0%  10.6%
First Security Fed Fin., Inc    IL           10/31/97       FSFF    8.0%    4.0%   4.4%
Oregon Trail Financial Corp.    OR           10/06/97       OTFC    8.0%    4.0%   3.9%
Riverview Bancorp, Inc. (8)     WA    *      10/01/97       RVSB    8.0%    4.0%   2.9%
SHS Bancorp, Inc.               PA           10/01/97       SHSB    8.0%    4.0%   5.2%
Ohio State Financial Serv       OH    *      09/29/97      Sheet    8.0%    4.0%   8.3%
Citizens Bancorp                IN           09/19/97      Sheet    8.0%    4.0%  16.1%

                                              Averages:             8.1%    4.1%   7.3%
                                               Medians:             8.0%    4.0%   5.2%

                          Averages, Excluding 2nd Steps             8.0%    4.0%   7.6%
                           Medians, Excluding 2nd Steps             8.0%    4.0%   5.2%

--------------------------------------------------------------------------------------------------------------
                   Institutional Information                                     Pro Forma Data
                                                                   -------------------------------------------
                                                                    Pricing Ratios(4)    Fin. Characteristics
--------------------------------------------------------------------------------------------------------------
                                             Conversion
Institution                   State            Date        Ticker  P/TB   P/E(5)  P/A      ROA    TE/A   ROE
-----------                   -----            ----        ------  ----   ------  ---      ---    ----   ---
                                                                    (%)    (x)    (%)      (%)     (%)    (%)
--------------------------------------------------------------------------------------------------------------
Equality Bancorp, Inc. (8)      MO    *      10/02/97        EBI  100.5%  18.8   10.0%    0.5%    9.9%   5.4%
First Security Fed Fin., Inc    IL           10/31/97       FSFF   78.1%  16.5   21.1%    1.3%   27.0%   4.7%
Oregon Trail Financial Corp.    OR           10/06/97       OTFC   75.3%  13.6   18.1%    1.0%   20.7%   5.1%
Riverview Bancorp, Inc. (8)     WA    *      10/01/97       RVSB  109.0%  17.7   23.6%    1.3%   21.6%   6.2%
SHS Bancorp, Inc.               PA           10/01/97       SHSB   72.3%  24.5    9.1%    0.4%   12.6%   3.0%
Ohio State Financial Serv       OH    *      09/29/97      Sheet   62.3%  13.4   16.0%    1.2%   25.7%   4.6%
Citizens Bancorp                IN           09/19/97      Sheet   72.9%  14.8   14.8%    1.1%   46.3%   2.4%

                                              Averages:            81.5%  17.0   16.1%    1.0%   23.4%   4.5%
                                               Medians:            75.3%  16.5   16.0%    1.1%   21.6%   4.7%

                          Averages, Excluding 2nd Steps            72.2%  16.5   15.8%    1.0%   26.5%   4.0%
                           Medians, Excluding 2nd Steps            72.9%  14.8   16.0%    1.1%   25.7%   4.6%


-----------------------------------------------------------------------------------------------------------------------------
                   Institutional Information                                           Post-IPO Pricing Trends
                                                                            -------------------------------------------------
                                                                                             Closing Price:
-----------------------------------------------------------------------------------------------------------------------------
                                                                             First            After           After
                                             Conversion             IPO     Trading    %      First      %    First      %
Institution                   State            Date        Ticker  Price     Day      Chg.    Week(6)   Chg.  Month(7)   Chg.
-----------                   -----            ----        ------  -----     ----     ---     -------   ----  -------    ----
                                                                     ($)      ($)     (%)      ($)      (%)     ($)      (%)
-----------------------------------------------------------------------------------------------------------------------------
Equality Bancorp, Inc. (8)      MO    *      10/02/97        EBI   $10.00   $13.50    35.0%   $15.38    53.8%      NA      NA
First Security Fed Fin., Inc    IL           10/31/97       FSFF    10.00    15.06    50.6%    15.13    51.3%   16.06   60.6%
Oregon Trail Financial Corp.    OR           10/06/97       OTFC    10.00    16.75    67.5%    16.75    67.5%   15.88   58.8%
Riverview Bancorp, Inc. (8)     WA    *      10/01/97       RVSB    10.00    13.25    32.5%    13.63    36.3%   13.25   32.5%
SHS Bancorp, Inc.               PA           10/01/97       SHSB    10.00    14.75    47.5%    16.25    62.5%   16.00   60.0%
Ohio State Financial Serv       OH    *      09/29/97      Sheet    10.00    15.50    55.0%    15.50    55.0%   14.88   48.8%
Citizens Bancorp                IN           09/19/97      Sheet    10.00    14.00    40.0%    14.00    40.0%   15.38   53.8%

                                              Averages:             $8.57   $14.69    46.9%   $15.23    52.3%  $15.24   52.4%
                                               Medians:            $10.00   $14.75    47.5%   $15.38    53.8%  $15.63   56.3%

                          Averages, Excluding 2nd Steps            $10.00   $15.21    52.1%   $15.53    55.3%  $15.64   56.4%
                           Medians, Excluding 2nd Steps            $10.00   $15.06    50.6%   $15.50    55.0%  $15.88   58.8%


Note: * - Appraisal performed by RP Financial;
      "NT" - Not Traded; "NA" - Not
     Applicable, Not Available.
(1) Non-OTS regulated thrifts.                                  December 5, 1997
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Excludes impact of special SAIF assessment on earnings
(6) Latest price if offering less than one week old.
(7) Latest price if offering more than one week but less than one month old.
(8) Second-step conversions.
(9) Simultaneously converted to commercial bank charter.
--------------------------------------------------------------------------------

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                     Table 4.3
                          Market Pricing Comparatives
                         Prices As of December 5, 1997


                                            Market      Per Share Data
                                        Capitalization  --------------             Pricing Ratios(3)
                                        ---------------  Core    Book    -------------------------------------
                                        Price/   Market  12-Mth  Value/
Financial Institution                  Share(1)   Value  EPS(2)  Share     P/E     P/B    P/A     P/TB  P/CORE
---------------------                  --------   -----  ------  -----   -----  ------  ------  ------ -------
                                           ($)   ($Mil)    ($)     ($)     (X)     (%)     (%)     (%)     (x)
SAIF-Insured Thrifts                     23.92   183.12   1.12   15.17   19.32  158.46   19.36  163.19   20.17
Special Selection Grouping(8)            16.06    72.29   0.52   12.37   27.08  132.23   28.06  133.82   27.08

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
FSFF  First SecurityFed Fin of IL        16.50   105.73   0.61   12.80   27.05  128.91   34.85  128.91   27.05
OTFC  Oregon Trail Fin. Corp of OR       16.00    75.12   0.59   13.29   27.12  120.39   28.91  120.39   27.12
RVSB  Riverview Bancorp of WA            15.50    94.98   0.45    9.56      NM  162.13   33.65  168.48      NM
SHSB  SHS Bancorp, Inc. of PA            16.25    13.33   0.41   13.83      NM  117.50   14.85  117.50      NM


                                             Dividends(4)                Financial Characteristics(6)
                                       ----------------------- -------------------------------------------------------
                                                                                          Reported         Core
                                       Amount/         Payout   Total  Equity/  NPAs/  ---------------- ---------------
Financial Institution                  Share    Yield Ratio(5) Assets  Assets  Assets    ROA     ROE     ROA     ROE
---------------------                  -------  ----- -------- ------  ------  ------   -----   -----   -----   -----
                                          ($)     (%)     (%)   ($Mil)     (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                      0.37   1.58   30.15   1,198   13.01    0.77    0.89    8.08    0.88    7.82
Special Selection Grouping(8)             0.00   0.00    0.00     234   21.11    0.55    0.99    5.33    0.97    5.23

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
FSFF  First SecurityFed Fin of IL         0.00   0.00    0.00     303   27.03      NA    1.29    4.77    1.29    4.77
OTFC  Oregon Trail Fin. Corp of OR        0.00   0.00    0.00     260   24.02    0.07    1.07    4.44    1.07    4.44
RVSB  Riverview Bancorp of WA             0.00   0.00    0.00     282   20.76    0.14    1.22    9.14    1.17    8.75
SHSB  SHS Bancorp, Inc. of PA             0.00   0.00    0.00      90   12.64    1.43    0.37    2.96    0.37    2.96


(1)  Average of High/Low or Bid/Ask price per share.
(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.
(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8)  Includes Converted Last 3 Mths (no MHC);


Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.16


     C.   Secondary Step Conversion Market
          --------------------------------

          There is a pronounced difference in the pricing of second step conversions relative to full conversion offerings in which 100 percent of the shares are issued. As noted in Table 4.4, during the past 12 months, the median pro forma price/tangible book ratios of second step conversions exceeded 95 percent, as compared to the median price/tangible book of conversions over the last three months which just exceeds 72 percent, perhaps reflecting the smaller offering and some seasoning as a public company for second steps. Furthermore, as shown in Table 4.5, assuming the publicly-traded MHCs completed second step conversions (utilizing standard assumptions for each MHC) at their current market prices, the implied median price/tangible book is computed at approximately 108.78 percent.


     D.   Acquisition Market
          ------------------

          Also considered in the valuation was the potential impact on Perpetual's stock price of recently completed and pending acquisitions of other thrifts operating in Perpetual's market area. As shown in Exhibit IV-4, there were five South Carolina savings institutions acquired since the beginning of 1996. The recent acquisition activity involving South Carolina savings institutions may imply a certain degree of acquisition speculation for the Bank's stock. To the extent that acquisition speculation may impact the Bank's offering, we have largely taken this into account in selecting primarily South Carolina or Southeastern U.S. savings institutions that also experience a degree of acquisition speculation.


     E.   Trading in Perpetual's Stock
          ----------------------------

          Since Perpetual's minority stock currently trades under the symbol "PERT" on the NASDAQ National Market system, RP Financial also considered the recent trading activity in its valuation analysis. Perpetual had a total of 1,508,873 shares issued and outstanding at September 30, 1997, of which 708,873 were held by Public Stockholders and were traded as public securities. As of December 5, 1997, the Bank's stock price was $54.75 per share. Prior to the announcement of the second step conversion, the shares were trading in the range of $36.00 to $41.00. The day the second step was announced, the shares increased to a range of $45.00 to $48.50 on heavy volume and closed at $48.50. We attribute the price increase to some speculation and the current pricing has placed it at a premium to the average P/TB of other MHCs. There are significant differences between the Bank's minority stock (currently being traded) and the conversion stock that will be issued by the Holding Company. Such differences include different liquidity characteristics (the new conversion stock will be significantly more liquid owing to greater public shares available to trade), a lower return on equity for the Holding Company's conversion stock, and the anticipated difference in dividend for the

RP Financial, LC.
November 28, 1997




          -------------------------------------------------------------
                                    Table 4.4
                 Pricing Characteristics and After-Market Trends
                             Second Step Conversions
          -------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                  Institutional Information                 Pre-Conversion Data                                  Insider Purchases
                                                        -----------------------------       Offering
                                                        Financial Info. Asset Quality      Information
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                              Benefit Plans
                                                                                                              -------------
                                   Conversion                  Equity/   NPAs/    Res.  Gross   % of   Exp./        Recog.   Mgmt.
Institution                 State    Date    Ticker    Assets   Assets   Assets   Cov.  Proc.   Mid.  Proc.   ESOP   Plans  & Dirs.
-----------                 -----    ----    ------    ------   ------   ------   ----  -----   ----  -----   ---------------------
                                                       ($Mil)    (%)     (%)(2)   (%)   ($Mil)  (%)    (%)     (%)     (%)    (%)(3)
------------------------------------------------------------------------------------------------------------------------------------
Riverview Bancorp, Inc.       WA*  10/01/97   RVSB      $230    11.24%    0.14%   245%   $35.7  132%    2.8%   8.0%    4.0%    2.9%
Bayonne Bancshares            NJ   08/22/97   FSNJ       577     8.33%    0.81%    53%    48.7  132%    3.8%   8.0%    4.0%   10.0%
Montgomery Fin. Corp.         IN   07/01/97   MONT        94     9.83%    0.91%    20%    11.9  132%    4.5%   8.0%    4.0%    4.6%
Cumberland Mtn. Bncshrs.      KY*  04/01/97  P.Sheet      92     5.14%    1.31%    19%     4.4  132%    8.0%   6.2%    4.0%    4.5%
Kenwood Bancorp               OH*  07/01/96  P.Sheet      48     6.88%    0.00%     NM     1.6  102%   22.2%   8.0%    4.0%    6.4%
Commonwealth Bancorp          PA*  06/17/96   CMSB     2,054     6.71%    0.51%   109%    98.7  110%    1.9%   8.0%    4.0%    0.1%
Westwood Financial Corp.      NJ   06/07/96   WWFC        85     7.05%    0.00%     NM     3.9   99%    9.9%   0.0%    0.0%    2.5%
Jacksonville Bancorp          TX   04/01/96   JXVL       198    10.47%    1.41%    36%    16.2  106%    4.4%   8.0%    4.0%    2.0%
North Central Bancshares      IA   03/21/96   FFFD       180    16.47%    0.17%   562%    26    106%    3.5%   3.2%    0.0%    0.5%
Fidelity Financial of Ohio    OH*  03/04/96   FFOH       227    13.23%    0.50%    69%    22.8  132%    3.2%   8.0%    4.0%    5.6%
First Colorado Bancorp        CO*  01/02/96   FFBA     1,400    12.71%    0.31%    20%   134.1  105%    1.9%  10.0%    2.0%    2.0%
Charter Financial             IL*  12/29/95   CBSB       293    12.17%    0.27%   281%    29.2  116%    3.4%   3.3%    0.0%    0.1%
American Nat'l Bancorp        MD*  11/03/95   ANBK       426     6.80%    2.23%    67%    21.8  132%    3.3%   8.0%    4.0%    0.6%
First Defiance Fin. Corp.     OH*  10/02/95   FDEF       476    15.27%    0.24%   135%    64.8  132%    2.3%   8.0%    4.0%    0.9%
Community Bank Shares         IN*  04/10/95   CBIN       205     7.00%    0.33%    80%    10.1  132%    4.4%   8.0%    0.0%   17.9%
Fed One Bancorp               WV*  01/19/95   FOBC       305      9.2%    0.32%   142%    16.1   85%    7.7%   7.0%    4.0%    0.9%
Home Financial Corp.          FL*  10/25/94   HOFL     1,005     13.4%    0.91%    44%   175.6  112%    3.1%   8.0%    4.0%    0.6%
Jefferson Bancorp             LA*  08/18/94   JEBC       257      6.3%     0.9%    25%    16.1  107%    3.9%   7.0%    3.0%    1.5%

                                         Averages:      $426     9.11%    0.59%   112%   $38.7  106%    4.9%   6.6%    2.8%    3.3%
                                          Medians:       257     9.83%    0.50%    69%   $22.8  116%    3.8%   8.0%    4.0%    2.0%


-------------------------------------------------------------------------------------------------------------
                  Institutional Information                                  Pro Forma Data
                                                          ----------------------------------------------------
                                                              Pricing Ratios(4)          Fin. Characteristics
---------------------------------------------------------------------------------------------------------------
                                    Conversion                                                                       IPO
Institution                  State    Date    Ticker       P/TB   P/E(7)  P/Core   P/A     ROA     TE/A     ROE     Price
-----------                  -----    ----    ------       ----   ------  ------   ---     ---     ----     ---     -----
                                                            (%)     (x)    (x)     (%)      (%)     (%)     (%)      ($)
---------------------------------------------------------------------------------------------------------------------------
Riverview Bancorp, Inc.        WA*  10/01/97   RVSB        109.0%   17.7    17.7   23.6%    1.3%   21.6%    6.2%   $10.00
Bayonne Bancshares             NJ   08/22/97   FSNJ        100.9%     NM      NM   14.6%   -0.5%   14.4%   -6.6%   $10.00
Montgomery Fin. Corp.          IN   07/01/97   MONT         89.1%   24.1    24.1   16.0%    0.7%   17.9%    3.7%    10.00
Cumberland Mtn. Bncshrs.       KY*  04/01/97  P.Sheet       81.2%   13.8    13.8    7.1%    0.5%    8.8%    5.9%    10.00
Kenwood Bancorp                OH*  07/01/96  P.Sheet       67.6%     NM      NM    6.0%    0.1%    8.8%    1.7%    10.00
Commonwealth Bancorp           PA*  06/17/96   CMSB        109.3%   12.1    12.5    8.4%    0.7%    6.7%   10.4%    10.00
Westwood Financial Corp.       NJ   06/07/96   WWFC         80.0%   10.1    10.1    7.3%    0.7%    9.2%    7.9%    10.00
Jacksonville Bancorp           TX   04/01/96   JXVL         77.7%   14.9    14.9   12.6%    0.8%   16.2%    5.2%    10.00
North Central Bancshares       IA   03/21/96   FFFD         74.2%   12.1    12.5   19.7%    1.6%   26.5%    6.1%    10.00
Fidelity Financial of Ohio     OH*  03/04/96   FFOH         82.6%   18.1    18.1   16.6%    0.9%   20.0%    4.6%    10.00
First Colorado Bancorp         CO*  01/02/96   FFBA         87.0%   12.7    13.4   13.2%    1.0%   15.2%    6.9%    10.00
Charter Financial              IL*  12/29/95   CBSB         81.4%   12.3    12.3   15.5%    1.3%   19.1%    6.6%    10.00
American Nat'l Bancorp         MD*  11/03/95   ANBK         83.9%   17.7    17.7    9.0%    0.5%   10.7%    4.7%    10.00
First Defiance Fin. Corp.      OH*  10/02/95   FDEF         85.6%   18.2    18.2   20.6%    1.1%   24.1%    4.7%    10.00
Community Bank Shares          IN*  04/10/95   CBIN         85.5%   10.3     9.0    9.3%    0.9%   10.9%    8.3%    10.00
Fed One Bancorp                WV*  01/19/95   FOBC         67.9%    9.0     9.0    8.8%    1.0%   13.0%    7.6%    10.00
Home Financial Corp.           FL*  10/25/94   HOFL         86.4%   10.6    12.4   21.3%    2.0%   24.6%    8.2%    10.00
Jefferson Bancorp              LA*  08/18/94   JEBC         71.7%   10.2    10.2    7.9%    0.8%   11.1%    7.0%    10.00

                                          Averages:         76.5%   13.2    13.3   12.2%    0.9%   14.3%    5.9%    $8.95
                                           Medians:         83.9%   12.7    13.4   13.2%    0.9%   15.2%    6.2%   $10.00

-------------------------------------------------------------------------------------------------------------------
                  Institutional Information                              Post-IPO Pricing Trends

                                                                     Closing Price:
-------------------------------------------------------------------------------------------------------------------

                                                           First               After               After
                                    Conversion            Trading      %       First      %        First         %
Institution                  State    Date    Ticker        Day      Chg.     Week(5)    Chg.     Month(6)     Chg.
-----------                  -----    ----    ------        ---      ----     -------    ----     --------     ----
                                                            ($)       (%)       ($)       (%)        ($)        (%)
-------------------------------------------------------------------------------------------------------------------
Riverview Bancorp, Inc.        WA*  10/01/97   RVSB        $13.25     32.5%    $13.63     36.2%    $13.25     32.5%
Bayonne Bancshares             NJ   08/22/97   FSNJ         11.75     17.5%     11.88     18.8%     12.38     23.8%
Montgomery Fin. Corp.          IN   07/01/97   MONT         11.13     11.3%     11.25     12.5%     12.13     21.2%
Cumberland Mtn. Bncshrs.       KY*  04/01/97  P.Sheet       11.88     18.8%     12.25     22.5%     12.63     26.3%
Kenwood Bancorp                OH*  07/01/96  P.Sheet          NT        NA        NT        NA        NT        NA
Commonwealth Bancorp           PA*  06/17/96   CMSB         10.50      5.0%     10.75      7.5%     10.00      0.0%
Westwood Financial Corp.       NJ   06/07/96   WWFC         10.75      7.5%     10.38      3.8%     10.62      6.2%
Jacksonville Bancorp           TX   04/01/96   JXVL          9.75     -2.5%      9.63     -3.8%      9.88     -1.2%
North Central Bancshares       IA   03/21/96   FFFD         10.88      8.7%     10.69      6.9%     10.44      4.4%
Fidelity Financial of Ohio     OH*  03/04/96   FFOH         10.50      5.0%     10.00      0.0%     10.13      1.3%
First Colorado Bancorp         CO*  01/02/96   FFBA         11.44     14.4%     11.63     16.3%     12.00     20.0%
Charter Financial              IL*  12/29/95   CBSB         10.81      8.1%     10.88      8.7%     11.38     13.8%
American Nat'l Bancorp         MD*  11/03/95   ANBK          9.38     -6.3%      9.75     -2.5%      9.88     -1.2%
First Defiance Fin. Corp.      OH*  10/02/95   FDEF         10.38      3.8%     10.31      3.1%     10.13      1.3%
Community Bank Shares          IN*  04/10/95   CBIN         12.00     20.0%     12.75     27.5%     12.25     22.5%
Fed One Bancorp                WV*  01/19/95   FOBC         11.00     10.0%     11.00     10.0%     11.62     16.2%
Home Financial Corp.           FL*  10/25/94   HOFL          9.59     -4.1%     10.00      0.0%     10.31      3.1%
Jefferson Bancorp              LA*  08/18/94   JEBC         13.00     30.0%     14.25     42.5%     14.25     42.5%

                                          Averages:         10.44      8.8%    $10.61     11.7%    $10.74     12.9%
                                           Medians:        $10.94      8.4%    $10.94      9.4%    $11.50     15.0%


                                                               November 28, 1997

Note: "NT" - Not Traded; "NA" - Not Applicable, Not Available.
(1) Non-OTS regulated thrifts.
(2) As reported in summary pages of prospectus.
(3) As reported in prospectus.
(4) Does not take into account the adoption of SOP 93-6.
(5) Latest price if offering less than one week old.
(6) Latest price if offering more than one week but less than one month old.
(7) Price to core earnings if converted after 9/30/96 due to impact of SAIF assessment.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700



                                   Table 4.5
       MHC INSTITUTIONS -- IMPLIED PRICING RATIOS FULL CONVERSION BASIS
                        Comparable Institution Analysts
                            As of December 5, 1997

                                        Fully Converted
                                         Implied Value    Per Share (8)
                                       ----------------  ----------------
                                                Implied   Core    Book               Pricing Ratios (3)
                                       Price/    Market   12-Mth  Value/ ---------------------------------------------
                                      Share(1)   Val(8)   EPS(2)  Share      P/E      P/B     P/A     P/TB    P/CORE
                                       -------- -------  ------- ------- --------- -------- ------- ------- ----------
                                          ($)    ($Mil)    ($)     ($)       (X)      (%)     (%)      (%)     (X)
SAIF-Insured Thrifts (7)
-------------------------
 Averages                               23.92    183.12    1.12   15.17    19.32    158.46   19.36   163.19    20.17
 Medians                                  ---       ---     ---     ---    19.24    152.11   17.91   153.92    19.90

All Non-MHC State of SC(7)
--------------------------
 Averages                               32.87    148.78    1.31   17.49    19.91    219.96   27.27   219.96    21.64
 Medians                                  ---       ---     ---     ---    19.91    211.80   28.09   211.80    21.64

Publicly - Traded MHC Institutions,
-----------------------------------
Full Conversion Basis
---------------------
 Averages                               26.23    278.75    1.12   24.24    22.15    107.84   25.21   108.78    23.33
 Medians                                  ---       ---     ---     ---    22.30    105.23   25.21   105.23    23.04

Publicly - Traded MHC Institutions,
-----------------------------------
Full Conversions Basis
----------------------
CMSV Commty. Svgs. MHC of FL  (48.5)    34.75    177.05    1.45   31.19    22.56    111.41   22.48   111.41    23.97
FFFL Fidelity FSB, MHC of FL  (47.7)    29.87    202.61    1.20   26.13    22.29    114.31   17.82   114.66    24.89
SKBO First Carnegie, MHC of PA(45.0)    18.75     43.13    0.60   19.39       NM     96.70   25.74    96.70       NM
FFSX First FS&LS. MHC of IA   (46.1)    31.87     90.29    1.60   28.88    19.55    110.35   18.10   110.81    19.92
GDVS Greater DV SB,MHC of PA  (19.9)    30.00     98.16    1.31   29.52    22.90    101.63   31.02   101.63    22.90
HARS Harris SB, MHC of PA     (24.3)    19.50    658.69    0.82   17.83    21.43    109.37   25.94   113.11    23.78
JXSB Jcksnville SB, MHC of IL (45.6)    26.25     33.39    1.18   25.91    22.25    101.31   18.56   101.31    22.25
LFED Leeds FSB, MHC of MD     (36.3)    22.75    117.89    1.02   21.62    22.30    105.23   33.68   105.23    22.30
NWSB Northwest SB, MHC of PA  (30.7)    15.25    712.98    0.69   13.42    22.10    113.64   28.23   115.71    22.10
PBHC OswegCity SB, MHC OF NY  (46. )    28.75     55.11    1.35   25.37    19.69    113.32   25.21   122.60    21.30
PBCT Peoples Bank, MHC of CT  (40.1)    36.37   2223.15    1.50   30.18    18.09    120.51   25.04   120.55    24.25
PHSB Ppls Home SB, MHC of PA  (45.0)    19.00     52.44    0.82   19.21    22.62     98.91   22.68    98.91    23.17
PULB Pulaski SB, MHC of MO    (29.8)    30.00     62.82    1.45   29.34    24.39    102.25   28.80   102.25    20.69
PLSK Pulaski SB, MHC of NJ    (46.0)    19.00     39.33    0.81   19.19    23.46     99.01   19.94    99.01    23.46
SBFL SB Fngr Lakes MHC of NY  (33.1)    29.50     52.66    1.03   28.90       NM    102.08   20.39   102.08    28.64
WAYN Wayne S&L Co. MHC of OH  (47.8)    33.00     74.42    1.21   25.43    26.19    129.77   26.23   129.77    27.27
WCFB Wbstr Cty FSB MHC of IA  (45.2)    21.25     44.63    0.95   20.53    22.37    103.51   38.64   103.51    22.37

                                                  Dividends (4)                      Financial Characteristics (6)
                                           ------------------------------- ------------------------------------------------------
                                                                                                       Reported           Core
                                           Amount/             Payout    Total     Equity/   NPAs/ ----------------  ------------
                                           Share     Yield    Ratio(5)   Assets    Assets  Assets   ROA      ROE      ROA    ROE
                                          -------- -------- ----------  -------- --------- ------- ------- ------- ------- -------
                                              ($)      (%)       (%)     ($Mil)       (%)      (%)    (%)    (%)      (%)      (%)
SAIF-Insured Thrifts (7)
-------------------------
 Averages                                 0.37       1.58     30.15      1,198     13.01    0.77    0.89     8.08    0.88    7.82
 Medians                                   ---        ---       ---        ---       ---     ---     ---      ---     ---     ---

All Non-MHC State of SC(7)
--------------------------
 Averages                                 0.60       1.89     40.07        684     16.51    0.79    1.05    11.07    1.00   10.31
 Medians                                   ---        ---       ---        ---       ---     ---     ---      ---     ---     ---

Publicly - Traded MHC Institutions,
-----------------------------------
Full Conversion Basis
---------------------
 Averages                                 0.50       1.83     35.86      1,112     23.53    0.61    1.13     4.95    1.10    4.78
 Medians                                   ---        ---       ---        ---       ---     ---     ---      ---     ---     ---

Publicly - Traded MHC Institutions,
-----------------------------------
Full Conversions Basis
----------------------
CMSV Commty. Svgs. MHC of FL  (48.5)      0.90       2.59     62.07        788     20.17    0.41    1.04     5.03    0.97    4.74
FFFL Fidelity FSB, MHC of FL  (47.7)      0.90       3.01        NM      1,137     15,59    0.40    0.88     5.22    0.79    4.68
SKBO First Carnegie, MHC of PA(45.0)      0.30       1.60     50.00        168     26.62      NA    0.83     4.04    0.83    4.04
FFSX First FS&LS. MHC of IA   (46.1)      0.48       1.51     30.00        499     16.40    0.22    0.92     5.77    0.90    5.67
GDVS Greater DV SB,MHC of PA  (19.9)      0.36       1.20     27.48        316     30.52    1.82    1.39     4.49    1.39    4.49
HARS Harris SB, MHC of PA     (24.3)      0.22       1.13     26.83      2,540     23.72    0.68    1.31     5.23    1.18    4.72
JXSB Jcksnville SB, MHC of IL (45.6)      0.40       1.52     33.90        180     18.32    0.79    0.88     4.61    0.88    4.61
LFED Leeds FSB, MHC of MD     (36.3)      0.51       2.24     50.00        350     32.01    0.06    1.53     4.79    1.53    4.79
NWSB Northwest SB, MHC of PA  (30.7)      0.16       1.05     23.19      2,526     24.84    0.77    1.33     5.21    1.33    5.21
PBHC OswegCity SB, MHC OF NY  (46. )      0.28       0.97     20.74        219     22.25    0.91    1.30     5.90    1.20    5.46
PBCT Peoples Bank, MHC of CT  (40.1)      0.76       2.09     50.67      8,879     20.78    0.76    1.40     6.86    1.05    5.12
PHSB Ppls Home SB, MHC of PA  (45.0)      0.00       0.00      0.00        231     22.93    0.45    0.98     4.88    0.96    4.76
PULB Pulaski SB, MHC of MO    (29.8)      1.10       3.67        NM        218     28.16    0.64    1.19     4.23    1.40    4.99
PLSK Pulaski SB, MHC of NJ    (46.0)      0.30       1.58     37.04        197     20.14    0.65    0.87     4.89    0.87    4.89
SBFL SB Fngr Lakes MHC of NY  (33.1)      0.40       1.36     38.83        258     19.97    0.50    0.71     3.37    0.76    3.62
WAYN Wayne S&L Co. MHC of OH  (47.8)      0.62       1.88     51.24        284     20.21    0.58    1.00     5.02    0.96    4.82
WCFB Wbstr Cty FSB MHC of IA  (45.2)      0.80       3.76        NM        116     37.33    0.07    1.73     4.65    1.73    4.65


(1) Current stock price of minority stock. Average of High/Low or Bid/Ask price per share.
(2) EPS (estimated core earnings) is based on reported trailing twelve month data, adjusted to omit non-operating gains and losses (including the SAIF assessment) on a tax effected basis. Public MHC data reflects additional earnings from reinvestment of proceeds of second step conversion.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/Core = Price to Core Earnings. Ratios are pro forma assuming a second step conversion to full stock form.
(4)  Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend, as a percent of trailing twelve month estimated core earnings (earnings adjusted to reflect second step conversion).
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.
(8) Figures estimated by RP Financial to reflect a second step conversion of the MHC to full stock form.

Source: Corporate reports, offering circulars, and RP Financial, LC.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.
Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
---------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                   Calculation of Implied Per Share Data --
                   Incorporating MHC Second Step Conversion
                        Comparable Institution Analysis
                For the Twelve Months Ended September 30, 1997

                                                Current Ownership                 Current Per Share Data (MHC Ratios)
                                           -----------------------------  -------------------------------------------------
                                            Total     Public     MHC                  Core      Book     Tangible
                                            Shares    Shares    Shares      EPS        EPS     Value       Book     Assets
                                           --------  --------  --------   -------    ------   -------   ---------- --------
                                             (000)     (000)     (000)      ($)        ($)      ($)         ($)       ($)
Publicly-Traded MHC Institutions
-------------------------------
CMSV Commty. Svgs, MHC of FL (48.5)          5,095     2,470     2,625      1.07      0.98      15.79     15.79     139.20
FFFL Fidelity FSB, MHC of FL (47.7)          6,783     3,224     3,559      0.93      0.79      12.65     12.57     154.16
FFSX First FS&LA, MHC of IA (46.1)           2,833     1,303     1,530      1.18      1.15      14.08     13.96     161.26
GDVS Greater DV SB, MHC of PA (19.9)         3,272       650     2,622      0.68      0.68       8.85      8.85      76.04
HARS Harris SB, MHC of PA (24.3)            33,779     8,169    25,610      0.52      0.43       5.12      4.53      62.47
JXSB Jcksnville SB, MHC of IL (45.6)         1,272       580       692      0.80      0.80      13.63     13.63     129.12
LFED Leeds FSB, MHC of MD (36.3)             5,182     1,883     3,299      0.64      0.64       9.16      9.16      55.08
NWSB Northwest SB, MHC of PA (30.7)         46,753    14,352    32,401      0.41      0.41       4.33      4.09      44.93
PBCT Peoples Bank, MHC of CT (40.1)         61,126    24,453    36,673      1.44      0.93      11.41     11.40     126.48
PBHC OswegoCity SB, MHC of NY (46.)          1,917       882     1,035      1.05      0.94      12.02     10.10     100.68
PHSB Ppls Home SB, MHC of PA (45.0)          2,760     1,242     1,518      0.56      0.54      10.22     10.22      74.79
PLSK Pulaski SB, MHC of NJ (46.0)            2,070       952     1,118      0.54      0.54      10.36     10.36      86.47
PULB Pulaski SB, MHC of MO (29.8)            2,094       624     1,470      0.68      0.90      11.23     11.23      86.07
SBFL SB Fngr Lakes MHC of NY (33.1)          1,785       590     1,195      0.44      0.51      11.92     11.92     127.71
SKBO First Carnegie, MHC of PA (45.0)        2,300     1,035     1,265      0.33      0.33      10.52     10.52      63.97
WAYN Wayne S&L Co. MHC of OH (47.8)          2,255     1,075     1,180      0.81      0.76      10.58     10.58     110.97
WCFB Wbstr Cty FSB of IA (45.2)              2,100       950     1,150      0.64      0.64      10.52     10.52      44.99


                                                               Impact of Second Step Conversion
                                              ----------------------------------------------------------------------
                                                 Share              Gross            Net Incr.           Net Incr.
                                                 Price            Procds(1)         Capital(2)           Income(3)
                                              ----------       --------------     --------------      --------------
                                                ($000)             ($000)             ($000)              ($000)
Publicly-Traded MHC Institutions
--------------------------------
CMSV Commty. Svgs, MHC of FL (48.5)              34.75              91,219             78,448              2,402
FFFL Fidelity FSB, MHC of FL (47.7)              29.87             106,307             91,424              2,799
FFSX First FS&LA, MHC of IA (46.1)               31.87              48,761             41,935              1,284
GDVS Greater DV SB, MHC of PA (19.9)             30.00              78,660             67,648              2,071
HARS Harris SB, MHC of PA (24.3)                 19.50             499,395            429,480             13,151
JXSB Jcksnville SB, MHC of IL (45.6)             26.25              18,165             15,622                478
LFED Leeds FSB, MHC of MD (36.3)                 22.75              75,052             64,545              1,976
NWSB Northwest SB, MHC of PA (30.7)              15.25             494,115            424,939             13,012
PBCT Peoples Bank, MHC of CT (40.1)              36.37           1,333,797          1,147,065             35,124
PBHC OswegoCity SB, MHC of NY (46.)              28.75              29,756             25,590                784
PHSB Ppls Home SB, MHC of PA (45.0)              19.00              28,842             24,804                760
PLSK Pulaski SB, MHC of NJ (46.0)                19.00              21,242             18,268                559
PULB Pulaski SB, MHC of MO (29.8)                30.00              44,100             37,926              1,161
SBFL SB Fngr Lakes MHC of NY (33.1)              29.50              35,253             30,317                928
SKBO First Carnegie, MHC of PA (45.0)            18.75              23,719             20,398                625
WAYN Wayne S&L Co. MHC of OH (47.8)              33.00              38,940             33,488              1,025
WCFB Wbstr Cty FSB of IA (45.2)                  21.25              24,438             21,016                644


                                                 Pro Forma Per Share Data (Fully Converted)
                                          ----------------------------------------------------------
                                                         Core        Book      Tangible
                                             EPS         EPS         Value       Book       Assets
                                          --------    ---------   ----------  -----------  ---------
                                             ($)         ($)          ($)         ($)         ($)
Publicly-Traded MHC Institutions
--------------------------------
CMSV Commty. Svgs, MHC of FL (48.5)          1.54        1.45        31.19       31.19      154.60
FFFL Fidelity FSB, MHC of FL (47.7)          1.34        1.20        26.13       26.05      167.64
FFSX First FS&LA, MHC of IA (46.1)           1.63        1.60        28.88       28.76      176.06
GDVS Greater DV SB, MHC of PA (19.9)         1.31        1.31        29.52       29.52       96.71
HARS Harris SB, MHC of PA (24.3)             0.91        0.82        17.83       17.24       75.18
JXSB Jcksnville SB, MHC of IL (45.6)         1.18        1.18        25.91       25.91      141.40
LFED Leeds FSB, MHC of MD (36.3)             1.02        1.02        21.62       21.62       67.54
NWSB Northwest SB, MHC of PA (30.7)          0.69        0.69        13.42       13.18       54.02
PBCT Peoples Bank, MHC of CT (40.1)          2.01        1.50        30.18       30.17      145.25
PBHC OswegoCity SB, MHC of NY (46.)          1.46        1.35        25.37       23.45      114.03
PHSB Ppls Home SB, MHC of PA (45.0)          0.84        0.82        19.21       19.21       83.78
PLSK Pulaski SB, MHC of NJ (46.0)            0.81        0.81        19.19       19.19       95.30
PULB Pulaski SB, MHC of MO (29.8)            1.23        1.45        29.34       29.34      104.18
SBFL SB Fngr Lakes MHC of NY (33.1)          0.96        1.03        28.90       28.90      144.69
SKBO First Carnegie, MHC of PA (45.0)        0.60        0.60        19.39       19.39       72.84
WAYN Wayne S&L Co. MHC of OH (47.8)          1.26        1.21        25.43       25.43      125.82
WCFB Wbstr Cty FSB of IA (45.2)              0.95        0.95        20.53       20.53       55.00

(1) Gross proceeds calculated as stock price multiplied by the number of shares owned by the mutual holding company (i.e., non-public shares).
(2) Net increased in capital reflects gross proceeds less offering expenses, contra-equity account for leveraged ESOP and deferred compensation account for restricted stock plan:
        Offering expense percent     2.00
        ESOP percent purchase        8.00
        Recognition plan percent     4.00
(3) Net increase in earnings reflects after-tax reinvestment income (assumes ESOP and recognition plan do not generate reinvestment income), less after-tax ESOP amortization and recognition plan vesting:
        After-tax reinvestment       4.29
        ESOP loan term (years)         10
        Recog. plan vesting (yrs)       5
        Effective tax rate          34.00

Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.20


conversion stock. Since the pro forma impact has not been publicly disseminated to date, it is appropriate to discount the current trading level. As the pro forma impact is made known publicly, the trading level will become more informative.

     Taking these factors and trends into account, RP Financial concluded that a slight upward adjustment was appropriate in the valuation analysis for purposes of marketing of the issue.


8.   Management
     ----------

     Perpetual's management team has experience and expertise in all of the key areas of the Bank's operations. Exhibit IV-5 lists Perpetual's Board of Directors and executive management with summary resumes. The Bank's operations to date indicates that Perpetual's management team, in conjunction with the Board, has developed and implemented an effective operating philosophy. Perpetual has no apparent senior management or Board vacancies and there appears to be a well-defined organizational structure.

     Similarly, the financial results of the Peer Group companies indicate that they have been effectively managed, as all of the Peer Group companies maintained capital positions in compliance with regulatory requirements, solid core earnings and favorable credit quality measures. We have therefore concluded that, in general, Perpetual is currently being operated at least as effectively as the Peer Group companies and no adjustment for this factor was necessary.


9.   Effect of Government Regulation and Regulatory Reform
     -----------------------------------------------------

     The 1996 recapitalization of the SAIF insurance fund has removed the difference in deposit insurance costs between BIF and SAIF-insured institutions. As a fully-converted SAIF-insured institution, Perpetual will operate in substantially the same regulatory environment as the Peer Group members -- all of whom are adequately capitalized institutions and are operating with no apparent restrictions. Exhibit IV-6 reflects the Bank's pro forma regulatory capital ratios. On balance, RP Financial concluded that no adjustment to the Bank's value was warranted for this factor.


Summary of Adjustments
----------------------

     Overall, we believe the Bank's pro forma market value should take into account the valuation adjustments relative to the Peer Group:

RP Financial, LC.
Page 4.21


                                   Table 4.6
                     Perpetual Bank, A Federal Savings Bank
                            Key Valuation Parameters


     Key Valuation Parameters:                                            Valuation Adjustment
     ------------------------                                             --------------------

     Financial Condition                                                  No Adjustment
     Profitability, Growth and Viability of Earnings                      Moderate Downward
     Asset Growth                                                         Slight Upward
     Primary Market Area                                                  Slight Upward
     Dividends                                                            No Adjustment
     Liquidity of the Shares                                              No Adjustment
     Marketing of the Issue                                               Slight Upward
     Management                                                           No Adjustment
     Effect of Government Regulations and Regulatory Reform               No Adjustment


Valuation Approaches
--------------------

     In applying the accepted valuation methodology promulgated by the OTS and adopted by the FDIC, i.e., the pro forma market value approach, we considered the three key pricing ratios in valuing Perpetual's to-be-issued stock -- the price/earnings ("P/E"), price/book ("P/B"), and price/assets ("P/A") approaches -- all performed on a pro forma basis including the effects of the MHC's interest to the public. In computing the pro forma impact of the conversion and the related pricing ratios, we have incorporated the valuation parameters disclosed in Perpetual's prospectus for offering expenses, and the effective tax rate and stock benefit plan assumptions (summarized in Exhibits IV-7 and IV-8). We have utilized the reinvestment rate set forth in the prospectus, the one year T-Bill rate as of September 30, 1997 of 5.68 percent, after comparing this rate to the rate derived from the OTS's suggested formula (6.33 percent). With regard to the employee stock ownership plan and stock reward plans, we have performed the valuation assuming the MRP acquires 4.0 percent of the offering. In our estimate of value, we assessed the relationship of the pro forma pricing ratios relative to the Peer Group and the recent conversions. In addition to the three valuation methodologies specified by the OTS, RP Financial also considered the recent prices for trades of the Bank's stock.

     RP Financial's valuation placed emphasis on the following:

     o    P/E Approach. The P/E approach is generally the best indicator of
          ------------
          long-term value for a stock. Since the Bank and the Peer Group reported pro forma core profitability, the P/E approach was heavily considered in this valuation. In applying this approach, we took into account primarily estimated core earnings.

     o    P/B Approach. P/B ratios have generally served as a useful benchmark
          ------------
          in the valuation of savings institution stocks, with the greater determinant of long term value being earnings. We have also modified the P/B approach to exclude the impact of intangible assets (i.e.,

RP Financial, LC.
Page 4.22


          price/tangible book value or "P/TB"). RP Financial considered the P/TB approach to be a reliable indicator of value given current market conditions, particularly the market for new conversions, which often exhibit a willingness to pay premium P/E multiples in the expectation that such institutions will implement leveraging strategies to promote earnings growth. At the same time, with lower ROE ratios, new conversions are typically discounted on a book value basis relative to the market at least until there is partial realization of leveraging strategies.

     o    P/A Approach.  P/A ratios are generally a less reliable indicator of
          ------------
          market value, as investors do not place exclusive weight simply on the size of total assets as a determinant of market value. Furthermore, this approach does not take into account the amount of stock purchases funded by deposit withdrawals, thus understating the pro forma P/A ratio. Investors place significantly greater weight on book value and earnings -- which have received greater weight in our valuation analysis. At the same time, the P/A ratio is an indicator of franchise value and, in the case of a highly capitalized institution, a high P/A ratio limits the investment community's willingness to pay average market multiples for earnings and book value when ROE is low.

     o    Trading of PERT Stock.  Converting institutions generally do not have
          ---------------------
          stock outstanding. Perpetual, however, has public shares outstanding due to the mutual holding company form of ownership. Because PERT stock is currently traded in the markets, it is an indicator of investor interest in the Bank's conversion stock and therefore received some weight in our valuation. Based on the December 5, 1997 stock price of $54.75 per share and the 1,508,873 shares of Bank stock issued and outstanding, the implied value of $82.611 million was considered in the valuation process. However, since the conversion stock will have different characteristics than the minority shares and since pro forma information has not been publicly disseminated to date, the current trading price of PERT stock was somewhat discounted herein but will become more important towards the closing of the offering.

     The current minority ownership percentage is 46.98 percent. Pursuant to federal policy as established subsequent to February 1, 1995, the minority ownership interest is required to be adjusted pursuant to a two-step process to reflect both waived dividends and assets held by the MHC. However, the MHC was formed prior to this date, and thus dividends waived by the MHC are exempt from this minority ownership interest adjustment. In addition, assets held at the MHC consist of a de minimus amount of assets. Thus, there has been no adjustment to the minority ownership interest percentage. Our calculations for the exchange ratio and the size of the offering were based upon the existing ownership percentage of approximately 46.98 percent.

     The Bank has previously adopted Statement of Position ("SOP" 93-6), which causes earnings per share computations to be based on shares issued and outstanding excluding shares owned by an ESOP where there is not a commitment to release such shares. For the purpose of preparing the pro forma pricing tables and exhibits, we have continued to reflect all shares issued in the offering including shares exchanged by the existing ESOP in the full conversion offering to capture the full dilutive impact of such stock to the Bank's shareholders. However, we have considered the impact of adoption of SOP 93-6 on the Bank in the determination of the Bank's pro forma value.

RP Financial, LC.
Page 4.23


     Based on the application of the three valuation approaches, taking into consideration the valuation adjustments discussed above, and placing the greatest weight on the P/TB and P/E approaches, followed by the P/A approach, RP Financial concluded that the pro forma market value of the Bank's conversion stock is $65,070,148 at the midpoint at this time.


     1.    Price-to-Tangible Book ("P/TB"). The application of the P/TB
           -------------------------------
valuation method requires calculating the Bank's pro forma market value by applying a valuation P/TB ratio to Perpetual's pro forma tangible book value. Based on the $65,070,148 midpoint valuation, Perpetual's pro forma P/TB ratio was 103.86 percent. In comparison to the average P/TB ratio for the Peer Group of 144.10 percent, Perpetual's valuation reflected a discount of 27.9 percent. RP Financial considered a discount under the P/TB approach to be reasonable in light of the valuation adjustments discussed previously. Given the historically high P/TB pricing for thrifts in today's market, a valuation discount under the P/TB approach could only be expected and is consistent with the aftermarket trading of new conversion issues.

     Given the emphasis on limiting near term aftermarket trading in the revised appraisal guidelines, RP Financial also considered the pro forma P/TB ratios of recent conversions in its valuation analysis. It is these companies that provide a proxy for aftermarket trading for new thrift issues. At the midpoint value of $65,070,148, Perpetual's pro forma P/TB ratio of 103.86 percent represented a discount of 22.4 percent from the 133.82 percent average P/TB ratio of the recently converted thrifts (see Table 4.3). At the super maximum of the valuation range, Perpetual's pro forma P/B ratio of 117.62 percent is discounted by approximately 12.1 percent from the new conversions.


     2.    Price-to-Earnings ("P/E").  The application of the P/E valuation
           -------------------------
method requires calculating the Bank's pro forma market value by applying a valuation P/E multiple times the pro forma earnings base. Ideally, the pro forma earnings base is composed principally of the Bank's recurring earnings base, that is, earnings adjusted to exclude any one-time non-operating items, plus the estimated after-tax earnings benefit of the reinvestment of net conversion proceeds. Perpetual reported net income of $1,728,363 for fiscal 1997, which included non-operating items such as gains on the sale of securities and losses on the sale of loans and REO. In order to derive a core earnings base, we excluded these items from the Bank's reported earnings. In addition, during fiscal 1997 Perpetual enacted the "1996 MRP Plan", which was approved during calendar year 1996. The Bank recorded compensation expense related to the 1996 MRP Plan in the amount of $79,000 during fiscal year 1997, however on a go-forward basis expense related to this Plan is projected to total approximately $208,000 annually. Therefore, we also adjusted Perpetual's earnings for this "additional expense", estimated to total $129,000 on a pre-tax basis, which is expected to be incurred in fiscal 1998 and future years. The Bank's

RP Financial, LC.
Page 4.24


valuation earnings base was thus estimated to total $1,820,000 as shown in Table 4.7 (Note: the adjustments applied to the Peer Group's earnings in the calculation of core earnings are shown in Exhibit IV-9).


                                   Table 4.7
                     Perpetual Bank, A Federal Savings Bank
                     Derivation of Estimated Core Earnings

                                                                   Amount
                                                                   ------
                                                                   ($000)

          Pre-Tax Net Operating Income                            $2,654
          Addback: Loss on Sale of Securities                        308
          Less: Gain on Sale of Loans/REO                            (33)
          Less: Additional 1996 MRP Expense                         (129)
          Adjusted Pre-Tax Income                                 $2,800
          Less: Tax Adjustment(1)                                   (980)
                                                                    ----

          Adjusted (Core) Income After Tax                        $1,820


          (1) Tax rate equal to 35%.

     Based on Perpetual's trailing twelve month core earnings, and incorporating the impact of the pro forma assumptions previously discussed, the Bank's pro forma core P/E multiple at the $65,070,148 midpoint value equaled 23.04 times. Comparatively, the Peer Group posted an average core P/E multiple of 19.58 times, which indicates a premium of 17.7 percent in the Bank's pro forma earnings multiple. In reaching the valuation conclusion, we also evaluated the Bank's price/earnings multiple on the basis of projected earnings as reflected in the business plan.


     3.    Price-to-Assets ("P/A").  The P/A valuation methodology determines
           -----------------------
market value by applying a valuation P/A ratio to the Bank's pro forma asset base, conservatively assuming no deposit withdrawals are made to fund stock purchases. In all likelihood there will be deposit withdrawals, which results in understating the pro forma P/A ratio which is computed herein. At the midpoint of the valuation range, Perpetual's value equaled 22.51 percent of pro forma assets. Comparatively, the Peer Group companies exhibited an average P/A ratio of 26.76 percent, which implies a 15.9 percent discount being applied to the Bank's pro forma P/A ratio.


Valuation Conclusion
--------------------

     Based on the foregoing, it is our opinion that, as of December 5, 1997, the aggregate pro forma market value of the Bank, inclusive of the sale of the MHCs ownership interest in the Subscription and Community Offerings was $65,070,148 at the midpoint. Based on this valuation and the approximate 53.02 percent

RP Financial, LC.
Page 4.25


ownership interest being sold in the Subscription and Community Offerings, the midpoint value of the Holding Company's stock offering was $34,500,000 (i.e.
0.4698 x $65,070,148), equal to 1,725,000 shares offered at $20.00 per share.
Pursuant to the conversion guidelines, the 15 percent offering range includes a minimum of $29,325,000 and a maximum of $39,675,000. Based on the $20.00 per share offering price, this valuation range equates to an offering of 1,466,250 shares at the minimum to 1,983,750 shares at the maximum. The Holding Company's offering also includes a provision for a super maximum, which would result in an offering size of $45,626,250, equal to 2,281,312 shares at the $20.00 per share offering price. The comparative pro forma valuation ratios relative to the Peer Group are shown in Table 4.8, and the key valuation assumptions are detailed in
Exhibit IV-7.  The pro forma calculations for the range are detailed in
Exhibit IV-8.


Establishment of Exchange Ratio
-------------------------------

     OTS regulations provide that in a conversion of a mutual holding company, the minority stockholders are entitled to exchange their shares of the Bank's common stock for common stock of the Company. The Board of Directors of the Mutual Holding Company has independently established a formula to determine the exchange ratio. The formula has been designed to preserve the current aggregate percentage ownership in the Bank represented by the Public Shares, which is an approximate 46.98 percent ownership interest. Pursuant to the formula, the Exchange Ratio will be determined at the end of the Holding Company's stock offering based on the total number of shares sold in the Subscription and Community offerings. Based upon this formula, and the valuation conclusion and offering range concluded above, the Exchange Ratio would be 1.83281 shares,
2.15625 shares, 2.47969 shares and 2.85164 shares of Holding Company stock issued for each Public Share, at the minimum, midpoint, maximum and supermaximum of the offering, respectively.

     The Exchange Ratio formula and share exchange procedures were determined independently by the Board of Directors. RP Financial expresses no opinion on the proposed exchange of the Holding Company shares for the Public Shares or on the proposed Exchange Ratio.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                   Table 4.8
                             Public Market Pricing
                Perpetual Bank, A FSB of SC and the Comparables
                            As of December 5, 1997


                                            Market      Per Share Data
                                        Capitalization  --------------            Pricing Ratios(3)                Dividends(4)
                                        --------------   Core    Book    ----------------------------------- -----------------------
                                        Price/   Market  12-Mth  Value/                                       Amount/        Payout
                                       Share(1)   Value  EPS(2)  Share   P/E     P/B    P/A    P/TB   P/CORE Share   Yield  Ratio(5)
                                       --------   -----  ------  -----   ---     ---    ---    ----   ------ -----   ------ --------
                                          ($)    ($Mil)   ($)     ($)    (X)     (%)    (%)    (%)      (X)   ($)      (%)     (%)
Perpetual Bank, A FSB of SC
---------------------------
 Range Maximum                          20.00    86.06   0.71    17.00  28.10   117.62  28.73  117.62  27.28  $0.49   2.45   68.98
 Range Midpoint                         20.00    74.83   0.77    18.05  25.93   110.79  25.46  110.79  25.13   0.56   2.82   73.20
 Range Minimum                          20.00    65.07   0.84    19.26  23.82   103.86  22.51  103.86  23.04   0.65   3.25   77.31
                                        20.00    55.31   0.93    20.89  21.45    95.75  19.46   95.75  20.71   0.76   3.82   81.92
SAIF-Insured Thrifts(7)
-----------------------
 Averages                               23.92   183.12   1.12    15.17  19.32   158.46  19.36  163.19  20.17   0.37   1.58   30.15
 Medians                                  ---      ---    ---      ---  19.24   152.11  17.91  153.92  19.90    ---    ---     ---

All Non-MHC State of SC(7)
--------------------------
 Averages                               32.87   148.78   1.31    17.49  19.91   219.96  27.27  219.96  21.64   0.60   1.89   40.07
 Medians                                  ---      ---    ---      ---  19.91   211.80  28.09  211.80  21.64    ---    ---     ---

Comparable Group Averages
-------------------------
 Averages                               22.67    44.93   1.12    15.78  19.07   144.10  26.76  144.10  19.58   0.54   2.39   47.73
 Medians                                  ---      ---    ---      ---  18.30   137.87  25.50  137.87  19.16    ---    ---     ---

State of SC
-----------

CFCP  Coastal Fin. Corp. of SC          22.75   105.72   1.08     6.97  18.20   326.40  21.40  326.40  21.06   0.36   1.58   33.33
FFCH  First Fin. Holdings Inc. of SC    48.00   305.66   2.16    16.45  21.62   291.79  17.84  291.79  22.22   0.84   1.75   38.89
FSFC  First So.east Fin. Corp. of SC(7) 15.12    66.35   0.81     8.20  18.67   184.39  18.95  184.39  18.67   0.24   1.59   29.63
FSPT  FirstSpartan Fin. Corp. of SC     37.87   167.76   1.25    29.17    NM    129.83  34.78  129.83    NM    0.60   1.58   48.00
PALM  Palfed, Inc. of Aiken SC(7)       28.62   151.66   0.84    10.74    NM    266.48  22.69  266.48    NM    0.12   0.42   14.29
SCCB  S. Carolina Comm. Bnshrs of SC    22.87    15.99   0.75    17.35    NM    131.82  35.04  131.82    NM    0.60   2.62     NM

Comparable Group
----------------

BFSB  Bedford Bancshares of VA          29.00    33.12   1.38    17.18  20.86   168.80  23.80  168.80  21.01   0.56   1.93   40.58
CFTP  Community Fed. Bancorp of MS      20.25    93.74   0.65    12.47    NM    162.39  43.41  162.39    NM    0.30   1.48   46.15
CFFC  Community Fin. Corp. of VA        26.50    33.79   1.51    18.99  17.67   139.55  18.43  139.55  17.55   0.56   2.11   37.09
FFBS  FFBS Bancorp of Columbus MS       22.50    35.37   1.16    14.34  19.40   156.90  26.21  156.90  19.40   0.50   2.22   43.10
SOPN  First SB, SSB, Moore Co. of NC    23.25    85.72   1.32    18.43  17.61   126.15  29.03  126.15  17.61   0.88   3.78   66.67
KSAV  KS Bancorp of Kenly NC            22.50    19.91   1.39    16.45  16.07   136.78  18.11  136.86  16.19   0.60   2.67   43.17
SCCB  S. Carolina Comm. Bnshrs of SC    22.87    15.99   0.75    17.35    NM    131.82  35.04  131.82    NM    0.60   2.62     NM
SSM   Stone Street Bancorp of NC        22.50    42.71   0.86    16.32  26.16   137.87  40.76  137.87  26.16   0.45   2.00   52.33
TSH   Teche Holding Company of LA       20.50    70.48   1.07    15.81  18.30   129.66  17.44  129.66  19.16   0.50   2.44   46.73
FTF   Texarkana Fst. Fin. Corp of AR    25.50    45.57   1.61    15.32  15.84   166.45  25.50  166.45  15.84   0.56   2.20   34.78
TWIN  Twin City Bancorp of TN           14.00    17.81   0.60    10.88  19.72   128.68  16.65  128.68  23.33   0.40   2.86   66.67
                                                    Financial Characteristics(6)
                                         -------------------------------------------------------
                                                                      Reported          Core        MEMO:        MEMO
                                         Total   Equity/  NPAs/  --------------- ---------------  Exchange    Conversion
                                         Assets  Assets  Assets    ROA     ROE     ROA     ROE      Ratio      Proceeds
                                         ------- ------- ------- ------- ------- ------- -------  --------    -----------
                                         ($Mil)    (%)     (%)     (%)     (%)     (%)     (%)                  ($Mil)
Perpetual Bank, A FSB of SC
---------------------------
 Range Maximum                              300   24.42    0.35    1.02    4.19    1.05    4.31     2.8516      $45.63
 Range Midpoint                             294   22.98    0.36    0.98    4.27    1.01    4.41     2.4797       39.68
 Range Minimum                              289   21.68    0.36    0.95    4.36    0.98    4.51     2.1563       34.50
                                            284   20.33    0.37    0.91    4.36    0.94    4.62     1.8328       29.33
SAIF-Insured Thrifts(7)
-----------------------
 Averages                                 1,198   13.01    0.77    0.89    8.08    0.88    7.82
 Medians                                    ---     ---     ---     ---     ---     ---     ---

All Non-MHC State of SC(7)
--------------------------
 Averages                                   684   16.51    0.79    1.05   11.07    1.00   10.31
 Medians                                    ---     ---     ---     ---     ---     ---     ---

Comparable Group Averages
-------------------------
 Averages                                   174   18.62    0.43    1.31    7.15    1.29    7.01
 Medians                                    ---     ---     ---     ---     ---     ---     ---

State of SC
-----------

CFCP  Coastal Fin. Corp. of SC              494    6.56    0.10    1.21   19.41    1.05   16.77
FFCH  First Fin. Holdings Inc. of SC      1,713    6.12    1.49    0.87   14.24    0.85   13.86
FSFC  First So.east Fin. Corp. of SC(7)     350   10.28    0.24    1.05   10.32    1.05   10.32
FSPT  FirstSpartan Fin. Corp. of SC         482   26.79    0.69    0.96    6.28    0.96    6.28
PALM  Palfed, Inc. of Aiken SC(7)           669    8.51    2.04    0.39    4.82    0.67    8.26
SCCB  S. Carolina Comm. Bnshrs of SC         46   26.59    0.87    1.15    4.34    1.15    4.34

Comparable Group
----------------

BFSB  Bedford Bancshares of VA              139   14.10    0.52    1.20    8.41    1.19    8.35
CFTP  Community Fed. Bancorp of MS          216   26.73    0.50    1.47    4.77    1.45    4.70
CFFC  Community Fin. Corp. of VA            183   13.21    0.56    1.12    8.18    1.13    8.23
FFBS  FFBS Bancorp of Columbus MS           135   16.70    0.58    1.41    7.48    1.41    7.48
SOPN  First SB, SSB, Moore Co. of NC        295   23.01    0.29    1.75    7.26    1.75    7.26
KSAV  KS Bancorp of Kenly NC                110   13.24    0.53    1.21    8.81    1.20    8.74
SCCB  S. Carolina Comm. Bnshrs of SC         46   26.59    0.87    1.15    4.34    1.15    4.34
SSM   Stone Street Bancorp of NC            105   29.57    0.23    1.54    4.69    1.54    4.69
TSH   Teche Holding Company of LA           404   13.45    0.28    0.98    7.29    0.93    6.97
FTF   Texarkana Fst. Fin. Corp of AR        179   15.32    0.23    1.70   10.74    1.70   10.74
TWIN  Twin City Bancorp of TN               107   12.94    0.16    0.85    6.65    0.72    5.62

(1) Average of high/low or bid/ask price per share.
(2) EPS (core basis) is based on actual trailing twelve month data, adjusted to omit the impact of non-operating items (including the SAIF assessment) on a tax effected basis, and is shown on a pro forma basis where appropriate.
(3) P/E = Price to Earnings; P/B = Price to Book; P/A = Price to Assets; P/TB = Price to Tangible Book; and P/CORE = Price to Core Earnings.
(4) Indicated twelve month dividend, based on last quarterly dividend declared.
(5) Indicated twelve month dividend as a percent of trailing twelve month estimated core earnings.
(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and total assets balances.
(7) Excludes from averages and medians those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

Source: Corporate reports, offering circulars, and RP Financial, Inc.
        calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP Financial, LC.
Page 4.27


                                   Table 4.9
                     Perpetual Bank, A Federal Savings Bank
                         Calculation of Exchange Ratios


                            Shares        Price/     Exchange       Implied
                            Offered       Share      Shares(1)    Exch. Ratio(2)
                            -------       -----      ---------    --------------
                                                                      ($000)

     Minimum              1,466,250       $20.00     1,299,231        1.83281
     Midpoint             1,725,000        20.00     1,528,507        2.15625
     Maximum              1,983,750        20.00     1,757,783        2.47969
     Super Maximum        2,281,312        20.00     2,021,451        2.85164

     (1) Calculated to preserve the Public Shares percentage ownership in the Holding Company at approximately 46.98 percent.
     (2) Calculated as pro forma exchange shares divided by 708,873 existing Public Shares outstanding.

RP Financial, LC.


                               LIST OF EXHIBITS

Exhibit

Number                Description
-------               -----------

 I-1                 Map of Office Locations


 I-2                 Perpetual's Audited Financial Statements


 I-3                 Key Operating Ratios


 I-4                 Investment Portfolio Composition


 I-5                 Yields and Costs


 I-6                 Loan Loss Allowance Activity


 I-7                 NPV Analysis


 I-8                 Fixed Rate and Adjustable Rate Loans


 I-9                 Loan Portfolio Composition


 I-10                Loan Originations, Purchases, and Sales


 I-11                Contractual Maturity By Loan Type


 I-12                Non-Performing Assets


 I-13                Classified Assets


 I-14                Deposit Composition


 I-15                Deposit Rate/Maturity Data



 II-1                List of Office Locations


 II-2                Historical Interest Rates


 II-3                Demographic/Economic Reports


 II-4                Sources of Personal Income/Employment Sectors


 III-1               General Characteristics of Publicly-Traded
                       Institutions


 III-2               South Carolina Savings Institutions


 III-3               Selected Southeast Savings Institutions

RP Financial, LC.



                          LIST OF EXHIBITS(continued)


 IV-1                 Stock Prices:  December 5, 1997


 IV-2                 Historical Stock Price Indices


 IV-3                 Historical Thrift Stock Indices


 IV-4                 Market Area Acquisition Activity


 IV-5                 Directors and Management Summary Resumes


 IV-6                 Pro Forma Regulatory Capital Ratios


 IV-7                 Pro Forma Analysis Sheet


 IV-8                 Pro Forma Effect of Conversion Proceeds


 IV-9                 Peer Group Core Earnings Analysis



  V-1                 Firm Qualifications Statement

                                   EXHIBITS

                                  EXHIBIT I-1
                    Perpetual Bank, A Federal Savings Bank
                            Map of Office Locations

                     [MAP OF SOUTH CAROLINA APPEARS HERE]

                                  EXHIBIT I-2
                    Perpetual Bank, A Federal Savings Bank
                         Audited Financial Statements
                          [Incorporated by Reference]

                                  EXHIBIT I-3
                    Perpetual Bank, A Federal Savings Band
                             Key Operating Ratios


KEY OPERATING RATIOS:

                                                                                                 At or For the
                                                                                            Year Ended September 30,
                                                                                --------------------------------------------
                                                                                1997      1996      1995      1994      1993
                                                                                ----      ----      ----      ----      ----

Performance Ratios:
Return on average assets (net income divided by
 average assets) .................................................              0.72%     0.75%     0.92%    1.20%(4)   1.03%

Return on average equity (net income divided by
 average equity) .................................................              5.78      7.40     11.88    13.84(4)    13.36

Average equity to average assets .................................             12.54     10.16      7.77     8.61        7.75

Interest rate spread (difference between yield
 on interest-earning assets and average cost of
 interest-bearing liabilities for the period)(5) .................              3.57      3.85      3.61     3.54        3.26

Net interest margin (net interest income as a
 percentage of average interest-earning assets
 for the period)(5) ..............................................              3.96      4.16      2.90     3.86        3.59

Dividend payout ratio(3) .........................................            117.39    126.32     82.68    46.91         N/A

Non-interest expense to average assets ...........................              3.20      3.72      2.74     2.74        2.63

Average interest-earning assets to average
 interest-bearing liabilities ....................................            109.36    107.69     86.56   109.36      108.66

Asset Quality Ratios:

Allowance for loan losses to total loans
 at end of period ................................................              1.04      1.08      1.08     0.92        0.91

Net charge-offs to average outstanding loans
 during the period ...............................................              0.18      0.07      0.04     0.04        0.06

Ratio of non-performing assets to total assets ...................              0.20      0.38      0.33     0.73        0.82

Capital Ratios:

Average equity to average assets .................................             12.54     10.16      7.77     8.61        7.75

---------------------
(1) Represents a 20.625% equity investment in a limited partnership that invests in mortgage servicing rights. See "BUSINESS OF THE SAVINGS
        BANK -- Lending Activities -- Loan Purchases and, Sales and Servicing" and Note 3 of Notes to Consolidated Financial Statements.
(2)     The Savings Bank was not a public company before fiscal 1994.
(3) Takes into account dividends waived by the MHC. All dividends to the MHC have been waived since the first quarter of fiscal 1994. See Note 18 of Notes to Consolidated Financial Statements. The dividend payout ratio based only on dividends actually paid to Public Stockholders was 55.19%, 22.40%, 6.53% and 3.71% for the years ended September 30, 1997, 1996,
        1995 and 1994, respectively.
(4) Excludes the effect of the one-time change in method of accounting for income taxes in fiscal 1994. Return on assets and return on average equity were 1.40% and 16.16%, respectively.
(5) Excludes income on mutual funds totalling approximately $1.7 million in fiscal 1995, which was reported as gains on sale and included in other income.

                                  EXHIBIT I-4
                    Perpetual Bank, A Federal Savings Bank
                       Investment Portfolio Composition


                                                                   At September 30,
                                    ------------------------------------------------------------------------------
                                            1997                        1996                        1995
                                    -----------------------     ----------------------      ----------------------
                                    Amortized    Percent of     Amortized   Percent of      Amortized   Percent of
                                    Cost(1)      Portfolio      Cost(1)     Portfolio       Cost(1)     Portfolio
                                    -------      ---------      -------     ---------       -------     ---------
                                                                   (Dollars in Thousands)
U.S. agency securities ......       $10,191         22%         $    --         --%         $    --         --%
Certificates of deposit......            --         --              100         --               --         --
U.S. Treasury securities.....           998          2            2,395          5              798          2
Mortgage-backed securities
 and CMOs....................        35,714         76           44,362         95           47,269         98
Total........................       -------        ---          -------        ---          -------        ---
                                    $46,903        100%         $46,857        100%         $48,067        100%
                                    =======        ===          =======        ===          =======        ===

---------------
(1) The market value of the Savings Bank's investment portfolio amounted to $47.2 million, $45.6 million and $47.1 million at September 30, 1997, 1996, and 1995, respectively.

          The following table sets forth the maturities and weighted average yields of the debt securities in the Savings Bank's investment securities portfolio at September 30, 1997.


                                      Less Than         One to           Five to           Over Ten
                                      One Year        Five Years        Ten Years           Years
                                   -------------    --------------    --------------    --------------
                                   Amount  Yield    Amount   Yield    Amount   Yield    Amount   Yield
                                   ------  -----    ------   -----    ------   -----    ------   -----
                                                          (Dollars in Thousands)
U.S. agency securities.......      $   --     --%    $4,003    6.26%   $   --     --%    $ 6,188    8.10%
U.S Treasury securities......         998   5.64         --      --        --     --          --      --
Mortgage-backed securities
 and CMOs....................         395   6.65      1,455    7.56     11,666   7.55      22,198   7.08
                                   ------            ------            -------            -------
Total........................      $1,393   5.93     $5,458    6.61    $11,666   7.55     $28,386   7.30
                                   ======            ======            =======            =======

          The following table sets forth certain information with respect to each security (other than U.S. Government and agency securities) which had an aggregate amortized cost in excess of 10% of the Savings Bank's stockholders' equity at the dates indicated.

                                                                 At September 30,
                                  ------------------------------------------------------------------------------
                                          1997                        1996                        1995
                                  -----------------------     -----------------------     -----------------------
                                  Carrying         Market     Carrying         Market     Carrying         Market
                                   Value           Value       Value           Value       Value           Value
                                   -----           -----       -----           -----       -----           -----
                                                                   (In thousands)
RTC mortgage-backed
 securities..................     $   889         $   888      $ 1,447         $ 1,414      $ 1,479         $ 1,430
CMOs.........................      21,138          21,211       34,836          33,804       36,743          35,900
                                  -------         -------      -------         -------      -------         -------
 Total.......................     $22,027         $22,099      $36,283         $35,218      $38,222         $37,330
                                  =======         =======      =======         =======      =======         =======

                                  EXHIBIT I-5
                    Perpetual Bank, A Federal Savings Bank
                               Yields and Costs

                                                                        Years Ended September 30,
                                         ------------------------------------------------------------------------------------
                                                    1997                          1996                         1995
                                         --------------------------    --------------------------   --------------------------
                                                  Interest                      Interest                     Interest
                                         Average     and     Yield/    Average     and     Yield/   Average     and     Yield/
                                         Balance  Dividends   Cost     Balance  Dividends   Cost    Balance  Dividends   Cost
                                         -------  ---------  -----     -------  ---------  -----    -------  ---------  -----
                                                                       (Dollars in Thousands)
Interest-earning assets(1):
 Mortgage loans.......................  $118,030   $9,790      8.29%   $91,535   $7,984      8.72%  $88,153   $7,292      8.28%
 Commercial real estate loans.........    23,098    2,102      9.10     14,045    1,338      9.52     5,583      524      9.39
 Commercial other.....................     6,114      592      9.68      4,468      395      8.84     2,061      219     10.63
 Consumer loans.......................    17,755    1,922     10.82     18,563    1,793      9.66    16,697    1,794     10.74
                                        --------  -------             --------  -------            --------  -------
  Total loans.........................   164,997   14,406      8.73    128,611   11,510      8.95   112,494    9,829      8.74
                                                                                                   --------  -------

Mortgage-backed securities and CMOs...    48,638    3,303      6.79     44,793    3,072      6.86    48,263    3,418      7.08
Investment securities.................     5,271      339      6.43        896       65      7.25       246        9      3.66
Interest-bearing deposits.............     4,485      251      5.60      4,593      193      4.20     1,682      127      7.55
Other earning assets..................     1,311       97      7.40      1,102       81      7.35     2,205      160      7.26
                                        --------  -------             --------  -------            --------  -------
  Total interest-earning assets.......   224,702   18,396      8.19    179,995   14,921      8.29   164,890   13,543      8.21

Non-interest-earning assets:
 Mutual funds(3)......................        --                            --                       33,578
 Office properties and equipment, net.     5,645                         4,048                        3,887
 Real estate, net.....................        56                            20                          382
 Other non-interest-earning assets....     8,072                         5,339                        4,801
                                        --------                      --------                     --------
  Total assets........................  $238,475                      $189,402                     $207,538
                                        ========                      ========                     ========

Interest-bearing liabilities:
 Savings..............................    22,923      590      2.57     23,482      622      2.65    26,885      743      2.76
 Negotiable order of withdrawal
 ("NOW") accounts.....................    35,196      548      1.56     28,412      468      1.65    20,923      362      1.73
 Certificates of deposit..............   123,407    6,980      5.56    102,721    5,679      5.53    99,653    4,904      4.92
                                        --------  -------             --------  -------            --------  -------
  Total deposits......................   181,526    8,118      4.47    154,615    6,769      4.38   147,461    6,009      4.07

 Other interest-bearing liabilities...    23,951    1,378      5.75     12,531      656      5.24    43,036    2,752      6.39
                                        --------  -------             --------  -------            --------  -------
  Total interest-bearing liabilities..   205,477    9,496      4.62    167,146    7,425      4.44   190,497    8,761      4.60

                        (table continued on next page)

                                                                          Years Ended September 30
                                           -----------------------------------------------------------------------------------------
                                                      1997                          1996                          1995
                                           ----------------------------  ----------------------------  -----------------------------
                                                     Interest                      Interest                       Interest
                                           Average      and      Yield/  Average      and      Yield/  Average      and      Yield/
                                           Balance   Dividends    Cost   Balance   Dividends    Cost   Balance    Dividends   Cost
                                           ----------------------------  ----------------------------  -----------------------------
Non-interest-bearing liabilities:
 Non-interest-bearing deposits.........         397                         1,186                           909
 Other liabilities.....................       2,693                         1,827                            --
                                           ---------                     ---------                     ---------
   Total liabilities...................       3,090                       170,159                       191,406
Stockholders' equity...................      29,908                        19,243                        16,132
                                           ---------                     ---------                     ---------
   Total liabilities and stockholders'
    equity.............................    $238,475                      $189,402                      $207,538
                                           =========                     =========                     =========
Net interest income....................               $8,900                        $7,496                         $4,782
                                                      ======                        ======                         ======
Interest rate spread...................                          3.57%                         3.85%                         3.61%
                                                                 ====                          ====                          ====
Net interest margin....................                          3.96%                         4.16%                         2.90%
                                                                 ====                          ====                          ====
Ratio of average interest-earning
  assets to average interest-bearing
  liabilities..........................                        109.36%                       107.69%                        86.56%
                                                               ======                        ======                         =====

      ---------------
      (1)   Excludes interest on loans 90 days or more past due.
      (2)   Represents mutual funds which do not pay interest or dividends.

                                   EXHIBIT I-6
                     Perpetual Bank, A Federal Savings Bank
                          Loan Loss Allowance Activity


                                                                       Years Ended September 30,
                                                  ----------------------------------------------------------------
                                                    1997          1996           1995            1994           1993
                                                    ----          ----           ----            ----           ----
                                                                        (Dollars in Thousands)
Allowance at beginning of period ............     $l,535         $1,278         $  962         $  884         $  624
                                                  ------         ------         ------         ------         ------

Provision for loan losses ...................        655            349            362            120            364
Transfers to real estate owned
 valuation allowance ........................         --             --             --             --             50

Recoveries:
Residential mortgage ........................          4              6             --             --             --
Consumer ....................................         24             17              6              6              7
 Total recoveries ...........................         28             23              6              6              7
                                                  ------         ------         ------         ------         ------

Charge-offs:
 Residential mortgage .......................          4             18             --             13              4
 Consumer ...................................        100             97             52             35             57
 Commercial .................................        228             --             --             --             --
                                                  ------         ------         ------         ------         ------
  Total charge-offs .........................        332            115             52             48             61
                                                  ------         ------         ------         ------         ------
  Net charge-offs ...........................        304             92             46             42             54
                                                  ------         ------         ------         ------         ------
Allowance at end of period ..................     $1,886         $1,535         $1,278         $  962         $  884
                                                  ======         ======         ======         ======         ======

Ratio of allowance to total loans
 outstanding at the end of the period .......       1.04%          1.08%          1.08%          0.92%          0.91%

Ratio of net charge-offs to average
 loans outstanding during the period ........       0.18%          0.07%          0.04%          0.84%          0.06%

                                   EXHIBIT I-7
                     Perpetual Bank, A Federal Savings Bank
                                  NPV Analysis


Basis                                                                  NPV as Percent of
Point ("bp")                    Net Portfolio Value                 Present Value of Assets
Change            -------------------------------------------      -------------------------
In Rates           Amount          $ Change          % Change      NPV Ratio          Change
--------           ------          --------          --------      ---------          ------
400 bp             24,217         $(14,457)            (37)%         9.84%            (479)bp
300 bp             28,092          (10,581)            (27)         11.19             (343)
200 bp             31,972           (6,702)            (17)         12.50             (213)
100 bp             35,469           (3,204)             (8)         13.63             (100)
  0 bp             38,673                                           14.62
(100 bp)           41,265            2,591               7          15.39               77
(200 bp)           43,761            5,087              13          16.10              148
(300 bp)           46,961            8,287              21          17.01              239
(400 bp)           51,467           12,793              33          18.26              364

                                  EXHIBIT I-8
                    Perpetual Bank, A Federal Savings Bank
                     Fixed Rate and Adjustable Rate Loans


     The following table sets forth the dollar amount of all loans due after September 30, 1998, which have fixed interest rates and have floating or adjustable interest rates.

                                      Fixed          Floating or
                                      Rates       Adjustable Rates
                                      -----       ----------------
                                          (In Thousands)
Residential mortgage(1)...........   $48,357          $34,760
Commercial real estate............    12,101            1,466
Commercial business...............     1,220              814
Construction......................       447               --
Automobile........................     3,337               --
Savings account loans.............       256               --
Other.............................       748            2,021
                                     -------          -------
   Total..........................   $66,466          $39,061
                                     =======          =======

                                  EXHIBIT I-9
                    Perpetual Bank, A Federal Savings Bank
                          Loan Portfolio Composition



                                                                                     At September 30,
                                                          ---------------------------------------------------------------------
                                                                  1997                    1996                     1995
                                                          -------------------      -------------------      -------------------
                                                          Amount      Percent      Amount      Percent      Amount      Percent
                                                          ------      -------      ------      -------      ------      -------
                                                                                  (Dollars in Thousands)
Mortgage loans:
One- to four-family (1)..............................    $118,279      66.16%     $ 91,186      64.78%     $ 81,226      69.70%
Multi-family.........................................       1,245       0.70         1,010       0.72           630       0.54
Commercial real estate...............................      26,976      15.09        17,009      12.08         7,355       6.31
Construction.........................................      17,145       9.59        19,509      13.86        11,523       9.89
                                                         --------     ------      --------     ------      --------     ------
    Total mortgage loans.............................     163,645      91.54       128,714      91.44       100,734      86.44
                                                         --------     ------      --------     ------      --------     ------

Commercial business loans............................       7,182       4.02         5,529       3.93         3,657       3.13

Consumer loans:
 Home equity and second mortgage.....................       3,405       1.90         5,036       3.58         7,535       6.47
 Lines of credit.....................................       9,156       5.12         6,713       4.77         6,279       5.39
 Automobile loans....................................       3,540       1.98         2,677       1.90         1,438       1.23
 Other...............................................       3,072       1.72         2,490       1.77         2,293       1.97
                                                         --------     ------      --------     ------      --------     ------
    Total consumer loans.............................      19,173      10.72        16,916      12.02        17,545      15.06
                                                         --------     ------      --------     ------      --------     ------
    Total loans......................................     190,000     106.28       151,159     107.39       121,936     104.63

Less:
Undisbursed proceeds for loans in process............       8,985      (5.03)        8,866      (6.30)        4,119      (3.53)
Unearned discounts...................................         357         --            --         --            --         --
Allowance for loan losses............................       1,886      (1.05)        1,535      (1.09)        1,278      (1.10)
                                                         --------     ------      --------     ------      --------     ------
    Net loans receivable.............................    $178,722     100.00%     $140,758     100.00%     $116,539     100.00%
                                                         ========     ======      ========     ======      ========     ======


                                                                        At September 30,
                                                          --------------------------------------------
                                                                  1994                    1993
                                                          -------------------      -------------------
                                                          Amount      Percent      Amount      Percent
                                                          ------      -------      ------      -------
                                                                     (Dollars in Thousands)
Mortgage loans:
One- to four-family (1)..............................    $ 77,624      74.03%     $ 68,461      70.58%
Multi-family.........................................          --         --            --         --
Commercial real estate...............................       5,158       4.92         2,584       2.66
Construction.........................................       7,159       6.83         5,112       5.27
                                                         --------     ------      --------     ------
    Total mortgage loans.............................      89,941      85.78        76,157      78.51
                                                         --------     ------      --------     ------

Commercial business loans............................       1,222       1.17           222       0.23

Consumer loans:
 Home equity and second mortgage.....................      10,071       9.60        14,956      15.42
 Lines of credit.....................................       6,045       5.77         5,915       6.10
 Automobile loans....................................         735       0.70           942       0.97
 Other...............................................       1,837       1.75         2,168       2.23
                                                         --------     ------      --------     ------
    Total consumer loans.............................      18,688      17.82        23,981      24.72
                                                         --------     ------      --------     ------
    Total loans......................................     109,851     104.77       100,360     103.46

Less:
Undisbursed proceeds for loans in process............       4,037      (3.85)        2,471      (2.55)
Unearned discounts...................................          --         --            --         --
Allowance for loan losses............................         962      (0.92)          884      (0.91)
                                                         --------     ------      --------     ------
    Net loans receivable.............................    $104,852     100.00%     $ 97,005     100.00%
                                                         ========     ======      ========     ======


     -----------
     (1) Includes construction loans converted to permanent loans and participation loans.

                                  EXHIBIT I-10
                     Perpetual Bank, A Federal Savings Bank
                     Loan Originations, Purchases, and Sales


                                                 Years Ended September 30,
                                       ---------------------------------------
                                       1997             1996           1995
                                       ----             ----           ----
                                                (Dollars in Thousands)
Total loans at beginning of
 period ...........................    $ 151,159      $ 121,936      $ 109,851
                                       ---------      ---------      ---------

Loans originated:
 One- to four-family ..............       18,783         30,065         16,167
 Multi-family .....................          240          1,312            526
 Commercial real estate ...........       11,912          7,113          5,804
 Construction loans ...............       10,934         12,816         12,169
 Commercial business ..............       10,731          6,302          4,735
 Consumer .........................       24,739         10,696         14,984
                                       ---------      ---------      ---------
   Total loans originated .........    $  77,339      $  68,304         54,385
                                       ---------      ---------      ---------

Loans purchased:
 One- to four-family ..............       23,581         18,242          6,543
 Commercial real estate(l) ........        3,146             --            813
                                       ---------      ---------      ---------
   Total loans purchased ..........       26,727         18,242          7,356
                                       ---------      ---------      ---------

Loans sold:
 Total whole loans sold ...........       (5,747)        (9,556)        (9,614)
                                       ---------      ---------      ---------
    Total loans sold ..............       (5,747)        (9,556)        (9,614)

Mortgage loan principal
 repayments .......................      (59,478)       (47,767)       (40,042)

Net loan activity .................       38,841         29,223         12,085
                                       ---------      ---------      ---------

Total loans at end of period ......    $ 190,000      $ 151,159      $ 121,936
                                       =========      =========      =========

-------------
(1) In 1997, includes a $2.3 million purchased loan secured by single-family lots located in Greenville, South Carolina.

                                 EXHIBIT I-11
                    Perpetual Bank, A Federal Savings Bank
                       Contractual Maturity By Loan Type



                               Within     One Year            After 3 Years        After 5 Years
                              One Year    Through 3 Years     Through 5 Years      Through 10 Years    Beyond 10 Years      Total
                              --------    ---------------     ---------------      ----------------    ---------------      -----
Residential mortgage(1).....  $ 27,466       $ 35,284            $ 20,606              $ 18,913            $  8,314       $110,583
Commercial real estate......    13,365          7,884               5,024                   568                  91         26,932
Commercial business.........     5,148          1,174                 732                   128                   -          7,182
Construction................    16,698            447                   -                     -                   -         17,145
Automobile..................       203          1,350               1,939                    48                   -          3,540
Savings account loans.......     1,089            144                  88                    12                  12          1,345
Other.......................    11,519          2,083                  12                   674                   -         14,288
                              --------       --------            --------              --------            --------       --------
   Total loans..............  $ 75,488       $ 48,366            $ 28,401              $ 20,343            $  8,417       $181,015
                             =========      =========           =========             =========           =========      =========

----------------------
(1)    Includes one- to four-family and multi-family loans.

                                 EXHIBIT I-12
                    Perpetual Bank, A Federal Savings Bank
                             Non-Performing Assets

                                                                             At September 30,
                                                   ------------------------------------------------------------------
                                                     1997           1996           1995           1994           1993
                                                     ----           ----           ----           ----           ----
                                                                           (Dollars in Thousands)
Loans accounted for on a non-accrual basis:
Mortgage ..................................        $  220         $  190         $  348         $  435         $   --
Consumer ..................................            --             --            124            163            448
Commercial ................................           183            126             --             --             --
                                                   ------         ------         ------         ------         ------
                                                      403            316            472            598            448
                                                   ------         ------         ------         ------         ------

Accruing loans which are contractually
 past due 90 days or more:
Real estate:
Residential ...............................             6            467             82             60            826
Consumer ..................................             8              2              9             17             17
Commercial ................................           465             10           --               --             --
                                                   ------         ------         ------         ------         ------
                                                      479            479             91             77            843
                                                   ------         ------         ------         ------         ------

Total of non-accrual and
 past due 90 days or more .................           882            795            563            675          1,291
                                                   ------         ------         ------         ------         ------

Real estate owned, net ....................           163              3             32            575             87
                                                   ------         ------         ------         ------         ------
Total non-performing assets ...............        $1,045         $  798         $  595         $1,250         $1,378
                                                   ======         ======         ======         ======         ======

Total loans delinquent 90 days
 or more to net loans .....................          0.49%          0.56%          0.48%          0.64%          1.33%

Total loans delinquent 90 days
 or more to total assets ..................          0.34%          0.38%          0.32%          0.39%          0.77%

Total non-performing assets to
 total assets .............................          0.41%          0.38%          0.33%          0.73%          0.82%

                                  EXHIBIT I-13
                     Perpetual Bank, A Federal Savings Bank
                                Classified Assets


                                                At or For the Years
                                                Ended September 30,
                                          -------------------------------
                                          1997         1996           1995
                                          ----         ----           ----
                                                  (In Thousands)
Loss ..............................     $  140       $  125         $   86
Doubtful ..........................          8           32             --
Substandard assets ................      1,227          598            575
Special mention ...................         58           --             --
                                         -----        -----          -----
                                        $1,433       $  755         $  661
                                        ======       ======         ======

General loss allowances ...........      1,746        1,410          1,192
Specific loss allowances ..........        140          125             86
Net charge-offs ...................        304           92             46

                                 EXHIBIT I-14
                    Perpetual Bank, A Federal Savings Bank
                              Deposit Composition


                                                                                          Percentage
Interest                                                      Minimum                      of Total
Rate       Term            Category                           Amount       Balance         Deposits
----       ----            --------                           ------       -------         --------
2.28%      None            NOW accounts                       $  100       $ 25,996           12.93%
 --        None            Non-interest-bearing accounts         100         11,812            5.88
2.67       None            Savings accounts                      100         24,360           12.12

                           Certificates of Deposit
                           -----------------------

5.71       Within 6 months Fixed-term, fixed-rate              1,000         75,002           37.31
5.89       7 - 12 months   Fixed-term, fixed-rate              1,000         40,649           20.22
6.00       13 - 36 months  Fixed-term, fixed-rate              1,000         22,347           11.12
6.06       37 - 120 months Fixed-term, fixed-rate              1,000            836            0.42
                                                                            -------           -----
                                                                           $201,002          100.00%
                                                                           ========          ======

          The following table indicates the amount of jumbo certificates of deposit by time remaining until maturity at September 30, 1997. Jumbo certificates of deposit require minimum deposits of $100,000 and have negotiable interest rates.


                                      Certificates
Maturity Period                       of Deposits
---------------                       -----------
                                      (In Thousands)
Three months or less.................    $ 4,677
Over three through six months........      5,721
Over six through twelve months.......      5,061
Over twelve months...................      3,081
                                         -------
   Total.............................    $18,540
                                         =======

                                 EXHIBIT I-15
                    Perpetual Bank, A Federal Savings Bank
                          Deposit Rate/Maturity Data

                                               At September 30,
                                         ---------------------------
                                          1997      1996       1995
                                          ----      ----       ----
                                                (In Thousands)
            Below 3.00%............   $    194   $    --   $    503
            3.00 - 5.00%...........      2,012      4,119    18,623
            5.01 - 7.00%...........    136,400     99,182    81,903
            7.01 - 9.00%...........        228        582       685
                                       -------    -------   -------
               Total...............   $138,834   $103,883  $101,714
                                      ========   ========  ========

                                                        Amount Due
                              -----------------------------------------------------------------
                                                                                                    Percent
                                           One to    Over Two    Over Three   Over Five             of Total
                              Less Than     Two      to Three     to Five      to Ten              Certificate
                              One Year     Years       Years       Years       Years      Total     Accounts
                              --------     -----       -----       -----       -----      -----     --------
                                                     (Dollars in Thousands)
2.50 - 5.00% ............    $  2,206    $    --      $   --       $ --         $ --     $  2,206       1.58%
5.01 - 7.00% ............     113,445     17,017       5,330        506          102      136,400      98.26
7.01 - 9.00% ............          --         --          --        159           69          228       0.16
                             --------    -------      ------       ----         ----     --------     ------
Total ...................    $115,651    $17,017      $5,330       $665         $171     $138,834     100.00%
                             ========    =======      ======       ====         ====     ========     ======

                                 EXHIBIT II-1
                    Perpetual Bank, A Federal Savings Bank
                           List of Office Locations

                                                                                        Lease
                                   Year            Owned or          Square             Expiration
Location                           Opened          Leased            Footage            Date
--------                           ------          ------            -------            ----
Main Office:

907 N. Main Street                  1979           Owned             50,000             --
Anderson, South Carolina

Branch Offices:

104 Whitehall Road                  1975           Building owned     2,000            December 31, 2004, with
Anderson, South Carolina                           Land leased                         two renewal options for ten
                                                                                       years each

2821 South Main Street              1976           Building owned     2,500            April 30, 2000, with five
Anderson, South Carolina                           Land leased                         renewal options for five years
                                                                                       each

Windsor Place Winn Dixie(1)         1993           Leased               450            March 1, 1998, with two
SC Highway 81                                                                          renewal options for five
Anderson, South Carolina                                                               years each

Northtowne                          1994           Owned              2,800            --
3898 Liberty Highway
Anderson, South Carolina

1007 By-Pass 123                    1996           Owned              2,900            --
Seneca, South Carolina
------------------

(1) In October 1997, this branch office was closed in conjunction with the opening of a new 2,700 square foot branch office on SC Highway 81, Anderson, South Carolina in the Perpetual Square complex. The Savings Bank owns the building and real estate of this new branch office. See "-- Subsidiary Activities" for additional information regarding Perpetual Square.

                                  Exhibit II-2
                          Historical Interest Rates(1)


                              Prime         90 Day        One Year      30 Year
 Year/Qtr. Ended               Rate         T-Bill        T-Bill        T-Bond
  ---------------              ----         ------        ------        ------
1991:  Quarter 1              8.75%         5.92%          6.24%         8.26%
       Quarter 2              8.50%         5.72%          6.35%         8.43%
       Quarter 3              8.00%         5.22%          5.38%         7.80%
       Quarter 4              6.50%         3.95%          4.10%         7.47%

1992:  Quarter 1              6.50%         4.15%          4.53%         7.97%
       Quarter 2              6.50%         3.65%          4.06%         7.79%
       Quarter 3              6.00%         2.75%          3.06%         7.38%
       Quarter 4              6.00%         3.15%          3.59%         7.40%

1993:  Quarter 1              6.00%         2.95%          3.18%         6.93%
       Quarter 2              6.00%         3.09%          3.45%         6.67%
       Quarter 3              6.00%         2.97%          3.36%         6.03%
       Quarter 4              6.00%         3.06%          3.59%         6.34%

1994:  Quarter 1              6.25%         3.56%          4.44%         7.09%
       Quarter 2              7.25%         4.22%          5.49%         7.61%
       Quarter 3              7.75%         4.79%          5.94%         7.82%
       Quarter 4              8.50%         5.71%          7.21%         7.88%

1995:  Quarter 1              9.00%         5.86%          6.47%         7.43%
       Quarter 2              9.00%         5.57%          5.63%         6.63%
       Quarter 3              8.75%         5.42%          5.68%         6.51%
       Quarter 4              8.50%         5.09%          5.14%         5.96%

1996:  Quarter 1              8.25%         5.14%          5.38%         6.67%
       Quarter 2              8.25%         5.16%          5.68%         6.87%
       Quarter 3              8.25%         5.03%          5.69%         6.92%
       Quarter 4              8.25%         5.18%          5.49%         6.64%

1997:  Quarter 1              8.50%         5.32%          6.00%         7.10%
       Quarter 2              8.50%         5.17%          5.66%         6.78%
       Quarter 3              8.50%         5.10%          5.44%         6.40%
December 5, 1997              8.50%         5.31%          5.58%         6.08%

(1) End of period data.

Source: SNL Securities.

                                 EXHIBIT II-3
                    Perpetual Bank, A Federal Savings Bank
                         Demographic/Economic Reports

                    --------------------------------------

                           STATE DEMOGRAPHIC REPORT

                    --------------------------------------

          State  00
     State Name  UNITED STATES


Population
----------
1980          226,542,204
1990          248,709,873
1997          267,805,150
2002          281,208,787

Population Growth Rate     1

Households
----------
1990           91,947,410
1997           99,019,931
2002          104,000,643

Household Growth Rate      1
Average Household Size  2.64

Families
--------
1990           64,517,947
1997           68,999,546

Family Growth Rate       0.9

Race             1990   1997
----             ----   ----
% White          80.3   78.4
% Black          12.1   12.4
% Asian
  /Pacific Isl.   2.9    3.7

% Hispanic*         9   10.8



1997 Age Distribution
---------------------
   0-4        7.2
   5-9        7.4
  10-14       7.1
  15-19       7.1
  20-24       6.5
  25-44      31.4
  45-64      20.5
  65-84      11.3
   85+        1.4
   18+       74.3

Median Age
----------
1990         32.9
1997         34.8

Male/Female Ratio     95.9

Per Capita Income  $18,000


    1997 Household Income*
------------------------------
Base                99,019,225
% less than $15K          17.7
% $15K-25K                14.4
% $25K-50K                33.5
% $50K-100K               26.5
% $100K-150K               5.4
% greater than $150K       2.6

Median Household Income
-----------------------
1997         $36,961
2002         $42,042

   1997 Average Disposable Income
-----------------------------------
Total                       $35,584
Householder less than 35    $30,999
Householder 35-44           $40,281
Householder 45-54           $45,940
Householder 55-64           $39,611
Householder 65+             $22,603



Spending Potential Index*
-------------------------
Auto Loan           100
Home Loan           100
Investments         100
Retirement Plans    100
Home Repair         100
Lawn & Garden       100
Remodeling          100
Appliances          100
Electronics         100
Furniture           100
Restaurants         100
Sporting Goods      100
Theater/Concerts    100
Toys & Hobbies      100
Travel              100
Video Rental        100
Apparel             100
Auto Aftermarket    100
Health Insurance    100
Pets & Supplies     100

--------------------------------------------------------------------------------
*Persons of Hispanic Origin may be of any race.
*Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
*The Spending Potential Index (SPI) is calculated by CACI from the Consumer
  Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI      (800) 292-CACI  FAX: (703) 243-6272            11/18/97

                    --------------------------------------

                           STATE DEMOGRAPHIC REPORT

                    --------------------------------------

          State  45
     State Name  SOUTH CAROLINA


Population
----------
1980           3,120,729
1990           3,486,703
1997           3,728,002
2002           3,903,439

Population Growth Rate   0.9

Households
----------
1990           1,258,044
1997           1,382,405
2002           1,468,512

Household Growth Rate    1.3
Average Household Size  2.63

Families
--------
1990             928,206
1997             992,446

Family Growth Rate       0.9

Race             1990   1997
----             ----   ----
% White            69   68.6
% Black          29.8   30.1
% Asian
  /Pacific Isl.   0.6    0.8

% Hispanic*       0.9    1.1



1997 Age Distribution
---------------------
   0-4        7.1
   5-9        7.4
  10-14       7.1
  15-19       7.4
  20-24       6.8
  25-44        31
  45-64      21.2
  65-84      10.9
   85+        1.1
   18+       74.3

Median Age
----------
1990           32
1997         34.4

Male/Female Ratio       94

Per Capita Income  $15,474


    1997 Household Income*
------------------------------
Base                 1,382,401
% less than $15K          20.4
% $15K-25K                16.1
% $25K-50K                35.6
% $50K-100K               23.1
% $100K-150K               3.6
% greater than $150K       1.3

Median Household Income
-----------------------
1997          $32,771
2002          $37,972

   1997 Average Disposable Income
-----------------------------------
Total                       $31,864
Householder less than 35    $28,383
Householder 35-44           $36,515
Householder 45-54           $40,270
Householder 55-64           $34,461
Householder 65+             $20,181



Spending Potential Index*
-------------------------
Auto Loan            99
Home Loan            87
Investments          91
Retirement Plans     91
Home Repair          98
Lawn & Garden        96
Remodeling          104
Appliances           99
Electronics          97
Furniture            94
Restaurants          92
Sporting Goods       98
Theater/Concerts     94
Toys & Hobbies       99
Travel               90
Video Rental         99
Apparel              94
Auto Aftermarket     96
Health Insurance    100
Pets & Supplies      99

--------------------------------------------------------------------------------
*Persons of Hispanic Origin may be of any race.
*Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
*The Spending Potential Index (SPI) is calculated by CACI from the Consumer
  Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI      (800) 292-CACI  FAX: (703) 243-6272            11/18/97

                    --------------------------------------
                           COUNTY DEMOGRAPHIC REPORT
                    --------------------------------------

     State/County  45007
     County Name   ANDERSON          SC


Population
----------
1980          133,235
1990          145,196
1997          158,524
2002          167,721

Population Growth Rate   1.2

Households
----------
1990           55,481
1997           61,648
2002           66,066

Household Growth Rate    1.5
Average Household Size  2.54

Families
--------
1990           41,495
1997           44,859

Family Growth Rate       1.1

Race             1990   1997
----             ----   ----
% White          82.9   82.2
% Black          16.6   17.2
% Asian
  /Pacific Isl.   0.2    0.3

% Hispanic*       0.4    0.5



1997 Age Distribution
---------------------
   0-4        6.2
   5-9        6.7
  10-14       6.8
  15-19       7.2
  20-24       5.9
  25-44      29.1
  45-64      23.9
  65-84      12.8
   85+        1.4
   18+       76.1

Median Age
----------
1990         34.8
1997         37.4

Male/Female Ratio     92.4

Per Capita Income  $14,799


1997 Household Income*
----------------------
Base                61,648
% less than $15K      22.5
% $15K-25K            17.5
% $25K-50K            36.7
% $50K-100K           19.8
% $100K-150K           2.6
% greater than $150K   0.9

Median Household Income
-----------------------
1997         $30,210
2002         $35,101

1997 Average Disposable Income
------------------------------
Total                       $29,411
Householder less than 35    $28,096
Householder 35-44           $35,289
Householder 45-54           $38,168
Householder 55-64           $31,473
Householder 65+             $16,158



Spending Potential Index*
-------------------------
Auto Loan            99
Home Loan            80
Investments          87
Retirement Plans     87
Home Repair          97
Lawn & Garden        94
Remodeling          109
Appliances           99
Electronics          96
Furniture            89
Restaurants          88
Sporting Goods       97
Theater/Concerts     90
Toys & Hobbies       99
Travel               86
Video Rental         99
Apparel              90
Auto Aftermarket     93
Health Insurance    101
Pets & Supplies      98

--------------------------------------------------------------------------------
*Persons of Hispanic Origin may be of any race.
*Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
*The Spending Potential Index (SPI) is calculated by CACI from the Consumer
  Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI      (800) 292-CACI  FAX: (703) 243-6272            11/18/97

                    --------------------------------------

                           COUNTY DEMOGRAPHIC REPORT

                    --------------------------------------

      State/County  45073
      County Name   OCONEE      SC


Population
----------
1980          48,611
1990          57,494
1997          63,616
2002          67,835

Population Growth Rate     1.4

Households
----------
1990           22,358
1997           25,296
2002           27,396

Household Growth Rate      1.7
Average Household Size     2.5

Families
--------
1990           16,875
1997           18,510

Family Growth Rate         1.3

Race             1990   1997
----             ----   ----
% White          90.5    90
% Black           8.8   9.2
% Asian
  /Pacific Isl.   0.3   0.4

% Hispanic*       0.9   1.2



1997 Age Distribution
---------------------
   0-4          6
   5-9        6.4
  10-14       6.6
  15-19       6.9
  20-24       5.6
  25-44      29.1
  45-64      24.5
  65-84      13.7
   85+        1.3
   18+       76.9

Median Age
----------
1990         35.5
1997         38.3

Male/Female Ratio     97.3

Per Capita Income  $15,644


    1997 Household Income*
------------------------------
Base                    25,296
% less than $15K          20.2
% $15K-25K                18.2
% $25K-50K                35.8
% $50K-100K               21.6
% $100K-150K               3.1
% greater than $150K       1.1

Median Household Income
-----------------------
1997         $31,493
2002         $36,550

   1997 Average Disposable Income
-----------------------------------
Total                       $30,703
Householder less than 35    $27,062
Householder 35-44           $36,820
Householder 45-54           $38,543
Householder 55-64           $34,699
Householder 65+             $19,588



Spending Potential Index*
-------------------------
Auto Loan           100
Home Loan            77
Investments          85
Retirement Plans     86
Home Repair          96
Lawn & Garden        94
Remodeling          114
Appliances           99
Electronics          95
Furniture            86
Restaurants          87
Sporting Goods       97
Theater/Concerts     88
Toys & Hobbies       99
Travel               83
Video Rental         99
Apparel              88
Auto Aftermarket     93
Health Insurance    103
Pets & Supplies      99

--------------------------------------------------------------------------------
*Persons of Hispanic Origin may be of any race.
*Income represents the annual income for the preceding year in current dollars, including an adjustment for inflation or cost-of-living increase.
*The Spending Potential Index (SPI) is calculated by CACI from the Consumer
  Expenditure Survey, Bureau of Labor Statistics. The index represents the ratio of the average amount spent locally to the average U.S. spending for a product or service, multiplied by 100.
--------------------------------------------------------------------------------
Copyright 1997 CACI      (800) 292-CACI  FAX: (703) 243-6272            11/18/97

                                 EXHIBIT II-4
                    Perpetual Bank, A Federal Savings Bank
                 Sources of Personal Income/Employment Sectors

                           REGIONAL ECONOMIC PROFILE
                            for States and counties


Anderson, South Carolina [45.007]
-------------------------------------------------------------------------------------------------------------------
     Item                                            1991         1992         1993          1994         1995
-------------------------------------------------------------------------------------------------------------------
     Place of residence profile

Personal income (thousands of dollars)          2,267,182    2,400,709    2,531,645     2,695,522    2,888,543
  Nonfarm personal income                       2,255,173    2,384,930    2,516,761     2,673,985    2,871,573
  Farm income                                      12,009       15,779       14,884        21,537       16,970

Derivation of personal income
  Net earnings 1/                               1,571,936    1,675,535    1,778,816     1,887,494    2,027,102
  Transfer payments                               384,980      421,496      444,877       481,895      513,931
    Income maintenance 2/                          22,399       27,402       28,745        30,286       31,769
    Unemployment insurance                         11,836       14,303       11,247         9,377        7,795
    Retirement and other                          350,745      379,791      404,885       442,232      474,367
  Dividends, interest, and rent                   310,266      303,678      307,952       326,133      347,510

  Population (number of persons) 3/               146,313      148,111      150,798       152,545      154,472

Per capita incomes (dollars) 4/
  Per capita personal income                       15,495       16,209       16,788        17,670       18,699
  Per capita net earnings                          10,744       11,313       11,796        12,373       13,123
  Per capita transfer payments                      2,631        2,846        2,950         3,159        3,327
    Per capita income maintenance                     153          185          191           199          206
    Per capital unemployment insurance                 81           97           75            61           50
    Per capita retirement & other                   2,397        2,564        2,685         2,899        3,071
  Per capita dividends, interest, & rent            2,121        2,050        2,042         2,138        2,250

      Place of work profile

  Total earnings (place of work, $000)          1,328,339    1,444,897    1,551,740     1,666,814    1,774,783
    Wages and salary disbursements              1,074,421    1,154,326    1,235,009     1,318,738    1,400,958
    Other labor income                            127,953      145,348      162,815       173,977      183,715
    Proprietors' income                           125,965      145,223      153,916       174,099      190,110
      Nonfarm proprietors' income                 118,402      133,826      144,013       157,425      178,272
      Farm proprietors' income                      7,563       11,397        9,903        16,674       11,838

  Total full- and part- time employment            67,111       68,821       71,228        73,186       74,151
   Wage and salary jobs                            57,312       58,776       61,000        62,797       63,666
   Number of proprietors                            9,799       10,045       10,228        10,389       10,485
    Number of nonfarm proprietors  5/               8,494        8,725        8,944         9,172        9,321
    Number of farm proprietors                      1,305        1,320        1,284         1,217        1,164

Average earnings per job (dollars)                 19,793       20,995       21,786        22,775       23,935
  Wage & salary earnings per job                   18,747       19,639       20,246        21,000       22,005
  Average earnings per nonfarm proprietor          13,939       15,338       16,102        17,164       19,126

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA30                      August 1997          BUREAU OF ECONOMIC ANALYSIS

                           REGIONAL ECONOMIC PROFILE
                            for States and counties


Oconee, South Carolina [45.073]
------------------------------------------------------------------------------------------------------------------
       Item                                                1991        1992         1993         1994         1995
------------------------------------------------------------------------------------------------------------------
       Place of residence profile

Personal income (thousands of dollars]                  946,829     991,021    1,057,564    1,129,171    1,221,187
 Nonfarm personal income                                926,320     982,684    1,033,029    1,106,700    1,192,703
 Farm income                                             20,509       8,337       24,535       22,471       28,484

Derivation of personal income
 Net earnings 1/                                        618,898     639,635      684,853      727,435      792,966
 Transfer payments                                      154,218     173,714      185,790      202,513      215,951
   Income maintenance 2/                                  7,758       9,917       10,749       11,582       12,640
   Unemployment insurance                                 6,036       7,541        6,027        3,679        2,773
   Retirement and other                                 140,424     156,256      169,014      187,252      200,538
 Dividends, interest, and rent                          173,713     177,672      186,921      199,223      212,270

 Population (number of persons) 3/                       58,242      58,845       59,779       60,619       61,620


Per capita incomes (dollars) 4/
 Per capita personal income                              16,257      16,841       17,691       18,627       19,818
 Per capita net earnings                                 10,626      10,870       11,456       12,000       12,869
 Per capita transfer payments                             2,648       2,952        3,108        3,341        3,505
  Per capita income maintenance                             133         169          180          191          205
  Per capita unemployment insurance                         104         128          101           61           45
  Per capita retirement & other                           2,411       2,655        2,827        3,089        3,254
 Per capita dividends, interest, & rent                   2,983       3,019        3,127        3,286        3,445

       Place of work profile
 Total earnings (place of work, $000]                   652,554     666,268      704,236      745,625      805,549
   Wages and salary disbursements                       528,489     546,183      560,033      594,608      637,787
   Other labor income                                    66,784      71,950       77,174       82,346       89,870
   Proprietors' income                                   57,281      48,135       67,029       68,671       77,892
     Nonfarm proprietors' income                         37,902      40,851       43,688       47,366       50,640
     Farm proprietors' income                            19,379       7,284       23,341       21,305       27,252

 Total full- and part- time employment                   30,152      30,255       29,685       29,908       30,987
  Wage and salary jobs                                   25,625      25,529       25,019       25,235       26,282
  Number of proprietors                                   4,527       4,726        4,666        4,673        4,705
    Number of nonfarm proprietors 5/                      3,756       3,931        3,893        3,940        4,004
    Number of farm proprietors                              771         795          773          733          701

Average earnings per job (dollars)                       21,642      22,022       23,724       24,931       25,996
 Wage & salary earnings per job                          20,624      21,395       22,384       23,563       24,267
 Average earnings per nonfarm proprietor                 10,091      10,392       11,222       12,022       12,647

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA3O                     August 1997           BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA30, Regional Economic Profiles

1/ Total earnings less personal contributions for social insurance adjusted to place of residence.

2/ Consists largely of supplemental security income payments, payments to families with dependent children (AFDC), general assistance payments, food stamp payments, and other assistance payments, including emergency assistance.

3/ Census Bureau midyear population estimates. Estimates for 1990-95 reflect county population estimates available as of March 1997. The population estimates for the United States, Utah, and Cache, UT, 1991-94, have been adjusted by BEA for consistency with a special, upward adjustment made by the Census Bureau to its 1995 estimate for Cache County. Additionally, as a result of special and test censuses conducted in 1995, the Census Bureau reduced substantially the 1995 population estimates for Yuma, AZ; DeSoto, LA; Dorchester, SC; and Montgomery, TN, but made no adjustments to the estimates for the other years. For these counties, BEA was unable to make adjustments to the population estimates in time for this release, and the estimates of per capita personal income are discontinuous between 1994 and 1995. BEA's further adjustments to the population estimates for 1991-94 will be reflected in the release of State per capita personal income on September 19, 1997 and in the release of local area per capita personal income in the Spring of 1998.

4/ Type of income divided by population yields a per capita for that type of income.

5/   Excludes limited partners.

6/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

7/ La Paz county, AZ was separated from Yuma county on January 1, 1983. The Yuma, AZ MSA includes La Paz, AZ through 1982.

8/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

9/ Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

(L) Less than $50,000 or less than 10 jobs, as appropriate. Estimates are included in totals.

(N)  Data not available for this year.

              FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                             for States and Counties
                                (number of jobs)

Anderson, South Carolina [45.007]
---------------------------------------------------------------------------------------------------
       Item                                              1991      1992     1993     1994      1995
---------------------------------------------------------------------------------------------------
Employment by place of work
Total full- and part-time employment                   67,111    68,821   71,228   73,186    74,151

By type
Wage and salary employment                             57,512    58,776   61,000   62,797    63,666
Proprietors' employment                                 9,799    10,045   10,228   10,389    10,485
 Farm proprietors' employment                           1,505     1,320    1,284    1,217     1,164
 Nonfarm proprietors' employment 2/                     8,494     8,725    8,944    9,172     9,321

By industry

   Farm employment                                      1,677     1,721    1,665    1,572     1,510
   Nonfarm employment                                  65,434    67,100   69,563   71,614    72,641
    Private employment                                 55,681    57,142   59,551   61,562    62,674
     Ag. serv., forestry, fishing, and other 3/           366       434       (D)     (D)       526
     Mining                                                29        31       (D)     (D)       183
     Construction                                       3,950     3,901    3,768    4,088     4,253
     Manufacturing                                     19,191    19,361   20,843   21,228    21,351
     Transportation and public utilities                1,665     1,556    1,687    1,916     1,916
     Wholesale trade                                    1,810     1,941    2,143    2,195     2,500
     Retail trade                                      13,139    13,973   13,964   14,530    14,866
     Finance, insurance, and real estate                2,919     2,917    2,956    3,039     2,990
     Services                                          12,612    13,028   13,597   13,903    14,089
   Government and government enterprises                9,753     9,958   10,012   10,052     9,967
     Federal, civilian                                    359       355      363      352       361
     Military                                           1,056     1,047    1,033    1,005       942
     State and local                                    8,338     8,556    8,616    8,695     8,664
      State                                             1,995     1,937    1,997    1,987     2,043
      Local                                             6,343     6,619    6,619    6,708     6,621

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                     August 1997           BUREAU OF ECONOMIC ANALYSIS

              FULL-TIME AND PART-TIME EMPLOYEES BY MAJOR INDUSTRY 1/
                             for States and counties
                                (number of jobs)

Oconee, South Carolina [45.073]
------------------------------------------------------------------------------------------------
       Item                                            1991     1992      1993     1994     1995
------------------------------------------------------------------------------------------------
Employment by place of work
Total full- and part-time employment                 30,152   30,255    29,685   29,908   30,987

By type
 Wage and salary employment                          25,625   25,529    25,019   25,235   26,282
 Proprietors' employment                              4,527    4,726     4,666    4,673    4,705
  Farm proprietors' employment                          771      795       773      733      701
  Nonfarm proprietors' employment 2/                  3,756    3,931     3,893    3,940    4,004

By industry

   Farm employment                                      880      911       883      836      801
   Nonfarm employment                                29,272   29,344    28,802   29,072   30,186
    Private employment                               25,879   25,865    25,318   25,566   26,634
     Ag. serv., forestry, fishing, and other 3/         233      231       254      260      271
     Mining                                             (L)      (L)       (L)      (L)      (L)
     Construction                                     1,758    1,737     1,685    1,788    2,082
     Manufacturing                                   10,515   10,516    10,252    9,990   10,336
     Transportation and public utilities                (D)      (D)       (D)      (D)      (D)
     Wholesale trade                                    529      492       470      495      493
     Retail trade                                     4,236    4,453     4,352    4,422    4,622
     Finance, insurance, and real estate              1,105    1,171     1,098    1,035      987
     Services                                            (D)      (D)       (D)      (D)      (D)
    Government and government enterprises             3,393    3,479     3,484    3,506    3,552
     Federal, civilian                                  154      153       157      161      168
     Military                                           419      415       409      399      375
     State and local                                  2,820    2,911     2,918    2,946    3,009
      State                                             277      278       278      261      247
      Local                                           2,543    2,633     2,640    2,685    2,762

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA25                      August 1997          BUREAU OF ECONOMIC ANALYSIS

Footnotes for Table CA25
Total Full- and Part-time Employment by Major Industry

1/   1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-95 based on 1987
     SIC.

2/   Excludes limited partners.

3/ "Other" consists of the number of jobs held by U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

4/ Cibola, NM was separated from Valencia in June 1981, but in these estimates Valencia includes Cibola through the end of 1981.

5/ La Paz county, AZ was separated from Yuma county on January 1, 1983. The Yuma, AZ MSA includes La Paz, AZ through 1982.

6/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

7/ Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

E    Estimate shown constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information. Estimates are included in totals.

(L)  Less than 10 jobs. Estimates are included in totals.

(N)  Data not available for this year.

           PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                             for States and counties
                             (thousands of dollars)


Anderson, South Carolina [45.007]
-------------------------------------------------------------------------------------------------------------------------
       Item                                                      1991         1992         1993         1994         1995
-------------------------------------------------------------------------------------------------------------------------
       Income by place of residence
Personal income (thousands of dollars)                      2,267,182    2,400,709    2,531,645    2,695,522    2,888,543
 Nonfarm personal income                                    2,255,173    2,384,930    2,516,761    2,673,985    2,871,573
 Farm income 2/                                                12,009       15,779       14,884       21,537       16,970
Population (number of persons) 3/                             146,313      148,111      150,798      152,545      154,472
Per capita personal income (dollars)                           15,495       16,209       16,788       17,670       18,699

Derivation of personal income
 Earnings by place of work                                  1,328,339    1,444,897    1,551,740    1,666,814    1,774,783
 Less: Personal cont. for social insurance 4/                  98,388      105,732      114,354      124,589      133,096
 Plus: Adjustment for residence 5/                            341,985      336,370      341,430      345,269      385,415
 Equals: Net earnings by place of residence                 1,571,936    1,675,535    1,778,816    1,887,494    2,027,102
 Plus: Dividends, interest, and rent 6/                       310,266      303,678      307,952      326,133      347,510
 Plus: Transfer payments                                      384,980      421,496      444,877      481,895      513,931

       Earnings by place of work

Components of earnings
 Wage and salary disbursements                              1,074,421    1,154,326    1,235,009    1,318,738    1,400,958
 Other labor income                                           127,953      145,348      162,815      173,977      183,715
 Proprietors' income 7/                                       125,965      145,223      153,916      174,099      190,110
  Farm proprietors' income                                      7,563       11,397        9,903       16,674       11,838
  Nonfarm proprietors' income                                 118,402      133,826      144,013      157,425      178,272

Earnings by industry
 Farm earnings                                                 12,009       15,779       14,884       21,537       16,970
 Nonfarm earnings                                           1,316,330    1,429,118    1,536,856    1,645,277    1,757,813
  Private earnings                                          1,114,950    1,217,387    1,310,842    1,409,266    1,507,507

   Ag. serv., forestry, fishing, and other 8/                   6,621        8,943          (D)          (D)       10,239
   Mining                                                         139          183          (D)          (D)        5,237
   Construction                                                84,784       84,039       85,103       96,543      102,253
   Manufacturing                                              528,507      581,120      632,137      672,293      705,264
    Durable goods                                             162,997      189,244      235,332      263,793      291,870
    Nondurable goods                                          365,510      391,876      396,805      408,500      413,394
   Transportation and public utilities                         49,814       50,006       55,574       60,941       65,503
   Wholesale trade                                             41,760       49,397       54,948       61,504       73,639
   Retail trade                                               156,756      175,653      185,465      200,746      214,825
   Finance, insurance, and real estate                         36,714       41,085       45,652       47,088       50,002
   Services                                                   209,855      226,961      240,788      257,248      280,545
  Government and government enterprises                       201,380      211,731      226,0l4      236,011      250,306
   Federal, civilian                                           13,547       14,414       15,198       15,541       16,063
   Military                                                     6,635        7,221        7,285        7,861        7,597
   State and local                                            181,198      190,096      203,531      212,609      226,646
    State                                                      38,699       40,402       43,429       45,372       48,607
    Local                                                     142,499      149,694      160,102      167,237      178,039

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05.1                    August 1997          BUREAU OF ECONOMIC ANALYSIS

           PERSONAL INCOME BY MAJOR SOURCE AND EARNINGS BY INDUSTRY 1/
                             for States and counties
                             (thousands of dollars)


Oconee, South Carolina (45.073)
------------------------------------------------------------------------------------------------------------------------------------
       Item                                                       1991        1992         1993         1994         1995
------------------------------------------------------------------------------------------------------------------------------------
       Income by place of residence
Personal income (thousands of dollars)                         946,829     991,021    1,057,564    1,129,171    1,221,187
 Nonfarm personal income                                       926,320     982,684    1,033,029    1,106,700    1,192,703
 Farm income 2/                                                 20,509       8,337       24,535       22,471       28,484

Population (number of persons) 3/                               58,242      58,845       59,779       60,619       61,620
Per capita personal income (dollars)                            16,257      16,841       17,691       18,627       19,818

Derivation of personal income
 Earnings by place of work                                     652,554     666,268      704,236      745,625      805,549
 Less:    Personal cont. for social insurance 4/                46,912      48,474       50,444       54,630       58,486
 Plus:    Adjustment for residence 5/                           13,256      21,841       31,061       36,440       45,903
 Equals: Net earnings by place of residence                    618,898     639,635      684,853      727,435      792,966
 Plus:    Dividends, interest, and rent 6/                     173,713     177,672      186,921      199,223      212,270
 Plus:    Transfer payments                                    154,218     173,714      185,790      202,513      215,951

       Earnings by place of work

Components of earnings
 Wage and salary disbursements                                 528,489     546,183      560,033      594,608      637,787
 Other labor income                                             66,784      71,950       77,174       82,346       89,870
 Proprietors' income 7/                                         57,281      48,135       67,029       68,671       77,892
  Farm proprietors' income                                      19,379       7,284       23,341       21,305       27,252
  Nonfarm proprietors' income                                   37,902      40,851       43,688       47,366       50,640

Earnings by industry
 Farm earnings                                                  20,509       8,337       24,535       22,471       28,484
 Nonfarm earnings                                              632,045     657,931      679,701      723,154      777,065
  Private earnings                                             562,631     583,942      600,010      640,142      689,884

   Ag. serv., forestry, fishing, and other 8/                    1,910       1,884        2,024        2,147        2,310
   Mining                                                           (L)         (L)          69           77           88
   Construction                                                 39,205      39,893       37,922       39,904       47,577
   Manufacturing                                               241,458     262,875      269,589      284,296      310,321
    Durable goods                                              115,275     127,026      132,591      145,953      167,455
    Nondurable goods                                           126,183     135,849      136,998      138,343      142,866
   Transportation and public utilities                              (D)         (D)          (D)          (D)          (D)
   Wholesale trade                                              10,156      10,427        9,760       12,667       14,091
   Retail trade                                                 45,777      49,262       50,888       53,730       60,620
   Finance, insurance, and real estate                          11,802      13,065       15,128       14,951       14,804
   Services                                                         (D)         (D)          (D)          (D)          (D)
  Government and government enterprises                         69,414      73,989       79,691       83,012       87,181
   Federal, civilian                                             4,514       4,973        5,256        5,547        5,675
   Military                                                      2,618       2,854        2,875        3,115        3,019
   State and local                                              62,282      66,162       71,560       74,350       78,487
    State                                                        6,509       6,657        6,948        6,921        7,142
    Local                                                       55,773      59,505       64,612       67,429       71,345

See footnotes at end of table.              REGIONAL ECONOMIC INFORMATION SYSTEM
Table CA05.1                    August 1997          BUREAU OF ECONOMIC ANALYSIS

Footnotes for table CA05
Personal Income by major source and Earnings by Major Industry

1/   1969-74 based on 1967 SIC. 1975-87 based on 1972 SIC. 1988-95 based on 1987
     SIC.

2/ Farm income consists of proprietors' net income; the cash wages, pay-in-kind, and other labor income of hired farm workers; and the salaries of officers of corporate farms.

3/ Census Bureau midyear population estimates. Estimates for 1990-95 reflect county population estimates available as of March 1997. The population estimates for the United States, Utah, and Cache, UT, 1991-94, have been adjusted by BEA for consistency with a special, upward adjustment made by the Census Bureau to its 1995 estimate for Cache County. Additionally, as a result of special and test censuses conducted in 1995, the Census Bureau reduced substantially the 1995 population estimates for Yuma, AZ; DeSoto, LA; Dorchester, SC; and Montgomery, TN, but made no adjustments to the estimates for the other years. For these counties, BEA was unable to make adjustments to the population estimates in time for this release, and the estimates of per capita personal income are discontinuous between 1994 and 1995. BEA's further adjustments to the population estimates for 1991-94 will be reflected in the release of State per capita personal income on September 19, 1997 and in the release of local area per capita personal income in the Spring of 1998.

4/ Personal contributions for social insurance are included in earnings by type and industry but excluded from personal income.

5/ The adjustment for residence is the net inflow of the earnings of interarea commuters. For the United States, it consists of adjustments for border workers: Earnings of U.S. residents commuting outside U.S. borders to work less earnings of foreign residents commuting inside U.S. borders to work and of certain Caribbean seasonal workers.

6/   Includes the capital consumption adjustment for rental income of persons.

7/   Includes the inventory valuation and capital consumption adjustments.

8/ "Other" consists of wage and salary disbursements of U.S. residents employed by international organizations and foreign embassies and consulates in the United States.

13/ Estimates for 1979 forward reflect Alaska Census Areas as defined in the 1980 Decennial Census; those for prior years reflect Alaska Census Divisions as defined in the 1970 Decennial Census. Estimates / from 1988 forward separate Aleutian Islands Census Area into Aleutians East Borough and Aleutians West Census Area. Estimates for 1991 forward separate Denali Borough from Yukon-Koyukuk Census Area and Lake and Peninsula Borough from Dillingham Census Area. Estimates from 1993 forward separate Skagway-Yakutat-Angoon Census Area into Skagway-Hoonah-Angoon Census Area and Yakutat Borough.

14/ Cibola, NM was separated from Valencia in June 1981, but in these estimates, Valencia includes Cibola through the end of 1981.

15/ La Paz county, AZ was separated from Yuma county on January 1, 1983. The Yuma, AZ MSA contains La Paz, AZ through 1982.

16/ Shawano, WI and Menominee, WI are combined as Shawano (incl. Menominee), WI for the years prior to 1989.

E    The estimate shown here constitutes the major portion of the true estimate.

(D) Not shown to avoid disclosure of confidential information. Estimates are included in totals.

(L)  Less than $50,000. Estimates are included in totals.

(N)  Data not available for this year.

                                 EXHIBIT III-1
                    Perpetual Bank, A Federal Savings Bank
            General Characteristics of Publicly-Traded Institutions

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 8, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
California Companies
--------------------

AHM    Ahmanson and Co. H.F. of CA         NYSE   Nationwide         M.B.    46,800      368   12-31   10/72  62.94  5,942
GDW    Golden West Fin. Corp. of CA        NYSE   Nationwide         M.B.    39,229      246   12-31   05/59  94.75  5,379
GSB    Glendale Fed. Bk, FSB of CA         NYSE   CA                 Div.    16,433      154   06-30   10/83  34.31  1,731
CSA    Coast Savings Financial of CA       NYSE   California         R.E.     9,040       92   12-31   12/85  62.75  1,170
DSL    Downey Financial Corp. of CA        NYSE   Southern CA        Thrift   5,854       85   12-31   01/71  28.75    769
FED    FirstFed Fin. Corp. of CA           NYSE   Los Angeles CA     R.E.     4,105       25   12-31   12/83  37.75    400
BPLS   Bank Plus Corp. of CA               OTC    Los Angeles CA     R.E.     3,920       37   12-31     /    13.12    254
WES    Westcorp Inc. of Orange CA          NYSE   California         Div.     3,757       26   12-31   05/86  16.87    443
BVCC   Bay View Capital Corp. of CA        OTC    San Francisco CA   M.B.     3,162       41   12-31   05/86  36.12    449
PFFB   PFF Bancorp of Pomona CA            OTC    Southern CA        Thrift   2,615       23   03-31   03/96  19.25    345
CENF   CENFED Financial Corp. of CA        OTC    Los Angeles CA     Thrift   2,305       18   12-31   10/91  39.75    237
AFFFZ  America First Fin. Fund of CA       OTC    San Francisco CA   Div.     2,251       36   12-31     /    50.50    304
HEMT   HF Bancorp of Hemet CA              OTC    Southern CA        Thrift   1,050       19   06-30   06/95  17.00    107
REDF   RedFed Bancorp of Redlands CA       OTC    Southern CA        Thrift     967       14   12-31   04/94  20.00    144
ITLA   Imperial Thrift & Loan of CA (3)    OTC    Los Angeles CA     R.E.       902        9   12-31     /    18.00    141
HTHR   Hawthorne Fin. Corp. of CA          OTC    Southern CA        Thrift     891        6   12-31     /    23.12     71
QCBC   Quaker City Bancorp of CA           OTC    Los Angeles CA     R.E.       847        8   06-30   12/93  21.25     99
PROV   Provident Fin. Holdings of CA       OTC    Southern CA        M.B.       641        9   06-30   06/96  20.87    101
HBNK   Highland Federal Bank of CA         OTC    Los Angeles CA     R.E.       516        8   12-31     /    32.00     74
MBBC   Monterey Bay Bancorp of CA          OTC    West Central CA    Thrift     410        7   12-31   02/95  18.75     61
SGVB   SGV Bancorp of W. Covina CA         OTC    Los Angeles CA     Thrift     409        8   06-30   06/95  18.00     42
BYFC   Broadway Fin. Corp. of CA           OTC    Los Angeles CA     Thrift     125        3   12-31   01/96  13.25     11


Florida Companies
-----------------

OCN    Ocwen Financial Corp. of FL         OTC    Southeast FL       Div.     2,956        1   12-31     /    25.62  1,550
BANC   BankAtlantic Bancorp of FL          OTC    Southeastern FL    M.B.     2,845       60   12-31   11/83  14.25    317
BKUNA  BankUnited SA of FL                 OTC    Miami FL           Thrift   2,145       14   09-30   12/85  12.81    122
FFPB   First Palm Beach Bancorp of FL      OTC    Southeast FL       Thrift   1,808       40   09-30   09/93  38.75    196
HARB   Harbor FSB, MHC of FL (46.6)        OTC    Eastern FL         Thrift   1,131       23   09-30   01/94  65.50    326

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 8, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
Florida Companies (continued)
-----------------------------

FFFL   Fidelity FSB, MHC of FL (47.7)      OTC    Southeast FL       Thrift   1,046       20   12-31   01/94  29.87    203
CMSV   Commty. Svgs, MHC of FL (48.5)      OTC    Southeast FL       Thrift     709       20   12-31   10/94  34.75    177
FFLC   FFLC Bancorp of Leesburg FL         OTC    Central FL         Thrift     383        9   12-31   01/94  23.12     89

Mid-Atlantic Companies
----------------------

DME    Dime Bancorp, Inc. of NY (3)        NYSE   NY,NJ,FL           M.B.    19,413       91   12-31   08/86  26.00  2,639
SVRN   Sovereign Bancorp of PA             OTC    PA,NJ,DE           M.B.    14,601      120   12-31   08/86  19.31  1,724
GPT    GreenPoint Fin. Corp. of NY (3)     NYSE   New York City NY   Thrift  13,094       74   12-31   01/94  68.00  2,912
ASFC   Astoria Financial Corp. of NY       OTC    NY                 Thrift   7,904       45   12-31   11/93  57.00  1,178
LISB   Long Island Bancorp, Inc of NY      OTC    Long Island NY     M.B.     5,931       36   09-30   04/94  48.50  1,165
ALBK   ALBANK Fin. Corp. of Albany NY      OTC    Upstate NY,MA,VT   Thrift   3,717       72   12-30   04/92  44.69    575
ROSE   T R Financial Corp. of NY (3)       OTC    New York City NY   Thrift   3,692       15   12-31   06/93  34.00    598
RSLN   Roslyn Bancorp, Inc. of NY (3)      OTC    Long Island NY     M.B.     3,474        6   12-31   01/97  23.25  1,015
NYB    New York Bancorp, Inc. of NY        NYSE   Southeastern NY    Thrift   3,244       29   09-30   01/88  36.94    788
MLBC   ML Bancorp of Villanova PA          OTC    Philadelphia PA    M.B.     2,316       18   03-31   08/94  29.75    353
CMSB   Cmnwealth Bancorp of PA             OTC    Philadelphia PA    M.B.     2,278       56   06-30   06/96  21.06    342
HARS   Harris SB, MHC of PA (24.3)         OTC    Southeast PA       Thrift   2,110       31   12-31   01/94  19.50    659
NWSB   Northwest SB, MHC of PA (30.7)      OTC    Pennsylvania       Thrift   2,101       53   06-30   11/94  15.25    713
RELY   Reliance Bancorp, Inc. of NY        OTC    New York City NY   Thrift   2,035       28   06-30   03/94  35.50    309
HAVN   Haven Bancorp of Woodhaven NY       OTC    New York City NY   Thrift   1,833       20   12-31   09/93  22.25    195
QCSB   Queens County Bancorp of NY (3)     OTC    New York City NY   Thrift   1,541       13   12-31   11/93  36.19    547
JSB    JSB Financial, Inc. of NY           NYSE   New York City NY   Thrift   1,531       13   12-31   06/90  48.69    482
WSFS   WSFS Financial Corp. of DE (3)      OTC    DE                 Div.     1,496       16   12-31   11/86  20.00    249
OCFC   Ocean Fin. Corp. of NJ              OTC    Eastern NJ         Thrift   1,489       10   12-31   07/96  37.37    306
DIME   Dime Community Bancorp of NY        OTC    New York City NY   Thrift   1,385       15   06-30   06/96  25.50    322
PFSB   PennFed Fin. Services of NJ         OTC    Northern NJ        Thrift   1,364       17   06-30   07/94  34.00    164
MFSL   Maryland Fed. Bancorp of MD         OTC    MD                 Thrift   1,157 J     25   02-28   06/87  26.50    171
YFED   York Financial Corp. of PA          OTC    PA,MD              Thrift   1,156       22   06-30   02/84  25.50    225
FSLA   First SB SLA MHC of NJ (47.5)       OTC    Eastern NJ         Thrift   1,045       16   12-31   07/92  43.00    344
PVSA   Parkvale Financial Corp of PA       OTC    Southwestern PA    Thrift   1,005       28   06-30   07/87  29.00    148
FFIC   Flushing Fin. Corp. of NY (3)       OTC    New York City NY   Thrift     960        7   12-31   11/95  23.25    186

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 8, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------

PSBK   Progressive Bank, Inc. of NY (3)    OTC    Southeast NY       Thrift     885       17   12-31   08/84  35.00    134
PKPS   Poughkeepsie Fin. Corp. of NY       OTC    Southeast NY       Thrift     884       13   12-31   11/85  10.50    132
PWBC   PennFirst Bancorp of PA             OTC    Western PA         Thrift     822        9   12-31   06/90  18.75    100
MBB    MSB Bancorp of Middletown NY (3)    AMEX   Southeastern NY    Thrift     814 J     16   12-31   09/92  30.37     86
GAF    GA Financial Corp. of PA            AMEX   Pittsburgh PA      Thrift     802       13   12-31   03/96  19.56    156
IBSF   IBS Financial Corp. of NJ           OTC    Southwest NJ       Thrift     735       10   09-30   10/94  16.87    185
SFIN   Statewide Fin. Corp. of NJ          OTC    Northern NJ        Thrift     703       16   12-31   10/95  23.12    106
FBBC   First Bell Bancorp of PA            OTC    Pittsburgh PA      Thrift     681        7   12-31   06/95  18.12    118
TSBS   Peoples Bcrp, MHC of NJ (35.9)      OTC    Central NJ         Thrift     639       14   12-31   08/95  37.50    339
THRD   TF Financial Corp. of PA            OTC    Philadelphia PA    Thrift     625       14   06-30   07/94  28.00    114
FSNJ   Bayonne Banchsares of NJ            OTC    Northern NJ        Thrift     609        4   03-31   08/97  12.37    111
FMCO   FMS Financial Corp. of NJ           OTC    Southern NJ        Thrift     582       18   12-31   12/88  32.75     78
PULS   Pulse Bancorp of S. River NJ        OTC    Central NJ         Thrift     526        4   09-30   09/86  26.12     80
FSPG   First Home Bancorp of NJ            OTC    NJ,DE              Thrift     525       10   12-31   04/87  23.75     64
LVSB   Lakeview SB of Paterson NJ          OTC    Northern NJ        Thrift     506 J      8   07-31   12/93  25.00    113
AHCI   Ambanc Holding Co., Inc. of NY (3)  OTC    East-Central NY    Thrift     485 J     12   12-31   12/95  19.37     83
PFNC   Progress Financial Corp. of PA      OTC    Southeastern PA    M.B.       437        9   12-31   07/83  15.50     62
CNY    Carver Bancorp, Inc. of NY          AMEX   New York, NY       Thrift     416        7   03-31   10/94  16.25     38
RARB   Raritan Bancorp. of Raritan NJ (3)  OTC    Central NJ         Thrift     407        6   12-31   03/87  27.25     65
SHEN   First Shenango Bancorp of PA        OTC    Western PA         Thrift     401        4   12-31   04/93  33.00     68
FSBI   Fidelity Bancorp, Inc. of PA        OTC    Southwestern PA    Thrift     381        8   09-30   06/88  27.50     43
FKFS   First Keystone Fin. Corp of PA      OTC    Philadelphia PA    Thrift     373        5   09-30   01/95  35.87     44
PBCI   Pamrapo Bancorp, Inc. of NJ         OTC    Northern NJ        Thrift     372        8   12-31   11/89  24.50     70
FOBC   Fed One Bancorp of Wheeling WV      OTC    Northern WV,OH     Thrift     358        9   12-31   01/95  25.87     61
HARL   Harleysville SA of PA               OTC    Southeastern PA    Thrift     345        4   09-30   08/87  28.50     47
LFBI   Little Falls Bancorp of NJ          OTC    New Jersey         Thrift     324        6   12-31   01/96  20.37     53
CVAL   Chester Valley Bancorp of PA        OTC    Southeastern PA    Thrift     322        7   06-30   03/87  27.25     60
YFCB   Yonkers Fin. Corp. of NY            OTC    Yonkers NY         Thrift     313        4   09-30   04/96  19.00     57
EQSB   Equitable FSB of Wheaton MD         OTC    Central MD         Thrift     308 J      4   09-30   09/93  45.78     28
FIBC   Financial Bancorp, Inc. of NY       OTC    New York, NY       Thrift     297        5   09-30   08/94  24.75     42
CATB   Catskill Fin. Corp. of NY (3)       OTC    Albany NY          Thrift     290        4   09-30   04/96  18.25     85
LFED   Leeds FSB, MHC of MD (36.3)         OTC    Baltimore MD       Thrift     285        1   06-30   05/94  22.75    118
FBER   First Bergen Bancorp of NJ          OTC    Northern NJ        Thrift     285        4   09-30   04/96  18.87     54

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 8, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-Atlantic Companies (continued)
----------------------------------

WVFC   WVS Financial Corp. of PA (3)       OTC    Pittsburgh PA      Thrift     282        5   06-30   11/93  32.00     56
PHFC   Pittsburgh Home Fin. of PA          OTC    Pittsburgh PA      Thrift     273        6   09-30   04/96  19.00     37
WSB    Washington SB, FSB of MD            AMEX   Southeastern MD    Thrift     268 J      4   07-31     /     7.00     30
WYNE   Wayne Bancorp of NJ                 OTC    Northern NJ        Thrift     267        0   12-31   06/96  22.62     46
IFSB   Independence FSB of DC              OTC    Washington DC      Ret.       258 J      2   12-31   06/85  13.25     17
GDVS   Greater DV SB, MHC of PA (19.9) (3) OTC    Southeast PA       Thrift     249        7   12-31   03/95  30.00     98
ESBK   The Elmira SB FSB of Elmira NY (3)  OTC    NY,PA              Thrift     228        6   12-31   03/85  31.25     22
SBFL   SB Fngr Lakes MHC of NY (33.1)      OTC    Western NY         Thrift     228        4   04-30   11/94  29.50     53
HRBF   Harbor Federal Bancorp of MD        OTC    Baltimore MD       Thrift     217        9   03-31   08/94  25.00     42
LARL   Laurel Capital Group of PA          OTC    Southwestern PA    Thrift     210        6   06-30   02/87  27.75     40
PHSB   Ppls Home SB, MHC of PA (45.0)      OTC    Western PA         Thrift     206        9   12-31   07/97  19.00     52
PBHC   OswegoCity SB, MHC of NY (46.) (3)  OTC    NY                 Thrift     193        5   12-31   11/95  28.75     55
PEEK   Peekskill Fin. Corp. of NY          OTC    Southeast NY       Thrift     181        3   06-30   12/95  17.75     57
PLSK   Pulaski SB, MHC of NJ (46.0)        OTC    New Jersey         Thrift     179        6   12-31   04/97  19.00     39
SFED   SFS Bancorp of Schenectady NY       OTC    Eastern NY         Thrift     174        3   12-31   06/95  22.62     28
AFED   AFSALA Bancorp, Inc. of NY          OTC    Central NY         Thrift     159 J      5   12-31   10/96  19.12     28
SKBO   First Carnegie,MHC of PA(45.0)      OTC    Western PA         Thrift     147 J      3   03-31   04/97  18.75     43
PRBC   Prestige Bancorp of PA              OTC                       Thrift     138        0   12-31   06/96  19.25     18
TPNZ   Tappan Zee Fin., Inc. of NY         OTC    Southeast NY       Thrift     124 J      1   03-31   10/95  19.75     29
GOSB   GSB Financial Corp. of NY           OTC    Southeast NY       Thrift     114 P      2   09-30   07/97  16.12     36
WWFC   Westwood Fin. Corp. of NJ           OTC    Northern NJ        Thrift     110        2   03-31   06/96  27.62     18
AFBC   Advance Fin. Bancorp of WV          OTC    Northern Neck WV   Thrift     106        2   06-30   01/97  17.25     19
WHGB   WHG Bancshares of MD                OTC    Baltimore MD       Thrift     100 J      5   09-30   04/96  15.87     23
SHSB   SHS Bancorp, Inc. of PA             OTC    Pittsburgh         Thrift      90 P      4   12/31   10/97  16.25     13
ALBC   Albion Banc Corp. of Albion NY      OTC    Western NY         Thrift      71        2   09-30   07/93  28.00      7
PWBK   Pennwood SB of PA (3)               OTC    Pittsburgh PA      Thrift      48        3   12-31   07/96  19.12     11


Mid-West Companies
-------------------

COFI   Charter One Financial of OH         OTC    OH,MI              Div.    15,197      221   12-31   01/88  64.00  3,172
CFB    Commercial Federal Corp. of NE      NYSE   NE,CO,KS,OK,IA     M.B.     7,207      107   06-30   12/84  50.37  1,087
SPBC   St. Paul Bancorp, Inc. of IL        OTC    Chicago IL         Div.     4,549       52   12-31   05/87  25.00    853

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 8, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  ----   ------- ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-West Companies (continued)
------------------------------

MAFB   MAF Bancorp of IL                   OTC    Chicago IL         Thrift   3,371       20   12-31   01/90  34.00    518
CTZN   CitFed Bancorp of Dayton OH         OTC    Dayton OH          M.B.     3,295       35   03-31   01/92  36.00    467
GTFN   Great Financial Corp. of KY         OTC    Kentucky           M.B.     2,894       45   12-31   03/94  50.56    699
FLGS   Flagstar Bancorp, Inc of MI         OTC    MI                 Thrift   2,033       15   12/31     /    19.12    261
ABCW   Anchor Bancorp Wisconsin of WI      OTC    Wisconsin          M.B.     1,955       35   03-31   07/92  33.37    302
DNFC   D&N Financial Corp. of MI           OTC    MI                 Ret.     1,754       37   12-31   02/85  26.37    217
STFR   St. Francis Cap. Corp. of WI        OTC    Milwaukee WI       Thrift   1,661       23   09-30   06/93  40.63    213
FTFC   First Fed. Capital Corp. of WI      OTC    Southern WI        M.B.     1,560       44   12-31   11/89  30.75    282
FISB   First Indiana Corp. of IN           OTC    Central IN         M.B.     1,547       28   12-31   08/83  27.50    290
ABCL   Allied Bancorp of IL                OTC    Chicago IL         M.B.     1,371       14   09-30   07/92  27.37    220
JSBA   Jefferson Svgs Bancorp of MO        OTC    St. Louis MO,TX    Thrift   1,292 J     32   12-31   04/93  41.75    209
AADV   Advantage Bancorp of WI             OTC    WI,IL              Thrift   1,037       15   09-30   03/92  66.50    215
OFCP   Ottawa Financial Corp. of MI        OTC    Western MI         Thrift     867       26   12-31   08/94  29.12    156
CFSB   CFSB Bancorp of Lansing MI          OTC    Central MI         Thrift     860       17   12-31   06/90  34.87    177
NASB   North American SB of MO             OTC    KS,MO              M.B.       737 J      7   09-30   09/85  54.00    120
GSBC   Great Southern Bancorp of MO        OTC    Southwest MO       Thrift     728       25   06-30   12/89  23.75    192
HOMF   Home Fed Bancorp of Seymour IN      OTC    Southern IN        Thrift     694       16   06-30   01/88  26.50    135
SFSL   Security First Corp. of OH          OTC    Northeastern OH    R.E.       681       13   03-31   01/88  20.37    155
FNGB   First Northern Cap. Corp of WI      OTC    Northeast WI       Thrift     657       20   12-31   12/83  14.00    124
MSBK   Mutual SB, FSB of Bay City MI       OTC    Michigan           M.B.       654       22   12-31   07/92  12.75     55
FFYF   FFY Financial Corp. of OH           OTC    Youngstown OH      Thrift     611       10   06-30   06/93  30.12    124
EMLD   Emerald Financial Corp of OH        OTC    Cleveland OH       Thrift     604       13   12-31     /    19.25     98
AVND   Avondale Fin. Corp. of IL           OTC    Chicago IL         Ret.       597        5   12-31   04/95  16.00     56
HFFC   HF Financial Corp. of SD            OTC    South Dakota       Thrift     575       19   06-30   04/92  26.50     74
FDEF   First Defiance Fin.Corp. of OH      OTC    Northwest OH       Thrift     574        9   06-30   10/95  16.25    146
HMNF   HMN Financial, Inc. of MN           OTC    Southeast MN       Thrift     569        7   12-31   06/94  26.50    112
FFBH   First Fed. Bancshares of AR         OTC    Northern AR        Thrift     547       12   12-31   05/96  22.00    108
FFOH   Fidelity Financial of OH            OTC    Cincinnati OH      Thrift     529        4   12-31   03/96  15.37     86
FCBF   FCB Fin. Corp. of Neenah WI         OTC    Eastern WI         Thrift     523 J      6   03-31   09/93  28.00    109
HFGI   Harrington Fin. Group of IN         OTC    Eastern IN         Thrift     521        3   06-30     /    12.12     39
CAFI   Camco Fin. Corp. of OH              OTC    Eastern OH         M.B.       502       11   12-31     /    24.00     77
FBCI   Fidelity Bancorp of Chicago IL      OTC    Chicago IL         Thrift     498        5   09-30   12/93  23.25     65
CBCI   Calumet Bancorp of Chicago IL       OTC    Chicago IL         Thrift     488        5   06-30   02/92  32.50    103

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 8, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------  ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-West Companies (continued)
------------------------------

FFSX   First FS&LA. MHC of IA (46.1)       OTC    Western IA         Thrift     457       13   06-30   07/92  31.87     90
PERM   Permanent Bancorp of IN             OTC    Southwest IN       Thrift     434       12   03-31   04/94  26.12     55
SFSB   SuburbFed Fin. Corp. of IL          OTC    IL,IN              Thrift     427 J     12   12-31   03/92  34.69     44
HALL   Hallmark Capital Corp. of WI        OTC    Milwaukee WI       Thrift     418        3   06-30   01/94  15.00     43
MCBS   Mid Continent Bancshares of KS      OTC    Central KS         M.B.       405        9   09-30   06/94  42.25     83
CASH   First Midwest Fin. Corp. of IA      OTC    IA,SD              R.E.       405       12   09-30   09/93  21.25     57
FMBD   First Mutual Bancorp of IL          OTC    Central IL         Thrift     402       12   12-31   07/95  20.25     71
PMFI   Perpetual Midwest Fin. of IA        OTC    EastCentral IA     Thrift     402        5   12-31   03/94  30.50     57
WOFC   Western Ohio Fin. Corp. of OH       OTC    Western OH         Thrift     397        6   12-31   07/94  26.87     63
CBSB   Charter Financial Inc. of IL        OTC    Southern IL        Thrift     393 J      8   09-30   12/95  23.12     96
ASBI   Ameriana Bancorp of IN              OTC    Eastern IN,OH      Thrift     393        8   12-31   03/87  20.37     66
FFHH   FSF Financial Corp. of MN           OTC    Southern MN        Thrift     388       11   09-30   10/94  19.75     59
PFSL   Pocahnts Fed, MHC of AR (47.0)      OTC    Northeast AR       Thrift     383        6   09-30   04/94  34.87     57
PVFC   PVF Capital Corp. of OH             OTC    Cleveland OH       R.E.       383        9   06-30   12/92  20.06     52
FFKY   First Fed. Fin. Corp. of KY         OTC    Central KY         Thrift     383        8   06-30   07/87  22.37     93
SWBI   Southwest Bancshares of IL          OTC    Chicago IL         Thrift     375        6   12-31   06/92  25.62     68
INBI   Industrial Bancorp of OH            OTC    Northern OH        Thrift     354       10   12-31   08/95  18.25     94
SMFC   Sho-Me Fin. Corp. of MO             OTC    Southwest MO       Thrift     345        8   12-31   07/94  47.75     72
HBEI   Home Bancorp of Elgin IL            OTC    Northern IL        Thrift     343        5   12-31   09/96  18.50    127
KNK    Kankakee Bancorp of IL              AMEX   Illinois           Thrift     340        9   12-31   01/93  34.38     49
HBFW   Home Bancorp of Fort Wayne IN       OTC    Northeast IN       Thrift     335 J      9   09-30   03/95  27.12     68
HMCI   Homecorp, Inc. of Rockford IL       OTC    Northern IL        Thrift     327        9   12-31   06/90  27.37     47
WFI    Winton Financial Corp. of OH        OTC    Cincinnati OH      R.E.       317 J      5   09-30   08/88  20.00     40
WCBI   WestCo Bancorp of IL                OTC    Chicago IL         Thrift     309        1   12-31   06/92  26.50     66
FSFF   First SecurityFed Fin of IL         OTC    Chicago            Thrift     303 P      5   12-31   10/97  16.50    106
GFCO   Glenway Financial Corp. of OH       OTC    Cincinnati OH      Thrift     293        6   06-30   11/90  18.50     42
PFDC   Peoples Bancorp of Auburn IN        OTC    Northeastern IN    Thrift     291        6   09-30   07/87  25.00     85
CBK    Citizens First Fin.Corp. of IL      AMEX   Central IL         Thrift     278        7   12-31   05/96  18.00     47
EFBI   Enterprise Fed. Bancorp of OH       OTC    Cincinnati OH      Thrift     275        5   09-30   10/94  27.50     55
FBCV   1st Bancorp of Vincennes IN         OTC    Southwestern IN    M.B.       261        1   06-30   04/87  27.50     29
MFBC   MFB Corp. of Mishawaka IN           OTC    Northern IN        Thrift     256        4   09-30   03/94  23.25     38
WAYN   Wayne S&L Co. MHC of OH (47.8)      OTC    Central OH         Thrift     250        6   03-31   06/93  33.00     74
CAPS   Capital Savings Bancorp of MO       OTC    Central MO         Thrift     242        8   06-30   12/93  24.25     46

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 8, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-West Companies (continued)
------------------------------
FFED   Fidelity Fed. Bancorp of IN         OTC    Southwestern IN    Thrift     235        4   06-30   08/87  10.00     28
OHSL   OHSL Financial Corp. of OH          OTC    Cincinnati, OH     Thrift     235        4   12-31   02/93  27.75     34
FFHS   First Franklin Corp. of OH          OTC    Cincinnati OH      Thrift     231        7   12-31   01/88  26.50     32
LARK   Landmark Bancshares of KS           OTC    Central KS         Thrift     228 J      5   09-30   03/94  23.25     39
MBLF   MBLA Financial Corp. of MO          OTC    Northeast MO       Thrift     224        2   06-30   06/93  27.00     34
BFFC   Big Foot Fin. Corp. of IL           OTC    Chicago IL         Thrift     215        3   07-31   12/96  18.87     47
FFFD   North Central Bancshares of IA      OTC    Central IA         Thrift     215        4   12-31   03/96  18.50     60
CMRN   Cameron Fin. Corp. of MO            OTC    Northwest MO       Thrift     212        3   09-30   04/95  20.75     53
GFED   Guarnty FS&LA,MHC of MO (31.0)      OTC    Southwest MO       Thrift     210        4   06-30   04/95  25.37     79
MFFC   Milton Fed. Fin. Corp. of OH        OTC    Southwest OH       Thrift     210        2   09-30   10/94  15.37     35
MWFD   Midwest Fed. Fin. Corp of WI        OTC    Central WI         Thrift     207 J      9   12-31   07/92  27.25     44
WEFC   Wells Fin. Corp. of Wells MN        OTC    Southcentral MN    Thrift     205        7   12-31   04/95  17.50     34
FFBZ   First Federal Bancorp of OH         OTC    Eastern OH         Thrift     204        6   09-30   06/92  19.62     31
HCBB   HCB Bancshares of AR                OTC    Southern AR        Thrift     200 J      6   06-30   05/97  13.62     36
LSBI   LSB Fin. Corp. of Lafayette IN      OTC    Central IN         Thrift     200        4   12-31   02/95  27.75     25
NEIB   Northeast Indiana Bncrp of IN       OTC    Northeast IN       Thrift     190        3   12-31   06/95  20.00     35
FFWC   FFW Corporation of Wabash IN        OTC    Central IN         Thrift     181        3   06-30   04/93  40.50     29
PULB   Pulaski SB, MHC of MO (29.8)        OTC    St. Louis MO       Thrift     180 J      5   09-30   05/94  30.00     63
MARN   Marion Capital Holdings of IN       OTC    Central IN         Thrift     180        2   06-30   03/93  27.00     48
PFED   Park Bancorp of Chicago IL          OTC    Chicago IL         Thrift     175        3   12-31   08/96  18.00     44
EGLB   Eagle BancGroup of IL               OTC    Central IL         Thrift     172        3   12-31   07/96  20.00     24
FFWD   Wood Bancorp of OH                  OTC    Northern OH        Thrift     167        6   06-30   08/93  19.50     41
BWFC   Bank West Fin. Corp. of MI          OTC    Southeast MI       Thrift     165        3   06-30   03/95  17.25     45
JXSB   Jcksnville SB,MHC of IL (45.6)      OTC    Central IL         Thrift     164        4   12-31   04/95  26.25     33
SMBC   Southern Missouri Bncrp of MO       OTC    Southeast MO       Thrift     163        8   06-30   04/94  19.12     31
FBSI   First Bancshares of MO              OTC    Southcentral MO    Thrift     163        6   06-30   12/93  25.37     28
HMLK   Hemlock Fed. Fin. Corp. of IL       OTC    Chicago IL         Thrift     162        3   12-31   04/97  17.12     36
QCFB   QCF Bancorp of Virginia MN          OTC    Northeast MN       Thrift     157 J      2   06-30   04/95  28.50     39
MWBI   Midwest Bancshares, Inc. of IA      OTC    Southeast IA       Thrift     150        4   12-31   11/92  17.75     18
WEHO   Westwood Hmstd Fin Corp of OH       OTC    Cincinnati OH      Thrift     143        2   12-31   09/96  17.75     49
RIVR   River Valley Bancorp of IN          OTC    Southeast IN       Thrift     140 J      3   12-31   12/96  18.62     22
GTPS   Great American Bancorp of IL        OTC    East Central IL    Thrift     140        3   12-31   06/95  19.00     32
FKKYD  Frankfort First Bancorp of KY       OTC    Frankfort KY       Thrift     133        3   06-30   07/95   9.25     30

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 8, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-West Companies (continued)
------------------------------

CLAS   Classic Bancshares of KY            OTC    Eastern KY         Thrift     130 J      3   03-31   12/95  16.37     21
MIFC   Mid Iowa Financial Corp. of IA      OTC    Central IA         Thrift     126 J      6   09-30   10/92  11.75     20
MFCX   Marshalltown Fin. Corp. of IA       OTC    Central IA         Thrift     125        3   09-30   03/94  17.25     24
PTRS   Potters Financial Corp of OH        OTC    Northeast OH       Thrift     123        4   12-31   12/93  17.62     17
NBSI   North Bancshares of Chicago IL      OTC    Chicago IL         Thrift     122        2   12-31   12/93  26.25     25
HFSA   Hardin Bancorp of Hardin MO         OTC    Western MO         Thrift     117        3   03-31   09/95  17.87     15
FFSL   First Independence Corp. of KS      OTC    Southeast KS       Thrift     113        2   09-30   10/93  15.00     15
ASBP   ASB Financial Corp. of OH           OTC    Southern OH        Thrift     112        1   06-30   04/95  13.37     23
BDJI   First Fed. Bancorp. of MN           OTC    Northern MN        Thrift     111        5   09-30   04/95  27.00     18
HFFB   Harrodsburg 1st Fin Bcrp of KY      OTC    Central KY         Thrift     109 J      2   09-30   10/95  17.87     36
DCBI   Delphos Citizens Bancorp of OH      OTC    Northwest OH       Thrift     108        1   09-30   11/96  17.50     34
CBES   CBES Bancorp of MO                  OTC    Western MO         Thrift     107        2   06-30   09/96  21.37     22
FTNB   Fulton Bancorp of MO                OTC    Central MO         Thrift     104        2   06-30   10/96  20.62     35
AMFC   AMB Financial Corp. of IN           OTC    Northwest IN       Thrift     103        4   12-31   04/96  16.00     15
PSFC   Peoples Sidney Fin. Corp of OH      OTC    WestCentral OH     Thrift     103        2   06-30   04/97  17.25     31
MONT   Montgomery Fin. Corp. of IN         OTC    Westcentral IN     Thrift     102        4   06-30   07/97  12.37     20
FTSB   Fort Thomas Fin. Corp. of KY        OTC    Northern KY        Thrift      98        2   09-30   06/95  14.75     22
CNSB   CNS Bancorp of MO                   OTC    Central MO         Thrift      97        5   12-31   06/96  21.00     35
NWEQ   Northwest Equity Corp. of WI        OTC    Northwest WI       Thrift      97        3   03-31   10/94  19.00     16
INCB   Indiana Comm. Bank, SB of IN        OTC    Central IN         Ret.        96        3   06-30   12/94  20.50     19
THR    Three Rivers Fin. Corp. of MI       AMEX   Southwest MI       Thrift      95 J      4   06-30   08/95  20.37     17
GFSB   GFS Bancorp of Grinnell IA          OTC    Central IA         Thrift      94        1   06-30   01/94  16.87     17
WCFB   Wbstr Cty FSB MHC of IA (45.2)      OTC    Central IA         Thrift      94        1   12-31   08/94  21.25     45
CIBI   Community Inv. Bancorp of OH        OTC    NorthCentral OH    Thrift      94        3   06-30   02/95  16.25     15
FFDF   FFD Financial Corp. of OH           OTC    Northeast OH       Thrift      88        1   06-30   04/96  18.00     26
KYF    Kentucky First Bancorp of KY        AMEX   Central KY         Thrift      88        2   06-30   08/95  14.37     19
HZFS   Horizon Fin'l. Services of IA       OTC    Central IA         Thrift      88        3   06-30   06/94  11.50     10
SFFC   StateFed Financial Corp. of IA      OTC    Des Moines IA      Thrift      88        2   06-30   01/94  13.50     21
PFFC   Peoples Fin. Corp. of OH            OTC    Northeast OH       Thrift      86 J      2   09-30   09/96  14.25     21
LOGN   Logansport Fin. Corp. of IN         OTC    Northern IN        Thrift      86        1   12-31   06/95  15.25     19
PSFI   PS Financial of Chicago IL          OTC    Chicago IL         Thrift      86        1   12-31   11/96  17.87     39
SOBI   Sobieski Bancorp of S. Bend IN      OTC    Northern IN        Thrift      84        3   06-30   03/95  19.50     15
FFBI   First Financial Bancorp of IL       OTC    Northern IL        M.B.        84        2   12-31   10/93  20.25      8

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 8, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
Mid-West Companies (continued)
------------------------------

HHFC   Harvest Home Fin. Corp. of OH       OTC    Southwest OH       Thrift      83 M      3   09-30   10/94  14.75     13
PCBC   Perry Co. Fin. Corp. of MO          OTC    EastCentral MO     Thrift      81 J      1   09-30   02/95  23.25     19
MSBF   MSB Financial Corp. of MI           OTC    Southcentral MI    Thrift      77        2   06-30   02/95  19.00     23
HCFC   Home City Fin. Corp. of OH          OTC    Southwest OH       Thrift      70        1   06-30   12/96  17.37     16
MIVI   Miss. View Hold. Co. of MN          OTC    Central MN         Thrift      70 J      1   09-30   03/95  17.50     13
ATSB   AmTrust Capital Corp. of IN         OTC    Northcentral IN    Thrift      70        2   06-30   03/95  14.00      7
GWBC   Gateway Bancorp of KY               OTC    Eastern KY         Thrift      63        2   12-31   01/95  19.62     21
CKFB   CKF Bancorp of Danville KY          OTC    Central KY         Thrift      60        1   12-31   01/95  18.50     17
NSLB   NS&L Bancorp of Neosho MO           OTC    Southwest MO       Thrift      60 J      2   09-30   06/95  18.50     13
LXMO   Lexington B&L Fin. Corp. of MO      OTC    West Central MO    Thrift      59 J      1   09-30   06/96  17.25     20
MRKF   Market Fin. Corp. of OH             OTC    Cincinnati OH      Thrift      56        2   09-30   03/97  15.44     21
CSBF   CSB Financial Group Inc of IL (3)   OTC    Centralia IL       Thrift      49 J      2   09-30   10/95  13.00     12
FLKY   First Lancaster Bncshrs of KY       OTC    Central KY         Thrift      47        1   06-30   07/96  15.75     15
RELI   Reliance Bancshares Inc of WI (3)   OTC    Milwaukee WI       Thrift      47        1   06-30   04/96   9.12     23
HBBI   Home Building Bancorp of IN         OTC    Southwest IN       Thrift      42        2   09-30   02/95  21.25      7
HWEN   Home Financial Bancorp of IN        OTC    Central IN         Thrift      41        1   06-30   07/96  16.44      8
LONF   London Financial Corp. of OH        OTC    Central OH         Thrift      38        1   09-30   04/96  15.75      8
JOAC   Joachim Bancorp of MO               OTC    Eastern MO         Thrift      35        1   03-31   12/95  15.00     11


New England Companies
---------------------

PBCT   Peoples Bank, MHC of CT (40.1) (3)  OTC    Southwestern CT    Div.     7,731       97   12-31   07/88  36.37  2,223
WBST   Webster Financial Corp. of CT       OTC    Central CT         Thrift   6,811       77   12-31   12/86  64.00    867
PHBK   Peoples Heritage Fin Grp of ME (3)  OTC    ME,NH,MA           Div.     6,056      132   12-31   12/86  43.94  1,207
CFX    CFX Corp of NH (3)                  AMEX   NH,MA              M.B.     2,821       43   12-31   02/87  28.75    689
EGFC   Eagle Financial Corp. of CT         OTC    Western CT         Thrift   2,097       19   09-30   02/87  51.81    327
SISB   SIS Bancorp Inc of MA (3)           OTC    Central MA         Div.     1,453       24   12-31   02/95  38.12    213
ANDB   Andover Bancorp, Inc. of MA (3)     OTC    MA,NH              M.B.     1,281       12   12-31   05/86  39.00    201
FESX   First Essex Bancorp of MA (3)       OTC    MA,NH              Div.     1,210       15   12-31   08/87  20.62    155
AFCB   Affiliated Comm BC, Inc of MA       OTC    MA                 Thrift   1,129       12   12-31   10/95  31.50    205
MDBK   Medford Bank of Medford, MA (3)     OTC    Eastern MA         Thrift   1,106       16   12-31   03/86  36.75    167
FAB    FirstFed America Bancorp of MA      AMEX   MA,RI              M.B.     1,036       12   03-31   01/97  21.00    183

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 8, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
New England Companies (continued)
---------------------------------

FFES   First FS&LA of E. Hartford CT       OTC    Central CT         Thrift     987       12   12-31   06/87  37.50    101
BFD    BostonFed Bancorp of MA             AMEX   Boston MA          M.B.       961       10   12-31   10/95  20.37    115
MASB   MassBank Corp. of Reading MA (3)    OTC    Eastern MA         Thrift     933       14   12-31   05/86  45.50    162
DIBK   Dime Financial Corp. of CT (3)      OTC    Central CT         Thrift     922       11   12-31   07/86  30.00    155
MECH   Mechanics SB of Hartford CT (3)     OTC    Hartford CT        Thrift     831       14   12-31   06/96  25.75    136
PBKB   People's SB of Brockton MA (3)      OTC    Southeastern MA    Thrift     717       14   12-31   10/86  20.37     67
NSSB   Norwich Financial Corp. of CT (3)   OTC    Southeastern CT    Thrift     701       19   12-31   11/86  31.25    170
NSSY   Norwalk Savings Society of CT (3)   OTC    Southwest CT       Thrift     617 M      7   12-31   06/94  39.25     95
BKC    American Bank of Waterbury CT (3)   AMEX   Western CT         Thrift     610       15   12-31   12/81  48.62    112
MWBX   MetroWest Bank of MA (3)            OTC    Eastern MA         Thrift     586       11   12-31   10/86   9.00    126
SOSA   Somerset Savings Bank of MA (3)     OTC    Eastern MA         R.E.       520        5   12-31   07/86   4.75     79
SWCB   Sandwich Co-Op. Bank of MA (3)      OTC    Southeastern MA    Thrift     512       11   12-31   07/86  45.00     86
ABBK   Abington Savings Bank of MA (3)     OTC    Southeastern MA    M.B.       502        8   12-31   06/86  36.37     67
EIRE   Emerald Island Bancorp, MA (3)      OTC    Eastern MA         R.E.       443        9   02-31   09/86  32.00     72
BKCT   Bancorp Connecticut of CT (3)       OTC    Central CT         Thrift     424        3   12-31   07/86  24.25    123
WRNB   Warren Bancorp of Peabody MA (3)    OTC    Eastern MA         R.E.       364        6   12-31   07/86  20.50     78
LSBX   Lawrence Savings Bank of MA (3)     OTC    Northeastern MA    Thrift     353        5   12-31   05/86  14.50     62
CEBK   Central Co-Op. Bank of MA (3)       OTC    Eastern MA         Thrift     344 J      8   03-31   10/86  26.25     52
NHTB   NH Thrift Bancshares of NH          OTC    Central NH         Thrift     319       10   12-31   05/86  21.50     45
NMSB   Newmil Bancorp. of CT (3)           OTC    Eastern CT         Thrift     317       13   06-30   02/86  13.37     51
NBN    Northeast Bancorp of ME (3)         OTC    Eastern ME         Thrift     265        8   06-30   08/87  27.94     36
ANE    Alliance Bancorp of New Englan (3)  AMEX   Northern CT        Thrift     242        7   12-31   12/86  17.12     28
HIFS   Hingham Inst. for Sav. of MA (3)    OTC    Eastern MA         Thrift     216        5   12-31   12/88  27.87     36
IPSW   Ipswich SB of Ipswich MA (3)        OTC    Northwest MA       Thrift     203        5   12-31   05/93  13.25     32
HPBC   Home Port Bancorp, Inc. of MA (3)   OTC    Southeastern MA    Thrift     201        2   12-31   08/88  23.62     44
BSBC   Branford SB of CT (3)               OTC    New Haven CT       R.E.       183        5   12-31   11/86   6.00     39
FCME   First Coastal Corp. of ME (3)       OTC    Southern ME        Thrift     149        7   12-31     /    14.62     20
KSBK   KSB Bancorp of Kingfield ME (3)     OTC    Western ME         M.B.       146 J      8   12-31   06/93  16.50     20
MFLR   Mayflower Co-Op. Bank of MA (3)     OTC    Southeastern MA    Thrift     129        4   04-30   12/87  24.75     22
NTMG   Nutmeg FS&LA of CT                  OTC    CT                 M.B.       105        3   12-31     /    13.12     10
FCB    Falmouth Co-Op Bank of MA (3)       AMEX   Southeast MA       Thrift      94 J      2   09-30   03/96  20.25     29
MCBN   Mid-Coast Bancorp of ME             OTC    Eastern ME         Thrift      61        2   03-31   11/89  28.75      7

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 8, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
WAMU   Washington Mutual Inc. of WA (3)    OTC    WA,OR,ID,UT,MT     Div.    95,608      290   12-31   03/83  71.37 18,355
WFSL   Washington FS&LA of Seattle WA      OTC    Western US         Thrift   5,720       89   09-30   11/82  33.12  1,573
IWBK   Interwest SB of Oak Harbor WA       OTC    Western WA         Div.     2,047       31   12-31     /    39.87    321
STSA   Sterling Financial Corp. of WA      OTC    WA,OR              M.B.     1,870       41   06-30     /    21.62    164
FWWB   First Savings Bancorp of WA (3)     OTC    Central WA         Thrift   1,074 J     16   03-31   11/95  26.00    266
KFBI   Klamath First Bancorp of OR         OTC    Southern OR        Thrift     980        7   09-30   10/95  22.31    224
HRZB   Horizon Financial Corp. of WA (3)   OTC    Northwest WA       Thrift     531       12   03-31   08/86  17.50    130
FMSB   First Mutual SB of Bellevue WA (3)  OTC    Western WA         M.B.       451        6   12-31   12/85  18.25     74
CASB   Cascade SB of Everett WA            OTC    Seattle WA         Thrift     426       11   06-30   08/92  12.75     43
RVSB   Riverview Bancorp of WA             OTC    Southwest WA       Thrift     282        9   03-31   10/97  15.50     95
OTFC   Oregon Trail Fin. Corp of OR        OTC    Baker City         Thrift     260 P      2   06-30   10/97  16.00     75
FBNW   FirstBank Corp of Clarkston WA      OTC    West. WA/East ID   Thrift     178        5   03-31   07/97  18.12     36
EFBC   Empire Federal Bancorp of MT        OTC    Southern MT        Thrift     110 P      3   12-31   01/97  16.31     42


South-East Companies
--------------------

FFCH   First Fin. Holdings Inc. of SC      OTC    CHARLESTON SC      Div.     1,713       32   09-30   11/83  48.00    306
LIFB   Life Bancorp of Norfolk VA          OTC    Southeast VA       Thrift   1,486       20   12-31   10/94  35.12    346
FLFC   First Liberty Fin. Corp. of GA      OTC    Georgia            M.B.     1,289 J     31    9-30   12/83  30.75    238
ISBF   ISB Financial Corp. of LA           OTC    SouthCentral LA    Thrift     956       27   12-31   04/95  27.62    191
EBSI   Eagle Bancshares of Tucker GA       OTC    Atlanta GA         Thrift     873       14   03-31   04/86  19.00    108
HFNC   HFNC Financial Corp. of NC          OTC    Charlotte NC       Thrift     867        8   06-30   12/95  14.75    254
VFFC   Virginia First Savings of VA        OTC    Petersburg VA      M.B.       858 J     23   06-30   01/78  25.25    147
CNIT   Cenit Bancorp of Norfolk VA         OTC    Southeastern VA    Thrift     702       19   12-31   08/92  68.00    112
PALM   Palfed, Inc. of Aiken SC            OTC    Southwest SC       Thrift     669       19   12-31   12/85  28.62    152
VABF   Va. Beach Fed. Fin. Corp of VA      OTC    Southeast VA       M.B.       605       12   12-31   11/80  17.25     86
FFFC   FFVA Financial Corp. of VA          OTC    Southern VA        Thrift     567       11   12-31   10/94  33.75    153
CFCP   Coastal Fin. Corp. of SC            OTC    SC                 Thrift     494        9   09-30   09/90  22.75    106
FSPT   FirstSpartan Fin. Corp. of SC       OTC    Northwestern SC    Thrift     482        5   06-30   07/97  37.87    168
TSH    Teche Holding Company of LA         AMEX   Southern LA        Thrift     404        9   09-30   04/95  20.50     70
CFBC   Community First Bnkg Co. of GA      OTC    Westcentral GA     Thrift     395       12   12-31   07/97  39.50     95
COOP   Cooperative Bk.for Svgs. of NC      OTC    Eastern NC         Thrift     360       16   03-31   08/91  18.25     54
FSFC   First So.east Fin. Corp. of SC      OTC    Northwest SC       Thrift     350       11   06-30   10/93  15.12     66
FSTC   First Citizens Corp of GA           OTC    Western GA         M.B.       337        9   03-31   03/86  29.25     80

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 8, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
South-East Companies (continued)
--------------------------------

SOPN   First SB, SSB, Moore Co. of NC      OTC    Central NC         Thrift     295        5   06-30   01/94  23.25     86
UFRM   United FS&LA of Rocky Mount NC      OTC    Eastern NC         M.B.       286        9   12-31   07/80  11.50     35
ANA    Acadiana Bancshares of LA (3)       AMEX   Southern LA        Thrift     274        4   12-31   07/96  23.75     64
PERT   Perpetual of SC, MHC (46.8)         OTC    Northwest SC       Thrift     256 J      6   09-30   10/93  54.75     82
SSFC   South Street Fin. Corp. of NC (3)   OTC    South Central NC   Thrift     241        2   09-30   10/96  19.00     85
FLAG   Flag Financial Corp of GA           OTC    Western GA         M.B.       238        4   12-31   12/86  18.50     38
MERI   Meritrust FSB of Thibodaux LA       OTC    Southeast LA       Thrift     233        8   12-31     /    69.00     53
CFTP   Community Fed. Bancorp of MS        OTC    Northeast MS       Thrift     216        2   09-30   03/96  20.25     94
ESX    Essex Bancorp of VA                 AMEX   VA,NC              M.B.       192        4   12-31   07/90   5.00      5
CFFC   Community Fin. Corp. of VA          OTC    Central VA         Thrift     183        4   03-31   03/88  26.50     34
FTF    Texarkana Fst. Fin. Corp of AR      AMEX   Southwest AR       Thrift     179        5   09-30   07/95  25.50     46
GSFC   Green Street Fin. Corp. of NC       OTC    Southern NC        Thrift     178        3   09-30   04/96  18.25     78
FGHC   First Georgia Hold. Corp of GA      OTC    Southeastern GA    Thrift     156 J      9   09-30   02/87   8.25     25
BFSB   Bedford Bancshares of VA            OTC    Southern VA        Thrift     139        3   09-30   08/94  29.00     33
FFBS   FFBS Bancorp of Columbus MS         OTC    Columbus MS        Thrift     135        3   06-30   07/93  22.50     35
GSLA   GS Financial Corp. of LA            OTC    New Orleans LA     Thrift     131        3   12-31   04/97  17.75     61
PDB    Piedmont Bancorp of NC              AMEX   Central NC         Thrift     127        2   06-30   12/95  10.75     30
CFNC   Carolina Fincorp of NC (3)          OTC    Southcentral NC    Thrift     114        4   06-30   11/96  17.62     33
KSAV   KS Bancorp of Kenly NC              OTC    Central NC         Thrift     110        3   12-31   12/93  22.50     20
CCFH   CCF Holding Company of GA           OTC    Atlanta GA         Thrift     109        5   12-31   07/95  20.00     16
TWIN   Twin City Bancorp of TN             OTC    Northeast TN       Thrift     107        3   12-31   01/95  14.00     18
SRN    Southern Banc Company of AL         AMEX   Northeast AL       Thrift     105 J      4   06-30   10/95  17.69     22
SSM    Stone Street Bancorp of NC          AMEX   Central NC         Thrift     105        2   12-31   04/96  22.50     43
CENB   Century Bancshares of NC (3)        OTC    Charlotte NC       Thrift     101        1   06-30   12/96  83.00     34
SZB    SouthFirst Bancshares of AL         AMEX   Central AL         Thrift      97 J      2   09-30   02/95  20.00     17
SFNB   Security First Netwrk Bk of GA      OTC    GA (Internet)      Div.        79 J      1   12-31     /     8.00     69
SCBS   Southern Commun. Bncshrs of AL      OTC    NorthCentral AL    Thrift      70 J      1   09-30   12/96  18.00     20
SSB    Scotland Bancorp of NC              AMEX   S. Central NC      Thrift      64        2   09-30   04/96  10.37     20
SCCB   S. Carolina Comm. Bnshrs of SC      OTC    Central SC         Thrift      46        1   06-30   07/94  22.87     16
MBSP   Mitchell Bancorp of NC (3)          OTC    Western NC         Thrift      35        1   12-31   07/96  17.87     17


South-West Companies
--------------------

RP FINANCIAL, LC.
------------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700                  Exhibit III-1
                  Characteristics of Publicly-Traded Thrifts
                              December 8, 1997(1)

                                                  Primary           Operating Total          Fiscal  Conv.  Stock    Market
Ticker Financial Institution               Exchg. Market            Strat.(2) Assets  Offices  Year  Date   Price    Value
------ ----------------------------------- ------ ----------------- --------  ------  -------  ----  -----  ------  ------
                                                                              ($Mil)                          ($)   ($Mil)
South-West Companies (continued)
--------------------------------

CBSA   Coastal Bancorp of Houston TX       OTC    Houston TX         M.B.     2,930       37   12-31     /    29.00    145
FBHC   Fort Bend Holding Corp. of TX       OTC    Eastcentral TX     M.B.       319        5   03-31   06/93  19.62     32
JXVL   Jacksonville Bancorp of TX          OTC    East Central TX    Thrift     226 J      6   09-30   04/96  19.12     48
FFDB   FirstFed Bancorp of AL              OTC    Central AL         Thrift     176        7   03-31   11/91  21.28     24
ETFS   East Texas Fin. Serv. of TX         OTC    Northeast TX       Thrift     116        2   09-30   01/95  20.00     21
GUPB   GFSB Bancorp of Gallup NM           OTC    Northwest NM       Thrift     110        1   06-30   06/95  20.25     16
AABC   Access Anytime Bancorp of NM        OTC    Eastern NM         Thrift     106        3   12-31   08/86  10.12     12


Western Companies (Excl CA)
---------------------------

FFBA   First Colorado Bancorp of Co        OTC    Denver CO          Thrift   1,513       26   12-31   01/96  25.50    420
WSTR   WesterFed Fin. Corp. of MT          OTC    MT                 Thrift     999       35   06-30   01/94  24.75    138
GBCI   Glacier Bancorp of MT               OTC    Western MT         Div.       574       16   12-31   03/84  22.06    150
UBMT   United Fin. Corp. of MT             OTC    Central MT         Thrift     103        4   12-31   09/86  26.00     32
TRIC   Tri-County Bancorp of WY            OTC    Southeastern WY    Thrift      88        2   12-31   09/93  27.50     16
CRZY   Crazy Woman Creek Bncorp of WY      OTC    Northeast WY       Thrift      60        1   09-30   03/96  15.37     15

Other Areas
-----------

NOTES: (1) Or most recent date available (M=March, S=September, D=December,
           J=June, E=Estimated, and P=Pro Forma)
       (2) Operating strategies are: Thrift=Traditional Thrift, M.B.=Mortgage Banker, R.E.=Real Estate Developer, Div.=Diversified, and Ret.=Retail Banking.
       (3) FDIC savings bank.

Source: Corporate offering circulars, SNL Securities Quarterly Thrift Report, and financial reports of publicly Traded Thrifts.

Date of Last Update: 12/08/97

                                 EXHIBIT III-2
                    Perpetual Bank, A Federal Savings Bank
                      South Carolina Savings Institutions

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                                 Exhibit III-2
                          Market Pricing Comparatives
                         Prices As of December 5, 1997


                                            Market       Per Share Data
                                        Capitalization  ----------------
                                        ---------------  Core    Book          Pricing Ratios(3)
                                        Price/   Market  12-Mth  Value/  -------------------------------------
Financial Institution                  Share(1)  Value   EPS(2)  Share    P/E     P/B     P/A    P/TB   P/CORE
---------------------                  --------  -----   ------  -----    ---     ---     ---    ----   ------
                                          ($)    ($Mil)   ($)     ($)     (X)     (%)     (%)    (%)     (X)
SAIF-Insured Thrifts                     23.92   183.12   1.12   15.17   19.32  158.46   19.36  163.19   20.17
State of SC                              32.87   148.78   1.31   17.49   19.91  219.96   27.27  219.96   21.64

Comparable Group
----------------

State of SC
-----------
CFCP  Coastal Fin. Corp. of SC           22.75   105.72   1.08    6.97   18.20  326.40   21.40  326.40   21.06
FFCH  First Fin. Holdings Inc. of SC     48.00   305.66   2.16   16.45   21.62  291.79   17.84  291.79   22.22
FSFC  First So.east Fin. Corp. of SC(7)  15.12    66.35   0.81    8.20   18.67  184.39   18.95  184.39   18.67
FSPT  FirstSpartan Fin. Corp. of SC      37.87   167.76   1.25   29.17      NM  129.83   34.78  129.83      NM
PALM  Palfed, Inc. of Aiken SC(7)        28.62   151.66   0.84   10.74      NM  266.48   22.69  266.48      NM
PERT  Perpetual of SC, MHC (46.8)(7)     54.75    38.60   1.58   20.13      NM  271.98   32.16  271.98      NM
SCCB  S. Carolina Comm. Bnshrs of SC     22.87    15.99   0.75   17.35      NM  131.82   35.04  131.82      NM
--------------------------------------------------------------------------------------------------------------


                                               Dividends(4)                Financial Characteristics(6)
                                         ----------------------- -------------------------------------------------------
                                                                                            Reported         Core
                                         Amount/         Payout   Total  Equity/  NPAs/  ---------------- --------------
Financial Institution                      Share   Yield Ratio(5) Assets  Assets  Assets   ROA     ROE     ROA     ROE
---------------------                      -----   ----- -------- ------  ------  ------   ---     ---     ---     ---
                                            ($)     (%)    (%)   ($Mil)    (%)    (%)     (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                        0.37   1.58   30.15   1,198   13.01    0.77    0.89    8.08    0.88    7.82
State of SC                                 0.60   1.89   40.07     684   16.51    0.79    1.05   11.07    1.00   10.31

Comparable Group
----------------

State of SC
-----------
CFCP  Coastal Fin. Corp. of SC              0.36   1.58   33.33     494    6.56    0.10    1.21   19.41    1.05   16.77
FFCH  First Fin. Holdings Inc. of SC        0.84   1.75   38.89   1,713    6.12    1.49    0.87   14.24    0.85   13.86
FSFC  First So.east Fin. Corp. of SC(7)     0.24   1.59   29.63     350   10.28    0.24    1.05   10.32    1.05   10.32
FSPT  FirstSpartan Fin. Corp. of SC         0.60   1.58   48.00     482   26.79    0.69    0.96    6.28    0.96    6.28
PALM  Palfed, Inc. of Aiken SC(7)           0.12   0.42   14.29     669    8.51    2.04    0.39    4.82    0.67    8.26
PERT  Perpetual of SC, MHC (46.8)(7)        1.40   2.56      NM     256   11.82    0.12    0.78    6.37    1.05    8.60
SCCB  S. Carolina Comm. Bnshrs of SC        0.60   2.62      NM      46   26.59    0.87    1.15    4.34    1.15    4.34
-----------------------------------------------------------------------------------------------------------------------

(1)  Average of High/Low or Bid/Ask price per share.

(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4)  Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.


Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT III-3
                    Perpetual Bank, A Federal Savings Bank
                    Selected Southeast Savings Institutions

RP FINANCIAL, LC.
----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                                 Exhibit III-3
                          Market Pricing Comparatives
                         Prices As of December 5, 1997

                                              Market             Per Share Data
                                          Capitalization        ----------------               Pricing Ratios(3)
                                        ------------------      Core      Book    ------------------------------------------
                                        Price/      Market      12-Mth    Value/
Financial Institution                   Share(1)     Value      EPS(2)    Share      P/E      P/B    P/A      P/TB    P/CORE
---------------------                   --------    ------      ------    ------  -------  -------  ------  -------  -------
                                           ($)      ($Mil)        ($)       ($)      (X)      (%)     (%)      (%)      (x)

SAIF-Insured Thrifts                     23.92      183.12       1.12     15.17    19.32   158.46   19.36   163.19    20.17
Special Selection Grouping(8)            24.18       65.52       1.01     17.86    21.00   139.17   28.94   140.43    22.10

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
ANA   Acadiana Bancshares of LA          23.75       64.05       0.94     17.22    24.48   137.92   23.38   137.92    25.27
BFSB  Bedford Bancshares of VA           29.00       33.12       1.38     17.18    20.86   168.80   23.80   168.80    21.01
----------------------------------------------------------------------------------------------------------------------------
CFNC  Carolina Fincorp of NC             17.62       32.61       0.68     13.92    25.17   126.58   28.59   126.58    25.91
CENB  Century Bancshares of NC           83.00       33.78       4.20     75.12    19.81   110.49   33.47   110.49    19.76
CFTP  Community Fed. Bancorp of MS       20.25       93.74       0.65     12.47       NM   162.39   43.41   162.39       NM
----------------------------------------------------------------------------------------------------------------------------
CFFC  Community Fin. Corp. of VA         26.50       33.79       1.51     18.99    17.67   139.55   18.43   139.55    17.55
----------------------------------------------------------------------------------------------------------------------------
CFBC  Community First Bnkg Co. of GA     39.50       95.35       1.29     29.10       NM   135.74   24.17   137.58       NM
FFBS  FFBS Bancorp of Columbus MS        22.50       35.37       1.16     14.34    19.40   156.90   26.21   156.90    19.40
----------------------------------------------------------------------------------------------------------------------------
FFFC  FFVA Financial Corp. of VA         33.75      152.62       1.63     16.70    19.85   202.10   26.90   206.30    20.71
SOPN  First SB, SSB, Moore Co. of NC     23.25       85.72       1.32     18.43    17.61   126.15   29.03   126.15    17.61
----------------------------------------------------------------------------------------------------------------------------
FSPT  FirstSpartan Fin. Corp. of SC      37.87      167.76       1.25     29.17       NM   129.83   34.78   129.83       NM
GSLA  GS Financial Corp. of LA           17.75       61.02       0.41     16.44       NM   107.97   46.56   107.97       NM
GSFC  Green Street Fin. Corp. of NC      18.25       78.44       0.65     14.65    28.08   124.57   44.07   124.57    28.08
HFNC  HFNC Financial Corp. of NC         14.75      253.58       0.53      9.48    23.79   155.59   29.25   155.59    27.83
ISBF  ISB Financial Corp. of LA          27.62      190.61       0.96     16.70    28.47   165.39   19.94   193.28    28.77
KSAV  KS Bancorp of Kenly NC             22.50       19.91       1.39     16.45    16.07   136.78   18.11   136.86    16.19
----------------------------------------------------------------------------------------------------------------------------
MBSP  Mitchell Bancorp of NC             17.87       16.64       0.59     15.36       NM   116.34   48.10   116.34       NM
PDB   Piedmont Bancorp of NC             10.75       29.57       0.25      7.56       NM   142.20   23.37   142.20       NM
SCCB  S. Carolina Comm. Bnshrs of SC     22.87       15.99       0.75     17.35       NM   131.82   35.04   131.82       NM
----------------------------------------------------------------------------------------------------------------------------
SSB   Scotland Bancorp of NC             10.37       19.85       0.65      7.61    15.71   136.27   30.82   136.27    15.95
SFNB  Security First Netwrk Bk of GA(7)   8.00       68.96      -3.38      3.02       NM   264.90   87.72   269.36       NM
SSFC  South Street Fin. Corp. of NC      19.00       85.42       0.65     13.73       NM   138.38   35.51   138.38    29.23
SZB   SouthFirst Bancshares of AL        20.00       16.96       0.25     16.06       NM   124.53   17.43   124.53       NM
SRN   Southern Banc Company of AL        17.69       21.76       0.43     14.58       NM   121.33   20.64   122.59       NM
SCBS  Southern Commun. Bncshrs of AL     18.00       20.47       0.54     13.20       NM   136.36   29.08   136.36       NM
SSM   Stone Street Bancorp of NC         22.50       42.71       0.86     16.32    26.16   137.87   40.76   137.87    26.16
----------------------------------------------------------------------------------------------------------------------------
TSH   Teche Holding Company of LA        20.50       70.48       1.07     15.81    18.30   129.66   17.44   129.66    19.16
----------------------------------------------------------------------------------------------------------------------------
FTF   Texarkana Fst. Fin. Corp of AR     25.50       45.57       1.61     15.32    15.84   166.45   25.50   166.45    15.84
----------------------------------------------------------------------------------------------------------------------------
TWIN  Twin City Bancorp of TN            14.00       17.81       0.60     10.88    19.72   128.68   16.65   128.68    23.33
----------------------------------------------------------------------------------------------------------------------------



                                              Dividends(4)                            Financial Characteristics(6)
                                        ---------------------------   ------------------------------------------------------------
                                                                                                     Reported           Core
                                        Amount/             Payout     Total    Equity/   NPAs/   --------------   ---------------
Financial Institution                   Share      Yield   Ratio(5)   Assets    Assets   Assets     ROA     ROE     ROA      ROE
---------------------                   -------    -----   --------   -------   ------   ------   -------  -----   -----   -------
                                           ($)       (%)       (%)     ($Mil)       (%)     (%)      (%)     (%)     (%)     (%)
SAIF-Insured Thrifts                       0.37     1.58     30.15     1,198     13.01     0.77     0.89    8.08    0.88    7.82
Special Selection Grouping(8)              0.51     2.18     49.77       240     21.44     0.65     1.12    5.45    1.16    5.70

Comparable Group
----------------

Special Comparative Group(8)
----------------------------
ANA   Acadiana Bancshares of LA            0.36     1.52     38.30       274     16.95     0.50     0.98    5.64    0.95    5.46
BFSB  Bedford Bancshares of VA             0.56     1.93     40.58       139     14.10     0.52     1.20    8.41    1.19    8.35
----------------------------------------------------------------------------------------------------------------------------------
CFNC  Carolina Fincorp of NC               0.24     1.36     35.29       114     22.59     0.16     1.17    5.03    1.14    4.89
CENB  Century Bancshares of NC             2.00     2.41     47.62       101     30.29     0.25     1.69    5.60    1.70    5.62
CFTP  Community Fed. Bancorp of MS         0.30     1.48     46.15       216     26.73     0.50     1.47    4.77    1.45    4.70
----------------------------------------------------------------------------------------------------------------------------------
CFFC  Community Fin. Corp. of VA           0.56     2.11     37.09       183     13.21     0.56     1.12    8.18    1.13    8.23
----------------------------------------------------------------------------------------------------------------------------------
CFBC  Community First Bnkg Co. of GA       0.60     1.52     46.51       395     17.80     2.19     0.74    4.46    0.74    4.46
FFBS  FFBS Bancorp of Columbus MS          0.50     2.22     43.10       135     16.70     0.58     1.41    7.48    1.41    7.48
----------------------------------------------------------------------------------------------------------------------------------
FFFC  FFVA Financial Corp. of VA           0.48     1.42     29.45       567     13.31     0.16     1.40   10.28    1.35    9.86
SOPN  First SB, SSB, Moore Co. of NC       0.88     3.78     66.67       295     23.01     0.29     1.75    7.26    1.75    7.26
----------------------------------------------------------------------------------------------------------------------------------
FSPT  FirstSpartan Fin. Corp. of SC        0.60     1.58     48.00       482     26.79     0.69     0.96    6.28    0.96    6.28
GSLA  GS Financial Corp. of LA             0.28     1.58     68.29       131     43.13     0.14     1.25    3.81    1.25    3.81
GSFC  Green Street Fin. Corp. of NC        0.44     2.41     67.69       178     35.38     0.10     1.59    4.45    1.59    4.45
HFNC  HFNC Financial Corp. of NC           0.28     1.90     52.83       867     18.80     0.92     1.23    5.43    1.05    4.64
ISBF  ISB Financial Corp. of LA            0.50     1.81     52.08       956     12.05     0.27     0.75    5.87    0.74    5.81
KSAV  KS Bancorp of Kenly NC               0.60     2.67     43.17       110     13.24     0.53     1.21    8.81    1.20    8.74
----------------------------------------------------------------------------------------------------------------------------------
MBSP  Mitchell Bancorp of NC               0.40     2.24     67.80        35     41.35     2.25     1.61    3.77    1.61    3.77
PDB   Piedmont Bancorp of NC               0.40     3.72        NM       127     16.43     0.89    -0.24   -1.28    0.55    2.91
SCCB  S. Carolina Comm. Bnshrs of SC       0.60     2.62        NM        46     26.59     0.87     1.15    4.34    1.15    4.34
----------------------------------------------------------------------------------------------------------------------------------
SSB   Scotland Bancorp of NC               0.30     2.89     46.15        64     22.62       NA     1.86    5.47    1.83    5.39
SFNB  Security First Netwrk Bk of GA(7)    0.00     0.00        NM        79     33.11       NA   -29.36      NM  -30.07      NM
SSFC  South Street Fin. Corp. of NC        0.40     2.11     61.54       241     25.66     0.31     1.21    5.34    1.25    5.51
SZB   SouthFirst Bancshares of AL          0.50     2.50        NM        97     14.00     0.75    -0.03   -0.19    0.23    1.62
SRN   Southern Banc Company of AL          0.35     1.98        NM       105     17.01       NA     0.14    0.79    0.50    2.84
SCBS  Southern Commun. Bncshrs of AL       0.30     1.67     55.56        70     21.33     2.48     0.55    3.24    0.90    5.30
SSM   Stone Street Bancorp of NC           0.45     2.00     52.33       105     29.57     0.23     1.54    4.69    1.54    4.69
----------------------------------------------------------------------------------------------------------------------------------
TSH   Teche Holding Company of LA          0.50     2.44     46.73       404     13.45     0.28     0.98    7.29    0.93    6.97
----------------------------------------------------------------------------------------------------------------------------------
FTF   Texarkana Fst. Fin. Corp of AR       0.56     2.20     34.78       179     15.32     0.23     1.70   10.74    1.70   10.74
----------------------------------------------------------------------------------------------------------------------------------
TWIN  Twin City Bancorp of TN              0.40     2.86     66.67       107     12.94     0.16     0.85    6.65    0.72    5.62
----------------------------------------------------------------------------------------------------------------------------------


(1)  Average of High/Low or Bid/Ask price per share.

(2) EPS (estimate core basis) is based on actual trailing twelve month data, adjusted to omit non-operating items (including the SAIF assessment) on a tax effected basis.

(3) P/E = Price to earnings; P/B = Price to book; P/A = Price to assets; P/TB = Price to tangible book value; and P/CORE = Price to estimated core earnings.

(4)  Indicated twelve month dividend, based on last quarterly dividend declared.

(5) Indicated dividend as a percent of trailing twelve month estimated core earnings.

(6) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month earnings and average equity and assets balances.

(7) Excludes from averages those companies the subject of actual or rumored acquisition activities or unusual operating characteristics.

(8)  Includes South-East Companies; Equity/Assets (greater than)12%;


Source: Corporate reports, offering circulars, and RP Financial, LC. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                 EXHIBIT IV-1
                    Perpetual Bank, A Federal Savings Bank
                                 Stock Prices:
                            As of December 5, 1997

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                                 Exhibit IV-1A
                     Weekly Thrift Market Line - Part One
                         Prices As Of December 5, 1997


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(300)                     23.87   5,865   189.5        25.00   15.44   23.35    1.93  253.19    48.43
NYSE Traded Companies(10)                     47.41  33,668 1,819.0        48.73   28.24   45.35    4.00  348.95    54.15
AMEX Traded Companies(16)                     18.21   3,147    57.0        20.34   12.89   17.98    1.06  287.93    33.15
NASDAQ Listed OTC Companies(274)              23.27   4,920   132.5        24.33   15.08   22.80    1.90  240.08    49.10
California Companies(21)                      31.53  18,713   891.4        32.85   18.82   30.34    3.95  171.26    56.08
Florida Companies(5)                          22.91  20,239   454.8        24.64   13.65   22.56    1.31  189.23    53.92
Mid-Atlantic Companies(59)                    25.46   6,729   187.8        26.33   15.71   24.97    1.74  228.03    58.65
Mid-West Companies(144)                       22.02   3,622   104.3        22.95   14.52   21.64    1.51  282.88    44.58
New England Companies(9)                      29.72   5,017   191.4        30.62   17.51   28.99    2.40  455.94    65.16
North-West Companies(8)                       23.91  11,774   347.8        25.33   17.45   23.54    1.41  187.85    38.97
South-East Companies(41)                      23.58   3,451    81.2        25.58   16.18   22.86    2.97  239.62    40.76
South-West Companies(7)                       19.91   1,905    42.6        22.00   13.66   19.94   -0.12   49.93    45.60
Western Companies (Excl CA)(6)                23.53   5,273   128.5        24.46   16.16   22.82    3.29  392.36    39.44
Thrift Strategy(241)                          22.66   3,718    96.1        23.77   15.00   22.32    1.47  228.48    46.41
Mortgage Banker Strategy(36)                  29.33  14,731   630.5        30.20   17.41   27.99    4.02  326.82    60.50
Real Estate Strategy(9)                       27.62   7,823   255.5        28.74   16.19   26.74    3.96  242.33    56.26
Diversified Strategy(10)                      34.47  30,268 1,065.8        36.93   20.50   32.71    4.56  225.56    50.99
Retail Banking Strategy(4)                    18.54   4,340    96.8        20.12   11.66   17.97    1.83  381.94    38.84
Companies Issuing Dividends(254)              24.19   5,566   188.1        25.34   15.68   23.67    1.89  267.30    47.09
Companies Without Dividends(46)               21.99   7,633   197.4        22.98   13.99   21.51    2.15  165.27    57.66
Equity/Assets (less than) 6%(23)              30.09  19,214   690.6        31.25   17.41   29.09    3.51  215.55    62.64
Equity/Assets 6-12%(142)                      26.23   5,749   209.4        27.20   15.88   25.56    2.27  269.22    56.99
Equity/Assets (greater than) 12%(135)         20.60   3,733    86.6        21.89   14.69   20.32    1.34  215.20    36.78
Converted Last 3 Mths (no MHC)(3)             16.25   3,974    64.7        16.58   15.13   16.02    1.43    0.00     0.00
Actively Traded Companies(39)                 35.33  18,235   808.5        36.23   20.92   34.03    3.50  292.75    64.05
Market Value Below $20 Million(50)            17.74     874    14.6        18.89   12.40   17.66    0.74  283.22    41.06
Holding Company Structure(266)                23.96   5,618   186.8        25.11   15.63   23.45    1.95  240.37    46.93
Assets Over $1 Billion(60)                    34.58  19,090   741.1        35.69   20.78   33.27    4.00  286.80    56.23
Assets $500 Million-$1 Billion(49)            24.36   5,454   119.3        25.44   14.97   23.72    2.63  300.03    55.60
Assets $250-$500 Million(65)                  23.46   2,779    61.7        24.60   15.25   23.11    1.27  227.17    53.06
Assets less than $250 Million(126)            18.94   1,480    26.9        20.10   13.25   18.76    1.03  159.33    39.19
Goodwill Companies(122)                       27.82  10,091   336.2        28.86   17.06   27.00    2.88  279.73    54.72
Non-Goodwill Companies(178)                   21.25   3,065    92.2        22.44   14.36   20.94    1.30  215.75    44.04
Acquirors of FSLIC Cases(10)                  44.51  35,626 1,970.5        45.36   26.65   42.61    3.55  365.71    56.04



                                                 Current Per Share Financials
                                             ----------------------------------------
                                                                      Tangible
                                             Trailing  12 Mo.   Book    Book
                                              12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                         EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                        -------- ------- ------- ------- -------
                                                 ($)     ($)     ($)     ($)     ($)

Market Averages. SAIF-Insured Thrifts(no MHC)
---------------------------------------------
SAIF-Insured Thrifts(300)                      1.17    1.15   15.40   14.97   148.05
NYSE Traded Companies(10)                      2.79    2.65   22.22   21.43   338.78
AMEX Traded Companies(16)                      0.60    0.71   14.05   13.85   107.51
NASDAQ Listed OTC Companies(274)               1.14    1.11   15.21   14.78   142.88
California Companies(21)                       1.73    1.61   17.45   16.86   265.86
Florida Companies(5)                           1.17    0.85   11.42   10.73   171.97
Mid-Atlantic Companies(59)                     1.31    1.31   16.00   15.39   164.56
Mid-West Companies(144)                        1.06    1.04   15.11   14.81   126.64
New England Companies(9)                       1.30    1.46   17.47   16.71   236.67
North-West Companies(8)                        1.13    1.07   14.49   13.93   129.56
South-East Companies(41)                       0.99    0.96   14.52   14.22   112.14
South-West Companies(7)                        1.30    1.30   15.15   14.39   194.42
Western Companies (Excl CA)(6)                 1.16    1.16   16.28   15.61   108.86
Thrift Strategy(241)                           1.08    1.08   15.54   15.18   132.71
Mortgage Banker Strategy(36)                   1.60    1.47   15.12   14.20   220.19
Real Estate Strategy(9)                        1.66    1.60   14.81   14.52   225.37
Diversified Strategy(10)                       1.93    1.73   14.11   13.56   195.62
Retail Banking Strategy(4)                    -0.35   -0.45   12.75   12.17   195.11
Companies Issuing Dividends(254)               1.21    1.18   15.52   15.05   144.64
Companies Without Dividends(46)                0.91    0.92   14.70   14.47   168.21
Equity/Assets (less than) 6%(23)               1.67    1.69   14.20   13.24   287.51
Equity/Assets 6-12%(142)                       1.40    1.35   15.39   14.77   182.47
Equity/Assets (greater than) 12%(135)          0.87    0.87   15.60   15.44    92.32
Converted Last 3 Mths (no MHC)(3)              0.54    0.54   13.31   13.31    70.71
Actively Traded Companies(39)                  1.95    1.95   17.26   16.62   228.67
Market Value Below $20 Million(50)             0.81    0.82   14.60   14.56   113.53
Holding Company Structure(266)                 1.15    1.12   15.65   15.23   145.24
Assets Over $1 Billion(60)                     1.83    1.78   17.18   15.98   243.29
Assets $500 Million-$1 Billion(49)             1.25    1.17   14.44   13.93   154.37
Assets $250-$500 Million(65)                   1.17    1.16   15.75   15.37   151.21
Assets less than $250 Million(126)             0.82    0.83   14.77   14.71   100.03
Goodwill Companies(122)                        1.45    1.41   15.78   14.70   193.04
Non-Goodwill Companies(178)                    0.98    0.97   15.15   15.15   118.24
Acquirors of FSLIC Cases(10)                   2.56    2.52   20.88   19.72   332.65

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of December 5, 1997

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(60)                       27.49   8,002   246.3        28.38   16.82   26.80    2.60  262.87    59.25
NYSE Traded Companies(2)                      47.00  72,159 2,775.5        47.69   30.12   45.44    4.64  158.45    59.71
AMEX Traded Companies(6)                      28.02   2,187    64.0        28.82   15.90   27.52    1.15  166.38    66.54
NASDAQ Listed OTC Companies(52)               26.60   5,890   158.0        27.51   16.35   25.93    2.66  278.02    58.44
California Companies(1)                       18.00   7,847   141.2        21.25   14.00   18.00    0.00    0.00    20.00
Mid-Atlantic Companies(15)                    29.55  17,474   579.2        30.44   17.92   28.49    4.14  190.07    59.62
Mid-West Companies(2)                         11.06   1,707    17.4        11.12    8.25   10.69    3.41    0.00    31.78
New England Companies(33)                     27.78   4,521   133.3        28.68   16.18   27.29    1.67  292.67    67.11
North-West Companies(4)                       20.58   7,249   156.9        21.56   13.09   20.02    2.88  153.46    54.20
South-East Companies(5)                       32.25   2,076    46.5        32.92   23.29   31.22    3.17    0.00    36.06
Thrift Strategy(43)                           27.45   4,912   168.8        28.33   16.86   26.85    2.33  256.68    58.59
Mortgage Banker Strategy(7)                   28.57  31,238   799.1        29.75   16.85   27.60    3.69  281.08    71.75
Real Estate Strategy(5)                       19.25   5,823   109.6        21.31   14.38   19.31   -0.29  508.31    28.33
Diversified Strategy(5)                       30.67  13,256   456.0        30.67   17.56   28.93    5.55  202.18    69.26
Companies Issuing Dividends(52)               29.13   8,456   269.3        29.99   17.81   28.40    2.57  263.88    59.35
Companies Without Dividends(8)                16.43   4,948    91.9        17.55   10.13   16.05    2.74  248.69    58.62
Equity/Assets less than 6%(5)                 19.91  29,899   746.5        20.16   10.16   19.19    3.49  192.41    96.30
Equity/Assets 6-12%(39)                       30.07   6,372   240.7        31.13   17.67   29.46    1.87  279.06    63.72
Equity/Assets greater than 12%(16)            23.90   5,990   133.0        24.59   16.66   23.04    3.92   53.24    39.25
Actively Traded Companies(18)                 30.00  11,760   343.8        31.01   18.22   29.24    2.68  299.47    58.58
Market Value Below $20 Million(4)             16.15     951    14.9        16.50   10.81   15.70    3.12    0.00    45.39
Holding Company Structure(40)                 26.54   6,571   183.6        27.44   16.51   25.97    2.31  245.17    56.77
Assets Over $1 Billion(14)                    34.32  24,469   847.4        35.05   20.69   33.02    4.24  242.13    63.31
Assets $500 Million-$1 Billion(16)            30.35   5,008   123.6        31.44   18.03   29.54    3.03  245.86    60.04
Assets $250-$500 Million(13)                  22.14   3,342    69.1        23.13   13.20   22.09    0.63  296.73    63.11
Assets less than $250 Million(17)             23.43   1,549    29.8        24.17   15.39   22.85    2.43  271.01    52.39
Goodwill Companies(30)                        30.93  11,423   381.8        31.80   18.52   30.21    2.39  261.61    61.36
Non-Goodwill Companies(30)                    24.04   4,580   110.7        24.95   15.11   23.39    2.81  265.39    57.22



                                                   Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)
Market Averages. BIF-Insured Thrifts(no MHC)
--------------------------------------------
BIF-Insured Thrifts(60)                          1.59    1.52   15.85   14.99   153.09
NYSE Traded Companies(2)                         2.34    2.29   20.01   12.88   248.52
AMEX Traded Companies(6)                         1.34    1.15   17.59   15.21   172.94
NASDAQ Listed OTC Companies(52)                  1.58    1.53   15.49   15.05   146.91
California Companies(1)                          1.52    1.52   12.32   12.27   114.89
Mid-Atlantic Companies(15)                       1.34    1.30   16.10   14.20   170.74
Mid-West Companies(2)                            0.21    0.26   11.08   10.73    35.43
New England Companies(33)                        1.91    1.80   14.67   14.10   168.95
North-West Companies(4)                          1.05    1.02   11.21   10.83    95.73
South-East Companies(5)                          1.42    1.41   27.07   27.07   100.38
Thrift Strategy(43)                              1.56    1.49   16.45   15.52   148.63
Mortgage Banker Strategy(7)                      1.58    1.55   14.32   13.84   180.63
Real Estate Strategy(5)                          1.78    1.67   11.27   11.24   105.38
Diversified Strategy(5)                          1.80    1.75   13.54   12.55   190.42
Companies Issuing Dividends(52)                  1.57    1.50   16.59   15.62   161.96
Companies Without Dividends(8)                   1.69    1.67   10.85   10.74    93.52
Equity/Assets less than 6%(5)                    1.23    1.01    7.70    7.47   153.80
Equity/Assets 6-12%(39)                          1.94    1.85   15.59   14.33   182.89
Equity/Assets greater than 12%(16)               0.93    0.95   18.43   18.26    89.58
Actively Traded Companies(18)                    1.97    1.86   15.73   14.92   183.84
Market Value Below $20 Million(4)                1.53    1.53   13.58   13.41    70.48
Holding Company Structure(40)                    1.51    1.46   16.01   15.30   136.16
Assets Over $1 Billion(14)                       1.83    1.78   15.82   14.09   187.28
Assets $500 Million-$1 Billion(16)               1.93    1.81   16.83   15.48   191.21
Assets $250-$500 Million(13)                     1.17    1.11   12.82   12.51   120.44
Assets less than $250 Million(17)                1.40    1.35   17.31   17.20   113.72
Goodwill Companies(30)                           1.75    1.65   16.69   14.96   194.27
Non-Goodwill Companies(30)                       1.43    1.39   15.01   15.01   111.90

(1)  Average of high/low or bid/ask price per share.

(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized

(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.

(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).

(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.

(6)  Annualized, based on last regular quarterly cash dividend announcement.

(7)  Indicated dividend as a percent of trailing twelve month earnings.

(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.

(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright  (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700
                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of December 5, 1997


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(20)                      25.05   8,362    58.1        26.98   13.01   24.50    2.62  377.81   103.57
BIF-Insured Thrifts(3)                        31.71  22,105   311.4        33.12   12.38   31.06    1.87  362.13   161.58
NASDAQ Listed OTC Companies(23)               26.23  10,787   102.8        28.07   12.90   25.66    2.49  369.97   116.00
Florida Companies(3)                          32.31   5,939    91.1        36.13   17.63   31.44    3.23    0.00    68.90
Mid-Atlantic Companies(11)                    22.50  11,091    60.5        23.94   10.12   22.14    2.22    0.00   162.04
Mid-West Companies(7)                         28.47   2,111    26.2        30.40   14.99   28.07    1.58  377.81    85.01
New England Companies(1)                      36.37  61,126   889.4        37.37   18.00   33.69    7.95  362.13    88.94
Thrift Strategy(22)                           25.59   7,641    53.6        27.48   12.58   25.16    2.14  377.81   118.08
Diversified Strategy(1)                       36.37  61,126   889.4        37.37   18.00   33.69    7.95  362.13    88.94
Companies Issuing Dividends(22)               26.68  11,289   107.7        28.59   12.86   26.10    2.51  369.97   116.00
Companies Without Dividends(1)                19.00   2,760    23.6        19.75   13.62   18.62    2.04    0.00     0.00
Equity/Assets 6-12%(16)                       27.84  14,078   135.2        30.02   13.10   27.22    2.53  369.97   122.67
Equity/Assets greater than 12%(7)             22.35   2,887    25.0        23.37   12.42   21.90    2.37    0.00    91.55
Holding Company Structure(2)                  28.75   1,917    25.4        29.50    9.38   28.50    0.88    0.00   206.50
Assets Over $1 Billion(6)                     25.25  37,110   341.0        26.75   11.94   23.64    6.67  362.13   126.47
Assets $500 Million-$1 Billion(2)             34.75   5,095    85.8        39.75   18.00   35.00   -0.71    0.00    69.51
Assets $250-$500 Million(5)                   29.21   3,423    39.9        30.25   15.36   28.12    4.09  377.81    92.91
Assets less than $250 Million(10)             24.72   2,174    19.7        26.62   11.94   24.69    0.45    0.00   128.32
Goodwill Companies(9)                         26.94  25,532   238.5        28.58   12.98   25.82    4.59  369.97   129.31
Non-Goodwill Companies(14)                    25.84   2,744    28.8        27.78   12.86   25.57    1.33    0.00   106.03
MHC Institutions(23)                          26.23  10,787   102.8        28.07   12.90   25.66    2.49  369.97   116.00




                                                     Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4)  Share
---------------------                          -------- ------- ------- -------- -------
                                                   ($)     ($)     ($)     ($)     ($)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(20)                          0.68    0.67   10.72    10.65    95.80
BIF-Insured Thrifts(3)                            1.06    0.85   10.76    10.12   101.07
NASDAQ Listed OTC Companies(23)                   0.75    0.70   10.73    10.55    96.73
Florida Companies(3)                              1.00    0.89   14.22    14.18   146.68
Mid-Atlantic Companies(11)                        0.57    0.56    9.17     8.86    76.90
Mid-West Companies(7)                             0.82    0.85   12.01    11.98   106.48
New England Companies(1)                          1.44    0.93   11.41    11.40   126.48
Thrift Strategy(22)                               0.71    0.69   10.69    10.50    94.87
Diversified Strategy(1)                           1.44    0.93   11.41    11.40   126.48
Companies Issuing Dividends(22)                   0.76    0.71   10.76    10.58    98.10
Companies Without Dividends(1)                    0.56    0.54   10.22    10.22    74.79
Equity/Assets 6-12%(16)                           0.82    0.74   10.90    10.65   109.96
Equity/Assets greater than 12%(7)                 0.57    0.61   10.33    10.33    64.98
Holding Company Structure(2)                      1.05    0.94   12.02    10.10   100.68
Assets Over $1 Billion(6)                         0.83    0.64    8.38     8.15    97.01
Assets $500 Million-$1 Billion(2)                 1.07    0.98   15.79    15.79   139.20
Assets $250-$500 Million(5)                       0.88    0.85   11.27    11.23   109.10
Assets less than $250 Million(10)                 0.64    0.65   11.03    10.82    87.76
Goodwill Companies(9)                             0.92    0.78    9.94     9.44   108.33
Non-Goodwill Companies(14)                        0.65    0.67   11.16    11.16    90.40
MHC Institutions(23)                              0.75    0.70   10.73    10.55    96.73


(1) Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances.
(6) Annualized, based on last regular quarterly cash dividend announcement.
(7) Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.
(9) For MHC institutions, market value reflects share price multiplied by public (non-MHC) shares.

* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of December 5, 1997


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             62.94  94,411 5,942.2        63.31   31.50   59.50    5.78  235.68    93.66
CSA   Coast Savings Financial of CA           62.75  18,644 1,169.9        63.62   34.75   60.00    4.58  442.82    71.35
CFB   Commercial Federal Corp. of NE          50.37  21,582 1,087.1        51.19   29.75   48.06    4.81  ***.**    57.41
DME   Dime Bancorp, Inc. of NY*               26.00 101,492 2,638.8        26.00   14.62   24.25    7.22  158.45    76.27
DSL   Downey Financial Corp. of CA            28.75  26,754   769.2        28.81   17.70   27.50    4.55  164.73    53.83
FED   FirstFed Fin. Corp. of CA               37.75  10,585   399.6        39.44   21.50   36.50    3.42  133.75    71.59
GSB   Glendale Fed. Bk, FSB of CA             34.31  50,456 1,731.1        36.12   21.25   33.31    3.00  111.14    47.57
GDW   Golden West Fin. Corp. of CA            94.75  56,770 5,379.0        94.75   59.87   89.62    5.72  261.78    50.11
GPT   GreenPoint Fin. Corp. of NY*            68.00  42,826 2,912.2        69.37   45.62   66.62    2.07    N.A.    43.16
JSB   JSB Financial, Inc. of NY               48.69   9,898   481.9        49.56   36.00   46.62    4.44  323.39    28.13
NYB   New York Bancorp, Inc. of NY            36.94  21,319   787.5        37.00   16.81   35.37    4.44  421.02    90.71
WES   Westcorp Inc. of Orange CA              16.87  26,256   442.9        23.50   13.25   17.00   -0.76  130.15   -22.90


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*              23.75   2,697    64.1        24.75   14.19   23.75    0.00    N.A.    59.72
ANE   Alliance Bancorp of New Englan*         17.12   1,627    27.9        18.00    8.72   17.50   -2.17  136.14    90.22
BKC   American Bank of Waterbury CT*          48.62   2,313   112.5        48.75   27.37   47.12    3.18  159.31    73.64
BFD   BostonFed Bancorp of MA                 20.37   5,650   115.1        22.31   14.37   20.37    0.00    N.A.    38.10
CFX   CFX Corp of NH(8)*                      28.75  23,977   689.3        28.75   14.52   27.75    3.60  141.60    85.48
CNY   Carver Bancorp, Inc. of NY              16.25   2,314    37.6        17.06    7.75   17.06   -4.75  160.00    96.97
CBK   Citizens First Fin.Corp. of IL          18.00   2,584    46.5        19.50   13.50   18.25   -1.37    N.A.    25.26
ESX   Essex Bancorp of VA(8)                   5.00   1,058     5.3         7.94    1.00    5.00    0.00  -70.15   128.31
FCB   Falmouth Co-Op Bank of MA*              20.25   1,455    29.5        22.00   12.87   20.25    0.00    N.A.    54.34
FAB   FirstFed America Bancorp of MA          21.00   8,707   182.8        22.12   13.62   20.62    1.84    N.A.     N.A.
GAF   GA Financial Corp. of PA                19.56   7,973   156.0        19.69   14.50   19.25    1.61    N.A.    29.37
KNK   Kankakee Bancorp of IL                  34.38   1,426    49.0        34.62   23.37   33.87    1.51  243.80    38.91
KYF   Kentucky First Bancorp of KY            14.37   1,303    18.7        14.62   10.56   14.50   -0.90    N.A.    32.20
MBB   MSB Bancorp of Middletown NY*           30.37   2,844    86.4        30.62   16.37   29.00    4.72  203.70    54.79
PDB   Piedmont Bancorp of NC                  10.75   2,751    29.6        17.87    9.25   10.37    3.66    N.A.     2.38
SSB   Scotland Bancorp of NC                  10.37   1,914    19.8        19.25   10.12   10.25    1.17    N.A.   -26.56
SZB   SouthFirst Bancshares of AL             20.00     848    17.0        20.87   12.50   19.00    5.26    N.A.    50.94
SRN   Southern Banc Company of AL             17.69   1,230    21.8        17.69   13.12   16.87    4.86    N.A.    34.83
SSM   Stone Street Bancorp of NC              22.50   1,898    42.7        27.25   19.25   20.25   11.11    N.A.     9.76
TSH   Teche Holding Company of LA             20.50   3,438    70.5        23.50   13.00   21.88   -6.31    N.A.    42.66
FTF   Texarkana Fst. Fin. Corp of AR          25.50   1,787    45.6        27.00   14.25   24.75    3.03    N.A.    63.15
THR   Three Rivers Fin. Corp. of MI           20.37     824    16.8        20.50   13.62   19.75    3.14    N.A.    45.50
WSB   Washington SB, FSB of MD                 7.00   4,348    30.4         8.25    4.81    7.37   -5.02  460.00    43.74


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             27.50   1,038    28.5        27.50   18.09   26.68    3.07    N.A.    44.74
AFED  AFSALA Bancorp, Inc. of NY              19.12   1,455    27.8        19.50   11.37   19.12    0.00    N.A.    59.33
ALBK  ALBANK Fin. Corp. of Albany NY          44.69  12,872   575.2        47.75   30.50   46.25   -3.37   92.22    42.46
AMFC  AMB Financial Corp. of IN               16.00     964    15.4        17.75   12.50   16.00    0.00    N.A.    20.75
ASBP  ASB Financial Corp. of OH               13.37   1,700    22.7        18.00   11.50   13.12    1.91    N.A.     2.85
ABBK  Abington Savings Bank of MA*            36.37   1,840    66.9        37.75   19.00   36.00    1.03  449.40    86.51
AABC  Access Anytime Bancorp of NM            10.12   1,217    12.3        10.75    5.15   10.12    0.00   49.93    87.76
AFBC  Advance Fin. Bancorp of WV              17.25   1,084    18.7        17.87   12.75   17.75   -2.82    N.A.     N.A.
AADV  Advantage Bancorp of WI(8)              66.50   3,236   215.2        66.50   31.75   62.25    6.83  622.83   106.20
AFCB  Affiliated Comm BC, Inc of MA           31.50   6,493   204.5        32.12   17.10   28.50   10.53    N.A.    84.21
ALBC  Albion Banc Corp. of Albion NY          28.00     250     7.0        30.50   16.50   29.00   -3.45  115.38    67.16
ABCL  Allied Bancorp of IL                    27.37   8,020   219.5        28.37   16.08   26.25    4.27  310.34    64.19


                                                      Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)
NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA                 3.94    3.37   20.17   17.13   495.70
CSA   Coast Savings Financial of CA               2.94    3.14   25.21   24.92   484.90
CFB   Commercial Federal Corp. of NE              3.02    3.02   20.59   18.42   333.94
DME   Dime Bancorp, Inc. of NY*                   1.30    1.28   10.38    9.88   191.28
DSL   Downey Financial Corp. of CA                1.49    1.43   15.61   15.41   218.81
FED   FirstFed Fin. Corp. of CA                   2.19    2.18   20.01   19.82   387.78
GSB   Glendale Fed. Bk, FSB of CA                 1.76    2.11   18.39   16.46   325.68
GDW   Golden West Fin. Corp. of CA                5.93    5.83   45.36   45.36   691.01
GPT   GreenPoint Fin. Corp. of NY*                3.38    3.30   29.63   15.88   305.75
JSB   JSB Financial, Inc. of NY                   2.97    2.64   35.91   35.91   154.68
NYB   New York Bancorp, Inc. of NY                2.40    2.46    7.93    7.93   152.17
WES   Westcorp Inc. of Orange CA                  1.31    0.27   13.00   12.97   143.10


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                  0.97    0.94   17.22   17.22   101.60
ANE   Alliance Bancorp of New Englan*             1.15    1.06   10.95   10.68   148.69
BKC   American Bank of Waterbury CT*              3.27    2.76   23.23   22.38   263.69
BFD   BostonFed Bancorp of MA                     1.16    1.05   14.48   13.94   170.04
CFX   CFX Corp of NH(8)*                          0.58    0.78   10.25    9.88   117.66
CNY   Carver Bancorp, Inc. of NY                 -0.26    0.02   15.09   14.50   179.59
CBK   Citizens First Fin.Corp. of IL              0.63    0.56   14.79   14.79   107.57
ESX   Essex Bancorp of VA(8)                      0.20    0.18    0.03   -0.14   181.37
FCB   Falmouth Co-Op Bank of MA*                  0.52    0.49   15.40   15.40    64.55
FAB   FirstFed America Bancorp of MA              0.06    0.54   14.52   14.52   118.99
GAF   GA Financial Corp. of PA                    0.94    0.91   14.72   14.58   100.63
KNK   Kankakee Bancorp of IL                      2.15    2.11   27.25   25.69   238.38
KYF   Kentucky First Bancorp of KY                0.78    0.77   11.29   11.29    67.60
MBB   MSB Bancorp of Middletown NY*               0.79    0.52   21.15   10.38   286.18
PDB   Piedmont Bancorp of NC                     -0.11    0.25    7.56    7.56    46.00
SSB   Scotland Bancorp of NC                      0.66    0.65    7.61    7.61    33.65
SZB   SouthFirst Bancshares of AL                -0.03    0.25   16.06   16.06   114.72
SRN   Southern Banc Company of AL                 0.12    0.43   14.58   14.43    85.72
SSM   Stone Street Bancorp of NC                  0.86    0.86   16.32   16.32    55.20
TSH   Teche Holding Company of LA                 1.12    1.07   15.81   15.81   117.54
FTF   Texarkana Fst. Fin. Corp of AR              1.61    1.61   15.32   15.32   100.01
THR   Three Rivers Fin. Corp. of MI               0.62    0.90   15.54   15.48   115.45
WSB   Washington SB, FSB of MD                    0.25    0.35    5.16    5.16    61.61


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                 1.84    0.91   21.75   21.33   251.38
AFED  AFSALA Bancorp, Inc. of NY                  0.82    0.82   14.74   14.74   109.40
ALBK  ALBANK Fin. Corp. of Albany NY              2.89    2.87   26.69   23.51   288.76
AMFC  AMB Financial Corp. of IN                   0.98    0.69   14.95   14.95   107.25
ASBP  ASB Financial Corp. of OH                   0.64    0.60   10.30   10.30    66.15
ABBK  Abington Savings Bank of MA*                2.29    2.04   19.43   17.61   272.62
AABC  Access Anytime Bancorp of NM                1.26    1.17    7.51    7.51    86.80
AFBC  Advance Fin. Bancorp of WV                  0.83    0.81   15.02   15.02    97.52
AADV  Advantage Bancorp of WI(8)                  3.30    2.96   30.59   28.46   320.60
AFCB  Affiliated Comm BC, Inc of MA               1.78    1.76   16.97   16.87   173.81
ALBC  Albion Banc Corp. of Albion NY              1.31    1.29   24.26   24.26   283.24
ABCL  Allied Bancorp of IL                        1.06    1.18   16.10   15.90   170.97

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of December 5, 1997

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------          ----------------------
                                             Price/  Outst- Capital-                       Last    Last  Dec 31,  Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week    Week  1994(2)  1995(2)
---------------------                       ------- ------- -------      ------- ------- -------  ------ ------- --------
                                              ($)    (000)  ($Mil)         ($)     ($)      ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN             14.00     526     7.4        14.50   10.00   14.00    0.00    N.A.    40.00
AHCI  Ambanc Holding Co., Inc. of NY*         19.37   4,306    83.4        19.50   10.50   17.00   13.94    N.A.    72.18
ASBI  Ameriana Bancorp of IN                  20.37   3,231    65.8        22.00   15.25   19.50    4.46  120.69    27.31
AFFFZ America First Fin. Fund of CA(8)        50.50   6,011   303.6        50.56   28.75   47.12    7.17  169.33    66.94
ABCW  Anchor Bancorp Wisconsin of WI          33.37   9,054   302.1        33.37   17.37   31.50    5.94  127.16    86.74
ANDB  Andover Bancorp, Inc. of MA*            39.00   5,149   200.8        40.50   25.00   37.75    3.31  262.79    52.22
ASFC  Astoria Financial Corp. of NY           57.00  20,666 1,178.0        57.00   34.75   55.12    3.41  117.14    54.60
AVND  Avondale Fin. Corp. of IL               16.00   3,495    55.9        18.87   12.75   16.00    0.00    N.A.    -6.54
BKCT  Bancorp Connecticut of CT*              24.25   5,086   123.3        24.25   10.75   26.68   -9.11  319.55   115.56
BPLS  Bank Plus Corp. of CA                   13.12  19,341   253.8        13.75    9.62   11.12   17.99    N.A.    14.09
BWFC  Bank West Fin. Corp. of MI              17.25   2,630    45.4        17.25    7.00   22.00  -21.59    N.A.   143.64
BANC  BankAtlantic Bancorp of FL              14.25  22,276   317.4        17.12   12.12   14.37   -0.84  242.55     6.58
BKUNA BankUnited SA of FL                     12.81   9,533   122.1        13.75    8.50   12.94   -1.00  135.91    28.10
BVCC  Bay View Capital Corp. of CA            36.12  12,421   448.6        36.12   19.50   33.75    7.02   82.89    70.46
FSNJ  Bayonne Banchsares of NJ                12.37   8,993   111.2        13.06    5.80   12.00    3.08    N.A.    57.78
BFSB  Bedford Bancshares of VA                29.00   1,142    33.1        29.00   17.50   28.25    2.65  176.19    64.59
BFFC  Big Foot Fin. Corp. of IL               18.87   2,513    47.4        19.62   12.31   18.50    2.00    N.A.    45.15
BSBC  Branford SB of CT(8)*                    6.00   6,559    39.4         6.31    3.62    6.00    0.00  183.02    55.04
BYFC  Broadway Fin. Corp. of CA               13.25     831    11.0        13.25    9.12   13.00    1.92    N.A.    43.24
CBES  CBES Bancorp of MO                      21.37   1,025    21.9        22.37   13.31   20.37    4.91    N.A.    49.96
CCFH  CCF Holding Company of GA               20.00     820    16.4        21.00   14.50   20.00    0.00    N.A.    35.59
CENF  CENFED Financial Corp. of CA            39.75   5,959   236.9        42.25   25.45   40.75   -2.45  153.51    49.49
CFSB  CFSB Bancorp of Lansing MI              34.87   5,087   177.4        35.75   16.59   35.50   -1.77  287.44    96.67
CKFB  CKF Bancorp of Danville KY              18.50     903    16.7        20.50   17.50   18.50    0.00    N.A.    -8.64
CNSB  CNS Bancorp of MO                       21.00   1,653    34.7        21.50   14.50   20.00    5.00    N.A.    38.89
CSBF  CSB Financial Group Inc of IL*          13.00     942    12.2        13.12   10.00   12.50    4.00    N.A.    28.46
CBCI  Calumet Bancorp of Chicago IL           32.50   3,166   102.9        34.00   21.67   31.87    1.98  143.08    46.59
CAFI  Camco Fin. Corp. of OH                  24.00   3,214    77.1        24.25   14.05   24.00    0.00    N.A.    58.73
CMRN  Cameron Fin. Corp. of MO                20.75   2,562    53.2        20.75   15.50   19.62    5.76    N.A.    29.69
CAPS  Capital Savings Bancorp of MO(8)        24.25   1,892    45.9        24.75   12.75   22.37    8.40   83.02    86.54
CFNC  Carolina Fincorp of NC*                 17.62   1,851    32.6        17.87   13.00   17.37    1.44    N.A.    31.79
CASB  Cascade SB of Everett WA(8)             12.75   3,387    43.2        16.80   10.40   12.75    0.00   -0.39    -1.16
CATB  Catskill Fin. Corp. of NY*              18.25   4,657    85.0        19.12   13.75   17.62    3.58    N.A.    30.36
CNIT  Cenit Bancorp of Norfolk VA             68.00   1,654   112.5        71.00   39.00   68.00    0.00  328.21    63.86
CEBK  Central Co-Op. Bank of MA*              26.25   1,965    51.6        27.00   15.87   26.50   -0.94  400.00    50.00
CENB  Century Bancshares of NC*               83.00     407    33.8        84.00   62.00   80.00    3.75    N.A.    27.69
CBSB  Charter Financial Inc. of IL(8)         23.12   4,150    95.9        24.25   12.50   22.00    5.09    N.A.    84.96
COFI  Charter One Financial of OH             64.00  49,563 3,172.0        64.00   36.91   59.25    8.02  265.71    60.00
CVAL  Chester Valley Bancorp of PA            27.25   2,189    59.7        27.50   14.10   26.25    3.81  140.51    93.26
CTZN  CitFed Bancorp of Dayton OH             36.00  12,984   467.4        37.00   18.83   33.76    6.64  500.00    63.64
CLAS  Classic Bancshares of KY                16.37   1,300    21.3        17.25   11.50   17.12   -4.38    N.A.    40.88
CMSB  Cmnwealth Bancorp of PA                 21.06  16,243   342.1        21.12   13.50   20.37    3.39    N.A.    40.40
CBSA  Coastal Bancorp of Houston TX           29.00   4,992   144.8        33.25   22.37   28.87    0.45    N.A.    26.80
CFCP  Coastal Fin. Corp. of SC                22.75   4,647   105.7        27.75   14.44   23.00   -1.09  127.50    44.44
CMSV  Commty. Svgs, MHC of FL (48.5)          34.75   5,095    85.8        39.75   18.00   35.00   -0.71    N.A.    69.51
CFTP  Community Fed. Bancorp of MS            20.25   4,629    93.7        20.25   16.37   17.12   18.28    N.A.    19.12
CFFC  Community Fin. Corp. of VA              26.50   1,275    33.8        27.50   20.75   24.75    7.07  278.57    27.71
CFBC  Community First Bnkg Co. of GA          39.50   2,414    95.4        40.00   31.87   38.37    2.95    N.A.     N.A.
CIBI  Community Inv. Bancorp of OH            16.25     916    14.9        17.00   10.33   15.75    3.17    N.A.    43.42
COOP  Cooperative Bk.for Svgs. of NC          18.25   2,983    54.4        18.75   10.00   17.37    5.07  265.00    80.34
CRZY  Crazy Woman Creek Bncorp of WY          15.37     955    14.7        15.50   11.25   15.37    0.00    N.A.    28.08
DNFC  D&N Financial Corp. of MI               26.37   8,244   217.4        26.37   14.87   24.12    9.33  201.37    57.43
DCBI  Delphos Citizens Bancorp of OH          17.50   1,960    34.3        18.25   11.75   17.50    0.00    N.A.    45.83
DIME  Dime Community Bancorp of NY            25.50  12,625   321.9        25.50   14.31   23.25    9.68    N.A.    72.88
DIBK  Dime Financial Corp. of CT*             30.00   5,162   154.9        32.00   16.50   31.50   -4.76  185.71    73.91
                                                       Current Per Share Financials
                                                  ----------------------------------------
                                                                           Tangible
                                                  Trailing  12 Mo.   Book    Book
                                                   12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                              EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                             -------- ------- ------- ------- -------
                                                     ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
ATSB  AmTrust Capital Corp. of IN                   0.54    0.31   14.48   14.33   132.48
AHCI  Ambanc Holding Co., Inc. of NY*              -0.65   -0.68   14.57   14.57   112.63
ASBI  Ameriana Bancorp of IN                        1.13    1.03   13.63   13.63   121.64
AFFFZ America First Fin. Fund of CA(8)              7.31    7.39   31.32   30.99   374.40
ABCW  Anchor Bancorp Wisconsin of WI                2.09    1.95   13.82   13.58   215.90
ANDB  Andover Bancorp, Inc. of MA*                  2.51    2.45   20.20   20.20   248.71
ASFC  Astoria Financial Corp. of NY                 2.96    2.80   29.51   24.96   382.48
AVND  Avondale Fin. Corp. of IL                    -3.37   -3.43   13.18   13.18   170.79
BKCT  Bancorp Connecticut of CT*                    1.12    1.02    8.96    8.96    83.33
BPLS  Bank Plus Corp. of CA                         0.65    0.54    9.16    9.15   202.69
BWFC  Bank West Fin. Corp. of MI                    0.59    0.32    8.87    8.87    62.68
BANC  BankAtlantic Bancorp of FL                    1.22    0.64    7.03    5.81   127.72
BKUNA BankUnited SA of FL                           0.49    0.44    7.03    5.53   225.05
BVCC  Bay View Capital Corp. of CA                  1.42    1.59   14.81   12.37   254.59
FSNJ  Bayonne Banchsares of NJ                      0.25    0.35   10.58   10.58    67.73
BFSB  Bedford Bancshares of VA                      1.39    1.38   17.18   17.18   121.87
BFFC  Big Foot Fin. Corp. of IL                     0.42    0.42   14.97   14.97    85.62
BSBC  Branford SB of CT(8)*                         0.31    0.31    2.69    2.69    27.88
BYFC  Broadway Fin. Corp. of CA                     0.38    0.48   14.77   14.77   150.11
CBES  CBES Bancorp of MO                            1.18    1.07   17.60   17.60   104.03
CCFH  CCF Holding Company of GA                     0.16   -0.18   14.21   14.21   133.34
CENF  CENFED Financial Corp. of CA                  2.41    2.17   21.51   21.48   386.76
CFSB  CFSB Bancorp of Lansing MI                    1.98    1.86   13.03   13.03   169.05
CKFB  CKF Bancorp of Danville KY                    1.22    0.91   15.69   15.69    66.30
CNSB  CNS Bancorp of MO                             0.47    0.47   14.34   14.34    58.93
CSBF  CSB Financial Group Inc of IL*                0.16    0.26   12.98   12.27    51.85
CBCI  Calumet Bancorp of Chicago IL                 2.27    2.23   25.01   25.01   154.25
CAFI  Camco Fin. Corp. of OH                        1.73    1.46   14.98   13.87   156.25
CMRN  Cameron Fin. Corp. of MO                      0.98    0.98   17.43   17.43    82.94
CAPS  Capital Savings Bancorp of MO(8)              1.20    1.18   11.70   11.70   128.04
CFNC  Carolina Fincorp of NC*                       0.70    0.68   13.92   13.92    61.63
CASB  Cascade SB of Everett WA(8)                   0.65    0.65    8.36    8.36   125.91
CATB  Catskill Fin. Corp. of NY*                    0.84    0.85   15.41   15.41    62.19
CNIT  Cenit Bancorp of Norfolk VA                   3.39    3.15   29.47   26.99   424.25
CEBK  Central Co-Op. Bank of MA*                    1.45    1.47   17.40   15.57   175.28
CENB  Century Bancshares of NC*                     4.19    4.20   75.12   75.12   248.00
CBSB  Charter Financial Inc. of IL(8)               1.05    1.47   13.71   12.13    94.76
COFI  Charter One Financial of OH                   3.64    3.56   21.63   19.86   306.62
CVAL  Chester Valley Bancorp of PA                  1.36    1.30   12.75   12.75   147.25
CTZN  CitFed Bancorp of Dayton OH                   1.98    1.98   15.92   14.47   253.74
CLAS  Classic Bancshares of KY                      0.51    0.69   14.93   12.63   100.19
CMSB  Cmnwealth Bancorp of PA                       1.02    0.86   13.02   10.15   140.25
CBSA  Coastal Bancorp of Houston TX                 2.40    2.47   20.36   17.12   586.85
CFCP  Coastal Fin. Corp. of SC                      1.25    1.08    6.97    6.97   106.31
CMSV  Commty. Svgs, MHC of FL (48.5)                1.07    0.98   15.79   15.79   139.20
CFTP  Community Fed. Bancorp of MS                  0.66    0.65   12.47   12.47    46.65
CFFC  Community Fin. Corp. of VA                    1.50    1.51   18.99   18.99   143.75
CFBC  Community First Bnkg Co. of GA                1.29    1.29   29.10   28.71   163.45
CIBI  Community Inv. Bancorp of OH                  1.01    1.01   12.10   12.10   102.98
COOP  Cooperative Bk.for Svgs. of NC                0.73    0.73    9.27    9.27   120.53
CRZY  Crazy Woman Creek Bncorp of WY                0.72    0.73   14.88   14.88    62.78
DNFC  D&N Financial Corp. of MI                     1.68    1.55   11.18   11.06   212.77
DCBI  Delphos Citizens Bancorp of OH                0.82    0.82   14.65   14.65    55.00
DIME  Dime Community Bancorp of NY                  1.10    1.07   14.81   12.76   109.73
DIBK  Dime Financial Corp. of CT*                   3.05    3.04   14.54   14.12   178.52

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                        Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                      Prices As Of December 5, 1997

                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                     Shares  Market          52 Week (1)              % Change From
                                                                         ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
EGLB  Eagle BancGroup of IL                   20.00   1,198    24.0        20.00   13.25   19.75    1.27    N.A.    34.50
EBSI  Eagle Bancshares of Tucker GA           19.00   5,666   107.7        20.94   13.62   19.25   -1.30  162.07    22.58
EGFC  Eagle Financial Corp. of CT(8)          51.81   6,316   327.2        52.50   26.75   51.75    0.12  492.11    69.87
ETFS  East Texas Fin. Serv. of TX             20.00   1,026    20.5        21.50   16.12   20.00    0.00    N.A.    22.17
EMLD  Emerald Financial Corp of OH            19.25   5,072    97.6        19.25   10.62   19.25    0.00    N.A.    71.11
EIRE  Emerald Island Bancorp, MA(8)*          32.00   2,250    72.0        32.62   14.20   32.25   -0.78  319.95   100.00
EFBC  Empire Federal Bancorp of MT            16.31   2,592    42.3        18.25   12.50   16.50   -1.15    N.A.     N.A.
EFBI  Enterprise Fed. Bancorp of OH           27.50   1,986    54.6        27.75   14.12   27.75   -0.90    N.A.    89.66
EQSB  Equitable FSB of Wheaton MD             45.78     602    27.6        45.78   26.75   45.00    1.73    N.A.    62.05
FCBF  FCB Fin. Corp. of Neenah WI             28.00   3,879   108.6        28.37   18.50   27.25    2.75    N.A.    51.35
FFBS  FFBS Bancorp of Columbus MS             22.50   1,572    35.4        26.00   21.00   22.50    0.00    N.A.    -2.17
FFDF  FFD Financial Corp. of OH               18.00   1,445    26.0        19.50   13.00   18.37   -2.01    N.A.    35.85
FFLC  FFLC Bancorp of Leesburg FL             23.12   3,835    88.7        23.50   12.00   22.50    2.76    N.A.    79.22
FFFC  FFVA Financial Corp. of VA              33.75   4,522   152.6        35.12   20.00   33.37    1.14    N.A.    64.63
FFWC  FFW Corporation of Wabash IN            40.50     715    29.0        40.50   20.75   37.75    7.28    N.A.    85.10
FFYF  FFY Financial Corp. of OH               30.12   4,122   124.2        30.50   25.00   29.75    1.24    N.A.    19.00
FMCO  FMS Financial Corp. of NJ               32.75   2,388    78.2        32.75   17.12   29.37   11.51  263.89    79.45
FFHH  FSF Financial Corp. of MN               19.75   3,010    59.4        21.00   14.25   20.00   -1.25    N.A.    30.62
FOBC  Fed One Bancorp of Wheeling WV          25.87   2,373    61.4        27.00   15.75   24.87    4.02  158.70    64.25
FBCI  Fidelity Bancorp of Chicago IL          23.25   2,795    65.0        25.75   16.87   23.25    0.00    N.A.    36.76
FSBI  Fidelity Bancorp, Inc. of PA            27.50   1,555    42.8        27.50   16.82   26.62    3.31  255.76    51.27
FFFL  Fidelity FSB, MHC of FL (47.7)          29.87   6,783    96.3        32.50   17.25   27.87    7.18    N.A.    68.28
FFED  Fidelity Fed. Bancorp of IN             10.00   2,791    27.9        10.50    7.50   10.00    0.00   41.84     2.56
FFOH  Fidelity Financial of OH                15.37   5,580    85.8        16.37   11.12   15.00    2.47    N.A.    33.65
FIBC  Financial Bancorp, Inc. of NY           24.75   1,710    42.3        25.75   14.25   24.81   -0.24    N.A.    65.00
FBSI  First Bancshares of MO                  25.37   1,093    27.7        28.00   16.50   26.25   -3.35   98.98    52.65
FBBC  First Bell Bancorp of PA                18.12   6,511   118.0        18.37   13.12   17.25    5.04    N.A.    36.75
FBER  First Bergen Bancorp of NJ              18.87   2,865    54.1        19.50   11.37   18.62    1.34    N.A.    64.09
SKBO  First Carnegie,MHC of PA(45.0)          18.75   2,300    19.4        19.87   11.62   18.62    0.70    N.A.     N.A.
FSTC  First Citizens Corp of GA               29.25   2,742    80.2        29.25   14.17   24.00   21.88  254.55    73.80
FCME  First Coastal Corp. of ME*              14.62   1,359    19.9        15.75    7.25   13.87    5.41    N.A.    88.65
FFBA  First Colorado Bancorp of Co            25.50  16,485   420.4        25.50   16.00   22.75   12.09  672.73    50.00
FDEF  First Defiance Fin.Corp. of OH          16.25   8,957   145.6        16.25   11.75   15.25    6.56    N.A.    31.37
FESX  First Essex Bancorp of MA*              20.62   7,527   155.2        20.62   13.12   19.87    3.77  243.67    57.16
FFES  First FS&LA of E. Hartford CT           37.50   2,682   100.6        37.50   22.75   37.00    1.35  476.92    63.04
FFSX  First FS&LA. MHC of IA (46.1)           31.87   2,833    41.5        35.00   20.75   31.87    0.00  377.81    63.44
BDJI  First Fed. Bancorp. of MN               27.00     673    18.2        28.00   17.50   28.00   -3.57    N.A.    45.95
FFBH  First Fed. Bancshares of AR             22.00   4,896   107.7        22.00   15.75   21.37    2.95    N.A.    38.63
FTFC  First Fed. Capital Corp. of WI          30.75   9,165   281.8        30.75   15.50   27.87   10.33  310.00    96.23
FFKY  First Fed. Fin. Corp. of KY             22.37   4,159    93.0        23.50   17.75   22.00    1.68   42.03    10.47
FFBZ  First Federal Bancorp of OH             19.62   1,575    30.9        20.50   14.50   19.25    1.92   96.20    22.63
FFCH  First Fin. Holdings Inc. of SC          48.00   6,368   305.7        49.00   22.25   43.12   11.32  291.84   113.33
FFBI  First Financial Bancorp of IL           20.25     415     8.4        20.25   15.50   19.00    6.58    N.A.    27.60
FFHS  First Franklin Corp. of OH              26.50   1,192    31.6        26.50   16.00   26.00    1.92  101.98    60.61
FGHC  First Georgia Hold. Corp of GA           8.25   3,052    25.2         9.50    5.33    8.37   -1.43  115.40    45.50
FSPG  First Home Bancorp of NJ                23.75   2,708    64.3        23.75   13.69   23.75    0.00  295.83    71.23
FFSL  First Independence Corp. of KS          15.00     978    14.7        15.00    9.81   15.00    0.00    N.A.    44.65
FISB  First Indiana Corp. of IN               27.50  10,561   290.4        27.50   17.37   26.25    4.76  103.70    28.50
FKFS  First Keystone Fin. Corp of PA          35.87   1,228    44.0        35.87   19.00   32.00   12.09    N.A.    86.34
FLKY  First Lancaster Bncshrs of KY           15.75     951    15.0        16.37   14.50   15.75    0.00    N.A.     7.73
FLFC  First Liberty Fin. Corp. of GA          30.75   7,725   237.5        30.75   18.25   27.87   10.33  505.31    67.39
CASH  First Midwest Fin. Corp. of IA          21.25   2,699    57.4        21.25   15.00   20.50    3.66    N.A.    38.62
FMBD  First Mutual Bancorp of IL              20.25   3,507    71.0        21.50   13.75   20.25    0.00    N.A.    35.00
FMSB  First Mutual SB of Bellevue WA*         18.25   4,067    74.2        20.17   10.61   18.25    0.00  253.68    72.01
FNGB  First Northern Cap. Corp of WI          14.00   8,840   123.8        14.00    8.00   13.50    3.70   92.84    72.20




                                                    Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
EGLB  Eagle BancGroup of IL                       0.46    0.36   17.03   17.03   143.71
EBSI  Eagle Bancshares of Tucker GA               0.88    0.89   12.59   12.59   154.03
EGFC  Eagle Financial Corp. of CT(8)              0.90    1.30   22.91   18.23   332.04
ETFS  East Texas Fin. Serv. of TX                 0.75    0.70   20.35   20.35   113.01
EMLD  Emerald Financial Corp of OH                1.20    1.11    9.28    9.15   118.99
EIRE  Emerald Island Bancorp, MA(8)*              1.60    1.70   13.77   13.77   197.11
EFBC  Empire Federal Bancorp of MT                0.35    0.46   14.76   14.76    42.30
EFBI  Enterprise Fed. Bancorp of OH               1.19    0.99   15.82   15.81   138.41
EQSB  Equitable FSB of Wheaton MD                 2.20    3.51   25.80   25.80   511.96
FCBF  FCB Fin. Corp. of Neenah WI                 0.61    0.47   19.74   19.74   134.88
FFBS  FFBS Bancorp of Columbus MS                 1.16    1.16   14.34   14.34    85.85
FFDF  FFD Financial Corp. of OH                   1.16    0.57   14.86   14.86    61.05
FFLC  FFLC Bancorp of Leesburg FL                 0.94    0.89   13.73   13.73    99.97
FFFC  FFVA Financial Corp. of VA                  1.70    1.63   16.70   16.36   125.45
FFWC  FFW Corporation of Wabash IN                2.43    2.38   24.63   22.36   253.80
FFYF  FFY Financial Corp. of OH                   1.87    1.84   20.30   20.30   148.22
FMCO  FMS Financial Corp. of NJ                   2.34    2.32   15.80   15.57   243.58
FFHH  FSF Financial Corp. of MN                   1.04    1.03   14.41   14.41   128.95
FOBC  Fed One Bancorp of Wheeling WV              1.38    1.38   16.85   16.10   150.75
FBCI  Fidelity Bancorp of Chicago IL              1.41    1.41   18.66   18.63   178.13
FSBI  Fidelity Bancorp, Inc. of PA                1.75    1.71   16.64   16.64   244.98
FFFL  Fidelity FSB, MHC of FL (47.7)              0.93    0.79   12.65   12.57   154.16
FFED  Fidelity Fed. Bancorp of IN                 0.67    0.65    5.15    5.15    84.32
FFOH  Fidelity Financial of OH                    0.76    0.85   12.34   10.95    94.75
FIBC  Financial Bancorp, Inc. of NY               1.46    1.56   15.71   15.63   173.66
FBSI  First Bancshares of MO                      1.74    1.57   20.73   20.73   148.91
FBBC  First Bell Bancorp of PA                    1.18    1.15   11.02   11.02   104.63
FBER  First Bergen Bancorp of NJ                  0.71    0.71   13.57   13.57    99.39
SKBO  First Carnegie,MHC of PA(45.0)              0.33    0.33   10.52   10.52    63.97
FSTC  First Citizens Corp of GA                   2.17    1.94   12.44    9.81   122.97
FCME  First Coastal Corp. of ME*                  4.52    4.34   10.66   10.66   109.32
FFBA  First Colorado Bancorp of Co                1.11    1.10   12.00   11.85    91.76
FDEF  First Defiance Fin.Corp. of OH              0.63    0.61   12.61   12.61    64.12
FESX  First Essex Bancorp of MA*                  1.33    1.14   11.90   10.41   160.71
FFES  First FS&LA of E. Hartford CT               1.92    2.18   24.40   24.40   368.16
FFSX  First FS&LA. MHC of IA (46.1)               1.18    1.15   14.08   13.96   161.26
BDJI  First Fed. Bancorp. of MN                   1.05    1.03   17.74   17.74   165.66
FFBH  First Fed. Bancshares of AR                 1.13    1.08   16.64   16.64   111.75
FTFC  First Fed. Capital Corp. of WI              1.80    1.49   11.46   10.80   170.18
FFKY  First Fed. Fin. Corp. of KY                 1.46    1.45   12.60   11.89    91.99
FFBZ  First Federal Bancorp of OH                 1.25    1.26    9.92    9.91   129.34
FFCH  First Fin. Holdings Inc. of SC              2.22    2.16   16.45   16.45   268.99
FFBI  First Financial Bancorp of IL              -0.15    0.94   18.10   18.10   202.99
FFHS  First Franklin Corp. of OH                  1.05    1.24   17.49   17.39   193.95
FGHC  First Georgia Hold. Corp of GA              0.32    0.25    4.21    3.86    51.24
FSPG  First Home Bancorp of NJ                    1.74    1.70   13.31   13.11   193.90
FFSL  First Independence Corp. of KS              0.73    0.73   11.79   11.79   115.05
FISB  First Indiana Corp. of IN                   1.62    1.33   14.13   13.96   146.49
FKFS  First Keystone Fin. Corp of PA              2.15    1.97   20.16   20.16   304.10
FLKY  First Lancaster Bncshrs of KY               0.53    0.53   14.62   14.62    49.62
FLFC  First Liberty Fin. Corp. of GA              1.32    1.08   12.30   11.09   166.85
CASH  First Midwest Fin. Corp. of IA              1.35    1.29   16.11   14.31   149.90
FMBD  First Mutual Bancorp of IL                  0.35    0.32   15.37   11.72   114.74
FMSB  First Mutual SB of Bellevue WA*             1.07    1.05    7.53    7.53   110.92
FNGB  First Northern Cap. Corp of WI              0.66    0.63    8.24    8.24    74.29

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of December 5, 1997

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFPB  First Palm Beach Bancorp of FL          38.75   5,048   195.6        40.56   23.00   38.75    0.00    N.A.    64.06
FSLA  First SB SLA MHC of NJ (47.5)(8)        43.00   8,007   146.4        47.50   16.36   40.37    6.51  330.00   155.65
SOPN  First SB, SSB, Moore Co. of NC          23.25   3,687    85.7        25.00   17.87   24.37   -4.60    N.A.    24.00
FWWB  First Savings Bancorp of WA*            26.00  10,247   266.4        26.50   18.00   25.25    2.97    N.A.    41.54
FSFF  First SecurityFed Fin of IL             16.50   6,408   105.7        16.62   15.00   16.06    2.74    N.A.     N.A.
SHEN  First Shenango Bancorp of PA            33.00   2,069    68.3        35.00   21.75   33.75   -2.22    N.A.    46.67
FSFC  First So.east Fin. Corp. of SC(8)       15.12   4,388    66.3        16.75    9.25   15.12    0.00    N.A.    61.19
FBNW  FirstBank Corp of Clarkston WA          18.12   1,984    36.0        19.00   15.50   17.62    2.84    N.A.     N.A.
FFDB  FirstFed Bancorp of AL                  21.28   1,151    24.5        22.75   12.50   22.00   -3.27    N.A.    70.24
FSPT  FirstSpartan Fin. Corp. of SC           37.87   4,430   167.8        39.00   35.00   37.50    0.99    N.A.     N.A.
FLAG  Flag Financial Corp of GA               18.50   2,037    37.7        19.87   10.25   18.50    0.00   88.78    72.09
FLGS  Flagstar Bancorp, Inc of MI             19.12  13,670   261.4        21.75   13.00   18.25    4.77    N.A.     N.A.
FFIC  Flushing Fin. Corp. of NY*              23.25   7,983   185.6        24.00   17.37   22.25    4.49    N.A.    28.31
FBHC  Fort Bend Holding Corp. of TX           19.62   1,656    32.5        24.00   11.00   19.62    0.00    N.A.    53.88
FTSB  Fort Thomas Fin. Corp. of KY            14.75   1,495    22.1        15.00    9.25   14.75    0.00    N.A.     0.89
FKKYD Frankfort First Bancorp of KY            9.25   3,280    30.3        12.25    8.00    9.25    0.00    N.A.   -18.65
FTNB  Fulton Bancorp of MO                    20.62   1,719    35.4        26.50   14.12   20.25    1.83    N.A.    34.16
GFSB  GFS Bancorp of Grinnell IA              16.87     988    16.7        17.62   10.12   16.87    0.00    N.A.    58.85
GUPB  GFSB Bancorp of Gallup NM               20.25     801    16.2        22.25   15.25   20.25    0.00    N.A.    27.60
GSLA  GS Financial Corp. of LA                17.75   3,438    61.0        18.75   13.37   17.75    0.00    N.A.     N.A.
GOSB  GSB Financial Corp. of NY               16.12   2,248    36.2        16.75   14.25   15.63    3.13    N.A.     N.A.
GWBC  Gateway Bancorp of KY(8)                19.62   1,076    21.1        19.62   14.00   19.62    0.00    N.A.    37.68
GBCI  Glacier Bancorp of MT                   22.06   6,816   150.4        22.75   15.33   20.75    6.31  356.73    35.09
GFCO  Glenway Financial Corp. of OH           18.50   2,280    42.2        19.00    9.50   19.00   -2.63    N.A.    80.49
GTPS  Great American Bancorp of IL            19.00   1,697    32.2        19.50   14.25   19.00    0.00    N.A.    28.29
GTFN  Great Financial Corp. of KY(8)          50.56  13,823   698.9        50.62   29.12   48.00    5.33    N.A.    73.63
GSBC  Great Southern Bancorp of MO            23.75   8,080   191.9        23.75   16.00   21.88    8.55  713.36    33.35
GDVS  Greater DV SB,MHC of PA (19.9)*         30.00   3,272    19.5        32.50    9.75   31.00   -3.23    N.A.   189.30
GSFC  Green Street Fin. Corp. of NC           18.25   4,298    78.4        20.75   15.12   18.50   -1.35    N.A.    17.74
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)       25.37   3,125    24.6        27.87   10.87   23.75    6.82    N.A.   110.36
HCBB  HCB Bancshares of AR                    13.62   2,645    36.0        14.25   12.62   13.62    0.00    N.A.     N.A.
HEMT  HF Bancorp of Hemet CA                  17.00   6,282   106.8        17.12   10.75   16.75    1.49    N.A.    52.88
HFFC  HF Financial Corp. of SD                26.50   2,803    74.3        27.00   16.50   26.00    1.92  430.00    53.09
HFNC  HFNC Financial Corp. of NC              14.75  17,192   253.6        22.06   13.94   14.87   -0.81    N.A.   -17.46
HMNF  HMN Financial, Inc. of MN               26.50   4,212   111.6        26.50   17.87   25.87    2.44    N.A.    46.25
HALL  Hallmark Capital Corp. of WI            15.00   2,886    43.3        15.37    8.50   15.25   -1.64    N.A.    69.11
HARB  Harbor FSB, MHC of FL (46.6)(8)         65.50   4,973   151.7        69.75   32.00   65.00    0.77    N.A.    83.22
HRBF  Harbor Federal Bancorp of MD            25.00   1,693    42.3        25.00   15.00   21.75   14.94  150.00    58.73
HFSA  Hardin Bancorp of Hardin MO             17.87     859    15.4        18.62   12.00   17.50    2.11    N.A.    42.96
HARL  Harleysville SA of PA                   28.50   1,662    47.4        30.25   14.60   29.37   -2.96   60.56    80.38
HFGI  Harrington Fin. Group of IN             12.12   3,257    39.5        13.75    9.75   12.37   -2.02    N.A.    12.74
HARS  Harris SB, MHC of PA (24.3)             19.50  33,779   159.3        20.75    6.00   19.00    2.63    N.A.   220.72
HFFB  Harrodsburg 1st Fin Bcrp of KY          17.87   2,025    36.2        18.87   14.75   17.12    4.38    N.A.    -5.30
HHFC  Harvest Home Fin. Corp. of OH           14.75     915    13.5        14.75    9.25   14.75    0.00    N.A.    51.28
HAVN  Haven Bancorp of Woodhaven NY           22.25   8,772   195.2        22.69   13.94   21.50    3.49    N.A.    55.49
HTHR  Hawthorne Fin. Corp. of CA              23.12   3,088    71.4        24.00    7.37   21.00   10.10  -15.93   184.38
HMLK  Hemlock Fed. Fin. Corp. of IL           17.12   2,076    35.5        17.50   12.50   17.25   -0.75    N.A.     N.A.
HBNK  Highland Federal Bank of CA             32.00   2,300    73.6        32.75   17.00   32.00    0.00    N.A.    88.24
HIFS  Hingham Inst. for Sav. of MA*           27.87   1,303    36.3        29.00   17.50   27.12    2.77  511.18    48.64
HBEI  Home Bancorp of Elgin IL                18.50   6,856   126.8        19.31   12.75   18.00    2.78    N.A.    37.04
HBFW  Home Bancorp of Fort Wayne IN           27.12   2,525    68.5        27.50   18.50   27.37   -0.91    N.A.    42.74
HBBI  Home Building Bancorp of IN             21.25     312     6.6        23.75   18.00   21.25    0.00    N.A.     7.59
HCFC  Home City Fin. Corp. of OH              17.37     905    15.7        18.00   12.00   18.00   -3.50    N.A.    31.09
HOMF  Home Fed Bancorp of Seymour IN          26.50   5,102   135.2        28.25   15.22   27.50   -3.64  299.70    54.34
HWEN  Home Financial Bancorp of IN            16.44     465     7.6        17.25   12.75   16.44    0.00    N.A.    28.94


                                                    Current Per Share Financials
                                                ----------------------------------------
                                                                         Tangible
                                                Trailing  12 Mo.   Book    Book
                                                 12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                            EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                           -------- ------- ------- ------- -------
                                                    ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
FFPB  First Palm Beach Bancorp of FL              1.85    1.55   22.39   21.87   358.24
FSLA  First SB SLA MHC of NJ (47.5)(8)            1.14    1.19   12.39   11.26   130.45
SOPN  First SB, SSB, Moore Co. of NC              1.32    1.32   18.43   18.43    80.10
FWWB  First Savings Bancorp of WA*                0.99    0.94   14.92   13.78   104.83
FSFF  First SecurityFed Fin of IL                 0.61    0.61   12.80   12.80    47.35
SHEN  First Shenango Bancorp of PA                2.26    2.25   22.55   22.55   194.02
FSFC  First So.east Fin. Corp. of SC(8)           0.81    0.81    8.20    8.20    79.77
FBNW  FirstBank Corp of Clarkston WA              0.33    0.15   14.73   14.73    89.65
FFDB  FirstFed Bancorp of AL                      1.59    1.55   14.77   13.51   153.31
FSPT  FirstSpartan Fin. Corp. of SC               1.25    1.25   29.17   29.17   108.87
FLAG  Flag Financial Corp of GA                   1.01    0.84   10.66   10.66   117.07
FLGS  Flagstar Bancorp, Inc of MI                 1.66    0.83    8.89    8.54   148.74
FFIC  Flushing Fin. Corp. of NY*                  0.99    1.04   17.08   16.40   120.27
FBHC  Fort Bend Holding Corp. of TX               1.23    1.03   11.88   11.09   192.88
FTSB  Fort Thomas Fin. Corp. of KY                0.76    0.76   10.56   10.56    65.45
FKKYD Frankfort First Bancorp of KY               0.03    0.26    6.84    6.84    40.63
FTNB  Fulton Bancorp of MO                        0.73    0.63   14.88   14.88    60.33
GFSB  GFS Bancorp of Grinnell IA                  1.15    1.15   11.01   11.01    95.64
GUPB  GFSB Bancorp of Gallup NM                   0.97    0.97   17.60   17.60   137.28
GSLA  GS Financial Corp. of LA                    0.41    0.41   16.44   16.44    38.12
GOSB  GSB Financial Corp. of NY                   0.52    0.44   13.78   13.78    50.92
GWBC  Gateway Bancorp of KY(8)                    0.59    0.59   16.14   16.14    58.19
GBCI  Glacier Bancorp of MT                       1.22    1.25    8.41    8.21    84.21
GFCO  Glenway Financial Corp. of OH               0.99    0.96   12.17   12.03   128.62
GTPS  Great American Bancorp of IL                0.42    0.47   16.80   16.80    82.24
GTFN  Great Financial Corp. of KY(8)              2.20    1.62   21.08   20.23   209.33
GSBC  Great Southern Bancorp of MO                1.57    1.48    7.79    7.79    90.04
GDVS  Greater DV SB,MHC of PA (19.9)*             0.68    0.68    8.85    8.85    76.04
GSFC  Green Street Fin. Corp. of NC               0.65    0.65   14.65   14.65    41.41
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)           0.62    0.60    8.76    8.76    67.24
HCBB  HCB Bancshares of AR                        0.09    0.10   14.27   13.73    75.75
HEMT  HF Bancorp of Hemet CA                      0.05    0.28   13.26   11.05   167.20
HFFC  HF Financial Corp. of SD                    2.05    1.88   19.33   19.33   205.10
HFNC  HFNC Financial Corp. of NC                  0.62    0.53    9.48    9.48    50.42
HMNF  HMN Financial, Inc. of MN                   1.34    1.13   20.09   20.09   135.05
HALL  Hallmark Capital Corp. of WI                0.91    0.89   10.59   10.59   145.00
HARB  Harbor FSB, MHC of FL (46.6)(8)             2.68    2.66   19.47   18.85   227.43
HRBF  Harbor Federal Bancorp of MD                0.91    0.91   16.75   16.75   128.29
HFSA  Hardin Bancorp of Hardin MO                 0.94    0.89   15.76   15.76   136.63
HARL  Harleysville SA of PA                       2.05    2.06   13.76   13.76   207.73
HFGI  Harrington Fin. Group of IN                 0.67    0.56    7.74    7.74   159.98
HARS  Harris SB, MHC of PA (24.3)                 0.52    0.43    5.12    4.53    62.47
HFFB  Harrodsburg 1st Fin Bcrp of KY              0.55    0.73   14.49   14.49    53.80
HHFC  Harvest Home Fin. Corp. of OH               0.23    0.50   11.35   11.35    90.82
HAVN  Haven Bancorp of Woodhaven NY               1.31    1.32   12.53   12.49   208.99
HTHR  Hawthorne Fin. Corp. of CA                  2.37    2.28   14.01   14.01   288.59
HMLK  Hemlock Fed. Fin. Corp. of IL               0.28    0.61   15.06   15.06    77.99
HBNK  Highland Federal Bank of CA                 2.41    1.83   17.20   17.20   224.34
HIFS  Hingham Inst. for Sav. of MA*               1.98    1.98   16.11   16.11   165.96
HBEI  Home Bancorp of Elgin IL                    0.43    0.43   13.77   13.77    49.96
HBFW  Home Bancorp of Fort Wayne IN               0.72    1.15   17.62   17.62   132.62
HBBI  Home Building Bancorp of IN                 1.05    1.03   18.89   18.89   133.80
HCFC  Home City Fin. Corp. of OH                  0.92    0.93   15.19   15.19    77.47
HOMF  Home Fed Bancorp of Seymour IN              1.74    1.58   11.78   11.43   136.05
HWEN  Home Financial Bancorp of IN                0.74    0.64   15.59   15.59    88.84

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of December 5, 1997


                                             Market Capitalization                      Price Change Data
                                            -----------------------      -----------------------------------------------
                                                                             52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HPBC  Home Port Bancorp, Inc. of MA*          23.62   1,842    43.5        25.00   16.12   24.00   -1.58  195.25    43.15
HMCI  Homecorp, Inc. of Rockford IL(8)        27.37   1,708    46.7        27.37   11.83   25.00    9.48  173.70   114.67
HZFS  Horizon Fin'l. Services of IA           11.50     851     9.8        13.00    7.25   11.00    4.55    N.A.    52.12
HRZB  Horizon Financial Corp. of WA*          17.50   7,434   130.1        18.00   10.65   16.56    5.68   53.24    49.06
IBSF  IBS Financial Corp. of NJ               16.87  10,949   184.7        18.75   12.94   17.44   -3.27    N.A.    24.14
ISBF  ISB Financial Corp. of LA               27.62   6,901   190.6        28.00   17.12   26.25    5.22    N.A.    53.44
ITLA  Imperial Thrift & Loan of CA*           18.00   7,847   141.2        21.25   14.00   18.00    0.00    N.A.    20.00
IFSB  Independence FSB of DC                  13.25   1,281    17.0        15.12    7.37   13.78   -3.85  562.50    65.63
INCB  Indiana Comm. Bank, SB of IN(8)         20.50     922    18.9        20.50   15.00   20.50    0.00    N.A.    26.15
INBI  Industrial Bancorp of OH                18.25   5,173    94.4        18.25   12.00   18.00    1.39    N.A.    43.14
IWBK  Interwest SB of Oak Harbor WA           39.87   8,050   321.0        43.25   27.62   39.50    0.94  298.70    23.63
IPSW  Ipswich SB of Ipswich MA*               13.25   2,378    31.5        14.12    5.63   12.87    2.95    N.A.   120.83
JXVL  Jacksonville Bancorp of TX              19.12   2,490    47.6        19.50   13.25   18.75    1.97    N.A.    30.78
JXSB  Jcksnville SB,MHC of IL (45.6)          26.25   1,272    15.2        29.50   12.00   26.75   -1.87    N.A.    98.11
JSBA  Jefferson Svgs Bancorp of MO            41.75   5,006   209.0        44.00   22.75   43.25   -3.47    N.A.    60.58
JOAC  Joachim Bancorp of MO                   15.00     722    10.8        15.63   14.00   14.75    1.69    N.A.     3.45
KSAV  KS Bancorp of Kenly NC                  22.50     885    19.9        25.50   14.81   22.50    0.00    N.A.    50.91
KSBK  KSB Bancorp of Kingfield ME(8)*         16.50   1,238    20.4        16.50    7.67   15.25    8.20    N.A.   115.12
KFBI  Klamath First Bancorp of OR             22.31  10,019   223.5        24.25   14.87   21.88    1.97    N.A.    41.65
LSBI  LSB Fin. Corp. of Lafayette IN          27.75     916    25.4        27.75   17.86   26.00    6.73    N.A.    49.43
LVSB  Lakeview SB of Paterson NJ              25.00   4,509   112.7        26.00   11.50   24.12    3.65    N.A.   100.96
LARK  Landmark Bancshares of KS               23.25   1,689    39.3        27.25   16.50   24.00   -3.13    N.A.    29.17
LARL  Laurel Capital Group of PA              27.75   1,446    40.1        28.00   15.87   27.75    0.00  116.80    68.18
LSBX  Lawrence Savings Bank of MA*            14.50   4,284    62.1        16.37    7.94   13.87    4.54  321.51    78.35
LFED  Leeds FSB, MHC of MD (36.3)             22.75   5,182    42.8        22.75   10.00   21.50    5.81    N.A.   113.21
LXMO  Lexington B&L Fin. Corp. of MO          17.25   1,138    19.6        17.25   12.75   16.75    2.99    N.A.    27.78
LIFB  Life Bancorp of Norfolk VA(8)           35.12   9,848   345.9        36.37   16.75   31.12   12.85    N.A.    95.11
LFBI  Little Falls Bancorp of NJ              20.37   2,608    53.1        20.50   12.19   20.00    1.85    N.A.    59.76
LOGN  Logansport Fin. Corp. of IN             15.25   1,261    19.2        16.00   11.12   15.25    0.00    N.A.    35.56
LONF  London Financial Corp. of OH            15.75     515     8.1        21.00   13.00   14.75    6.78    N.A.    11.54
LISB  Long Island Bancorp, Inc of NY          48.50  24,023 1,165.1        48.75   30.62   47.12    2.93    N.A.    38.57
MAFB  MAF Bancorp of IL                       34.00  15,249   518.5        34.75   22.25   32.50    4.62  300.00    46.74
MBLF  MBLA Financial Corp. of MO              27.00   1,268    34.2        27.00   19.00   27.00    0.00    N.A.    42.11
MFBC  MFB Corp. of Mishawaka IN               23.25   1,651    38.4        23.75   16.50   23.25    0.00    N.A.    39.89
MLBC  ML Bancorp of Villanova PA(8)           29.75  11,866   353.0        29.75   13.75   28.75    3.48    N.A.   110.69
MSBF  MSB Financial Corp. of MI               19.00   1,234    23.4        19.50    9.50   19.50   -2.56    N.A.   100.00
MARN  Marion Capital Holdings of IN           27.00   1,776    48.0        28.13   19.25   26.50    1.89    N.A.    40.26
MRKF  Market Fin. Corp. of OH                 15.44   1,336    20.6        15.75   12.25   15.25    1.25    N.A.     N.A.
MFCX  Marshalltown Fin. Corp. of IA(8)        17.25   1,411    24.3        17.25   14.25   17.25    0.00    N.A.    16.01
MFSL  Maryland Fed. Bancorp of MD             26.50   6,467   171.4        26.87   16.75   26.62   -0.45  404.76    52.56
MASB  MassBank Corp. of Reading MA*           45.50   3,561   162.0        47.75   27.75   45.00    1.11  361.46    59.15
MFLR  Mayflower Co-Op. Bank of MA*            24.75     890    22.0        26.25   14.75   24.44    1.27  395.00    45.59
MECH  Mechanics SB of Hartford CT*            25.75   5,293   136.3        27.25   15.37   25.62    0.51    N.A.    63.49
MDBK  Medford Bank of Medford, MA*            36.75   4,541   166.9        38.50   24.50   37.00   -0.68  425.00    42.72
MERI  Meritrust FSB of Thibodaux LA(8)        69.00     774    53.4        69.00   31.50   51.22   34.71    N.A.   118.22
MWBX  MetroWest Bank of MA*                    9.00  13,956   125.6         9.06    4.62    8.25    9.09  118.45    67.60
MCBS  Mid Continent Bancshares of KS(8)       42.25   1,962    82.9        43.25   23.25   41.25    2.42    N.A.    80.79
MIFC  Mid Iowa Financial Corp. of IA          11.75   1,678    19.7        11.75    6.25   10.62   10.64  135.00    84.46
MCBN  Mid-Coast Bancorp of ME                 28.75     233     6.7        29.00   18.50   28.75    0.00  403.50    51.32
MWBI  Midwest Bancshares, Inc. of IA          17.75   1,018    18.1        19.50    8.83   18.50   -4.05  433.03   101.02
MWFD  Midwest Fed. Fin. Corp of WI(8)         27.25   1,628    44.4        27.50   16.75   26.50    2.83  445.00    47.30
MFFC  Milton Fed. Fin. Corp. of OH            15.37   2,305    35.4        15.94   13.25   15.00    2.47    N.A.     6.00
MIVI  Miss. View Hold. Co. of MN              17.50     740    13.0        19.75   11.75   18.25   -4.11    N.A.    45.83
MBSP  Mitchell Bancorp of NC*                 17.87     931    16.6        18.00   13.50   17.50    2.11    N.A.    25.40
MBBC  Monterey Bay Bancorp of CA              18.75   3,230    60.6        20.50   14.62   19.00   -1.32    N.A.    27.12


                                                   Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
HPBC  Home Port Bancorp, Inc. of MA*             1.75    1.74   11.65   11.65   109.13
HMCI  Homecorp, Inc. of Rockford IL(8)           0.99    0.80   13.07   13.07   191.38
HZFS  Horizon Fin'l. Services of IA              0.77    0.62   10.27   10.27   103.15
HRZB  Horizon Financial Corp. of WA*             1.09    1.07   11.17   11.17    71.43
IBSF  IBS Financial Corp. of NJ                  0.53    0.53   11.69   11.69    67.11
ISBF  ISB Financial Corp. of LA                  0.97    0.96   16.70   14.29   138.54
ITLA  Imperial Thrift & Loan of CA*              1.52    1.52   12.32   12.27   114.89
IFSB  Independence FSB of DC                     0.65    0.54   13.89   12.28   201.76
INCB  Indiana Comm. Bank, SB of IN(8)            0.53    0.53   12.38   12.38   104.22
INBI  Industrial Bancorp of OH                   0.98    1.03   11.76   11.76    68.45
IWBK  Interwest SB of Oak Harbor WA              2.52    2.32   16.13   15.84   254.25
IPSW  Ipswich SB of Ipswich MA*                  0.88    0.70    4.78    4.78    85.16
JXVL  Jacksonville Bancorp of TX                 0.90    1.18   13.55   13.55    90.84
JXSB  Jcksnville SB,MHC of IL (45.6)             0.80    0.80   13.63   13.63   129.12
JSBA  Jefferson Svgs Bancorp of MO               0.90    1.85   22.03   17.09   258.09
JOAC  Joachim Bancorp of MO                      0.39    0.39   13.67   13.67    48.58
KSAV  KS Bancorp of Kenly NC                     1.40    1.39   16.45   16.44   124.22
KSBK  KSB Bancorp of Kingfield ME(8)*            1.08    1.10    8.46    8.00   117.84
KFBI  Klamath First Bancorp of OR                0.85    0.85   14.42   13.11    97.82
LSBI  LSB Fin. Corp. of Lafayette IN             1.61    1.42   18.88   18.88   218.63
LVSB  Lakeview SB of Paterson NJ                 1.34    0.97   13.71   11.74   112.19
LARK  Landmark Bancshares of KS                  1.14    1.35   18.62   18.62   135.05
LARL  Laurel Capital Group of PA                 2.09    2.02   15.20   15.20   145.21
LSBX  Lawrence Savings Bank of MA*               1.42    1.41    7.84    7.84    82.39
LFED  Leeds FSB, MHC of MD (36.3)                0.64    0.64    9.16    9.16    55.08
LXMO  Lexington B&L Fin. Corp. of MO             0.55    0.71   14.74   14.74    52.05
LIFB  Life Bancorp of Norfolk VA(8)              1.35    1.25   16.17   15.73   150.93
LFBI  Little Falls Bancorp of NJ                 0.66    0.60   14.53   13.40   124.40
LOGN  Logansport Fin. Corp. of IN                0.91    0.95   12.86   12.86    68.04
LONF  London Financial Corp. of OH               0.75    0.70   14.77   14.77    74.19
LISB  Long Island Bancorp, Inc of NY             2.06    1.74   22.74   22.53   246.88
MAFB  MAF Bancorp of IL                          2.48    2.46   17.22   15.13   221.04
MBLF  MBLA Financial Corp. of MO                 1.45    1.48   22.36   22.36   176.67
MFBC  MFB Corp. of Mishawaka IN                  1.21    1.21   20.30   20.30   155.01
MLBC  ML Bancorp of Villanova PA(8)              1.20    0.86   13.51   12.61   195.16
MSBF  MSB Financial Corp. of MI                  0.86    0.83   10.32   10.32    62.41
MARN  Marion Capital Holdings of IN              1.67    1.65   22.22   22.22   101.25
MRKF  Market Fin. Corp. of OH                    0.38    0.38   14.89   14.89    42.01
MFCX  Marshalltown Fin. Corp. of IA(8)           0.60    0.64   14.37   14.37    88.94
MFSL  Maryland Fed. Bancorp of MD                1.08    1.56   15.00   14.81   178.98
MASB  MassBank Corp. of Reading MA*              2.78    2.61   28.24   27.82   261.94
MFLR  Mayflower Co-Op. Bank of MA*               1.46    1.38   13.98   13.75   144.98
MECH  Mechanics SB of Hartford CT*               2.64    2.63   16.33   16.33   156.95
MDBK  Medford Bank of Medford, MA*               2.49    2.32   21.96   20.58   243.63
MERI  Meritrust FSB of Thibodaux LA(8)           3.42    3.42   24.90   24.90   301.44
MWBX  MetroWest Bank of MA*                      0.54    0.54    3.13    3.13    41.97
MCBS  Mid Continent Bancshares of KS(8)          2.13    2.21   20.38   20.38   206.56
MIFC  Mid Iowa Financial Corp. of IA             0.71    1.00    7.00    6.99    74.82
MCBN  Mid-Coast Bancorp of ME                    1.92    1.82   22.65   22.65   263.83
MWBI  Midwest Bancshares, Inc. of IA             1.21    1.07   10.18   10.18   147.20
MWFD  Midwest Fed. Fin. Corp of WI(8)            1.39    1.37   11.21   10.81   127.18
MFFC  Milton Fed. Fin. Corp. of OH               0.60    0.53   11.45   11.45    91.09
MIVI  Miss. View Hold. Co. of MN                 0.66    0.97   17.80   17.80    94.29
MBSP  Mitchell Bancorp of NC*                    0.59    0.59   15.36   15.36    37.15
MBBC  Monterey Bay Bancorp of CA                 0.58    0.53   14.59   13.53   126.83

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700

                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of December 5, 1997


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------         -----------------------
                                             Price/  Outst- Capital-                       Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
MONT  Montgomery Fin. Corp. of IN             12.37   1,653    20.4        14.00   11.00   12.31    0.49    N.A.    -4.85
MSBK  Mutual SB, FSB of Bay City MI           12.75   4,279    54.6        14.62    5.37   13.00   -1.92   45.71   131.82
NHTB  NH Thrift Bancshares of NH              21.50   2,075    44.6        22.75   11.62   21.00    2.38  365.37    70.36
NSLB  NS&L Bancorp of Neosho MO               18.50     707    13.1        19.50   13.62   18.75   -1.33    N.A.    35.83
NMSB  Newmil Bancorp. of CT*                  13.37   3,835    51.3        14.50    8.50   14.25   -6.18  109.89    37.13
NASB  North American SB of MO                 54.00   2,229   120.4        55.62   31.00   49.94    8.13  ***.**    57.66
NBSI  North Bancshares of Chicago IL          26.25     962    25.3        27.12   15.75   26.50   -0.94    N.A.    59.09
FFFD  North Central Bancshares of IA          18.50   3,258    60.3        19.25   13.25   18.87   -1.96    N.A.    36.43
NBN   Northeast Bancorp of ME*                27.94   1,294    36.2        27.94   13.25   27.75    0.68  137.79    99.57
NEIB  Northeast Indiana Bncrp of IN           20.00   1,763    35.3        21.12   13.25   20.00    0.00    N.A.    46.84
NWEQ  Northwest Equity Corp. of WI            19.00     839    15.9        19.00   11.25   19.00    0.00    N.A.    56.77
NWSB  Northwest SB, MHC of PA (30.7)          15.25  46,753   218.9        16.37    6.50   14.00    8.93    N.A.   127.95
NSSY  Norwalk Savings Society of CT*          39.25   2,427    95.3        40.00   22.94   38.50    1.95    N.A.    67.95
NSSB  Norwich Financial Corp. of CT*          31.25   5,432   169.8        31.62   18.00   29.75    5.04  346.43    59.28
NTMG  Nutmeg FS&LA of CT                      13.12     740     9.7        13.12    7.00   13.00    0.92    N.A.    74.93
OHSL  OHSL Financial Corp. of OH              27.75   1,235    34.3        28.25   20.37   27.75    0.00    N.A.    29.85
OCFC  Ocean Fin. Corp. of NJ                  37.37   8,176   305.5        38.37   25.12   37.12    0.67    N.A.    46.55
OCN   Ocwen Financial Corp. of FL             25.62  60,505 1,550.1        28.28   12.62   24.25    5.65    N.A.    91.62
OTFC  Oregon Trail Fin. Corp of OR            16.00   4,695    75.1        16.75   15.63   16.00    0.00    N.A.     N.A.
PBHC  OswegoCity SB, MHC of NY (46.)*         28.75   1,917    25.4        29.50    9.38   28.50    0.88    N.A.   206.50
OFCP  Ottawa Financial Corp. of MI            29.12   5,353   155.9        29.12   14.89   27.50    5.89    N.A.    90.45
PFFB  PFF Bancorp of Pomona CA                19.25  17,903   344.6        21.50   13.37   18.37    4.79    N.A.    29.46
PSFI  PS Financial of Chicago IL              17.87   2,167    38.7        18.00   11.62   17.25    3.59    N.A.    52.09
PVFC  PVF Capital Corp. of OH                 20.06   2,590    52.0        21.75   13.18   20.50   -2.15  355.91    40.08
PALM  Palfed, Inc. of Aiken SC(8)             28.62   5,299   151.7        28.62   13.75   27.00    6.00   86.21   104.43
PBCI  Pamrapo Bancorp, Inc. of NJ             24.50   2,843    69.7        26.75   18.50   23.87    2.64  335.17    22.50
PFED  Park Bancorp of Chicago IL              18.00   2,431    43.8        18.12   11.75   17.87    0.73    N.A.    38.46
PVSA  Parkvale Financial Corp of PA           29.00   5,106   148.1        29.75   19.60   29.75   -2.52  250.24    39.42
PEEK  Peekskill Fin. Corp. of NY              17.75   3,193    56.7        18.25   13.37   17.50    1.43    N.A.    24.56
PFSB  PennFed Fin. Services of NJ             34.00   4,823   164.0        34.00   19.87   33.19    2.44    N.A.    67.90
PWBC  PennFirst Bancorp of PA                 18.75   5,310    99.6        19.50   12.27   18.25    2.74  134.96    51.33
PWBK  Pennwood SB of PA*                      19.12     570    10.9        19.12   12.50   18.94    0.95    N.A.    39.05
PBKB  People's SB of Brockton MA*             20.37   3,283    66.9        20.50   10.50   20.00    1.85  242.93    91.81
PFDC  Peoples Bancorp of Auburn IN            25.00   3,392    84.8        25.00   13.00   22.00   13.64  137.87    85.19
PBCT  Peoples Bank, MHC of CT (40.1)*         36.37  61,126   889.4        37.37   18.00   33.69    7.95  362.13    88.94
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)       37.50   9,046   121.8        39.12   15.63   34.75    7.91    N.A.   134.38
PFFC  Peoples Fin. Corp. of OH                14.25   1,491    21.2        19.00   12.75   14.00    1.79    N.A.     5.56
PHBK  Peoples Heritage Fin Grp of ME*         43.94  27,475 1,207.3        43.94   24.87   42.62    3.10  187.00    56.93
PSFC  Peoples Sidney Fin. Corp of OH          17.25   1,785    30.8        18.50   12.56   17.25    0.00    N.A.     N.A.
PERM  Permanent Bancorp of IN                 26.12   2,103    54.9        27.37   18.25   25.62    1.95    N.A.    28.99
PMFI  Perpetual Midwest Fin. of IA            30.50   1,873    57.1        30.50   18.75   27.00   12.96    N.A.    58.44
PERT  Perpetual of SC, MHC (46.8)(8)          54.75   1,505    38.6        58.00   21.37   51.00    7.35    N.A.   125.77
PCBC  Perry Co. Fin. Corp. of MO              23.25     828    19.3        25.00   17.00   23.25    0.00    N.A.    36.76
PHFC  Pittsburgh Home Fin. of PA              19.00   1,969    37.4        20.81   12.87   20.69   -8.17    N.A.    42.11
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)       34.87   1,632    26.8        37.12   16.25   34.00    2.56    N.A.    99.26
PTRS  Potters Financial Corp of OH            17.62     965    17.0        17.62    9.38   17.00    3.65    N.A.    76.20
PKPS  Poughkeepsie Fin. Corp. of NY(8)        10.50  12,595   132.2        10.62    5.12    9.94    5.63   35.48   100.00
PHSB  Ppls Home SB, MHC of PA (45.0)          19.00   2,760    23.6        19.75   13.62   18.62    2.04    N.A.     N.A.
PRBC  Prestige Bancorp of PA                  19.25     915    17.6        19.37   12.87   18.41    4.56    N.A.    42.59
PFNC  Progress Financial Corp. of PA          15.50   4,010    62.2        16.37    7.68   15.50    0.00   40.78    94.24
PSBK  Progressive Bank, Inc. of NY*           35.00   3,828   134.0        38.00   22.75   33.75    3.70  161.78    53.85
PROV  Provident Fin. Holdings of CA           20.87   4,836   100.9        21.12   13.62   20.00    4.35    N.A.    49.07
PULB  Pulaski SB, MHC of MO (29.8)            30.00   2,094    18.7        32.50   14.12   30.50   -1.64    N.A.   106.90
PLSK  Pulaski SB, MHC of NJ (46.0)            19.00   2,070    18.1        24.50   11.50   18.75    1.33    N.A.     N.A.
PULS  Pulse Bancorp of S. River NJ            26.12   3,081    80.5        29.75   15.75   24.50    6.61  111.16    65.84


                                                   Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
MONT  Montgomery Fin. Corp. of IN                0.42    0.42   11.81   11.81    61.70
MSBK  Mutual SB, FSB of Bay City MI              0.15    0.08    9.73    9.73   152.87
NHTB  NH Thrift Bancshares of NH                 0.99    0.80   12.04   10.34   153.90
NSLB  NS&L Bancorp of Neosho MO                  0.41    0.64   16.52   16.52    84.46
NMSB  Newmil Bancorp. of CT*                     0.70    0.67    8.42    8.42    82.77
NASB  North American SB of MO                    4.10    3.86   25.37   24.52   330.46
NBSI  North Bancshares of Chicago IL             0.79    0.69   17.04   17.04   126.90
FFFD  North Central Bancshares of IA             1.16    1.16   15.13   15.13    66.03
NBN   Northeast Bancorp of ME*                   1.37    1.13   14.27   12.61   205.13
NEIB  Northeast Indiana Bncrp of IN              1.18    1.18   15.51   15.51   107.95
NWEQ  Northwest Equity Corp. of WI               1.17    1.13   13.51   13.51   115.56
NWSB  Northwest SB, MHC of PA (30.7)             0.41    0.41    4.33    4.09    44.93
NSSY  Norwalk Savings Society of CT*             2.40    2.74   20.49   19.76   254.37
NSSB  Norwich Financial Corp. of CT*             1.47    1.36   15.05   13.67   129.02
NTMG  Nutmeg FS&LA of CT                         0.80    0.57    7.84    7.84   142.10
OHSL  OHSL Financial Corp. of OH                 1.65    1.60   20.74   20.74   189.96
OCFC  Ocean Fin. Corp. of NJ                     1.68    1.66   27.63   27.63   182.15
OCN   Ocwen Financial Corp. of FL                1.34    0.75    6.91    6.73    48.86
OTFC  Oregon Trail Fin. Corp of OR               0.59    0.59   13.29   13.29    55.34
PBHC  OswegoCity SB, MHC of NY (46.)*            1.05    0.94   12.02   10.10   100.68
OFCP  Ottawa Financial Corp. of MI               1.29    1.26   14.15   11.43   161.96
PFFB  PFF Bancorp of Pomona CA                   0.65    0.66   14.69   14.53   146.09
PSFI  PS Financial of Chicago IL                 0.72    0.73   14.76   14.76    39.55
PVFC  PVF Capital Corp. of OH                    1.90    1.82   10.63   10.63   147.98
PALM  Palfed, Inc. of Aiken SC(8)                0.49    0.84   10.74   10.74   126.16
PBCI  Pamrapo Bancorp, Inc. of NJ                1.73    1.71   16.89   16.77   130.83
PFED  Park Bancorp of Chicago IL                 0.80    0.83   16.61   16.61    71.79
PVSA  Parkvale Financial Corp of PA              2.05    2.05   15.20   15.10   196.91
PEEK  Peekskill Fin. Corp. of NY                 0.66    0.66   14.81   14.81    56.76
PFSB  PennFed Fin. Services of NJ                2.14    2.14   20.72   17.54   282.80
PWBC  PennFirst Bancorp of PA                    0.95    0.95   12.96   11.53   154.87
PWBK  Pennwood SB of PA*                         0.83    0.91   15.33   15.33    83.59
PBKB  People's SB of Brockton MA*                1.44    0.75    8.96    8.59   218.54
PFDC  Peoples Bancorp of Auburn IN               1.24    1.24   13.06   13.06    85.67
PBCT  Peoples Bank, MHC of CT (40.1)*            1.44    0.93   11.41   11.40   126.48
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)          0.87    0.61   11.97   10.77    70.63
PFFC  Peoples Fin. Corp. of OH                   0.53    0.53   15.78   15.78    58.01
PHBK  Peoples Heritage Fin Grp of ME*            2.51    2.51   16.42   14.01   220.42
PSFC  Peoples Sidney Fin. Corp of OH             0.56    0.56   14.57   14.57    57.61
PERM  Permanent Bancorp of IN                    1.26    1.25   19.51   19.25   206.17
PMFI  Perpetual Midwest Fin. of IA               0.84    0.68   18.24   18.24   214.45
PERT  Perpetual of SC, MHC (46.8)(8)             1.17    1.58   20.13   20.13   170.24
PCBC  Perry Co. Fin. Corp. of MO                 0.90    1.04   18.80   18.80    97.95
PHFC  Pittsburgh Home Fin. of PA                 1.01    0.90   14.63   14.48   138.80
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)          1.46    1.44   14.86   14.86   234.94
PTRS  Potters Financial Corp of OH               1.20    1.18   11.20   11.20   127.17
PKPS  Poughkeepsie Fin. Corp. of NY(8)           0.37    0.37    5.91    5.91    70.19
PHSB  Ppls Home SB, MHC of PA (45.0)             0.56    0.54   10.22   10.22    74.79
PRBC  Prestige Bancorp of PA                     0.85    0.85   16.88   16.88   150.64
PFNC  Progress Financial Corp. of PA             0.90    0.71    5.81    5.18   108.91
PSBK  Progressive Bank, Inc. of NY*              2.20    2.16   20.18   18.17   231.09
PROV  Provident Fin. Holdings of CA              0.94    0.44   17.66   17.66   132.47
PULB  Pulaski SB, MHC of MO (29.8)               0.68    0.90   11.23   11.23    86.07
PLSK  Pulaski SB, MHC of NJ (46.0)               0.54    0.54   10.36   10.36    86.47
PULS  Pulse Bancorp of S. River NJ               1.84    1.86   14.02   14.02   170.73

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of December 5, 1997

                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------          52 Week (1)              % Change From
                                                     Shares  Market      ---------------          ----------------------
                                             Price/  Outst- Capital-                       Last    Last  Dec 31,  Dec 31,
Financial Institution                       Share(1) anding ization(9)     High    Low     Week    Week  1994(2)  1995(2)
---------------------                       ------- ------- -------      ------- ------- -------  ------ ------- --------
                                              ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
QCFB  QCF Bancorp of Virginia MN             28.50   1,382     39.4        28.50   16.25   28.50    0.00    N.A.    56.16
QCBC  Quaker City Bancorp of CA              21.25   4,673     99.3        24.56   13.00   20.50    3.66  183.33    39.80
QCSB  Queens County Bancorp of NY*           36.19  15,108    546.8        37.75   20.22   35.00    3.40    N.A.    71.92
RARB  Raritan Bancorp. of Raritan NJ*        27.25   2,372     64.6        28.62   15.33   27.25    0.00  323.14    75.81
REDF  RedFed Bancorp of Redlands CA          20.00   7,179    143.6        21.12   12.37   20.00    0.00    N.A.    48.15
RELY  Reliance Bancorp, Inc. of NY           35.50   8,712    309.3        35.50   18.50   33.12    7.19    N.A.    82.05
RELI  Reliance Bancshares Inc of WI*          9.12   2,472     22.5         9.12    6.50    8.87    2.82    N.A.    35.11
RIVR  River Valley Bancorp of IN             18.62   1,190     22.2        18.87   13.25   18.75   -0.69    N.A.    35.42
RVSB  Riverview Bancorp of WA                15.50   6,128     95.0        15.50    6.00   15.00    3.33    N.A.   147.21
RSLN  Roslyn Bancorp, Inc. of NY*            23.25  43,642  1,014.7        24.31   15.00   21.75    6.90    N.A.     N.A.
SCCB  S. Carolina Comm. Bnshrs of SC         22.87     699     16.0        25.25   15.00   23.00   -0.57    N.A.    52.47
SBFL  SB Fngr Lakes MHC of NY (33.1)         29.50   1,785     17.4        29.50   12.75   29.25    0.85    N.A.   114.55
SFED  SFS Bancorp of Schenectady NY          22.62   1,231     27.8        24.50   14.75   22.12    2.26    N.A.    53.36
SGVB  SGV Bancorp of W. Covina CA            18.00   2,342     42.2        19.37   10.75   17.12    5.14    N.A.    60.00
SHSB  SHS Bancorp, Inc. of PA                16.25     820     13.3        16.37   14.75   16.00    1.56    N.A.     N.A.
SISB  SIS Bancorp Inc of MA*                 38.12   5,581    212.7        38.12   22.37   33.62   13.38    N.A.    66.68
SWCB  Sandwich Co-Op. Bank of MA*            45.00   1,919     86.4        45.00   27.25   41.75    7.78  422.04    51.26
SFSL  Security First Corp. of OH             20.37   7,591    154.6        21.00   10.17   19.50    4.46   95.87    68.63
SFNB  Security First Netwrk Bk of GA(8)       8.00   8,620     69.0        13.87    5.50    8.00    0.00    N.A.   -21.95
SMFC  Sho-Me Fin. Corp. of MO(8)             47.75   1,499     71.6        49.25   21.62   47.00    1.60    N.A.   119.54
SOBI  Sobieski Bancorp of S. Bend IN         19.50     779     15.2        19.75   13.75   19.62   -0.61    N.A.    34.48
SOSA  Somerset Savings Bank of MA(8)*         4.75  16,652     79.1         5.94    1.94    4.87   -2.46   -7.23   141.12
SSFC  South Street Fin. Corp. of NC*         19.00   4,496     85.4        20.00   13.75   17.50    8.57    N.A.    35.71
SCBS  Southern Commun. Bncshrs of AL         18.00   1,137     20.5        18.50   13.00   18.19   -1.04    N.A.    35.85
SMBC  Southern Missouri Bncrp of MO          19.12   1,612     30.8        19.50   14.00   19.00    0.63    N.A.    27.47
SWBI  Southwest Bancshares of IL             25.62   2,657     68.1        26.00   18.00   25.50    0.47  156.20    40.38
SVRN  Sovereign Bancorp of PA                19.31  89,275  1,723.9        19.50   10.62   18.94    1.95  331.99    76.51
STFR  St. Francis Cap. Corp. of WI           40.63   5,238    212.8        41.25   26.00   38.25    6.22    N.A.    56.27
SPBC  St. Paul Bancorp, Inc. of IL           25.00  34,133    853.3        28.50   14.73   24.50    2.04  124.62    59.54
SFFC  StateFed Financial Corp. of IA         13.50   1,557     21.0        14.12    8.25   13.50    0.00    N.A.    63.64
SFIN  Statewide Fin. Corp. of NJ             23.12   4,591    106.1        23.12   13.87   21.50    7.53    N.A.    60.89
STSA  Sterling Financial Corp. of WA         21.62   7,567    163.6        22.50   13.62   21.12    2.37  137.84    53.12
SFSB  SuburbFed Fin. Corp. of IL             34.69   1,263     43.8        34.87   19.00   34.87   -0.52  420.09    82.58
ROSE  T R Financial Corp. of NY*             34.00  17,592    598.1        35.00   15.12   32.87    3.44    N.A.    91.55
THRD  TF Financial Corp. of PA               28.00   4,088    114.5        28.00   15.87   28.00    0.00    N.A.    72.31
TPNZ  Tappan Zee Fin., Inc. of NY            19.75   1,488     29.4        22.62   13.62   19.75    0.00    N.A.    45.01
ESBK  The Elmira SB FSB of Elmira NY*        31.25     706     22.1        31.25   16.75   30.00    4.17  117.47    71.23
TRIC  Tri-County Bancorp of WY               27.50     584     16.1        29.00   18.00   27.50    0.00    N.A.    52.78
TWIN  Twin City Bancorp of TN                14.00   1,272     17.8        14.50   11.50   13.62    2.79    N.A.    21.74
UFRM  United FS&LA of Rocky Mount NC         11.50   3,074     35.4        12.75    7.75   11.50    0.00  253.85    35.29
UBMT  United Fin. Corp. of MT                26.00   1,223     31.8        27.00   18.75   27.00   -3.70  147.62    35.06
VABF  Va. Beach Fed. Fin. Corp of VA         17.25   4,979     85.9        17.62    9.25   16.62    3.79  267.80    82.73
VFFC  Virginia First Savings of VA(8)        25.25   5,814    146.8        25.25   12.37   25.25    0.00  ***.**    98.04
WHGB  WHG Bancshares of MD                   15.87   1,462     23.2        16.50   12.62   16.25   -2.34    N.A.    20.96
WSFS  WSFS Financial Corp. of DE*            20.00  12,442    248.8        20.00    9.87   19.62    1.94  175.86    96.27
WVFC  WVS Financial Corp. of PA*             32.00   1,748     55.9        34.00   23.00   31.50    1.59    N.A.    29.98
WRNB  Warren Bancorp of Peabody MA*          20.50   3,798     77.9        21.37   14.75   20.62   -0.58  508.31    36.67
WFSL  Washington FS&LA of Seattle WA         33.12  47,509  1,573.5        33.31   22.39   32.19    2.89  127.00    37.48
WAMU  Washington Mutual Inc. of WA(8)*       71.37 257,176 18,354.7        72.37   40.37   69.12    3.26  284.54    64.79
WYNE  Wayne Bancorp of NJ                    22.62   2,014     45.6        24.87   14.00   22.75   -0.57    N.A.    48.33
WAYN  Wayne S&L Co. MHC of OH (47.8)         33.00   2,255     35.5        33.00   15.33   31.00    6.45    N.A.   102.08
WCFB  Wbstr Cty FSB MHC of IA (45.2)         21.25   2,100     20.2        22.00   12.75   20.25    4.94    N.A.    54.55
WBST  Webster Financial Corp. of CT          64.00  13,554    867.5        66.00   35.12   62.66    2.14  577.97    74.15
WEFC  Wells Fin. Corp. of Wells MN           17.50   1,959     34.3        19.00   12.50   17.75   -1.41    N.A.    33.38
WCBI  WestCo Bancorp of IL                   26.50   2,474     65.6        29.25   20.00   27.50   -3.64  165.00    23.26
                                                     Current Per Share Financials
                                                 ----------------------------------------
                                                                          Tangible
                                                 Trailing  12 Mo.   Book    Book
                                                  12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                             EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                            -------- ------- ------- -------  -------
                                                    ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
QCFB  QCF Bancorp of Virginia MN                   1.46    1.46    19.84   19.84    113.41
QCBC  Quaker City Bancorp of CA                    1.20    1.15    15.33   15.33    181.26
QCSB  Queens County Bancorp of NY*                 1.44    1.45    11.44   11.44    102.00
RARB  Raritan Bancorp. of Raritan NJ*              1.63    1.61    12.65   12.45    171.70
REDF  RedFed Bancorp of Redlands CA                1.28    1.28    11.21   11.17    134.74
RELY  Reliance Bancorp, Inc. of NY                 1.96    2.07    19.29   14.17    233.56
RELI  Reliance Bancshares Inc of WI*               0.25    0.26     9.18    9.18     19.01
RIVR  River Valley Bancorp of IN                   0.46    0.62    14.63   14.41    118.02
RVSB  Riverview Bancorp of WA                      0.47    0.45     9.56    9.20     46.06
RSLN  Roslyn Bancorp, Inc. of NY*                  0.73    0.93    14.04   13.97     79.61
SCCB  S. Carolina Comm. Bnshrs of SC               0.75    0.75    17.35   17.35     65.26
SBFL  SB Fngr Lakes MHC of NY (33.1)               0.44    0.51    11.92   11.92    127.71
SFED  SFS Bancorp of Schenectady NY                0.94    0.94    17.64   17.64    141.42
SGVB  SGV Bancorp of W. Covina CA                  0.65    0.71    12.99   12.79    174.63
SHSB  SHS Bancorp, Inc. of PA                      0.41    0.41    13.83   13.83    109.44
SISB  SIS Bancorp Inc of MA*                       2.05    2.03    19.16   19.16    260.35
SWCB  Sandwich Co-Op. Bank of MA*                  2.44    2.39    21.16   20.34    266.68
SFSL  Security First Corp. of OH                   1.14    1.15     8.31    8.18     89.69
SFNB  Security First Netwrk Bk of GA(8)           -3.30   -3.38     3.02    2.97      9.12
SMFC  Sho-Me Fin. Corp. of MO(8)                   2.71    2.57    20.77   20.77    230.05
SOBI  Sobieski Bancorp of S. Bend IN               0.64    0.59    15.99   15.99    108.19
SOSA  Somerset Savings Bank of MA(8)*              0.32    0.31     2.06    2.06     31.25
SSFC  South Street Fin. Corp. of NC*               0.63    0.65    13.73   13.73     53.50
SCBS  Southern Commun. Bncshrs of AL               0.33    0.54    13.20   13.20     61.89
SMBC  Southern Missouri Bncrp of MO                0.94    0.90    16.36   16.36    101.30
SWBI  Southwest Bancshares of IL                   1.50    1.45    16.01   16.01    141.14
SVRN  Sovereign Bancorp of PA                      0.51    0.74     7.23    5.91    163.55
STFR  St. Francis Cap. Corp. of WI                 2.24    2.21    24.54   21.71    317.04
SPBC  St. Paul Bancorp, Inc. of IL                 1.39    1.39    11.98   11.95    133.26
SFFC  StateFed Financial Corp. of IA               0.69    0.69     9.86    9.86     56.22
SFIN  Statewide Fin. Corp. of NJ                   1.19    1.19    14.34   14.31    153.15
STSA  Sterling Financial Corp. of WA               1.04    0.94    12.98   11.88    247.19
SFSB  SuburbFed Fin. Corp. of IL                   1.23    1.79    21.90   21.82    337.85
ROSE  T R Financial Corp. of NY*                   1.88    1.69    13.09   13.09    209.84
THRD  TF Financial Corp. of PA                     1.22    1.05    17.79   15.71    152.97
TPNZ  Tappan Zee Fin., Inc. of NY                  0.58    0.57    14.20   14.20     83.43
ESBK  The Elmira SB FSB of Elmira NY*              1.34    1.08    20.54   20.00    323.33
TRIC  Tri-County Bancorp of WY                     1.55    1.58    23.12   23.12    150.98
TWIN  Twin City Bancorp of TN                      0.71    0.60    10.88   10.88     84.07
UFRM  United FS&LA of Rocky Mount NC               0.63    0.50     6.82    6.82     92.96
UBMT  United Fin. Corp. of MT                      1.22    1.21    20.24   20.24     84.29
VABF  Va. Beach Fed. Fin. Corp of VA               0.75    0.61     8.70    8.70    121.61
VFFC  Virginia First Savings of VA(8)              0.88    0.76    11.44   11.05    147.64
WHGB  WHG Bancshares of MD                         0.34    0.34    14.16   14.16     68.56
WSFS  WSFS Financial Corp. of DE*                  1.31    1.30     6.66    6.62    120.21
WVFC  WVS Financial Corp. of PA*                   2.08    2.09    19.38   19.38    161.46
WRNB  Warren Bancorp of Peabody MA*                2.04    1.81    10.21   10.21     95.87
WFSL  Washington FS&LA of Seattle WA               2.21    2.20    15.11   13.87    120.39
WAMU  Washington Mutual Inc. of WA(8)*             0.01    1.51    19.65   18.20    371.76
WYNE  Wayne Bancorp of NJ                          1.07    1.07    16.49   16.49    132.71
WAYN  Wayne S&L Co. MHC of OH (47.8)               0.81    0.76    10.58   10.58    110.97
WCFB  Wbstr Cty FSB MHC of IA (45.2)               0.64    0.64    10.52   10.52     44.99
WBST  Webster Financial Corp. of CT                1.79    2.99    26.82   23.10    502.51
WEFC  Wells Fin. Corp. of Wells MN                 1.09    1.06    14.86   14.86    104.52
WCBI  WestCo Bancorp of IL                         1.88    1.78    19.41   19.41    124.93

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia  22209
(703) 528-1700


                           Exhibit IV-1A (continued)
                     Weekly Thrift Market Line - Part One
                         Prices As Of December 5, 1997


                                                                                        Price Change Data
                                             Market Capitalization       -----------------------------------------------
                                            -----------------------                                   % Change From
                                                     Shares  Market          52 Week (1)         -----------------------
                                             Price/  Outst- Capital-     ---------------   Last     Last Dec 31, Dec 31,
Financial Institution                       Share(1) anding ization(9)     High     Low    Week     Week 1994(2) 1995(2)
---------------------                       ------- ------- -------      ------- ------- ------- ------- ------- --------
                                               ($)    (000)  ($Mil)         ($)     ($)     ($)     (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WSTR  WesterFed Fin. Corp. of MT              24.75   5,577   138.0        27.00   17.62   23.56    5.05    N.A.    35.62
WOFC  Western Ohio Fin. Corp. of OH           26.87   2,356    63.3        29.25   20.25   25.75    4.35    N.A.    23.54
WWFC  Westwood Fin. Corp. of NJ(8)            27.62     645    17.8        28.00   15.25   27.62    0.00    N.A.    67.39
WEHO  Westwood Hmstd Fin Corp of OH           17.75   2,782    49.4        18.00   11.50   17.50    1.43    N.A.    46.45
WFI   Winton Financial Corp. of OH            20.00   1,986    39.7        20.50   11.50   20.00    0.00    N.A.    73.91
FFWD  Wood Bancorp of OH                      19.50   2,119    41.3        19.50   10.50   18.50    5.41    N.A.    72.11
YFCB  Yonkers Fin. Corp. of NY                19.00   3,021    57.4        22.00   12.12   18.50    2.70    N.A.    47.63
YFED  York Financial Corp. of PA              25.50   8,806   224.6        27.25   12.80   26.50   -3.77  169.84    96.15


                                                   Current Per Share Financials
                                               ----------------------------------------
                                                                        Tangible
                                               Trailing  12 Mo.   Book    Book
                                                12 Mo.   Core    Value/  Value/  Assets/
Financial Institution                           EPS(3)   EPS(3)  Share  Share(4) Share
---------------------                          -------- ------- ------- ------- -------
                                                   ($)     ($)     ($)     ($)     ($)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
WSTR  WesterFed Fin. Corp. of MT                 1.16    1.11   19.03   15.35   179.16
WOFC  Western Ohio Fin. Corp. of OH              0.61    0.71   23.39   21.83   168.69
WWFC  Westwood Fin. Corp. of NJ(8)               1.20    1.28   15.95   14.27   171.20
WEHO  Westwood Hmstd Fin Corp of OH              0.47    0.54   14.20   14.20    51.36
WFI   Winton Financial Corp. of OH               1.14    1.33   11.36   11.12   159.81
FFWD  Wood Bancorp of OH                         1.07    0.98    9.77    9.77    78.58
YFCB  Yonkers Fin. Corp. of NY                   0.98    0.99   14.52   14.52   103.59
YFED  York Financial Corp. of PA                 1.26    1.06   11.62   11.62   131.24


     RP FINANCIAL, LC.
     -----------------------------------------
     Financial Services Industry Consultants
     1700 North Moore Street, Suite 2210
     Arlington, Virginia 22209
     (703) 528-1700


                                 Exhibit IV-1B
                     Weekly Thrift Market Line - Part Two
                         Prices As Of December 5, 1997

                                                                                        Key Financial Ratios
                                                                     ----------------------------------------------------------
                                                                              Tang.      Reported Earnings       Core Earnings
                                                                     Equity/ Equity/  ----------------------    ---------------
     Financial Institution                                           Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)
     ---------------------                                           ------- ------- ------- ------- -------    ------- -------
                                                                        (%)     (%)     (%)     (%)     (%)        (%)     (%)

     Market Averages. SAIF-Insured Thrifts(no MHCs)
     ----------------------------------------------

     SAIF-Insured Thrifts(300)                                        13.06    12.82    0.90    8.12    4.69       0.88    7.86
     NYSE Traded Companies(10)                                         7.75     7.54    0.96   14.43    5.97       0.86   13.52
     AMEX Traded Companies(16)                                        14.70    14.59    0.64    3.84    3.08       0.78    4.91
     NASDAQ Listed OTC Companies(274)                                 13.17    12.93    0.91    8.13    4.74       0.89    7.81
     California Companies(21)                                          7.41     7.17    0.64    9.66    5.18       0.57    8.89
     Florida Companies(5)                                              8.55     8.12    1.20   14.66    5.29       0.80    9.61
     Mid-Atlantic Companies(59)                                       11.12    10.79    0.86    8.74    4.89       0.85    8.75
     Mid-West Companies(144)                                          14.26    14.09    0.93    7.47    4.59       0.92    7.30
     New England Companies(9)                                          8.05     7.77    0.62    8.22    4.62       0.66    8.90
     North-West Companies(8)                                          16.32    15.90    0.98    8.53    4.18       0.97    8.03
     South-East Companies(41)                                         15.99    15.80    0.97    7.28    4.02       0.96    6.98
     South-West Companies(7)                                          10.52    10.27    0.87   10.21    6.82       0.88   10.00
     Western Companies (Excl CA)(6)                                   16.12    15.71    1.21    8.16    4.93       1.21    8.18
     Thrift Strategy(241)                                             14.31    14.10    0.92    7.37    4.63       0.92    7.32
     Mortgage Banker Strategy(36)                                      7.47     7.03    0.77   11.19    5.19       0.69   10.10
     Real Estate Strategy(9)                                           7.26     7.08    0.87   12.03    6.19       0.84   11.61
     Diversified Strategy(10)                                          8.42     8.18    1.31   16.29    5.73       1.04   13.51
     Retail Banking Strategy(4)                                        6.62     6.33   -0.24   -0.25   -3.26      -0.29   -1.06
     Companies Issuing Dividends(254)                                 13.33    13.08    0.93    8.24    4.84       0.92    8.01
     Companies Without Dividends(46)                                  11.46    11.33    0.69    7.47    3.79       0.64    6.98
     Equity/Assets less than 6%(23)                                    5.05     4.72    0.68   13.54    5.80       0.64   12.81
     Equity/Assets 6-12%(142)                                          8.77     8.46    0.82    9.71    5.16       0.78    9.30
     Equity/Assets greater than 12%(135)                              18.43    18.28    1.01    5.73    4.07       1.01    5.68
     Converted Last 3 Mths (no MHC)(3)                                21.23    21.23    0.91    4.06    3.30       0.91    4.06
     Actively Traded Companies(39)                                     8.95     8.71    1.00   12.43    5.47       0.99   12.41
     Market Value Below $20 Million(50)                               14.68    14.66    0.84    6.04    4.67       0.85    6.08
     Holding Company Structure(266)                                   13.51    13.29    0.90    7.78    4.58       0.88    7.56
     Assets Over $1 Billion(60)                                        7.90     7.40    0.89   12.03    5.25       0.83   11.32
     Assets $500 Million-$1 Billion(49)                               10.42    10.08    0.90    9.22    4.77       0.84    8.62
     Assets $250-$500 Million(65)                                     11.78    11.52    0.88    8.15    4.94       0.86    7.95
     Assets less than $250 Million(126)                               17.11    17.06    0.92    5.88    4.28       0.93    5.92
     Goodwill Companies(122)                                           9.15     8.56    0.85   10.08    5.11       0.81    9.57
     Non-Goodwill Companies(178)                                      15.65    15.65    0.93    6.83    4.41       0.92    6.73
     Acquirors of FSLIC Cases(10)                                      7.27     6.84    0.84   12.30    5.63       0.83   12.07



                                                            Asset Quality Ratios                  Pricing Ratios
                                                          -----------------------     ---------------------------------------
                                                                                                              Price/  Price/
                                                            NPAs   Resvs/  Resvs/     Price/  Price/  Price/   Tang.   Core
     Financial Institution                                 Assets   NPAs    Loans    Earning   Book   Assets   Book  Earnings
     ---------------------                                ------- ------- -------    ------- ------- ------- ------- --------
                                                             (%)     (%)     (%)        (X)     (%)     (%)     (%)     (x)
     Market Averages. SAIF-Insured Thrifts(no MHCs)
     ----------------------------------------------

     SAIF-Insured Thrifts(300)                               0.79  122.41    0.79      19.29  155.55   18.88  160.46   20.14
     NYSE Traded Companies(10)                               1.14   75.98    1.19      17.07  204.36   15.54  198.16   17.64
     AMEX Traded Companies(16)                               0.66  141.41    0.71      21.06  130.64   19.33  132.01   19.97
     NASDAQ Listed OTC Companies(274)                        0.78  123.34    0.77      19.32  155.28   18.99  160.96   20.25
     California Companies(21)                                1.72   69.82    1.26      18.83  171.66   11.87  170.47   19.86
     Florida Companies(5)                                    1.62   86.80    0.76      20.50  181.60   20.65  205.62   25.59
     Mid-Atlantic Companies(59)                              0.80   92.52    0.91      19.31  158.19   16.90  166.22   19.82
     Mid-West Companies(144)                                 0.63  137.51    0.66      19.02  148.31   19.61  151.75   19.78
     New England Companies(9)                                0.48  156.42    1.04      17.98  167.01   13.10  176.30   20.23
     North-West Companies(8)                                 0.51  205.79    0.59      20.99  163.08   23.20  170.94   21.72
     South-East Companies(41)                                0.86  138.63    0.81      20.85  166.46   23.95  171.30   22.17
     South-West Companies(7)                                 0.77   66.48    0.72      16.89  134.41   13.45  141.86   16.97
     Western Companies (Excl CA)(6)                          0.34  130.33    0.71      20.47  159.26   23.56  165.97   20.51
     Thrift Strategy(241)                                    0.72  122.95    0.72      19.71  146.71   19.81  150.79   20.22
     Mortgage Banker Strategy(36)                            0.99  126.54    1.01      17.94  194.66   14.00  206.74   20.80
     Real Estate Strategy(9)                                 1.23   98.78    1.32      16.83  183.03   13.12  186.27   17.53
     Diversified Strategy(10)                                1.36  117.46    1.05      17.82  231.74   21.76  240.31   18.21
     Retail Banking Strategy(4)                              0.73  132.47    0.95      18.04  150.89    9.44  155.91   20.77
     Companies Issuing Dividends(254)                        0.70  122.79    0.75      19.19  157.10   19.32  162.25   20.12
     Companies Without Dividends(46)                         1.31  120.15    0.98      19.95  146.19   16.29  149.74   20.23
     Equity/Assets less than 6%(23)                          1.40   77.64    1.07      17.44  203.31   10.91  215.47   19.67
     Equity/Assets 6-12%(142)                                0.79  131.78    0.87      18.20  171.88   14.72  179.29   18.95
     Equity/Assets greater than 12%(135)                     0.67  121.01    0.66      21.06  132.38   24.13  134.19   21.68
     Converted Last 3 Mths (no MHC)(3)                       0.75  170.52    0.75      27.08  122.27   26.20  122.27   27.08
     Actively Traded Companies(39)                           0.98  123.47    0.95      18.08  205.18   17.41  211.54   18.73
     Market Value Below $20 Million(50)                      0.70  109.38    0.63      19.03  123.71   17.76  124.01   20.48
     Holding Company Structure(266)                          0.78  119.97    0.77      19.52  153.54   19.31  157.91   20.35
     Assets Over $1 Billion(60)                              0.94  108.45    0.98      18.62  199.20   15.90  213.63   20.12
     Assets $500 Million-$1 Billion(49)                      0.86  146.87    0.91      18.58  170.86   17.20  177.12   19.68
     Assets $250-$500 Million(65)                            0.67  136.29    0.73      19.20  154.45   17.41  159.28   19.46
     Assets less than $250 Million(126)                      0.73  111.53    0.67      20.10  130.67   21.67  131.34   20.74
     Goodwill Companies(122)                                 0.87  108.14    0.86      18.68  176.73   15.71  189.36   19.69
     Non-Goodwill Companies(178)                             0.73  132.11    0.73      19.75  141.55   20.99  141.55   20.47
     Acquirors of FSLIC Cases(10)                            1.08   60.52    0.82      18.02  205.47   14.33  203.16   18.59


                                                                   Dividend Data(6)
                                                               -----------------------
                                                                 Ind.   Divi-
                                                                Div./   dend    Payout
     Financial Institution                                      Share   Yield   Ratio(7)
     ---------------------                                     ------- ------- -------
                                                                  ($)     (%)     (%)
     Market Averages. SAIF-Insured Thrifts(no MHCs)
     ----------------------------------------------

     SAIF-Insured Thrifts(300)                                  0.36    1.56     29.83
     NYSE Traded Companies(10)                                  0.44    1.06     16.58
     AMEX Traded Companies(16)                                  0.32    1.84     37.14
     NASDAQ Listed OTC Companies(274)                           0.36    1.56     30.05
     California Companies(21)                                   0.16    0.47      9.68
     Florida Companies(5)                                       0.20    0.74     14.79
     Mid-Atlantic Companies(59)                                 0.37    1.46     29.11
     Mid-West Companies(144)                                    0.35    1.65     31.23
     New England Companies(9)                                   0.44    1.47     29.55
     North-West Companies(8)                                    0.35    1.31     20.93
     South-East Companies(41)                                   0.45    2.00     41.25
     South-West Companies(7)                                    0.35    1.66     29.63
     Western Companies (Excl CA)(6)                             0.60    2.55     45.88
     Thrift Strategy(241)                                       0.37    1.68     32.46
     Mortgage Banker Strategy(36)                               0.31    1.08     19.95
     Real Estate Strategy(9)                                    0.14    0.68     11.55
     Diversified Strategy(10)                                   0.47    1.38     23.67
     Retail Banking Strategy(4)                                 0.14    0.81     22.88
     Companies Issuing Dividends(254)                           0.42    1.82     35.06
     Companies Without Dividends(46)                            0.00    0.00      0.00
     Equity/Assets less than 6%(23)                             0.21    0.66     12.13
     Equity/Assets 6-12%(142)                                   0.37    1.45     26.96
     Equity/Assets greater than 12%(135)                        0.37    1.81     36.56
     Converted Last 3 Mths (no MHC)(3)                          0.00    0.00      0.00
     Actively Traded Companies(39)                              0.49    1.48     26.03
     Market Value Below $20 Million(50)                         0.33    1.87     34.52
     Holding Company Structure(266)                             0.37    1.61     30.84
     Assets Over $1 Billion(60)                                 0.41    1.13     21.78
     Assets $500 Million-$1 Billion(49)                         0.36    1.46     28.27
     Assets $250-$500 Million(65)                               0.36    1.53     28.11
     Assets less than $250 Million(126)                         0.34    1.81     35.95
     Goodwill Companies(122)                                    0.38    1.38     26.06
     Non-Goodwill Companies(178)                                0.34    1.68     32.59
     Acquirors of FSLIC Cases(10)                               0.42    1.25     21.70

     (1) Average of high/low or bid/ask price per share.
     (2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized.
     (3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
     (4) Excludes intangibles (such as goodwill, value of core deposits, etc.).
     (5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
     (6) Annualized, based on last regular quarterly cash dividend announcement.
     (7) Indicated dividend as a percent of trailing twelve month earnings.
     (8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


      * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

     Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

     Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of December 5, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs)
---------------------------------------------
BIF-Insured Thrifts(60)                      12.66    12.28    1.16   11.60    5.92       1.12   11.03       0.81  141.29    1.43
NYSE Traded Companies(2)                      7.56     5.18    0.89   11.54    4.99       0.87   11.31       1.95   40.15    1.04
AMEX Traded Companies(6)                     12.87    12.02    0.84    8.02    4.54       0.75    7.01       1.42  104.14    1.60
NASDAQ Listed OTC Companies(52)              12.86    12.61    1.21   11.98    6.11       1.18   11.44       0.72  148.58    1.44
California Companies(1)                      10.72    10.68    1.45   13.02    8.44       1.45   13.02       1.54   79.64    1.45
Mid-Atlantic Companies(15)                   11.19    10.50    0.87    8.90    4.31       0.88    8.70       0.85  136.53    1.35
Mid-West Companies(2)                        36.66    35.98    0.82    1.90    1.99       0.95    2.33       0.56   57.14    0.56
New England Companies(33)                     9.23     8.94    1.29   14.94    7.39       1.21   13.95       0.85  144.76    1.70
North-West Companies(4)                      12.22    11.86    1.22   10.73    5.30       1.19   10.46       0.17  241.66    1.04
South-East Companies(5)                      27.37    27.37    1.33    5.08    3.94       1.33    5.05       0.69  145.62    0.74
Thrift Strategy(43)                          13.71    13.30    1.17   10.99    5.82       1.13   10.40       0.83  135.14    1.37
Mortgage Banker Strategy(7)                   9.02     8.82    0.91   11.72    5.35       0.94   11.57       0.48  171.40    1.35
Real Estate Strategy(5)                      10.69    10.66    1.80   17.32    9.20       1.68   16.10       1.35   88.34    1.59
Diversified Strategy(5)                       6.94     6.42    1.04   15.06    6.02       1.00   14.56       0.76  196.07    2.08
Companies Issuing Dividends(52)              12.01    11.60    1.08   10.69    5.31       1.04   10.07       0.78  144.21    1.37
Companies Without Dividends(8)               17.04    16.83    1.71   17.66    9.99       1.72   17.46       1.10  120.84    1.80
Equity/Assets less than 6%(5)                 5.17     5.05    0.96   17.25    6.32       0.80   14.29       0.92   98.61    1.42
Equity/Assets 6-12%(39)                       8.80     8.30    1.23   14.12    7.02       1.18   13.50       0.89  137.29    1.61
Equity/Assets (greater than)12%(16)          22.74    22.54    1.05    4.83    3.49       1.08    4.96       0.60  163.94    1.04
Actively Traded Companies(18)                 9.01     8.59    1.22   13.94    6.80       1.15   13.00       0.73  138.50    1.49
Market Value Below $20 Million(4)            23.62    23.28    1.77   14.62    9.95       1.81   14.46       1.49   57.79    1.18
Holding Company Structure(40)                14.47    14.10    1.22   11.19    5.88       1.20   10.77       0.73  151.62    1.48
Assets Over $1 Billion(14)                    9.11     8.40    1.05   12.26    5.31       1.04   11.92       0.82  154.48    1.49
Assets $500 Million-$1 Billion(16)            9.41     8.85    1.16   12.86    6.45       1.11   12.02       0.85  146.86    1.55
Assets $250-$500 Million(13)                 11.57    11.40    1.07   10.63    5.31       1.02   10.09       0.67  162.47    1.65
Assets less than $250 Million(17)            19.63    19.51    1.31   10.58    6.37       1.29   10.06       0.90  102.63    1.07
Goodwill Companies(30)                        9.51     8.73    0.97   11.29    5.60       0.93   10.62       0.86  139.39    1.45
Non-Goodwill Companies(30)                   15.82    15.82    1.35   11.90    6.24       1.32   11.43       0.76  143.53    1.41

                                                           Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------    -----------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

Market Averages. BIF-Insured Thrifts(no MHCs)
--------------------------------------------
BIF-Insured Thrifts(60)                         17.21  183.29   20.46  190.58   18.60         0.48    1.59   29.87
NYSE Traded Companies(2)                        20.06  239.99   17.92  263.16   20.46         0.58    1.04   20.95
AMEX Traded Companies(6)                        18.08  155.73   19.06  187.91   19.68         0.56    1.72   34.25
NASDAQ Listed OTC Companies(52)                 17.00  183.81   20.71  189.32   18.43         0.47    1.59   29.87
California Companies(1)                         11.84  146.10   15.67  146.70   11.84         0.00    0.00    0.00
Mid-Atlantic Companies(15)                      19.85  192.26   19.55  203.65   20.66         0.50    1.62   33.58
Mid-West Companies(2)                            0.00   99.75   36.52  102.65    0.00         0.00    0.00    0.00
New England Companies(33)                       15.28  195.19   17.43  202.86   16.69         0.50    1.68   27.81
North-West Companies(4)                         19.79  191.10   21.92  195.90   20.47         0.31    1.56   29.11
South-East Companies(5)                         23.16  125.94   33.81  125.94   25.04         0.68    1.93   50.08
Thrift Strategy(43)                             17.62  176.10   21.29  182.59   19.01         0.50    1.66   32.04
Mortgage Banker Strategy(7)                     17.12  207.74   17.65  214.31   19.29         0.36    1.19   23.42
Real Estate Strategy(5)                         10.95  173.44   18.53  173.74   11.58         0.26    1.27   12.75
Diversified Strategy(5)                         16.72  235.03   16.01  253.20   17.44         0.47    1.43   24.22
Companies Issuing Dividends(52)                 18.08  186.64   20.26  194.93   19.58         0.55    1.82   34.51
Companies Without Dividends(8)                  10.06  160.81   21.82  161.98   10.13         0.00    0.00    0.00
Equity/Assets less than 6%(5)                   16.12  263.83   13.78  269.90   20.45         0.18    0.92   14.12
Equity/Assets 6-12%(39)                         16.11  197.29   17.33  207.87   17.01         0.54    1.68   28.55
Equity/Assets (greater than)12%(16)             21.71  133.41   28.78  135.08   22.67         0.43    1.54   36.96
Actively Traded Companies(18)                   15.49  194.16   17.01  205.38   16.88         0.58    1.83   28.70
Market Value Below $20 Million(4)               13.14  119.59   27.36  121.04   12.19         0.18    0.98   26.59
Holding Company Structure(40)                   17.40  176.31   22.36  186.06   18.76         0.49    1.66   31.68
Assets Over $1 Billion(14)                      18.80  224.71   19.69  234.43   20.01         0.54    1.51   29.52
Assets $500 Million-$1 Billion(16)              15.78  186.95   16.99  204.06   17.09         0.54    1.63   26.49
Assets $250-$500 Million(13)                    17.72  181.17   19.57  185.08   18.57         0.40    1.69   31.12
Assets less than $250 Million(17)               16.90  148.21   25.24  149.33   18.99         0.43    1.52   32.38
Goodwill Companies(30)                          17.42  188.09   16.84  203.13   19.17         0.52    1.53   27.00
Non-Goodwill Companies(30)                      16.97  178.50   24.08  178.50   17.97         0.44    1.64   32.74

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


* All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700



                                                                            Exhibit IV-1B (continued)
                                                                        Weekly Thrift Market Line - Part Two
                                                                           Prices As Of December 5, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(20)                     12.19    12.08    0.79    7.22    2.71       0.79    7.07       0.48  142.10    0.71
BIF-Insured Thrifts(3)                       10.87    10.23    1.05   10.29    3.29       0.87    8.36       1.16   74.62    1.11
NASDAQ Listed OTC Companies(23)              11.96    11.75    0.84    7.76    2.81       0.80    7.30       0.61  129.45    0.78
Florida Companies(3)                          9.77     9.75    0.74    7.34    3.10       0.65    6.47       0.41   71.26    0.45
Mid-Atlantic Companies(11)                   12.16    11.79    0.81    7.62    2.57       0.79    7.33       0.73  109.28    0.89
Mid-West Companies(7)                        13.05    13.04    0.87    7.00    2.90       0.91    7.26       0.46  181.63    0.52
New England Companies(1)                      9.02     9.01    1.16   13.69    3.96       0.75    8.84       0.76  146.25    1.66
Thrift Strategy(22)                          12.14    11.92    0.82    7.39    2.74       0.81    7.20       0.60  128.33    0.72
Diversified Strategy(1)                       9.02     9.01    1.16   13.69    3.96       0.75    8.84       0.76  146.25    1.66
Companies Issuing Dividends(22)              11.85    11.63    0.85    7.82    2.80       0.81    7.35       0.62  128.20    0.74
Companies Without Dividends(1)               13.66    13.66    0.73    6.80    2.95       0.71    6.55       0.45  148.08    1.37
Equity/Assets 6-12%(16)                      10.01     9.72    0.80    8.34    2.91       0.73    7.54       0.71   83.86    0.81
Equity/Assets greater than 12%(7)            16.63    16.63    0.93    6.38    2.56       0.98    6.73       0.31  266.20    0.71
Holding Company Structure(2)                 11.94    10.03    1.06    9.22    3.65       0.95    8.25       0.91   43.96    0.67
Assets Over $1 Billion(6)                     8.77     8.38    0.93   10.57    3.11       0.76    8.59       0.65   86.19    0.94
Assets $500 Million-$1 Billion(2)            11.34    11.34    0.80    7.04    3.08       0.73    6.45       0.41   90.57    0.62
Assets $250-$500 Million(5)                  11.63    11.61    0.88    7.97    2.99       0.86    7.73       0.29  188.56    0.43
Assets less than $250 Million(10)            13.55    13.34    0.79    6.52    2.59       0.81    6.68       0.73  133.77    0.84
Goodwill Companies(9)                         9.29     8.70    0.91   10.05    3.30       0.78    8.53       0.62   95.63    0.83
Non-Goodwill Companies(14)                   13.41    13.41    0.80    6.51    2.54       0.81    6.63       0.60  149.74    0.75
MHC Institutions(23)                         11.96    11.75    0.84    7.76    2.81       0.80    7.30       0.61  129.45    0.78


                                                           Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------     -----------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- --------     ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
Market Averages. MHC Institutions
---------------------------------

SAIF-Insured Thrifts(20)                        27.01  224.96   28.75  225.25   27.71         0.51    1.92   37.93
BIF-Insured Thrifts(3)                          26.32  298.97   32.25  314.22    0.00         0.47    1.42   44.13
NASDAQ Listed OTC Companies(23)                 26.55  239.77   29.37  243.05   27.71         0.50    1.83   39.99
Florida Companies(3)                             0.00  228.10   22.17  228.85    0.00         0.90    2.80    0.00
Mid-Atlantic Companies(11)                      27.38  231.65   30.47  238.15    0.00         0.28    1.24   36.08
Mid-West Companies(7)                           27.01  240.00   30.38  240.39   27.71         0.68    2.47   45.34
New England Companies(1)                        25.26  318.76   28.76  319.04    0.00         0.76    2.09   52.78
Thrift Strategy(22)                             27.19  234.12   29.41  237.62   27.71         0.48    1.82   38.40
Diversified Strategy(1)                         25.26  318.76   28.76  319.04    0.00         0.76    2.09   52.78
Companies Issuing Dividends(22)                 26.55  243.61   29.62  247.13   27.71         0.53    1.95   44.99
Companies Without Dividends(1)                   0.00  185.91   25.40  185.91    0.00         0.00    0.00    0.00
Equity/Assets 6-12%(16)                         26.55  251.49   26.76  256.41   27.71         0.48    1.66   44.99
Equity/Assets greater than 12%(7)                0.00  216.33   35.62  216.33    0.00         0.54    2.25    0.00
Holding Company Structure(2)                    27.38  239.18   28.56  284.65    0.00         0.28    0.97   26.67
Assets Over $1 Billion(6)                       25.26  277.44   28.32  278.33    0.00         0.51    1.82   44.70
Assets $500 Million-$1 Billion(2)                0.00  220.08   24.96  220.08    0.00         0.90    2.59    0.00
Assets $250-$500 Million(5)                     27.01  262.21   30.27  262.86   27.71         0.54    1.88   40.68
Assets less than $250 Million(10)               27.38  226.10   30.02  231.15    0.00         0.44    1.74   37.03
Goodwill Companies(9)                           26.55  255.10   26.93  267.40   27.71         0.47    1.63   40.29
Non-Goodwill Companies(14)                       0.00  234.19   30.70  234.19    0.00         0.52    1.95   39.62
MHC Institutions(23)                            26.55  239.77   29.37  243.05   27.71         0.50    1.83   39.99

(1)  Average of high/low or bid/ask price per share.
(2) Or since offering price if converted or first listed in 1994 or 1995. Percent change figures are actual year-to-date and are not annualized
(3) EPS (earnings per share) is based on actual trailing twelve month data and is not shown on a pro forma basis.
(4)  Excludes intangibles (such as goodwill, value of core deposits, etc.).
(5) ROA (return on assets) and ROE (return on equity) are indicated ratios based on trailing twelve month common earnings and average common equity and assets balances; ROI (return on investment) is current EPS divided by current price.
(6)  Annualized, based on last regular quarterly cash dividend announcement.
(7)  Indicated dividend as a percent of trailing twelve month earnings.
(8) Excluded from averages due to actual or rumored acquisition activities or unusual operating characteristics.


 * All thrifts are SAIF insured unless otherwise noted with an asterisk. Parentheses following market averages indicate the number of institutions included in the respective averages. All figures have been adjusted for stock splits, stock dividends, and secondary offerings.

Source: Corporate reports and offering circulars for publicly traded companies, and RP Financial, Inc. calculations. The information provided in this report has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of December 5, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)


NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA             4.07     3.46    0.76   19.09    6.26       0.65   16.33       1.86   43.81    1.22
CSA   Coast Savings Financial of CA           5.20     5.14    0.62   12.51    4.69       0.66   13.36       1.23   75.26    1.37
CFB   Commercial Federal Corp. of NE          6.17     5.52    0.94   16.03    6.00       0.94   16.03       0.88   75.53    0.90
DME   Dime Bancorp, Inc. of NY*               5.43     5.17    0.68   12.66    5.00       0.67   12.46       1.02   51.61    0.81
DSL   Downey Financial Corp. of CA            7.13     7.04    0.73    9.96    5.18       0.70    9.56       0.95   55.50    0.58
FED   FirstFed Fin. Corp. of CA               5.16     5.11    0.56   11.73    5.80       0.56   11.68       1.20  168.73    2.57
GSB   Glendale Fed. Bk, FSB of CA             5.65     5.05    0.57   10.24    5.13       0.68   12.27       1.36   70.96    1.30
GDW   Golden West Fin. Corp. of CA            6.56     6.56    0.88   13.91    6.26       0.86   13.68       1.18   47.94    0.67
GPT   GreenPoint Fin. Corp. of NY*            9.69     5.19    1.09   10.41    4.97       1.06   10.17       2.88   28.68    1.26
JSB   JSB Financial, Inc. of NY              23.22    23.22    1.93    8.61    6.10       1.71    7.65       1.07   35.16    0.61
NYB   New York Bancorp, Inc. of NY            5.21     5.21    1.62   31.66    6.50       1.66   32.45       0.88   65.33    0.92
WES   Westcorp Inc. of Orange CA              9.08     9.06    0.99   10.57    7.77       0.20    2.18       0.76  121.61    1.78


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*             16.95    16.95    0.98    5.64    4.08       0.95    5.46       0.50  201.03    1.32
ANE   Alliance Bancorp of New Englan*         7.36     7.18    0.79   11.65    6.72       0.73   10.74       1.99   62.80    2.00
BKC   American Bank of Waterbury CT*          8.81     8.49    1.30   15.51    6.73       1.10   13.09       1.77   48.58    1.48
BFD   BostonFed Bancorp of MA                 8.52     8.20    0.73    7.68    5.69       0.66    6.95       0.34  184.11    0.76
CFX   CFX Corp of NH(8)*                      8.71     8.40    0.73    8.91    2.02       0.99   11.98       0.55  137.87    1.10
CNY   Carver Bancorp, Inc. of NY              8.40     8.07   -0.15   -1.74   -1.60       0.01    0.13       1.31   47.60    1.07
CBK   Citizens First Fin.Corp. of IL         13.75    13.75    0.60    4.13    3.50       0.54    3.67       0.61   38.86    0.28
ESX   Essex Bancorp of VA(8)                  0.02    -0.08    0.12     NM     4.00       0.10     NM        2.11   51.58    1.27
FCB   Falmouth Co-Op Bank of MA*             23.86    23.86    0.84    3.43    2.57       0.79    3.23        NA      NA      NA
FAB   FirstFed America Bancorp of MA         12.20    12.20    0.05    0.56    0.29       0.48    5.03       0.39  259.57    1.16
GAF   GA Financial Corp. of PA               14.63    14.49    1.09    6.28    4.81       1.05    6.08       0.24   63.36    0.41
KNK   Kankakee Bancorp of IL                 11.43    10.78    0.89    8.28    6.25       0.87    8.12       1.05   60.22    0.90
KYF   Kentucky First Bancorp of KY           16.70    16.70    1.16    6.52    5.43       1.14    6.43       0.09  457.83    0.76
MBB   MSB Bancorp of Middletown NY*           7.39     3.63    0.27    3.87    2.60       0.18    2.55        NA      NA      NA
PDB   Piedmont Bancorp of NC                 16.43    16.43   -0.24   -1.28   -1.02       0.55    2.91       0.89   75.98    0.81
SSB   Scotland Bancorp of NC                 22.62    22.62    1.86    5.47    6.36       1.83    5.39        NA      NA     0.53
SZB   SouthFirst Bancshares of AL            14.00    14.00   -0.03   -0.19   -0.15       0.23    1.62       0.75   39.15    0.40
SRN   Southern Banc Company of AL            17.01    16.83    0.14    0.79    0.68       0.50    2.84        NA      NA     0.20
SSM   Stone Street Bancorp of NC             29.57    29.57    1.54    4.69    3.82       1.54    4.69       0.23  229.34    0.62
TSH   Teche Holding Company of LA            13.45    13.45    0.98    7.29    5.46       0.93    6.97       0.28  291.99    0.96
FTF   Texarkana Fst. Fin. Corp of AR         15.32    15.32    1.70   10.74    6.31       1.70   10.74       0.23  276.17    0.76
THR   Three Rivers Fin. Corp. of MI          13.46    13.41    0.57    4.02    3.04       0.82    5.83       0.87   59.98    0.77
WSB   Washington SB, FSB of MD                8.38     8.38    0.42    5.04    3.57       0.59    7.06       1.53   30.34    1.01


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN             8.65     8.49    0.72    8.75    6.69       0.36    4.33       1.30   34.59    0.65
AFED  AFSALA Bancorp, Inc. of NY             13.47    13.47    0.79    6.46    4.29       0.79    6.46       0.45  150.77    1.43
ALBK  ALBANK Fin. Corp. of Albany NY          9.24     8.14    1.04   11.41    6.47       1.04   11.33       0.94   75.89    0.97
AMFC  AMB Financial Corp. of IN              13.94    13.94    1.02    6.29    6.13       0.72    4.43       0.32  118.29    0.51
ASBP  ASB Financial Corp. of OH              15.57    15.57    0.97    5.70    4.79       0.91    5.35       0.96   75.72    1.07
ABBK  Abington Savings Bank of MA*            7.13     6.46    0.85   12.38    6.30       0.76   11.03       0.16  269.74    0.71
AABC  Access Anytime Bancorp of NM            8.65     8.65    1.44   22.38   12.45       1.34   20.78       1.58   31.35    0.95
AFBC  Advance Fin. Bancorp of WV             15.40    15.40    0.89    6.41    4.81       0.87    6.25       0.74   38.01    0.33
AADV  Advantage Bancorp of WI(8)              9.54     8.88    1.04   11.55    4.96       0.93   10.36       0.48  117.02    1.02
AFCB  Affiliated Comm BC, Inc of MA           9.76     9.71    1.09   11.13    5.65       1.08   11.00       0.34  218.65    1.18
ALBC  Albion Banc Corp. of Albion NY          8.57     8.57    0.50    5.53    4.68       0.49    5.45       0.12  321.43    0.53
ABCL  Allied Bancorp of IL                    9.42     9.30    0.79    8.70    3.87       0.88    9.69       0.21  184.61    0.54
ATSB  AmTrust Capital Corp. of IN            10.93    10.82    0.40    3.86    3.86       0.23    2.21       2.20   33.49    1.03

                                                            Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------    -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)


NYSE Traded Companies
---------------------
AHM   Ahmanson and Co. H.F. of CA                15.97  312.05   12.70     NM    18.68         0.88    1.40   22.34
CSA   Coast Savings Financial of CA              21.34  248.91   12.94  251.81   19.98         0.00    0.00    0.00
CFB   Commercial Federal Corp. of NE             16.68  244.63   15.08  273.45   16.68         0.33    0.66   10.93
DME   Dime Bancorp, Inc. of NY*                  20.00  250.48   13.59  263.16   20.31         0.16    0.62   12.31
DSL   Downey Financial Corp. of CA               19.30  184.18   13.14  186.57   20.10         0.32    1.11   21.48
FED   FirstFed Fin. Corp. of CA                  17.24  188.66    9.73  190.46   17.32         0.00    0.00    0.00
GSB   Glendale Fed. Bk, FSB of CA                19.49  186.57   10.53  208.44   16.26         0.00    0.00    0.00
GDW   Golden West Fin. Corp. of CA               15.98  208.88   13.71  208.88   16.25         0.50    0.53    8.43
GPT   GreenPoint Fin. Corp. of NY*               20.12  229.50   22.24     NM    20.61         1.00    1.47   29.59
JSB   JSB Financial, Inc. of NY                  16.39  135.59   31.48  135.59   18.44         1.40    2.88   47.14
NYB   New York Bancorp, Inc. of NY               15.39     NM    24.28     NM    15.02         0.60    1.62   25.00
WES   Westcorp Inc. of Orange CA                 12.88  129.77   11.79  130.07     NM          0.40    2.37   30.53


AMEX Traded Companies
---------------------
ANA   Acadiana Bancshares of LA*                 24.48  137.92   23.38  137.92   25.27         0.36    1.52   37.11
ANE   Alliance Bancorp of New Englan*            14.89  156.35   11.51  160.30   16.15         0.20    1.17   17.39
BKC   American Bank of Waterbury CT*             14.87  209.30   18.44  217.25   17.62         1.44    2.96   44.04
BFD   BostonFed Bancorp of MA                    17.56  140.68   11.98  146.13   19.40         0.28    1.37   24.14
CFX   CFX Corp of NH(8)*                           NM   280.49   24.43  290.99     NM          0.88    3.06     NM
CNY   Carver Bancorp, Inc. of NY                   NM   107.69    9.05  112.07     NM          0.00    0.00     NM
CBK   Citizens First Fin.Corp. of IL             28.57  121.70   16.73  121.70     NM          0.00    0.00    0.00
ESX   Essex Bancorp of VA(8)                     25.00     NM     2.76     NM    27.78         0.00    0.00    0.00
FCB   Falmouth Co-Op Bank of MA*                   NM   131.49   31.37  131.49     NM          0.20    0.99   38.46
FAB   FirstFed America Bancorp of MA               NM   144.63   17.65  144.63     NM          0.00    0.00    0.00
GAF   GA Financial Corp. of PA                   20.81  132.88   19.44  134.16   21.49         0.48    2.45   51.06
KNK   Kankakee Bancorp of IL                     15.99  126.17   14.42  133.83   16.29         0.48    1.40   22.33
KYF   Kentucky First Bancorp of KY               18.42  127.28   21.26  127.28   18.66         0.50    3.48   64.10
MBB   MSB Bancorp of Middletown NY*                NM   143.59   10.61  292.58     NM          0.60    1.98     NM
PDB   Piedmont Bancorp of NC                       NM   142.20   23.37  142.20     NM          0.40    3.72     NM
SSB   Scotland Bancorp of NC                     15.71  136.27   30.82  136.27   15.95         0.30    2.89   45.45
SZB   SouthFirst Bancshares of AL                  NM   124.53   17.43  124.53     NM          0.50    2.50     NM
SRN   Southern Banc Company of AL                  NM   121.33   20.64  122.59     NM          0.35    1.98     NM
SSM   Stone Street Bancorp of NC                 26.16  137.87   40.76  137.87   26.16         0.45    2.00   52.33
TSH   Teche Holding Company of LA                18.30  129.66   17.44  129.66   19.16         0.50    2.44   44.64
FTF   Texarkana Fst. Fin. Corp of AR             15.84  166.45   25.50  166.45   15.84         0.56    2.20   34.78
THR   Three Rivers Fin. Corp. of MI                NM   131.08   17.64  131.59   22.63         0.40    1.96   64.52
WSB   Washington SB, FSB of MD                   28.00  135.66   11.36  135.66   20.00         0.10    1.43   40.00


NASDAQ Listed OTC Companies
---------------------------
FBCV  1st Bancorp of Vincennes IN                14.95  126.44   10.94  128.93     NM          0.28    1.02   15.22
AFED  AFSALA Bancorp, Inc. of NY                 23.32  129.72   17.48  129.72   23.32         0.24    1.26   29.27
ALBK  ALBANK Fin. Corp. of Albany NY             15.46  167.44   15.48  190.09   15.57         0.72    1.61   24.91
AMFC  AMB Financial Corp. of IN                  16.33  107.02   14.92  107.02   23.19         0.28    1.75   28.57
ASBP  ASB Financial Corp. of OH                  20.89  129.81   20.21  129.81   22.28         0.40    2.99   62.50
ABBK  Abington Savings Bank of MA*               15.88  187.18   13.34  206.53   17.83         0.40    1.10   17.47
AABC  Access Anytime Bancorp of NM                8.03  134.75   11.66  134.75    8.65         0.00    0.00    0.00
AFBC  Advance Fin. Bancorp of WV                 20.78  114.85   17.69  114.85   21.30         0.32    1.86   38.55
AADV  Advantage Bancorp of WI(8)                 20.15  217.39   20.74  233.66   22.47         0.40    0.60   12.12
AFCB  Affiliated Comm BC, Inc of MA              17.70  185.62   18.12  186.72   17.90         0.60    1.90   33.71
ALBC  Albion Banc Corp. of Albion NY             21.37  115.42    9.89  115.42   21.71         0.32    1.14   24.43
ABCL  Allied Bancorp of IL                       25.82  170.00   16.01  172.14   23.19         0.44    1.61   41.51
ATSB  AmTrust Capital Corp. of IN                25.93   96.69   10.57   97.70     NM          0.20    1.43   37.04

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700


                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of December 5, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/ -----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AHCI  Ambanc Holding Co., Inc. of NY*        12.94    12.94   -0.59   -4.24   -3.36      -0.61   -4.43       0.73  107.99    1.48
ASBI  Ameriana Bancorp of IN                 11.21    11.21    0.92    8.35    5.55       0.84    7.61       0.52   53.03    0.37
AFFFZ America First Fin. Fund of CA(8)        8.37     8.28    1.99   24.83   14.48       2.01   25.10       0.35   94.92    0.48
ABCW  Anchor Bancorp Wisconsin of WI          6.40     6.29    0.99   16.08    6.26       0.93   15.00       0.98  115.36    1.44
ANDB  Andover Bancorp, Inc. of MA*            8.12     8.12    1.05   13.16    6.44       1.03   12.85       0.91  107.23    1.33
ASFC  Astoria Financial Corp. of NY           7.72     6.53    0.81   10.37    5.19       0.77    9.81       0.46   39.39    0.43
AVND  Avondale Fin. Corp. of IL               7.72     7.72   -1.93  -21.53  -21.06      -1.97  -21.92       1.11   86.78    1.65
BKCT  Bancorp Connecticut of CT*             10.75    10.75    1.36   13.01    4.62       1.24   11.85       1.04  118.74    2.00
BPLS  Bank Plus Corp. of CA                   4.52     4.51    0.36    7.51    4.95       0.30    6.24       2.21   67.35    2.02
BWFC  Bank West Fin. Corp. of MI             14.15    14.15    1.03    6.73    3.42       0.56    3.65       0.21   69.91    0.21
BANC  BankAtlantic Bancorp of FL              5.50     4.55    1.04   18.10    8.56       0.54    9.50       0.92  108.06    1.42
BKUNA BankUnited SA of FL                     3.12     2.46    0.31    7.68    3.83       0.28    6.90       0.62   27.63    0.21
BVCC  Bay View Capital Corp. of CA            5.82     4.86    0.55    9.13    3.93       0.62   10.22       0.63  195.87    1.62
FSNJ  Bayonne Banchsares of NJ               15.62    15.62    0.37    3.86    2.02       0.52    5.41       1.12   47.67    1.38
BFSB  Bedford Bancshares of VA               14.10    14.10    1.20    8.41    4.79       1.19    8.35       0.52   92.88    0.58
BFFC  Big Foot Fin. Corp. of IL              17.48    17.48    0.50    3.28    2.23       0.50    3.28       0.09  150.75    0.31
BSBC  Branford SB of CT(8)*                   9.65     9.65    1.12   12.06    5.17       1.12   12.06       1.56  131.46    3.09
BYFC  Broadway Fin. Corp. of CA               9.84     9.84    0.26    2.49    2.87       0.33    3.14       1.62   52.84    1.02
CBES  CBES Bancorp of MO                     16.92    16.92    1.23    6.90    5.52       1.12    6.26       0.59   81.11    0.53
CCFH  CCF Holding Company of GA              10.66    10.66    0.14    1.03    0.80      -0.16   -1.16       0.20  288.02    0.70
CENF  CENFED Financial Corp. of CA            5.56     5.55    0.64   12.26    6.06       0.58   11.04       0.97   76.38    1.07
CFSB  CFSB Bancorp of Lansing MI              7.71     7.71    1.20   15.75    5.68       1.13   14.80       0.19  283.10    0.61
CKFB  CKF Bancorp of Danville KY             23.67    23.67    1.83    7.53    6.59       1.37    5.61       1.20   16.62    0.22
CNSB  CNS Bancorp of MO                      24.33    24.33    0.79    3.21    2.24       0.79    3.21       0.50   80.20    0.58
CSBF  CSB Financial Group Inc of IL*         25.03    23.66    0.32    1.22    1.23       0.52    1.98       0.56   57.14    0.57
CBCI  Calumet Bancorp of Chicago IL          16.21    16.21    1.45    9.07    6.98       1.42    8.91       1.27   96.64    1.55
CAFI  Camco Fin. Corp. of OH                  9.59     8.88    1.20   12.96    7.21       1.01   10.94       0.60   41.84    0.29
CMRN  Cameron Fin. Corp. of MO               21.02    21.02    1.26    5.47    4.72       1.26    5.47       0.55  139.04    0.91
CAPS  Capital Savings Bancorp of MO(8)        9.14     9.14    0.95   10.96    4.95       0.94   10.78       0.37   84.67    0.39
CFNC  Carolina Fincorp of NC*                22.59    22.59    1.17    5.03    3.97       1.14    4.89       0.16  226.67    0.50
CASB  Cascade SB of Everett WA(8)             6.64     6.64    0.60    9.62    5.10       0.60    9.62       0.28  332.14    1.12
CATB  Catskill Fin. Corp. of NY*             24.78    24.78    1.39    5.20    4.60       1.41    5.26       0.40  162.15    1.50
CNIT  Cenit Bancorp of Norfolk VA             6.95     6.36    0.80   11.30    4.99       0.74   10.50       0.52  103.38    0.77
CEBK  Central Co-Op. Bank of MA*              9.93     8.88    0.87    8.67    5.52       0.88    8.79       0.53  151.19    1.15
CENB  Century Bancshares of NC*              30.29    30.29    1.69    5.60    5.05       1.70    5.62       0.25  219.37    0.85
CBSB  Charter Financial Inc. of IL(8)        14.47    12.80    1.13    7.49    4.54       1.59   10.49       0.56  104.84    0.79
COFI  Charter One Financial of OH             7.05     6.48    1.26   18.64    5.69       1.23   18.23       0.27  159.82    0.68
CVAL  Chester Valley Bancorp of PA            8.66     8.66    0.98   11.29    4.99       0.93   10.79       0.53  173.12    1.12
CTZN  CitFed Bancorp of Dayton OH             6.27     5.70    0.86   13.53    5.50       0.86   13.53       0.40  136.26    0.86
CLAS  Classic Bancshares of KY               14.90    12.61    0.56    3.44    3.12       0.75    4.66       0.67   93.71    0.94
CMSB  Cmnwealth Bancorp of PA                 9.28     7.24    0.75    7.49    4.84       0.63    6.32       0.47   85.46    0.71
CBSA  Coastal Bancorp of Houston TX           3.47     2.92    0.41   12.41    8.28       0.43   12.77       0.62   38.71    0.54
CFCP  Coastal Fin. Corp. of SC                6.56     6.56    1.21   19.41    5.49       1.05   16.77       0.10  966.86    1.18
CMSV  Commty. Svgs, MHC of FL (48.5)         11.34    11.34    0.80    7.04    3.08       0.73    6.45       0.41   90.57    0.62
CFTP  Community Fed. Bancorp of MS           26.73    26.73    1.47    4.77    3.26       1.45    4.70       0.50   54.53    0.46
CFFC  Community Fin. Corp. of VA             13.21    13.21    1.12    8.18    5.66       1.13    8.23       0.56  105.58    0.67
CFBC  Community First Bnkg Co. of GA         17.80    17.57    0.74    4.46    3.27       0.74    4.46       2.19   25.76    0.75
CIBI  Community Inv. Bancorp of OH           11.75    11.75    0.97    8.31    6.22       0.97    8.31       0.53   94.97    0.59
COOP  Cooperative Bk.for Svgs. of NC          7.69     7.69    0.63    8.30    4.00       0.63    8.30       0.21  109.36    0.29
CRZY  Crazy Woman Creek Bncorp of WY         23.70    23.70    1.27    4.66    4.68       1.29    4.72       0.38  134.22    1.04
DNFC  D&N Financial Corp. of MI               5.25     5.20    0.89   15.92    6.37       0.82   14.69       0.35  178.16    0.83
DCBI  Delphos Citizens Bancorp of OH         26.64    26.64    1.54    6.13    4.69       1.54    6.13       0.45   21.81    0.13
DIME  Dime Community Bancorp of NY           13.50    11.63    1.09    6.91    4.31       1.06    6.72       0.60  135.05    1.39
DIBK  Dime Financial Corp. of CT*             8.14     7.91    1.94   23.83   10.17       1.94   23.75       0.37  353.73    3.21
EGLB  Eagle BancGroup of IL                  11.85    11.85    0.32    2.61    2.30       0.25    2.04       1.48   35.66    0.73
EBSI  Eagle Bancshares of Tucker GA           8.17     8.17    0.65    7.67    4.63       0.65    7.75       1.26   54.76    0.94

                                                            Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------    -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
AHCI  Ambanc Holding Co., Inc. of NY*              NM   132.94   17.20  132.94     NM          0.20    1.03     NM
ASBI  Ameriana Bancorp of IN                     18.03  149.45   16.75  149.45   19.78         0.64    3.14   56.64
AFFFZ America First Fin. Fund of CA(8)            6.91  161.24   13.49  162.96    6.83         1.60    3.17   21.89
ABCW  Anchor Bancorp Wisconsin of WI             15.97  241.46   15.46  245.73   17.11         0.32    0.96   15.31
ANDB  Andover Bancorp, Inc. of MA*               15.54  193.07   15.68  193.07   15.92         0.76    1.95   30.28
ASFC  Astoria Financial Corp. of NY              19.26  193.15   14.90  228.37   20.36         0.60    1.05   20.27
AVND  Avondale Fin. Corp. of IL                    NM   121.40    9.37  121.40     NM          0.00    0.00     NM
BKCT  Bancorp Connecticut of CT*                 21.65  270.65   29.10  270.65   23.77         0.50    2.06   44.64
BPLS  Bank Plus Corp. of CA                      20.18  143.23    6.47  143.39   24.30         0.00    0.00    0.00
BWFC  Bank West Fin. Corp. of MI                 29.24  194.48   27.52  194.48     NM          0.21    1.22   35.59
BANC  BankAtlantic Bancorp of FL                 11.68  202.70   11.16  245.27   22.27         0.13    0.91   10.66
BKUNA BankUnited SA of FL                        26.14  182.22    5.69  231.65   29.11         0.00    0.00    0.00
BVCC  Bay View Capital Corp. of CA               25.44  243.89   14.19  292.00   22.72         0.32    0.89   22.54
FSNJ  Bayonne Banchsares of NJ                     NM   116.92   18.26  116.92     NM          0.17    1.37   68.00
BFSB  Bedford Bancshares of VA                   20.86  168.80   23.80  168.80   21.01         0.56    1.93   40.29
BFFC  Big Foot Fin. Corp. of IL                    NM   126.05   22.04  126.05     NM          0.00    0.00    0.00
BSBC  Branford SB of CT(8)*                      19.35  223.05   21.52  223.05   19.35         0.08    1.33   25.81
BYFC  Broadway Fin. Corp. of CA                    NM    89.71    8.83   89.71   27.60         0.20    1.51   52.63
CBES  CBES Bancorp of MO                         18.11  121.42   20.54  121.42   19.97         0.40    1.87   33.90
CCFH  CCF Holding Company of GA                    NM   140.75   15.00  140.75     NM          0.55    2.75     NM
CENF  CENFED Financial Corp. of CA               16.49  184.80   10.28  185.06   18.32         0.36    0.91   14.94
CFSB  CFSB Bancorp of Lansing MI                 17.61  267.61   20.63  267.61   18.75         0.68    1.95   34.34
CKFB  CKF Bancorp of Danville KY                 15.16  117.91   27.90  117.91   20.33         0.50    2.70   40.98
CNSB  CNS Bancorp of MO                            NM   146.44   35.64  146.44     NM          0.24    1.14   51.06
CSBF  CSB Financial Group Inc of IL*               NM   100.15   25.07  105.95     NM          0.00    0.00    0.00
CBCI  Calumet Bancorp of Chicago IL              14.32  129.95   21.07  129.95   14.57         0.00    0.00    0.00
CAFI  Camco Fin. Corp. of OH                     13.87  160.21   15.36  173.04   16.44         0.54    2.25   31.21
CMRN  Cameron Fin. Corp. of MO                   21.17  119.05   25.02  119.05   21.17         0.28    1.35   28.57
CAPS  Capital Savings Bancorp of MO(8)           20.21  207.26   18.94  207.26   20.55         0.24    0.99   20.00
CFNC  Carolina Fincorp of NC*                    25.17  126.58   28.59  126.58   25.91         0.24    1.36   34.29
CASB  Cascade SB of Everett WA(8)                19.62  152.51   10.13  152.51   19.62         0.00    0.00    0.00
CATB  Catskill Fin. Corp. of NY*                 21.73  118.43   29.35  118.43   21.47         0.32    1.75   38.10
CNIT  Cenit Bancorp of Norfolk VA                20.06  230.74   16.03  251.95   21.59         1.00    1.47   29.50
CEBK  Central Co-Op. Bank of MA*                 18.10  150.86   14.98  168.59   17.86         0.32    1.22   22.07
CENB  Century Bancshares of NC*                  19.81  110.49   33.47  110.49   19.76         2.00    2.41   47.73
CBSB  Charter Financial Inc. of IL(8)            22.02  168.64   24.40  190.60   15.73         0.32    1.38   30.48
COFI  Charter One Financial of OH                17.58  295.89   20.87  322.26   17.98         1.00    1.56   27.47
CVAL  Chester Valley Bancorp of PA               20.04  213.73   18.51  213.73   20.96         0.44    1.61   32.35
CTZN  CitFed Bancorp of Dayton OH                18.18  226.13   14.19  248.79   18.18         0.24    0.67   12.12
CLAS  Classic Bancshares of KY                     NM   109.65   16.34  129.61   23.72         0.28    1.71   54.90
CMSB  Cmnwealth Bancorp of PA                    20.65  161.75   15.02  207.49   24.49         0.28    1.33   27.45
CBSA  Coastal Bancorp of Houston TX              12.08  142.44    4.94  169.39   11.74         0.48    1.66   20.00
CFCP  Coastal Fin. Corp. of SC                   18.20  326.40   21.40  326.40   21.06         0.36    1.58   28.80
CMSV  Commty. Svgs, MHC of FL (48.5)               NM   220.08   24.96  220.08     NM          0.90    2.59     NM
CFTP  Community Fed. Bancorp of MS                 NM   162.39   43.41  162.39     NM          0.30    1.48   45.45
CFFC  Community Fin. Corp. of VA                 17.67  139.55   18.43  139.55   17.55         0.56    2.11   37.33
CFBC  Community First Bnkg Co. of GA               NM   135.74   24.17  137.58     NM          0.60    1.52   46.51
CIBI  Community Inv. Bancorp of OH               16.09  134.30   15.78  134.30   16.09         0.32    1.97   31.68
COOP  Cooperative Bk.for Svgs. of NC             25.00  196.87   15.14  196.87   25.00         0.00    0.00    0.00
CRZY  Crazy Woman Creek Bncorp of WY             21.35  103.29   24.48  103.29   21.05         0.40    2.60   55.56
DNFC  D&N Financial Corp. of MI                  15.70  235.87   12.39  238.43   17.01         0.20    0.76   11.90
DCBI  Delphos Citizens Bancorp of OH             21.34  119.45   31.82  119.45   21.34         0.00    0.00    0.00
DIME  Dime Community Bancorp of NY               23.18  172.18   23.24  199.84   23.83         0.24    0.94   21.82
DIBK  Dime Financial Corp. of CT*                 9.84  206.33   16.80  212.46    9.87         0.44    1.47   14.43
EGLB  Eagle BancGroup of IL                        NM   117.44   13.92  117.44     NM          0.00    0.00    0.00
EBSI  Eagle Bancshares of Tucker GA              21.59  150.91   12.34  150.91   21.35         0.60    3.16   68.18

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of December 5, 1997



                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
EGFC  Eagle Financial Corp. of CT(8)          6.90     5.49    0.34    4.79    1.74       0.48    6.91       0.53   87.59    0.86
ETFS  East Texas Fin. Serv. of TX            18.01    18.01    0.68    3.68    3.75       0.63    3.43       0.27   88.06    0.48
EMLD  Emerald Financial Corp of OH            7.80     7.69    1.05   13.70    6.23       0.97   12.67       0.24  115.15    0.36
EIRE  Emerald Island Bancorp, MA(8)*          6.99     6.99    0.86   12.46    5.00       0.92   13.24       0.17  416.26    0.97
EFBC  Empire Federal Bancorp of MT           34.89    34.89    0.83    2.37    2.15       1.09    3.12       0.05  357.14    0.45
EFBI  Enterprise Fed. Bancorp of OH          11.43    11.42    0.92    7.43    4.33       0.77    6.18       0.07  297.93    0.30
EQSB  Equitable FSB of Wheaton MD             5.04     5.04    0.46    9.09    4.81       0.74   14.50       0.49   36.72    0.26
FCBF  FCB Fin. Corp. of Neenah WI            14.64    14.64    0.74    4.48    2.18       0.57    3.45       0.24  277.72    0.85
FFBS  FFBS Bancorp of Columbus MS            16.70    16.70    1.41    7.48    5.16       1.41    7.48       0.58   72.88    0.59
FFDF  FFD Financial Corp. of OH              24.34    24.34    1.94    7.84    6.44       0.95    3.85        NA      NA     0.46
FFLC  FFLC Bancorp of Leesburg FL            13.73    13.73    1.00    6.81    4.07       0.94    6.44       0.18  226.46    0.52
FFFC  FFVA Financial Corp. of VA             13.31    13.04    1.40   10.28    5.04       1.35    9.86       0.16  361.92    0.99
FFWC  FFW Corporation of Wabash IN            9.70     8.81    1.04   10.57    6.00       1.02   10.35       0.18  217.37    0.60
FFYF  FFY Financial Corp. of OH              13.70    13.70    1.29    8.85    6.21       1.27    8.70       0.66   72.24    0.63
FMCO  FMS Financial Corp. of NJ               6.49     6.39    1.02   15.82    7.15       1.01   15.69       1.15   43.53    0.94
FFHH  FSF Financial Corp. of MN              11.17    11.17    0.85    7.05    5.27       0.84    6.98       0.15  148.95    0.33
FOBC  Fed One Bancorp of Wheeling WV         11.18    10.68    0.94    8.21    5.33       0.94    8.21       0.45   91.97    0.88
FBCI  Fidelity Bancorp of Chicago IL         10.48    10.46    0.81    7.86    6.06       0.81    7.86       0.41   22.74    0.12
FSBI  Fidelity Bancorp, Inc. of PA            6.79     6.79    0.80   11.51    6.36       0.78   11.25       0.30  171.64    1.04
FFFL  Fidelity FSB, MHC of FL (47.7)          8.21     8.15    0.67    7.64    3.11       0.57    6.49       0.40   51.95    0.28
FFED  Fidelity Fed. Bancorp of IN             6.11     6.11    0.75   14.32    6.70       0.73   13.89       0.13  626.40    0.96
FFOH  Fidelity Financial of OH               13.02    11.56    0.91    6.59    4.94       1.02    7.37       0.29  106.32    0.37
FIBC  Financial Bancorp, Inc. of NY           9.05     9.00    0.91    9.52    5.90       0.97   10.18       1.75   27.02    0.91
FBSI  First Bancshares of MO                 13.92    13.92    1.19    8.36    6.86       1.08    7.54       0.67   45.57    0.36
FBBC  First Bell Bancorp of PA               10.53    10.53    1.15    9.44    6.51       1.12    9.20       0.09  116.26    0.13
FBER  First Bergen Bancorp of NJ             13.65    13.65    0.77    4.97    3.76       0.77    4.97       0.84  127.66    2.47
SKBO  First Carnegie,MHC of PA(45.0)         16.45    16.45    0.52    5.53    1.76       0.52    5.53        NA      NA     0.83
FSTC  First Citizens Corp of GA              10.12     7.98    1.96   20.65    7.42       1.75   18.46        NA      NA     1.43
FCME  First Coastal Corp. of ME*              9.75     9.75    4.17   48.29   30.92       4.01   46.37       1.65  108.25    2.49
FFBA  First Colorado Bancorp of Co           13.08    12.91    1.21    8.92    4.35       1.20    8.84       0.20  141.52    0.39
FDEF  First Defiance Fin.Corp. of OH         19.67    19.67    1.03    4.82    3.88       1.00    4.67       0.45   99.07    0.59
FESX  First Essex Bancorp of MA*              7.40     6.48    0.90   12.27    6.45       0.77   10.52       0.58  149.29    1.43
FFES  First FS&LA of E. Hartford CT           6.63     6.63    0.53    8.37    5.12       0.60    9.51       0.31   87.85    1.44
FFSX  First FS&LA. MHC of IA (46.1)           8.73     8.66    0.73    8.79    3.70       0.71    8.56       0.22  185.09    0.53
BDJI  First Fed. Bancorp. of MN              10.71    10.71    0.65    5.81    3.89       0.63    5.70       0.32  120.28    0.79
FFBH  First Fed. Bancshares of AR            14.89    14.89    1.06    6.78    5.14       1.01    6.48       0.96   23.38    0.29
FTFC  First Fed. Capital Corp. of WI          6.73     6.35    1.08   16.76    5.85       0.89   13.87       0.13  395.30    0.64
FFKY  First Fed. Fin. Corp. of KY            13.70    12.93    1.64   11.95    6.53       1.62   11.87       0.49   94.29    0.53
FFBZ  First Federal Bancorp of OH             7.67     7.66    1.01   13.33    6.37       1.02   13.43       0.52  172.30    1.03
FFCH  First Fin. Holdings Inc. of SC          6.12     6.12    0.87   14.24    4.63       0.85   13.86       1.49   45.68    0.82
FFBI  First Financial Bancorp of IL           8.92     8.92   -0.07   -0.84   -0.74       0.43    5.28       0.33  178.83    0.87
FFHS  First Franklin Corp. of OH              9.02     8.97    0.56    6.21    3.96       0.66    7.33       0.47   90.77    0.64
FGHC  First Georgia Hold. Corp of GA          8.22     7.53    0.66    7.98    3.88       0.51    6.23       3.10   20.52    0.75
FSPG  First Home Bancorp of NJ                6.86     6.76    0.93   13.99    7.33       0.91   13.67       0.77   95.63    1.36
FFSL  First Independence Corp. of KS         10.25    10.25    0.65    5.99    4.87       0.65    5.99       1.25   47.61    0.89
FISB  First Indiana Corp. of IN               9.65     9.53    1.14   12.04    5.89       0.93    9.89       1.39  103.20    1.70
FKFS  First Keystone Fin. Corp of PA          6.63     6.63    0.82   11.30    5.99       0.75   10.35       1.11   39.39    0.84
FLKY  First Lancaster Bncshrs of KY          29.46    29.46    1.23    3.65    3.37       1.23    3.65       2.28   13.93    0.35
FLFC  First Liberty Fin. Corp. of GA          7.37     6.65    0.88   12.11    4.29       0.72    9.91       0.81  110.00    1.29
CASH  First Midwest Fin. Corp. of IA         10.75     9.55    0.96    8.44    6.35       0.91    8.06       0.75   78.49    0.93
FMBD  First Mutual Bancorp of IL             13.40    10.21    0.32    2.12    1.73       0.30    1.94       0.26  138.78    0.47
FMSB  First Mutual SB of Bellevue WA*         6.79     6.79    1.02   15.29    5.86       1.00   15.00       0.06     NA     1.31
FNGB  First Northern Cap. Corp of WI         11.09    11.09    0.93    8.21    4.71       0.89    7.84       0.08  574.86    0.53
FFPB  First Palm Beach Bancorp of FL          6.25     6.10    0.58    8.65    4.77       0.49    7.25       0.57   58.39    0.53
FSLA  First SB SLA MHC of NJ (47.5)(8)        9.50     8.63    0.90    9.64    2.65       0.94   10.06       0.54  105.63    1.04
SOPN  First SB, SSB, Moore Co. of NC         23.01    23.01    1.75    7.26    5.68       1.75    7.26       0.29   70.15    0.31



                                                           Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------     -----------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
EGFC  Eagle Financial Corp. of CT(8)              NM   226.15   15.60  284.20     NM          1.00    1.93     NM
ETFS  East Texas Fin. Serv. of TX               26.67   98.28   17.70   98.28   28.57         0.20    1.00   26.67
EMLD  Emerald Financial Corp of OH              16.04  207.44   16.18  210.38   17.34         0.24    1.25   20.00
EIRE  Emerald Island Bancorp, MA(8)*            20.00  232.39   16.23  232.39   18.82         0.28    0.88   17.50
EFBC  Empire Federal Bancorp of MT                NM   110.50   38.56  110.50     NM          0.30    1.84     NM
EFBI  Enterprise Fed. Bancorp of OH             23.11  173.83   19.87  173.94   27.78         1.00    3.64     NM
EQSB  Equitable FSB of Wheaton MD               20.81  177.44    8.94  177.44   13.04         0.00    0.00    0.00
FCBF  FCB Fin. Corp. of Neenah WI                 NM   141.84   20.76  141.84     NM          0.80    2.86     NM
FFBS  FFBS Bancorp of Columbus MS               19.40  156.90   26.21  156.90   19.40         0.50    2.22   43.10
FFDF  FFD Financial Corp. of OH                 15.52  121.13   29.48  121.13     NM          0.30    1.67   25.86
FFLC  FFLC Bancorp of Leesburg FL               24.60  168.39   23.13  168.39   25.98         0.29    1.25   30.85
FFFC  FFVA Financial Corp. of VA                19.85  202.10   26.90  206.30   20.71         0.48    1.42   28.24
FFWC  FFW Corporation of Wabash IN              16.67  164.43   15.96  181.13   17.02         0.72    1.78   29.63
FFYF  FFY Financial Corp. of OH                 16.11  148.37   20.32  148.37   16.37         0.80    2.66   42.78
FMCO  FMS Financial Corp. of NJ                 14.00  207.28   13.45  210.34   14.12         0.28    0.85   11.97
FFHH  FSF Financial Corp. of MN                 18.99  137.06   15.32  137.06   19.17         0.50    2.53   48.08
FOBC  Fed One Bancorp of Wheeling WV            18.75  153.53   17.16  160.68   18.75         0.62    2.40   44.93
FBCI  Fidelity Bancorp of Chicago IL            16.49  124.60   13.05  124.80   16.49         0.32    1.38   22.70
FSBI  Fidelity Bancorp, Inc. of PA              15.71  165.26   11.23  165.26   16.08         0.36    1.31   20.57
FFFL  Fidelity FSB, MHC of FL (47.7)              NM   236.13   19.38  237.63     NM          0.90    3.01     NM
FFED  Fidelity Fed. Bancorp of IN               14.93  194.17   11.86  194.17   15.38         0.40    4.00   59.70
FFOH  Fidelity Financial of OH                  20.22  124.55   16.22  140.37   18.08         0.28    1.82   36.84
FIBC  Financial Bancorp, Inc. of NY             16.95  157.54   14.25  158.35   15.87         0.40    1.62   27.40
FBSI  First Bancshares of MO                    14.58  122.38   17.04  122.38   16.16         0.20    0.79   11.49
FBBC  First Bell Bancorp of PA                  15.36  164.43   17.32  164.43   15.76         0.40    2.21   33.90
FBER  First Bergen Bancorp of NJ                26.58  139.06   18.99  139.06   26.58         0.20    1.06   28.17
SKBO  First Carnegie,MHC of PA(45.0)              NM   178.23   29.31  178.23     NM          0.30    1.60     NM
FSTC  First Citizens Corp of GA                 13.48  235.13   23.79  298.17   15.08         0.29    0.99   13.36
FCME  First Coastal Corp. of ME*                 3.23  137.15   13.37  137.15    3.37         0.00    0.00    0.00
FFBA  First Colorado Bancorp of Co              22.97  212.50   27.79  215.19   23.18         0.48    1.88   43.24
FDEF  First Defiance Fin.Corp. of OH            25.79  128.87   25.34  128.87   26.64         0.32    1.97   50.79
FESX  First Essex Bancorp of MA*                15.50  173.28   12.83  198.08   18.09         0.48    2.33   36.09
FFES  First FS&LA of E. Hartford CT             19.53  153.69   10.19  153.69   17.20         0.60    1.60   31.25
FFSX  First FS&LA. MHC of IA (46.1)             27.01  226.35   19.76  228.30   27.71         0.48    1.51   40.68
BDJI  First Fed. Bancorp. of MN                 25.71  152.20   16.30  152.20   26.21         0.00    0.00    0.00
FFBH  First Fed. Bancshares of AR               19.47  132.21   19.69  132.21   20.37         0.24    1.09   21.24
FTFC  First Fed. Capital Corp. of WI            17.08  268.32   18.07  284.72   20.64         0.48    1.56   26.67
FFKY  First Fed. Fin. Corp. of KY               15.32  177.54   24.32  188.14   15.43         0.56    2.50   38.36
FFBZ  First Federal Bancorp of OH               15.70  197.78   15.17  197.98   15.57         0.24    1.22   19.20
FFCH  First Fin. Holdings Inc. of SC            21.62  291.79   17.84  291.79   22.22         0.84    1.75   37.84
FFBI  First Financial Bancorp of IL               NM   111.88    9.98  111.88   21.54         0.00    0.00     NM
FFHS  First Franklin Corp. of OH                25.24  151.52   13.66  152.39   21.37         0.40    1.51   38.10
FGHC  First Georgia Hold. Corp of GA            25.78  195.96   16.10  213.73     NM          0.05    0.61   15.63
FSPG  First Home Bancorp of NJ                  13.65  178.44   12.25  181.16   13.97         0.40    1.68   22.99
FFSL  First Independence Corp. of KS            20.55  127.23   13.04  127.23   20.55         0.25    1.67   34.25
FISB  First Indiana Corp. of IN                 16.98  194.62   18.77  196.99   20.68         0.48    1.75   29.63
FKFS  First Keystone Fin. Corp of PA            16.68  177.93   11.80  177.93   18.21         0.20    0.56    9.30
FLKY  First Lancaster Bncshrs of KY             29.72  107.73   31.74  107.73   29.72         0.50    3.17     NM
FLFC  First Liberty Fin. Corp. of GA            23.30  250.00   18.43  277.28   28.47         0.44    1.43   33.33
CASH  First Midwest Fin. Corp. of IA            15.74  131.91   14.18  148.50   16.47         0.48    2.26   35.56
FMBD  First Mutual Bancorp of IL                  NM   131.75   17.65  172.78     NM          0.32    1.58     NM
FMSB  First Mutual SB of Bellevue WA*           17.06  242.36   16.45  242.36   17.38         0.20    1.10   18.69
FNGB  First Northern Cap. Corp of WI            21.21  169.90   18.85  169.90   22.22         0.32    2.29   48.48
FFPB  First Palm Beach Bancorp of FL            20.95  173.07   10.82  177.18   25.00         0.60    1.55   32.43
FSLA  First SB SLA MHC of NJ (47.5)(8)            NM   347.05   32.96     NM      NM          0.48    1.12   42.11
SOPN  First SB, SSB, Moore Co. of NC            17.61  126.15   29.03  126.15   17.61         0.88    3.78   66.67

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of December 5, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.     Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
FWWB  First Savings Bancorp of WA*           14.23    13.15    1.06    6.79    3.81       1.01    6.44       0.27  241.66    0.97
FSFF  First SecurityFed Fin of IL            27.03    27.03    1.29    4.77    3.70       1.29    4.77        NA      NA     0.98
SHEN  First Shenango Bancorp of PA           11.62    11.62    1.17   10.45    6.85       1.16   10.40       0.51  149.56    1.17
FSFC  First So. east Fin. Corp. of SC(8)     10.28    10.28    1.05   10.32    5.36       1.05   10.32       0.24  164.77    0.50
FBNW  FirstBank Corp of Clarkston WA         16.43    16.43    0.39    3.23    1.82       0.18    1.47       1.70   33.83    0.76
FFDB  FirstFed Bancorp of AL                  9.63     8.81    1.03   10.63    7.47       1.01   10.36       1.31   33.87    0.63
FSPT  FirstSpartan Fin. Corp. of SC          26.79    26.79    0.96    6.28    3.30       0.96    6.28       0.69   56.19    0.49
FLAG  Flag Financial Corp of GA               9.11     9.11    0.91    9.84    5.46       0.75    8.19       3.92   49.66    2.82
FLGS  Flagstar Bancorp, Inc of MI             5.98     5.74    1.41   22.77    8.68       0.70   11.39       3.04    8.02    0.27
FFIC  Flushing Fin. Corp. of NY*             14.20    13.64    0.95    5.92    4.26       0.99    6.22       0.39  172.94    1.12
FBHC  Fort Bend Holding Corp. of TX           6.16     5.75    0.64   10.48    6.27       0.53    8.77       0.56   89.94    1.08
FTSB  Fort Thomas Fin. Corp. of KY           16.13    16.13    1.21    7.27    5.15       1.21    7.27       1.98   24.60    0.53
FKKYD Frankfort First Bancorp of KY          16.83    16.83    0.08    0.34    0.32       0.65    2.92       0.09   80.00    0.08
FTNB  Fulton Bancorp of MO                   24.66    24.66    1.25    5.02    3.54       1.08    4.34       1.62   57.19    1.06
GFSB  GFS Bancorp of Grinnell IA             11.51    11.51    1.27   11.03    6.82       1.27   11.03       0.98   67.81    0.78
GUPB  GFSB Bancorp of Gallup NM              12.82    12.82    0.86    5.43    4.79       0.86    5.43       0.29  115.79    0.63
GSLA  GS Financial Corp. of LA               43.13    43.13    1.25    3.81    2.31       1.25    3.81       0.14  211.96    0.81
GOSB  GSB Financial Corp. of NY              27.06    27.06    1.02    3.77    3.23       0.86    3.19        NA      NA      NA
GWBC  Gateway Bancorp of KY(8)               27.74    27.74    0.97    3.68    3.01       0.97    3.68       0.90   14.39    0.38
GBCI  Glacier Bancorp of MT                   9.99     9.75    1.50   15.56    5.53       1.53   15.94       0.25  243.94    0.84
GFCO  Glenway Financial Corp. of OH           9.46     9.35    0.79    8.36    5.35       0.77    8.11       0.25  123.32    0.37
GTPS  Great American Bancorp of IL           20.43    20.43    0.53    2.39    2.21       0.59    2.67       0.26  126.83    0.42
GTFN  Great Financial Corp. of KY(8)         10.07     9.66    1.04   10.82    4.35       0.76    7.96       3.11   16.32    0.74
GSBC  Great Southern Bancorp of MO            8.65     8.65    1.84   20.39    6.61       1.74   19.22       1.91  115.21    2.58
GDVS  Greater DV SB,MHC of PA (19.9)*        11.64    11.64    0.93    7.97    2.27       0.93    7.97       1.82   33.64    1.00
GSFC  Green Street Fin. Corp. of NC          35.38    35.38    1.59    4.45    3.56       1.59    4.45       0.10  147.40    0.20
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)      13.03    13.03    0.99    7.17    2.44       0.96    6.94       0.64  162.46    1.29
HCBB  HCB Bancshares of AR                   18.84    18.13    0.13    0.92    0.66       0.14    1.02        NA      NA     1.44
HEMT  HF Bancorp of Hemet CA                  7.93     6.61    0.03    0.39    0.29       0.17    2.17       1.65   24.89    0.81
HFFC  HF Financial Corp. of SD                9.42     9.42    1.02   11.06    7.74       0.94   10.15       0.48  173.70    1.08
HFNC  HFNC Financial Corp. of NC             18.80    18.80    1.23    5.43    4.20       1.05    4.64       0.92   92.55    1.06
HMNF  HMN Financial, Inc. of MN              14.88    14.88    1.00    6.87    5.06       0.85    5.79       0.10  465.21    0.71
HALL  Hallmark Capital Corp. of WI            7.30     7.30    0.65    9.11    6.07       0.64    8.91       0.13  355.91    0.67
HARB  Harbor FSB, MHC of FL (46.6)(8)         8.56     8.29    1.22   14.68    4.09       1.21   14.58       0.43  238.88    1.38
HRBF  Harbor Federal Bancorp of MD           13.06    13.06    0.71    5.50    3.64       0.71    5.50       0.10  189.19    0.28
HFSA  Hardin Bancorp of Hardin MO            11.53    11.53    0.79    5.83    5.26       0.74    5.52       0.09  195.33    0.36
HARL  Harleysville SA of PA                   6.62     6.62    1.03   16.07    7.19       1.03   16.14       0.02     NA     0.78
HFGI  Harrington Fin. Group of IN             4.84     4.84    0.43    8.95    5.53       0.36    7.48       0.20   20.13    0.21
HARS  Harris SB, MHC of PA (24.3)             8.20     7.25    0.92   11.11    2.67       0.76    9.19       0.68   60.65    0.96
HFFB  Harrodsburg 1st Fin Bcrp of KY         26.93    26.93    1.03    3.77    3.08       1.36    5.01       0.47   59.81    0.38
HHFC  Harvest Home Fin. Corp. of OH          12.50    12.50    0.27    1.87    1.56       0.58    4.07       0.11  117.00    0.26
HAVN  Haven Bancorp of Woodhaven NY           6.00     5.98    0.68   11.28    5.89       0.68   11.37       0.76   85.85    1.12
HTHR  Hawthorne Fin. Corp. of CA              4.85     4.85    0.86   19.13   10.25       0.82   18.40       8.07   18.43    1.70
HMLK  Hemlock Fed. Fin. Corp. of IL          19.31    19.31    0.37    2.51    1.64       0.81    5.47        NA      NA     1.22
HBNK  Highland Federal Bank of CA             7.67     7.67    1.13   15.28    7.53       0.86   11.60       2.52   63.92    2.00
HIFS  Hingham Inst. for Sav. of MA*           9.71     9.71    1.25   13.03    7.10       1.25   13.03       0.89   78.90    0.91
HBEI  Home Bancorp of Elgin IL               27.56    27.56    0.83    3.02    2.32       0.83    3.02       0.35   85.96    0.35
HBFW  Home Bancorp of Fort Wayne IN          13.29    13.29    0.56    3.93    2.65       0.89    6.27       0.05  835.54    0.51
HBBI  Home Building Bancorp of IN            14.12    14.12    0.74    5.77    4.94       0.73    5.66       0.44   44.51    0.28
HCFC  Home City Fin. Corp. of OH             19.61    19.61    1.24    6.77    5.30       1.26    6.84       0.82   77.27    0.73
HOMF  Home Fed Bancorp of Seymour IN          8.66     8.40    1.34   15.88    6.57       1.21   14.42       0.48  112.57    0.63
HWEN  Home Financial Bancorp of IN           17.55    17.55    0.86    4.60    4.50       0.74    3.98       1.70   36.51    0.73
HPBC  Home Port Bancorp, Inc. of MA*         10.68    10.68    1.67   15.71    7.41       1.66   15.62       0.13     NA     1.54
HMCI  Homecorp, Inc. of Rockford IL(8)        6.83     6.83    0.51    7.94    3.62       0.41    6.42       2.16   22.97    0.61
HZFS  Horizon Fin'l. Services of IA           9.96     9.96    0.81    7.86    6.70       0.65    6.33       0.94   44.31    0.67
HRZB  Horizon Financial Corp. of WA*         15.64    15.64    1.58   10.12    6.23       1.55    9.94        NA      NA     0.85


                                                             Pricing Ratios                      Dividend Data(6)
                                                -----------------------------------------    -----------------------
                                                                         Price/  Price/        Ind.   Divi-
                                                 Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                           Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                           ------- ------- ------- ------- -------      ------- ------- -------
                                                   (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
FWWB  First Savings Bancorp of WA*                26.26  174.26   24.80  188.68   27.66         0.28    1.08   28.28
FSFF  First SecurityFed Fin of IL                 27.05  128.91   34.85  128.91   27.05         0.00    0.00    0.00
SHEN  First Shenango Bancorp of PA                14.60  146.34   17.01  146.34   14.67         0.60    1.82   26.55
FSFC  First So.east Fin. Corp. of SC(8)           18.67  184.39   18.95  184.39   18.67         0.24    1.59   29.63
FBNW  FirstBank Corp of Clarkston WA                NM   123.01   20.21  123.01     NM          0.28    1.55     NM
FFDB  FirstFed Bancorp of AL                      13.38  144.08   13.88  157.51   13.73         0.50    2.35   31.45
FSPT  FirstSpartan Fin. Corp. of SC                 NM   129.83   34.78  129.83     NM          0.60    1.58   48.00
FLAG  Flag Financial Corp of GA                   18.32  173.55   15.80  173.55   22.02         0.34    1.84   33.66
FLGS  Flagstar Bancorp, Inc of MI                 11.52  215.07   12.85  223.89   23.04         0.00    0.00    0.00
FFIC  Flushing Fin. Corp. of NY*                  23.48  136.12   19.33  141.77   22.36         0.24    1.03   24.24
FBHC  Fort Bend Holding Corp. of TX               15.95  165.15   10.17  176.92   19.05         0.40    2.04   32.52
FTSB  Fort Thomas Fin. Corp. of KY                19.41  139.68   22.54  139.68   19.41         0.25    1.69   32.89
FKKYD Frankfort First Bancorp of KY                 NM   135.23   22.77  135.23     NM          0.36    3.89     NM
FTNB  Fulton Bancorp of MO                        28.25  138.58   34.18  138.58     NM          0.20    0.97   27.40
GFSB  GFS Bancorp of Grinnell IA                  14.67  153.22   17.64  153.22   14.67         0.26    1.54   22.61
GUPB  GFSB Bancorp of Gallup NM                   20.88  115.06   14.75  115.06   20.88         0.40    1.98   41.24
GSLA  GS Financial Corp. of LA                      NM   107.97   46.56  107.97     NM          0.28    1.58   68.29
GOSB  GSB Financial Corp. of NY                     NM   116.98   31.66  116.98     NM          0.00    0.00    0.00
GWBC  Gateway Bancorp of KY(8)                      NM   121.56   33.72  121.56     NM          0.40    2.04   67.80
GBCI  Glacier Bancorp of MT                       18.08  262.31   26.20  268.70   17.65         0.48    2.18   39.34
GFCO  Glenway Financial Corp. of OH               18.69  152.01   14.38  153.78   19.27         0.40    2.16   40.40
GTPS  Great American Bancorp of IL                  NM   113.10   23.10  113.10     NM          0.40    2.11     NM
GTFN  Great Financial Corp. of KY(8)              22.98  239.85   24.15  249.93     NM          0.60    1.19   27.27
GSBC  Great Southern Bancorp of MO                15.13  304.88   26.38  304.88   16.05         0.44    1.85   28.03
GDVS  Greater DV SB,MHC of PA (19.9)*               NM   338.98   39.45  338.98     NM          0.36    1.20   52.94
GSFC  Green Street Fin. Corp. of NC               28.08  124.57   44.07  124.57   28.08         0.44    2.41   67.69
GFED  Guarnty FS&LA,MHC of MO (31.0)(8)             NM   289.61   37.73  289.61     NM          0.44    1.73   70.97
HCBB  HCB Bancshares of AR                          NM    95.44   17.98   99.20     NM          0.00    0.00    0.00
HEMT  HF Bancorp of Hemet CA                        NM   128.21   10.17  153.85     NM          0.00    0.00    0.00
HFFC  HF Financial Corp. of SD                    12.93  137.09   12.92  137.09   14.10         0.42    1.58   20.49
HFNC  HFNC Financial Corp. of NC                  23.79  155.59   29.25  155.59   27.83         0.28    1.90   45.16
HMNF  HMN Financial, Inc. of MN                   19.78  131.91   19.62  131.91   23.45         0.00    0.00    0.00
HALL  Hallmark Capital Corp. of WI                16.48  141.64   10.34  141.64   16.85         0.00    0.00    0.00
HARB  Harbor FSB, MHC of FL (46.6)(8)             24.44  336.41   28.80  347.48   24.62         1.40    2.14   52.24
HRBF  Harbor Federal Bancorp of MD                27.47  149.25   19.49  149.25   27.47         0.48    1.92   52.75
HFSA  Hardin Bancorp of Hardin MO                 19.01  113.39   13.08  113.39   20.08         0.48    2.69   51.06
HARL  Harleysville SA of PA                       13.90  207.12   13.72  207.12   13.83         0.44    1.54   21.46
HFGI  Harrington Fin. Group of IN                 18.09  156.59    7.58  156.59   21.64         0.12    0.99   17.91
HARS  Harris SB, MHC of PA (24.3)                   NM      NM    31.21     NM      NM          0.22    1.13   42.31
HFFB  Harrodsburg 1st Fin Bcrp of KY                NM   123.33   33.22  123.33   24.48         0.40    2.24   72.73
HHFC  Harvest Home Fin. Corp. of OH                 NM   129.96   16.24  129.96   29.50         0.44    2.98     NM
HAVN  Haven Bancorp of Woodhaven NY               16.98  177.57   10.65  178.14   16.86         0.30    1.35   22.90
HTHR  Hawthorne Fin. Corp. of CA                   9.76  165.02    8.01  165.02   10.14         0.00    0.00    0.00
HMLK  Hemlock Fed. Fin. Corp. of IL                 NM   113.68   21.95  113.68   28.07         0.24    1.40     NM
HBNK  Highland Federal Bank of CA                 13.28  186.05   14.26  186.05   17.49         0.00    0.00    0.00
HIFS  Hingham Inst. for Sav. of MA*               14.08  173.00   16.79  173.00   14.08         0.48    1.72   24.24
HBEI  Home Bancorp of Elgin IL                      NM   134.35   37.03  134.35     NM          0.40    2.16     NM
HBFW  Home Bancorp of Fort Wayne IN                 NM   153.92   20.45  153.92   23.58         0.20    0.74   27.78
HBBI  Home Building Bancorp of IN                 20.24  112.49   15.88  112.49   20.63         0.30    1.41   28.57
HCFC  Home City Fin. Corp. of OH                  18.88  114.35   22.42  114.35   18.68         0.36    2.07   39.13
HOMF  Home Fed Bancorp of Seymour IN              15.23  224.96   19.48  231.85   16.77         0.35    1.32   20.11
HWEN  Home Financial Bancorp of IN                22.22  105.45   18.51  105.45   25.69         0.20    1.22   27.03
HPBC  Home Port Bancorp, Inc. of MA*              13.50  202.75   21.64  202.75   13.57         0.80    3.39   45.71
HMCI  Homecorp, Inc. of Rockford IL(8)            27.65  209.41   14.30  209.41     NM          0.00    0.00    0.00
HZFS  Horizon Fin'l. Services of IA               14.94  111.98   11.15  111.98   18.55         0.18    1.57   23.38
HRZB  Horizon Financial Corp. of WA*              16.06  156.67   24.50  156.67   16.36         0.44    2.51   40.37

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700             Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of December 5, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
IBSF  IBS Financial Corp. of NJ              17.42    17.42    0.78    4.41    3.14       0.78    4.41       0.13  110.72    0.50
ISBF  ISB Financial Corp. of LA              12.05    10.31    0.75    5.87    3.51       0.74    5.81       0.27  196.73    0.80
ITLA  Imperial Thrift & Loan of CA*          10.72    10.68    1.45   13.02    8.44       1.45   13.02       1.54   79.64    1.45
IFSB  Independence FSB of DC                  6.88     6.09    0.32    4.85    4.91       0.27    4.03        NA      NA     0.36
INCB  Indiana Comm. Bank, SB of IN(8)        11.88    11.88    0.53    4.32    2.59       0.53    4.32        NA      NA     0.93
INBI  Industrial Bancorp of OH               17.18    17.18    1.51    8.26    5.37       1.58    8.68       0.25  193.84    0.54
IWBK  Interwest SB of Oak Harbor WA           6.34     6.23    1.12   16.91    6.32       1.03   15.57       0.58   73.44    0.77
IPSW  Ipswich SB of Ipswich MA*               5.61     5.61    1.20   20.28    6.64       0.95   16.13       0.84   97.31    1.09
JXVL  Jacksonville Bancorp of TX             14.92    14.92    1.02    6.45    4.71       1.34    8.46       0.78   67.63    0.70
JXSB  Jcksnville SB,MHC of IL (45.6)         10.56    10.56    0.65    6.02    3.05       0.65    6.02       0.79   56.34    0.56
JSBA  Jefferson Svgs Bancorp of MO            8.54     6.62    0.38    4.79    2.16       0.77    9.84       0.67  101.16    0.89
JOAC  Joachim Bancorp of MO                  28.14    28.14    0.80    2.74    2.60       0.80    2.74       0.24   95.24    0.32
KSAV  KS Bancorp of Kenly NC                 13.24    13.23    1.21    8.81    6.22       1.20    8.74       0.53   55.44    0.35
KSBK  KSB Bancorp of Kingfield ME(8)*         7.18     6.79    0.97   13.74    6.55       0.99   13.99       1.59   52.04    1.07
KFBI  Klamath First Bancorp of OR            14.74    13.40    1.14    5.81    3.81       1.14    5.81       0.03  510.24    0.23
LSBI  LSB Fin. Corp. of Lafayette IN          8.64     8.64    0.78    8.67    5.80       0.69    7.65       1.05   69.89    0.83
LVSB  Lakeview SB of Paterson NJ             12.22    10.46    1.26   12.10    5.36       0.92    8.76       1.13   59.43    1.50
LARK  Landmark Bancshares of KS              13.79    13.79    0.88    5.93    4.90       1.05    7.02        NA      NA      NA
LARL  Laurel Capital Group of PA             10.47    10.47    1.46   14.04    7.53       1.41   13.57       0.43  201.97    1.25
LSBX  Lawrence Savings Bank of MA*            9.52     9.52    1.76   20.06    9.79       1.75   19.92       0.66  156.71    2.35
LFED  Leeds FSB, MHC of MD (36.3)            16.63    16.63    1.18    7.24    2.81       1.18    7.24       0.06  315.29    0.30
LXMO  Lexington B&L Fin. Corp. of MO         28.32    28.32    1.03    3.49    3.19       1.33    4.50       0.48   78.37    0.49
LIFB  Life Bancorp of Norfolk VA(8)          10.71    10.42    0.92    8.70    3.84       0.85    8.05       0.41  141.46    1.32
LFBI  Little Falls Bancorp of NJ             11.68    10.77    0.57    4.32    3.24       0.52    3.93       0.90   38.49    0.77
LOGN  Logansport Fin. Corp. of IN            18.90    18.90    1.41    7.25    5.97       1.48    7.57       0.49   55.66    0.39
LONF  London Financial Corp. of OH           19.91    19.91    1.02    5.01    4.76       0.96    4.68        NA      NA     0.63
LISB  Long Island Bancorp, Inc of NY          9.21     9.13    0.86    9.35    4.25       0.73    7.90       0.91   63.07    0.92
MAFB  MAF Bancorp of IL                       7.79     6.84    1.16   14.90    7.29       1.15   14.78       0.42  128.75    0.69
MBLF  MBLA Financial Corp. of MO             12.66    12.66    0.83    6.49    5.37       0.85    6.62       0.57   50.27    0.50
MFBC  MFB Corp. of Mishawaka IN              13.10    13.10    0.84    5.76    5.20       0.84    5.76       0.10  141.76    0.18
MLBC  ML Bancorp of Villanova PA(8)           6.92     6.46    0.70    9.91    4.03       0.50    7.10       0.43  178.98    1.71
MSBF  MSB Financial Corp. of MI              16.54    16.54    1.49    8.38    4.53       1.44    8.09       1.02   40.20    0.45
MARN  Marion Capital Holdings of IN          21.95    21.95    1.69    7.48    6.19       1.67    7.39       1.08  104.36    1.32
MRKF  Market Fin. Corp. of OH                35.44    35.44    0.98    3.41    2.46       0.98    3.41       0.34   27.23    0.20
MFCX  Marshalltown Fin. Corp. of IA(8)       16.16    16.16    0.67    4.27    3.48       0.72    4.56        NA      NA     0.19
MFSL  Maryland Fed. Bancorp of MD             8.38     8.27    0.62    7.43    4.08       0.89   10.73       0.47   85.54    0.46
MASB  MassBank Corp. of Reading MA*          10.78    10.62    1.10   10.61    6.11       1.03    9.96       0.21  113.84    0.84
MFLR  Mayflower Co-Op. Bank of MA*            9.64     9.48    1.05   10.93    5.90       1.00   10.33       0.57  154.47    1.56
MECH  Mechanics SB of Hartford CT*           10.40    10.40    1.79   17.75   10.25       1.78   17.69       0.91  188.34    2.53
MDBK  Medford Bank of Medford, MA*            9.01     8.45    1.07   11.98    6.78       1.00   11.16       0.27  219.01    1.12
MERI  Meritrust FSB of Thibodaux LA(8)        8.26     8.26    1.15   14.65    4.96       1.15   14.65       0.39   70.30    0.52
MWBX  MetroWest Bank of MA*                   7.46     7.46    1.38   18.49    6.00       1.38   18.49       0.90  131.24    1.55
MCBS  Mid Continent Bancshares of KS(8)       9.87     9.87    1.11   10.98    5.04       1.15   11.39       0.24   47.79    0.19
MIFC  Mid Iowa Financial Corp. of IA          9.36     9.34    1.00   10.77    6.04       1.40   15.17        NA      NA     0.45
MCBN  Mid-Coast Bancorp of ME                 8.59     8.59    0.76    8.81    6.68       0.72    8.35       0.64   82.14    0.64
MWBI  Midwest Bancshares, Inc. of IA          6.92     6.92    0.87   12.62    6.82       0.77   11.16       0.81   59.23    0.79
MWFD  Midwest Fed. Fin. Corp of WI(8)         8.81     8.50    1.15   13.20    5.10       1.13   13.01        NA      NA     1.02
MFFC  Milton Fed. Fin. Corp. of OH           12.57    12.57    0.73    4.95    3.90       0.65    4.38       0.29   91.98    0.44
MIVI  Miss. View Hold. Co. of MN             18.88    18.88    0.70    3.78    3.77       1.03    5.55        NA      NA      NA
MBSP  Mitchell Bancorp of NC*                41.35    41.35    1.61    3.77    3.30       1.61    3.77       2.25   23.36    0.63
MBBC  Monterey Bay Bancorp of CA             11.50    10.67    0.47    4.06    3.09       0.43    3.71       0.76   51.39    0.60
MONT  Montgomery Fin. Corp. of IN            19.14    19.14    0.68    3.57    3.40       0.68    3.57       0.73   24.43    0.20
MSBK  Mutual SB, FSB of Bay City MI           6.36     6.36    0.10    1.59    1.18       0.05    0.85       0.05  650.66    0.64
NHTB  NH Thrift Bancshares of NH              7.82     6.72    0.70    9.26    4.60       0.56    7.48       0.61  151.10    1.14
NSLB  NS&L Bancorp of Neosho MO              19.56    19.56    0.49    2.37    2.22       0.77    3.71       0.03  210.00    0.13
NMSB  Newmil Bancorp. of CT*                 10.17    10.17    0.85    8.36    5.24       0.82    8.00       1.36  128.18    3.26


                                                            Pricing Ratios                       Dividend Data(6)
                                               -----------------------------------------    -------------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- ---------    ------- ------- ---------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
IBSF  IBS Financial Corp. of NJ                    NM   144.31   25.14  144.31     NM          0.40    2.37     NM
ISBF  ISB Financial Corp. of LA                  28.47  165.39   19.94  193.28   28.77         0.50    1.81   51.55
ITLA  Imperial Thrift & Loan of CA*              11.84  146.10   15.67  146.70   11.84         0.00    0.00    0.00
IFSB  Independence FSB of DC                     20.38   95.39    6.57  107.90   24.54         0.22    1.66   33.85
INCB  Indiana Comm. Bank, SB of IN(8)              NM   165.59   19.67  165.59     NM          0.36    1.76   67.92
INBI  Industrial Bancorp of OH                   18.62  155.19   26.66  155.19   17.72         0.56    3.07   57.14
IWBK  Interwest SB of Oak Harbor WA              15.82  247.18   15.68  251.70   17.19         0.64    1.61   25.40
IPSW  Ipswich SB of Ipswich MA*                  15.06  277.20   15.56  277.20   18.93         0.12    0.91   13.64
JXVL  Jacksonville Bancorp of TX                 21.24  141.11   21.05  141.11   16.20         0.50    2.62   55.56
JXSB  Jacksnville SB,MHC of IL (45.6)              NM   192.59   20.33  192.59     NM          0.40    1.52   50.00
JSBA  Jefferson Svgs Bancorp of MO                 NM   189.51   16.18  244.29   22.57         0.56    1.34   62.22
JOAC  Joachim Bancorp of MO                        NM   109.73   30.88  109.73     NM          0.50    3.33     NM
KSAV  KS Bancorp of Kenly NC                     16.07  136.78   18.11  136.86   16.19         0.60    2.67   42.86
KSBK  KSB Bancorp of Kingfield ME(8)*            15.28  195.04   14.00  206.25   15.00         0.08    0.48    7.41
KFBI  Klamath First Bancorp of OR                26.25  154.72   22.81  170.18   26.25         0.32    1.43   37.65
LSBI  LSB Fin. Corp. of Lafayette IN             17.24  146.98   12.69  146.98   19.54         0.34    1.23   21.12
LVSB  Lakeview SB of Paterson NJ                 18.66  182.35   22.28  212.95   25.77         0.13    0.52    9.70
LARK  Landmark Bancshares of KS                  20.39  124.87   17.22  124.87   17.22         0.40    1.72   35.09
LARL  Laurel Capital Group of PA                 13.28  182.57   19.11  182.57   13.74         0.52    1.87   24.88
LSBX  Lawrence Savings Bank of MA*               10.21  184.95   17.60  184.95   10.28         0.00    0.00    0.00
LFED  Leeds FSB, MHC of MD (36.3)                  NM   248.36   41.30  248.36     NM          0.51    2.24     NM
LXMO  Lexington B&L Fin. Corp. of MO               NM   117.03   33.14  117.03   24.30         0.30    1.74   54.55
LIFB  Life Bancorp of Norfolk VA(8)              26.01  217.19   23.27  223.27   28.10         0.48    1.37   35.56
LFBI  Little Falls Bancorp of NJ                   NM   140.19   16.37  152.01     NM          0.20    0.98   30.30
LOGN  Logansport Fin. Corp. of IN                16.76  118.58   22.41  118.58   16.05         0.40    2.62   43.96
LONF  London Financial Corp. of OH               21.00  106.64   21.23  106.64   22.50         0.24    1.52   32.00
LISB  Long Island Bancorp, Inc of NY             23.54  213.28   19.65  215.27   27.87         0.60    1.24   29.13
MAFB  MAF Bancorp of IL                          13.71  197.44   15.38  224.72   13.82         0.28    0.82   11.29
MBLF  MBLA Financial Corp. of MO                 18.62  120.75   15.28  120.75   18.24         0.40    1.48   27.59
MFBC  MFB Corp. of Mishawaka IN                  19.21  114.53   15.00  114.53   19.21         0.32    1.38   26.45
MLBC  ML Bancorp of Villanova PA(8)              24.79  220.21   15.24  235.92     NM          0.40    1.34   33.33
MSBF  MSB Financial Corp. of MI                  22.09  184.11   30.44  184.11   22.89         0.28    1.47   32.56
MARN  Marion Capital Holdings of IN              16.17  121.51   26.67  121.51   16.36         0.88    3.26   52.69
MRKF  Market Fin. Corp. of OH                      NM   103.69   36.75  103.69     NM          0.28    1.81   73.68
MFCX  Marshalltown Fin. Corp. of IA(8)           28.75  120.04   19.40  120.04   26.95         0.00    0.00    0.00
MFSL  Maryland Fed. Bancorp of MD                24.54  176.67   14.81  178.93   16.99         0.42    1.58   38.89
MASB  MassBank Corp. of Reading MA*              16.37  161.12   17.37  163.55   17.43         0.96    2.11   34.53
MFLR  Mayflower Co-Op. Bank of MA*               16.95  177.04   17.07  180.00   17.93         0.68    2.75   46.58
MECH  Mechanics SB of Hartford CT*                9.75  157.69   16.41  157.69    9.79         0.00    0.00    0.00
MDBK  Medford Bank of Medford, MA*               14.76  167.35   15.08  178.57   15.84         0.72    1.96   28.92
MERI  Meritrust FSB of Thibodaux LA(8)           20.18  277.11   22.89  277.11   20.18         0.70    1.01   20.47
MWBX  MetroWest Bank of MA*                      16.67  287.54   21.44  287.54   16.67         0.12    1.33   22.22
MCBS  Mid Continent Bancshares of KS(8)          19.84  207.31   20.45  207.31   19.12         0.40    0.95   18.78
MIFC  Mid Iowa Financial Corp. of IA             16.55  167.86   15.70  168.10   11.75         0.08    0.68   11.27
MCBN  Mid-Coast Bancorp of ME                    14.97  126.93   10.90  126.93   15.80         0.52    1.81   27.08
MWBI  Midwest Bancshares, Inc. of IA             14.67  174.36   12.06  174.36   16.59         0.24    1.35   19.83
MWFD  Midwest Fed. Fin. Corp of WI(8)            19.60  243.09   21.43  252.08   19.89         0.34    1.25   24.46
MFFC  Milton Fed. Fin. Corp. of OH               25.62  134.24   16.87  134.24   29.00         0.60    3.90     NM
MIVI  Miss. View Hold. Co. of MN                 26.52   98.31   18.56   98.31   18.04         0.16    0.91   24.24
MBSP  Mitchell Bancorp of NC*                      NM   116.34   48.10  116.34     NM          0.40    2.24   67.80
MBBC  Monterey Bay Bancorp of CA                   NM   128.51   14.78  138.58     NM          0.12    0.64   20.69
MONT  Montgomery Fin. Corp. of IN                29.45  104.74   20.05  104.74   29.45         0.22    1.78   52.38
MSBK  Mutual SB, FSB of Bay City MI                NM   131.04    8.34  131.04     NM          0.00    0.00    0.00
NHTB  NH Thrift Bancshares of NH                 21.72  178.57   13.97  207.93   26.88         0.50    2.33   50.51
NSLB  NS&L Bancorp of Neosho MO                    NM   111.99   21.90  111.99   28.91         0.50    2.70     NM
NMSB  Newmil Bancorp. of CT*                     19.10  158.79   16.15  158.79   19.96         0.32    2.39   45.71

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of December 5, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
NASB  North American SB of MO                 7.68     7.42    1.26   17.18    7.59       1.19   16.18       3.11   27.16    0.98
NBSI  North Bancshares of Chicago IL         13.43    13.43    0.64    4.40    3.01       0.56    3.85        NA      NA     0.27
FFFD  North Central Bancshares of IA         22.91    22.91    1.83    7.47    6.27       1.83    7.47       0.22  446.43    1.16
NBN   Northeast Bancorp of ME*                6.96     6.15    0.71   10.01    4.90       0.59    8.26       1.03   93.77    1.22
NEIB  Northeast Indiana Bncrp of IN          14.37    14.37    1.20    7.72    5.90       1.20    7.72       0.17  350.00    0.67
NWEQ  Northwest Equity Corp. of WI           11.69    11.69    1.02    8.65    6.16       0.99    8.36       1.43   33.84    0.59
NWSB  Northwest SB, MHC of PA (30.7)          9.64     9.10    0.96    9.86    2.69       0.96    9.86       0.77   85.90    0.87
NSSY  Norwalk Savings Society of CT*          8.06     7.77    0.97   12.43    6.11       1.10   14.19       1.31   73.30    1.46
NSSB  Norwich Financial Corp. of CT*         11.66    10.60    1.14   10.24    4.70       1.06    9.48       1.20  158.13    2.71
NTMG  Nutmeg FS&LA of CT                      5.52     5.52    0.61   10.94    6.10       0.43    7.80        NA      NA     0.55
OHSL  OHSL Financial Corp. of OH             10.92    10.92    0.90    8.04    5.95       0.88    7.80       0.18  121.89    0.31
OCFC  Ocean Fin. Corp. of NJ                 15.17    15.17    1.01    5.69    4.50       1.00    5.62       0.52   83.85    0.86
OCN   Ocwen Financial Corp. of FL            14.14    13.77    3.10   32.06    5.23       1.73   17.94       5.79   13.48    1.11
OTFC  Oregon Trail Fin. Corp of OR           24.02    24.02    1.07    4.44    3.69       1.07    4.44       0.07  307.09    0.54
PBHC  OswegoCity SB, MHC of NY (46.)*        11.94    10.03    1.06    9.22    3.65       0.95    8.25       0.91   43.96    0.67
OFCP  Ottawa Financial Corp. of MI            8.74     7.06    0.81    9.10    4.43       0.79    8.89       0.35  106.15    0.43
PFFB  PFF Bancorp of Pomona CA               10.06     9.95    0.45    4.25    3.38       0.46    4.32       1.62   64.39    1.44
PSFI  PS Financial of Chicago IL             37.32    37.32    1.96    4.86    4.03       1.99    4.92       0.68   31.79    0.52
PVFC  PVF Capital Corp. of OH                 7.18     7.18    1.36   19.67    9.47       1.31   18.84       1.17   57.57    0.72
PALM  Palfed, Inc. of Aiken SC(8)             8.51     8.51    0.39    4.82    1.71       0.67    8.26       2.04   53.36    1.30
PBCI  Pamrapo Bancorp, Inc. of NJ            12.91    12.82    1.34    9.82    7.06       1.32    9.70       2.39   28.48    1.21
PFED  Park Bancorp of Chicago IL             23.14    23.14    1.10    4.80    4.44       1.14    4.98       0.24  118.76    0.72
PVSA  Parkvale Financial Corp of PA           7.72     7.67    1.08   14.34    7.07       1.08   14.34       0.26  547.66    1.91
PEEK  Peekskill Fin. Corp. of NY             26.09    26.09    1.14    4.30    3.72       1.14    4.30       1.24   28.37    1.35
PFSB  PennFed Fin. Services of NJ             7.33     6.20    0.82   10.90    6.29       0.82   10.90       0.61   32.20    0.28
PWBC  PennFirst Bancorp of PA                 8.37     7.44    0.67    8.85    5.07       0.67    8.85       0.68   87.79    1.45
PWBK  Pennwood SB of PA*                     18.34    18.34    0.99    5.21    4.34       1.09    5.71       1.49   42.39    1.04
PBKB  People's SB of Brockton MA*             4.10     3.93    0.83   15.38    7.07       0.43    8.01       0.53  110.55    1.08
PFDC  Peoples Bancorp of Auburn IN           15.24    15.24    1.48    9.70    4.96       1.48    9.70       0.29  106.74    0.38
PBCT  Peoples Bank, MHC of CT (40.1)*         9.02     9.01    1.16   13.69    3.96       0.75    8.84       0.76  146.25    1.66
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)      16.95    15.25    1.30    7.51    2.32       0.91    5.27       0.91   55.06    0.80
PFFC  Peoples Fin. Corp. of OH               27.20    27.20    0.90    3.32    3.72       0.90    3.32        NA      NA     0.39
PHBK  Peoples Heritage Fin Grp of ME*         7.45     6.36    1.28   16.08    5.71       1.28   16.08       0.86  121.04    1.55
PSFC  Peoples Sidney Fin. Corp of OH         25.29    25.29    1.04    6.27    3.25       1.04    6.27       1.00   40.10    0.45
PERM  Permanent Bancorp of IN                 9.46     9.34    0.62    6.63    4.82       0.62    6.58       1.07   47.01    1.00
PMFI  Perpetual Midwest Fin. of IA            8.51     8.51    0.40    4.65    2.75       0.32    3.76       0.30  240.42    0.86
PERT  Perpetual of SC, MHC (46.8)(8)         11.82    11.82    0.78    6.37    2.14       1.05    8.60       0.12  502.32    0.87
PCBC  Perry Co. Fin. Corp. of MO             19.19    19.19    0.93    4.93    3.87       1.07    5.70       0.03  104.17    0.19
PHFC  Pittsburgh Home Fin. of PA             10.54    10.43    0.84    6.97    5.32       0.75    6.21       1.69   30.77    0.78
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)       6.33     6.33    0.63   10.08    4.19       0.62    9.94       0.16  274.52    1.07
PTRS  Potters Financial Corp of OH            8.81     8.81    0.96   10.97    6.81       0.95   10.79       0.44  389.09    2.65
PKPS  Poughkeepsie Fin. Corp. of NY(8)        8.42     8.42    0.54    6.43    3.52       0.54    6.43       4.19   23.86    1.34
PHSB  Ppls Home SB, MHC of PA (45.0)         13.66    13.66    0.73    6.80    2.95       0.71    6.55       0.45  148.08    1.37
PRBC  Prestige Bancorp of PA                 11.21    11.21    0.63    5.12    4.42       0.63    5.12       0.33   82.34    0.40
PFNC  Progress Financial Corp. of PA          5.33     4.76    0.90   17.21    5.81       0.71   13.58       2.07   37.27    1.11
PSBK  Progressive Bank, Inc. of NY*           8.73     7.86    0.96   11.35    6.29       0.94   11.15       0.94  115.80    1.65
PROV  Provident Fin. Holdings of CA          13.33    13.33    0.75    5.30    4.50       0.35    2.48       1.58   55.80    0.98
PULB  Pulaski SB, MHC of MO (29.8)           13.05    13.05    0.80    6.20    2.27       1.06    8.20       0.64   41.41    0.33
PLSK  Pulaski SB, MHC of NJ (46.0)           11.98    11.98    0.64    6.99    2.84       0.64    6.99       0.65   83.38    0.95
PULS  Pulse Bancorp of S. River NJ            8.21     8.21    1.10   13.94    7.04       1.11   14.09       0.75   59.52    1.82
QCFB  QCF Bancorp of Virginia MN             17.49    17.49    1.34    7.36    5.12       1.34    7.36       0.24  345.09    2.00
QCBC  Quaker City Bancorp of CA               8.46     8.46    0.71    8.11    5.65       0.68    7.77       1.35   67.38    1.15
QCSB  Queens County Bancorp of NY*           11.22    11.22    1.54   11.21    3.98       1.55   11.28       0.69   89.32    0.69
RARB  Raritan Bancorp. of Raritan NJ*         7.37     7.25    1.02   13.34    5.98       1.01   13.18       0.39  208.57    1.26
REDF  RedFed Bancorp of Redlands CA           8.32     8.29    1.01   12.28    6.40       1.01   12.28       1.80   44.74    0.92
RELY  Reliance Bancorp, Inc. of NY            8.26     6.07    0.89   10.80    5.52       0.93   11.40       0.67   41.66    0.62


                                                           Pricing Ratios                      Dividend Data(6)
                                              -----------------------------------------    -----------------------
                                                                       Price/  Price/        Ind.   Divi-
                                               Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                         Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                         ------- ------- ------- ------- -------      ------- ------- -------
                                                 (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
NASB  North American SB of MO                   13.17  212.85   16.34  220.23   13.99         0.80    1.48   19.51
NBSI  North Bancshares of Chicago IL              NM   154.05   20.69  154.05     NM          0.48    1.83   60.76
FFFD  North Central Bancshares of IA            15.95  122.27   28.02  122.27   15.95         0.25    1.35   21.55
NBN   Northeast Bancorp of ME*                  20.39  195.80   13.62  221.57   24.73         0.32    1.15   23.36
NEIB  Northeast Indiana Bncrp of IN             16.95  128.95   18.53  128.95   16.95         0.34    1.70   28.81
NWEQ  Northwest Equity Corp. of WI              16.24  140.64   16.44  140.64   16.81         0.56    2.95   47.86
NWSB  Northwest SB, MHC of PA (30.7)              NM      NM    33.94     NM      NM          0.16    1.05   39.02
NSSY  Norwalk Savings Society of CT*            16.35  191.56   15.43  198.63   14.32         0.40    1.02   16.67
NSSB  Norwich Financial Corp. of CT*            21.26  207.64   24.22  228.60   22.98         0.56    1.79   38.10
NTMG  Nutmeg FS&LA of CT                        16.40  167.35    9.23  167.35   23.02         0.20    1.52   25.00
OHSL  OHSL Financial Corp. of OH                16.82  133.80   14.61  133.80   17.34         0.88    3.17   53.33
OCFC  Ocean Fin. Corp. of NJ                    22.24  135.25   20.52  135.25   22.51         0.80    2.14   47.62
OCN   Ocwen Financial Corp. of FL               19.12     NM    52.44     NM      NM          0.00    0.00    0.00
OTFC  Oregon Trail Fin. Corp of OR              27.12  120.39   28.91  120.39   27.12         0.00    0.00    0.00
PBHC  OswegoCity SB, MHC of NY (46.)*           27.38  239.18   28.56  284.65     NM          0.28    0.97   26.67
OFCP  Ottawa Financial Corp. of MI              22.57  205.80   17.98  254.77   23.11         0.40    1.37   31.01
PFFB  PFF Bancorp of Pomona CA                  29.62  131.04   13.18  132.48   29.17         0.00    0.00    0.00
PSFI  PS Financial of Chicago IL                24.82  121.07   45.18  121.07   24.48         0.48    2.69   66.67
PVFC  PVF Capital Corp. of OH                   10.56  188.71   13.56  188.71   11.02         0.00    0.00    0.00
PALM  Palfed, Inc. of Aiken SC(8)                 NM   266.48   22.69  266.48     NM          0.12    0.42   24.49
PBCI  Pamrapo Bancorp, Inc. of NJ               14.16  145.06   18.73  146.09   14.33         1.00    4.08   57.80
PFED  Park Bancorp of Chicago IL                22.50  108.37   25.07  108.37   21.69         0.00    0.00    0.00
PVSA  Parkvale Financial Corp of PA             14.15  190.79   14.73  192.05   14.15         0.52    1.79   25.37
PEEK  Peekskill Fin. Corp. of NY                26.89  119.85   31.27  119.85   26.89         0.36    2.03   54.55
PFSB  PennFed Fin. Services of NJ               15.89  164.09   12.02  193.84   15.89         0.28    0.82   13.08
PWBC  PennFirst Bancorp of PA                   19.74  144.68   12.11  162.62   19.74         0.36    1.92   37.89
PWBK  Pennwood SB of PA*                        23.04  124.72   22.87  124.72   21.01         0.32    1.67   38.55
PBKB  People's SB of Brockton MA*               14.15  227.34    9.32  237.14   27.16         0.44    2.16   30.56
PFDC  Peoples Bancorp of Auburn IN              20.16  191.42   29.18  191.42   20.16         0.43    1.72   34.68
PBCT  Peoples Bank, MHC of CT (40.1)*           25.26  318.76   28.76  319.04     NM          0.76    2.09   52.78
TSBS  Peoples Bcrp, MHC of NJ (35.9)(8)           NM   313.28   53.09  348.19     NM          0.35    0.93   40.23
PFFC  Peoples Fin. Corp. of OH                  26.89   90.30   24.56   90.30   26.89         0.50    3.51     NM
PHBK  Peoples Heritage Fin Grp of ME*           17.51  267.60   19.93  313.63   17.51         0.84    1.91   33.47
PSFC  Peoples Sidney Fin. Corp of OH              NM   118.39   29.94  118.39     NM          0.28    1.62   50.00
PERM  Permanent Bancorp of IN                   20.73  133.88   12.67  135.69   20.90         0.40    1.53   31.75
PMFI  Perpetual Midwest Fin. of IA                NM   167.21   14.22  167.21     NM          0.30    0.98   35.71
PERT  Perpetual of SC, MHC (46.8)(8)              NM   271.98   32.16  271.98     NM          1.40    2.56     NM
PCBC  Perry Co. Fin. Corp. of MO                25.83  123.67   23.74  123.67   22.36         0.40    1.72   44.44
PHFC  Pittsburgh Home Fin. of PA                18.81  129.87   13.69  131.22   21.11         0.24    1.26   23.76
PFSL  Pocahnts Fed, MHC of AR (47.0)(8)         23.88  234.66   14.84  234.66   24.22         0.90    2.58   61.64
PTRS  Potters Financial Corp of OH              14.68  157.32   13.86  157.32   14.93         0.20    1.14   16.67
PKPS  Poughkeepsie Fin. Corp. of NY(8)          28.38  177.66   14.96  177.66   28.38         0.20    1.90   54.05
PHSB  Ppls Home SB, MHC of PA (45.0)              NM   185.91   25.40  185.91     NM          0.00    0.00    0.00
PRBC  Prestige Bancorp of PA                    22.65  114.04   12.78  114.04   22.65         0.12    0.62   14.12
PFNC  Progress Financial Corp. of PA            17.22  266.78   14.23  299.23   21.83         0.12    0.77   13.33
PSBK  Progressive Bank, Inc. of NY*             15.91  173.44   15.15  192.63   16.20         0.68    1.94   30.91
PROV  Provident Fin. Holdings of CA             22.20  118.18   15.75  118.18     NM          0.00    0.00    0.00
PULB  Pulaski SB, MHC of MO (29.8)                NM   267.14   34.86  267.14     NM          1.10    3.67     NM
PLSK  Pulaski SB, MHC of NJ (46.0)                NM   183.40   21.97  183.40     NM          0.30    1.58   55.56
PULS  Pulse Bancorp of S. River NJ              14.20  186.31   15.30  186.31   14.04         0.70    2.68   38.04
QCFB  QCF Bancorp of Virginia MN                19.52  143.65   25.13  143.65   19.52         0.00    0.00    0.00
QCBC  Quaker City Bancorp of CA                 17.71  138.62   11.72  138.62   18.48         0.00    0.00    0.00
QCSB  Queens County Bancorp of NY*              25.13  316.35   35.48  316.35   24.96         0.80    2.21   55.56
RARB  Raritan Bancorp. of Raritan NJ*           16.72  215.42   15.87  218.88   16.93         0.48    1.76   29.45
REDF  RedFed Bancorp of Redlands CA             15.63  178.41   14.84  179.05   15.63         0.00    0.00    0.00
RELY  Reliance Bancorp, Inc. of NY              18.11  184.03   15.20  250.53   17.15         0.64    1.80   32.65

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of December 5, 1997


                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                               (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
RELI  Reliance Bancshares Inc of WI*         48.29    48.29    1.32    2.58    2.74       1.38    2.68        NA      NA     0.56
RIVR  River Valley Bancorp of IN             12.40    12.21    0.46    4.24    2.47       0.62    5.72       0.71  122.47    1.05
RVSB  Riverview Bancorp of WA                20.76    19.97    1.22    9.14    3.03       1.17    8.75       0.14  226.93    0.58
RSLN  Roslyn Bancorp, Inc. of NY*            17.64    17.55    0.96    5.10    3.14       1.22    6.50       0.27  257.00    2.60
SCCB  S. Carolina Comm. Bnshrs of SC         26.59    26.59    1.15    4.34    3.28       1.15    4.34       0.87   73.62    0.81
SBFL  SB Fngr Lakes MHC of NY (33.1)          9.33     9.33    0.37    3.83    1.49       0.43    4.44       0.50  103.35    1.10
SFED  SFS Bancorp of Schenectady NY          12.47    12.47    0.68    5.36    4.16       0.68    5.36       0.75   57.32    0.58
SGVB  SGV Bancorp of W. Covina CA             7.44     7.32    0.39    5.02    3.61       0.43    5.48       1.06   29.26    0.41
SHSB  SHS Bancorp, Inc. of PA                12.64    12.64    0.37    2.96    2.52       0.37    2.96       1.43   33.94    0.74
SISB  SIS Bancorp Inc of MA*                  7.36     7.36    0.83   11.20    5.38       0.82   11.09       0.33  379.00    2.67
SWCB  Sandwich Co-Op. Bank of MA*             7.93     7.63    0.97   11.95    5.42       0.95   11.70       0.82   93.38    1.06
SFSL  Security First Corp. of OH              9.27     9.12    1.36   14.56    5.60       1.37   14.69       0.33  226.25    0.84
SFNB  Security First Netwrk Bk of GA(8)      33.11    32.57  -29.36     NM      NM      -30.07     NM         NA      NA     1.28
SMFC  Sho-Me Fin. Corp. of MO(8)              9.03     9.03    1.30   13.56    5.68       1.23   12.86       0.29  190.55    0.63
SOBI  Sobieski Bancorp of S. Bend IN         14.78    14.78    0.62    3.85    3.28       0.57    3.55       0.13  188.68    0.31
SOSA  Somerset Savings Bank of MA(8)*         6.59     6.59    1.03   17.02    6.74       1.00   16.49       5.91   24.16    1.87
SSFC  South Street Fin. Corp. of NC*         25.66    25.66    1.21    5.34    3.32       1.25    5.51       0.31   57.66    0.38
SCBS  Southern Commun. Bncshrs of AL         21.33    21.33    0.55    3.24    1.83       0.90    5.30       2.48   46.17    1.94
SMBC  Southern Missouri Bncrp of MO          16.15    16.15    0.94    5.84    4.92       0.90    5.59       0.88   51.46    0.66
SWBI  Southwest Bancshares of IL             11.34    11.34    1.06    9.81    5.85       1.02    9.48       0.20  101.05    0.28
SVRN  Sovereign Bancorp of PA                 4.42     3.61    0.42   10.16    2.64       0.61   14.74       0.65   99.50    0.92
STFR  St. Francis Cap. Corp. of WI            7.74     6.85    0.76    9.21    5.51       0.75    9.08       0.21  181.82    0.83
SPBC  St. Paul Bancorp, Inc. of IL            8.99     8.97    1.06   12.12    5.56       1.06   12.12       0.36  210.72    1.10
SFFC  StateFed Financial Corp. of IA         17.54    17.54    1.27    7.17    5.11       1.27    7.17       2.55   10.16    0.33
SFIN  Statewide Fin. Corp. of NJ              9.36     9.34    0.81    8.36    5.15       0.81    8.36       0.38  104.03    0.84
STSA  Sterling Financial Corp. of WA          5.25     4.81    0.48   11.12    4.81       0.43   10.05       0.47   96.70    0.82
SFSB  SuburbFed Fin. Corp. of IL              6.48     6.46    0.39    5.88    3.55       0.56    8.56        NA      NA     0.30
ROSE  T R Financial Corp. of NY*              6.24     6.24    0.97   15.55    5.53       0.87   13.98       0.54   74.97    0.76
THRD  TF Financial Corp. of PA               11.63    10.27    0.77    6.96    4.36       0.67    5.99       0.27  128.49    0.82
TPNZ  Tappan Zee Fin., Inc. of NY            17.02    17.02    0.72    4.05    2.94       0.70    3.98       1.68   32.52    1.17
ESBK  The Elmira SB FSB of Elmira NY*         6.35     6.19    0.42    6.66    4.29       0.34    5.37       0.64  103.23    0.86
TRIC  Tri-County Bancorp of WY               15.31    15.31    1.06    6.84    5.64       1.08    6.97        NA      NA     1.05
TWIN  Twin City Bancorp of TN                12.94    12.94    0.85    6.65    5.07       0.72    5.62       0.16   88.17    0.20
UFRM  United FS&LA of Rocky Mount NC          7.34     7.34    0.71    9.49    5.48       0.57    7.53       0.77  101.45    0.92
UBMT  United Fin. Corp. of MT                24.01    24.01    1.41    6.09    4.69       1.40    6.04       0.48   15.21    0.22
VABF  Va. Beach Fed. Fin. Corp of VA          7.15     7.15    0.61    8.99    4.35       0.50    7.31       1.24   59.40    0.95
VFFC  Virginia First Savings of VA(8)         7.75     7.48    0.64    8.04    3.49       0.55    6.95       2.47   46.61    1.27
WHGB  WHG Bancshares of MD                   20.65    20.65    0.51    2.23    2.14       0.51    2.23       0.15  160.96    0.29
WSFS  WSFS Financial Corp. of DE*             5.54     5.51    1.14   20.70    6.55       1.13   20.54       1.27  134.95    2.68
WVFC  WVS Financial Corp. of PA*             12.00    12.00    1.30   10.59    6.50       1.31   10.64       0.19  361.83    1.21
WRNB  Warren Bancorp of Peabody MA*          10.65    10.65    2.16   21.61    9.95       1.91   19.17       1.15   97.04    1.73
WFSL  Washington FS&LA of Seattle WA         12.55    11.52    1.86   15.80    6.67       1.85   15.73       0.69   62.10    0.58
WAMU  Washington Mutual Inc. of WA(8)*        5.29     4.90    0.00    0.09    0.01       0.70   13.63        NA      NA     0.98
WYNE  Wayne Bancorp of NJ                    12.43    12.43    0.86    6.10    4.73       0.86    6.10       0.89   88.41    1.18
WAYN  Wayne S&L Co. MHC of OH (47.8)          9.53     9.53    0.73    7.89    2.45       0.68    7.40       0.58   65.29    0.46
WCFB  Wbstr Cty FSB MHC of IA (45.2)         23.38    23.38    1.43    6.14    3.01       1.43    6.14       0.07  560.00    0.72
WBST  Webster Financial Corp. of CT           5.34     4.60    0.46    9.03    2.80       0.77   15.08       0.72  111.52    1.43
WEFC  Wells Fin. Corp. of Wells MN           14.22    14.22    1.06    7.49    6.23       1.03    7.29       0.31  114.71    0.39
WCBI  WestCo Bancorp of IL                   15.54    15.54    1.50    9.72    7.09       1.42    9.20       0.21  139.06    0.37
WSTR  WesterFed Fin. Corp. of MT             10.62     8.57    0.81    6.87    4.69       0.77    6.58       0.41  116.74    0.72
WOFC  Western Ohio Fin. Corp. of OH          13.87    12.94    0.37    2.65    2.27       0.43    3.09       0.44  115.19    0.66
WWFC  Westwood Fin. Corp. of NJ(8)            9.32     8.34    0.73    7.79    4.34       0.78    8.31       0.13  158.78    0.58
WEHO  Westwood Hmstd Fin Corp of OH          27.65    27.65    1.01    3.29    2.65       1.16    3.78       0.22   77.88    0.22
WFI   Winton Financial Corp. of OH            7.11     6.96    0.76   10.50    5.70       0.89   12.25       0.30   84.06    0.29
FFWD  Wood Bancorp of OH                     12.43    12.43    1.41   11.10    5.49       1.29   10.17       0.35  101.19    0.44
YFCB  Yonkers Fin. Corp. of NY               14.02    14.02    1.05    6.64    5.16       1.06    6.71       0.48   72.05    0.78

                                                            Pricing Ratios                      Dividend Data(6)
                                               -----------------------------------------    -----------------------
                                                                        Price/  Price/        Ind.   Divi-
                                                Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                          Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                          ------- ------- ------- ------- -------      ------- ------- -------
                                                  (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)

NASDAQ Listed OTC Companies (continued)
---------------------------------------
RELI  Reliance Bancshares Inc of WI*               NM    99.35   47.97   99.35     NM          0.00    0.00    0.00
RIVR  River Valley Bancorp of IN                   NM   127.27   15.78  129.22     NM          0.16    0.86   34.78
RVSB  Riverview Bancorp of WA                      NM   162.13   33.65  168.48     NM          0.00    0.00    0.00
RSLN  Roslyn Bancorp, Inc. of NY*                  NM   165.60   29.20  166.43   25.00         0.28    1.20   38.36
SCCB  S. Carolina Comm. Bnshrs of SC               NM   131.82   35.04  131.82     NM          0.60    2.62     NM
SBFL  SB Fngr Lakes MHC of NY (33.1)               NM   247.48   23.10  247.48     NM          0.40    1.36     NM
SFED  SFS Bancorp of Schenectady NY              24.06  128.23   15.99  128.23   24.06         0.28    1.24   29.79
SGVB  SGV Bancorp of W. Covina CA                27.69  138.57   10.31  140.73   25.35         0.00    0.00    0.00
SHSB  SHS Bancorp, Inc. of PA                      NM   117.50   14.85  117.50     NM          0.00    0.00    0.00
SISB  SIS Bancorp Inc of MA*                     18.60  198.96   14.64  198.96   18.78         0.56    1.47   27.32
SWCB  Sandwich Co-Op. Bank of MA*                18.44  212.67   16.87  221.24   18.83         1.40    3.11   57.38
SFSL  Security First Corp. of OH                 17.87  245.13   22.71  249.02   17.71         0.32    1.57   28.07
SFNB  Security First Netwrk Bk of GA(8)            NM   264.90   87.72  269.36     NM          0.00    0.00     NM
SMFC  Sho-Me Fin. Corp. of MO(8)                 17.62  229.90   20.76  229.90   18.58         0.00    0.00    0.00
SOBI  Sobieski Bancorp of S. Bend IN               NM   121.95   18.02  121.95     NM          0.32    1.64   50.00
SOSA  Somerset Savings Bank of MA(8)*            14.84  230.58   15.20  230.58   15.32         0.00    0.00    0.00
SSFC  South Street Fin. Corp. of NC*               NM   138.38   35.51  138.38   29.23         0.40    2.11   63.49
SCBS  Southern Commun. Bncshrs of AL               NM   136.36   29.08  136.36     NM          0.30    1.67     NM
SMBC  Southern Missouri Bncrp of MO              20.34  116.87   18.87  116.87   21.24         0.50    2.62   53.19
SWBI  Southwest Bancshares of IL                 17.08  160.02   18.15  160.02   17.67         0.80    3.12   53.33
SVRN  Sovereign Bancorp of PA                      NM   267.08   11.81  326.73   26.09         0.08    0.41   15.69
STFR  St. Francis Cap. Corp. of WI               18.14  165.57   12.82  187.15   18.38         0.56    1.38   25.00
SPBC  St. Paul Bancorp, Inc. of IL               17.99  208.68   18.76  209.21   17.99         0.40    1.60   28.78
SFFC  StateFed Financial Corp. of IA             19.57  136.92   24.01  136.92   19.57         0.20    1.48   28.99
SFIN  Statewide Fin. Corp. of NJ                 19.43  161.23   15.10  161.57   19.43         0.44    1.90   36.97
STSA  Sterling Financial Corp. of WA             20.79  166.56    8.75  181.99   23.00         0.00    0.00    0.00
SFSB  SuburbFed Fin. Corp. of IL                 28.20  158.40   10.27  158.98   19.38         0.32    0.92   26.02
ROSE  T R Financial Corp. of NY*                 18.09  259.74   16.20  259.74   20.12         0.64    1.88   34.04
THRD  TF Financial Corp. of PA                   22.95  157.39   18.30  178.23   26.67         0.40    1.43   32.79
TPNZ  Tappan Zee Fin., Inc. of NY                  NM   139.08   23.67  139.08     NM          0.28    1.42   48.28
ESBK  The Elmira SB FSB of Elmira NY*            23.32  152.14    9.67  156.25   28.94         0.64    2.05   47.76
TRIC  Tri-County Bancorp of WY                   17.74  118.94   18.21  118.94   17.41         0.80    2.91   51.61
TWIN  Twin City Bancorp of TN                    19.72  128.68   16.65  128.68   23.33         0.40    2.86   56.34
UFRM  United FS&LA of Rocky Mount NC             18.25  168.62   12.37  168.62   23.00         0.24    2.09   38.10
UBMT  United Fin. Corp. of MT                    21.31  128.46   30.85  128.46   21.49         1.00    3.85     NM
VABF  Va. Beach Fed. Fin. Corp of VA             23.00  198.28   14.18  198.28   28.28         0.20    1.16   26.67
VFFC  Virginia First Savings of VA(8)            28.69  220.72   17.10  228.51     NM          0.10    0.40   11.36
WHGB  WHG Bancshares of MD                         NM   112.08   23.15  112.08     NM          0.32    2.02     NM
WSFS  WSFS Financial Corp. of DE*                15.27  300.30   16.64  302.11   15.38         0.00    0.00    0.00
WVFC  WVS Financial Corp. of PA*                 15.38  165.12   19.82  165.12   15.31         1.20    3.75   57.69
WRNB  Warren Bancorp of Peabody MA*              10.05  200.78   21.38  200.78   11.33         0.52    2.54   25.49
WFSL  Washington FS&LA of Seattle WA             14.99  219.19   27.51  238.79   15.05         0.92    2.78   41.63
WAMU  Washington Mutual Inc. of WA(8)*             NM      NM    19.20     NM      NM          1.12    1.57     NM
WYNE  Wayne Bancorp of NJ                        21.14  137.17   17.04  137.17   21.14         0.20    0.88   18.69
WAYN  Wayne S&L Co. MHC of OH (47.8)               NM   311.91   29.74  311.91     NM          0.62    1.88     NM
WCFB  Wbstr Cty FSB MHC of IA (45.2)               NM   202.00   47.23  202.00     NM          0.80    3.76     NM
WBST  Webster Financial Corp. of CT                NM   238.63   12.74  277.06   21.40         0.80    1.25   44.69
WEFC  Wells Fin. Corp. of Wells MN               16.06  117.77   16.74  117.77   16.51         0.48    2.74   44.04
WCBI  WestCo Bancorp of IL                       14.10  136.53   21.21  136.53   14.89         0.60    2.26   31.91
WSTR  WesterFed Fin. Corp. of MT                 21.34  130.06   13.81  161.24   22.30         0.46    1.86   39.66
WOFC  Western Ohio Fin. Corp. of OH                NM   114.88   15.93  123.09     NM          1.00    3.72     NM
WWFC  Westwood Fin. Corp. of NJ(8)               23.02  173.17   16.13  193.55   21.58         0.20    0.72   16.67
WEHO  Westwood Hmstd Fin Corp of OH                NM   125.00   34.56  125.00     NM          0.28    1.58   59.57
WFI   Winton Financial Corp. of OH               17.54  176.06   12.51  179.86   15.04         0.46    2.30   40.35
FFWD  Wood Bancorp of OH                         18.22  199.59   24.82  199.59   19.90         0.40    2.05   37.38
YFCB  Yonkers Fin. Corp. of NY                   19.39  130.85   18.34  130.85   19.19         0.24    1.26   24.49

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700
                           Exhibit IV-1B (continued)
                     Weekly Thrift Market Line - Part Two
                         Prices As Of December 5, 1997

                                                             Key Financial Ratios                           Asset Quality Ratios
                                            ----------------------------------------------------------    -----------------------
                                                     Tang.      Reported Earnings       Core Earnings
                                            Equity/ Equity/  ----------------------    ---------------      NPAs   Resvs/  Resvs/
Financial Institution                       Assets  Assets   ROA(5)  ROE(5)  ROI(5)     ROA(5)  ROE(5)     Assets   NPAs    Loans
---------------------                       ------- ------- ------- ------- -------    ------- -------    ------- ------- -------
                                              (%)     (%)     (%)     (%)     (%)        (%)     (%)        (%)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
YFED  York Financial Corp. of PA             8.85     8.85    0.96   11.41    4.94       0.81    9.60       2.50   23.98    0.69
                                                          Pricing Ratios                      Dividend Data(6)
                                             -----------------------------------------    -----------------------
                                                                      Price/  Price/        Ind.   Divi-
                                              Price/  Price/  Price/   Tang.   Core        Div./   dend    Payout
Financial Institution                        Earning   Book   Assets   Book  Earnings      Share   Yield   Ratio(7)
---------------------                        ------- ------- ------- ------- -------      ------- ------- -------
                                               (X)     (%)     (%)     (%)     (x)          ($)     (%)     (%)
NASDAQ Listed OTC Companies (continued)
---------------------------------------
YFED  York Financial Corp. of PA              20.24   219.45  19.43   219.45  24.06         0.48    1.88   38.10

                                  Exhibit IV-2
                        Historical Stock Price Indices(1)


                                                                SNL        SNL
                                                  NASDAQ      Thrift       Bank
Year/Qtr. Ended           DJIA       S&P 500   Composite       Index      Index
---------------           ----       -------   ---------       -----      -----
1991:  Quarter 1         2881.1       375.2       482.3       125.5       66.0
       Quarter 2         2957.7       371.2       475.9       130.5       82.0
       Quarter 3         3018.2       387.9       526.9       141.8       90.7
       Quarter 4         3168.0       417.1       586.3       144.7      103.1

1992:  Quarter 1         3235.5       403.7       603.8       157.0      113.3
       Quarter 2         3318.5       408.1       563.6       173.3      119.7
       Quarter 3         3271.7       417.8       583.3       167.0      117.1
       Quarter 4         3301.1       435.7       677.0       201.1      136.7

1993:  Quarter 1         3435.1       451.7       690.1       228.2      151.4
       Quarter 2         3516.1       450.5       704.0       219.8      147.0
       Quarter 3         3555.1       458.9       762.8       258.4      154.3
       Quarter 4         3754.1       466.5       776.8       252.5      146.2

1994:  Quarter 1         3625.1       445.8       743.5       241.6      143.1
       Quarter 2         3625.0       444.3       706.0       269.6      152.6
       Quarter 3         3843.2       462.6       764.3       279.7      149.2
       Quarter 4         3834.4       459.3       752.0       244.7      137.6

1995:  Quarter 1         4157.7       500.7       817.2       278.4      152.1
       Quarter 2         4556.1       544.8       933.5       313.5      171.7
       Quarter 3         4789.1       584.4     1,043.5       362.3      195.3
       Quarter 4         5117.1       615.9     1,052.1       376.5      207.6

1996:  Quarter 1         5587.1       645.5     1,101.4       382.1      225.1
       Quarter 2         5654.6       670.6     1,185.0       387.2      224.7
       Quarter 3         5882.2       687.3     1,226.9       429.3      249.2
       Quarter 4         6442.5       737.0     1,280.7       483.6      280.1

1997:  Quarter 1         6583.5       757.1     1,221.7       527.7      292.5
       Quarter 2         7672.8       885.1     1,442.1       624.5      333.3
       Quarter 3         7945.3       947.3     1,685.7       737.5      381.7
December 5, 1997         8149.1       983.8     1,633.9       798.3      419.3


(1) End of period data.

Sources: SNL Securities; Wall Street Journal.

                                  EXHIBIT IV-3
                     Perpetual Bank, A Federal Savings Bank
                        Historical Thrift Stock Indices


                                  Index Values

                                                  Index Values                             Percent Change Since
                                  ------------------------------------------          -----------------------------
                                  10/31/97     1 Month      YTD        LTM            1 Month        YTD      LTM
-------------------------------------------------------------------------------------------------------------------
All Pub. Traded Thrifts             752.4       737.5      483.6      456.7             2.03        55.58     64.74
MHC Index                         1,065.7       978.2      538.0      476.5             8.94        98.08    123.67

Insurance Indices
-------------------------------------------------------------------------------------------------------------------

SAIF Thrifts                        689.6       669.5      439.2      414.5             3.00        57.00     66.37
BIF Thrifts                         949.6       945.9      616.8      583.5             0.40        53.96     62.74

Stock Exchange Indices
-------------------------------------------------------------------------------------------------------------------

AMEX Thrifts                        225.8       214.9      156.2      148.5             5.09        44.56     52.05
NYSE Thrifts                        464.0       442.7      277.3      265.9             4.82        67.36     74.55
OTC Thrifts                         855.8       847.4      569.7      533.0             0.99        50.21     60.55

Geographic Indices
-------------------------------------------------------------------------------------------------------------------

Mid-Atlantic Thrifts              1,533.7     1,466.1      970.7      911.9             4.62        58.01     68.20
Midwestern Thrifts                1,645.0     1,595.0    1,159.3    1,085.4             3.13        41.89     51.56
New England Thrifts                 684.3       671.4      428.9      386.6             1.93        59.55     77.02
Southeastern Thrifts                718.1       670.2      447.2      433.9             7.15        60.57     65.50
Southwestern Thrifts                455.4       478.8      315.9      298.2            -4.89        44.18     52.71
Western Thrifts                     759.8       761.3      474.7      455.0            -0.19        60.06     66.97

Asset Size Indices
-------------------------------------------------------------------------------------------------------------------

Less than $250M                     795.7       801.0      586.6      570.6            -0.66        35.65     39.46
$250M to $500M                    1,188.6     1,152.4      789.8      738.1             3.14        50.49     61.02
$500M to $1B                        763.2       760.9      521.8      489.0             0.31        46.27     56.06
$1B to $5B                          867.3       826.0      546.0      508.9             5.01        58.84     70.44
Over $5B                            480.8       475.1      305.8      290.3             1.21        57.23     65.60

Comparative Indices
-------------------------------------------------------------------------------------------------------------------

Dow Jones Industrials             7,442.1     7,945.3    6,448.3    6,029.4            -6.33        15.41     23.43
S&P 500                             914.6       947.3      740.7      705.3            -3.45        23.47     29.68

All SNI indices are market-value weighted: i.e., an institutions effect on an index is proportionate to that institutions market capitalization. All SNL thrift indices, except for the SNL MHC Index, began at 100 on March 30, 1984. The SNL MHC Index began at 201.082 on Dec. 31, 1992, the level of the SNL Thrift Index on that date. On March 30, 1984, the S&P 500 closed at 159.2 and the Dow Jones Industrials stood at 1164.9.


Mid-Atlantic: DE, DC, MD, NJ, NY, PA, PR; Midwest: IA, IL, IN, KS, KY, MI, MN, MO, ND, NE, OH, SD, WI;

New England: CT, MA, ME, NH, RI, VT; Southeast: AL, AR, FL, GA, MS, NC, SC, TN, VA, WV;

Southwest: CO, LA, NM, OK, TX, UT; West: AZ, AK, CA, HI, ID, MT, NV, OR, WA, WY

                                 Exhibit IV-4
     South Carolina Thrift Merger and Acquisition Activity 1996 - Present

                                                                               Seller Financials at Completion (1)
                                                                         ----------------------------------------------
                                                                             Total   TgEq/   YTD    YTD   NPAs/  Rsrvs/
   Ann'd     Comp                                                           Assets  Assets  ROAA   ROAE  Assets    NPLs
    Date     Date   Buyer                 ST  Seller                 ST     ($000)     (%)   (%)    (%)     (%)     (%)
-----------------------------------------------------------------------------------------------------------------------
09/23/97  Pending   Regions Financial     AL  Palfed, Inc.           SC    664,863    8.24  0.85  10.54    2.12   90.96
07/01/97  Pending   Carolina First Corp   SC  First SE Fin'l Corp    SC    334,751   10.23  0.56   5.55    0.11  476.73
06/25/97  11/10/97  First fin'l Holdings  SC  Investors Savings BK   SC     62,021   10.87  1.02   9.10    0.02      NA
02/18/97  08/01/97  CCB Financial Corp    NC  American Federal Bnk   SC  1,394,874    7.22  0.96  12.01    0.51  159.95
01/29/97  07/21/97  Carolina First Corp   SC  Lowcountry SB          SC     75,361    7.97  0.26   3.76    0.56   86.59

                                             --------------------------------------------------------------------------
                                              Average                      506,374    8.91  0.73   8.19    0.66  203.56
                                              Median                       334,751    8.24  0.85   9.10    0.51  125.46
                                             --------------------------------------------------------------------------

                                                                           Deal Terms and Pricing at Completion (1)
                                                                        -----------------------------------------------
                                                                          Deal   Deal          Deal  Deal Pr/  Deal Pr/
   Ann'd     Comp                                                        Value  Pr/Sh Consid  Pr/Bk     Tg Bk     4-Qtr
    Date     Date   Buyer                 ST  Seller                 ST   ($M)    ($) Type      (%)       (%)   EPS (x)
-----------------------------------------------------------------------------------------------------------------------
09/23/97  Pending   Regions Financial     AL  Palfed, Inc.           SC  150.5  27.39 Stock   264.11   264.11
07/01/97  Pending   Carolina First Corp   SC  First SE Fin'l Corp    SC   64.7  14.75 Stock   189.10   189.10
06/25/97  11/10/97  First fin'l Holdings  SC  Investors Savings BK   SC   15.4  55.42 Stock   216.75   216.75     26.55
02/18/97  08/01/97  CCB Financial Corp    NC  American Federal Bnk   SC  419.3  37.05 Stock   348.18   373.45     28.07
01/29/97  07/21/97  Carolina First Corp   SC  Lowcountry SB          SC   13.5        Mix     216.10   216.10     40.30

                                             --------------------------------------------------------------------------
                                              Average                    132.7  33.65         246.85   251.90     31.64
                                              Median                      64.7  32.22         216.75   216.75     28.07
                                             --------------------------------------------------------------------------

                                                                          Deal Terms and
                                                                            Pricing at
                                                                          Completion (1)
                                                                        ------------------
                                                                         Deal Pr/  TgBkPr/
   Ann'd     Comp                                                          Assets   CoreDp
    Date     Date   Buyer                 ST  Seller                 ST       (%)      (%)
------------------------------------------------------------------------------------------
09/23/97  Pending   Regions Financial     AL  Palfed, Inc.           SC     22.64    18.54
07/01/97  Pending   Carolina First Corp   SC  First SE Fin'l Corp    SC     19.33    11.95
06/25/97  11/10/97  First fin'l Holdings  SC  Investors Savings BK   SC     24.01    20.08
02/18/97  08/01/97  CCB Financial Corp    NC  American Federal Bnk   SC     32.08    33.68
01/29/97  07/21/97  Carolina First Corp   SC  Lowcountry SB          SC     17.38    12.60

                                             ---------------------------------------------
                                              Average                       23.09    19.37
                                              Median                        22.64    18.54
                                             ---------------------------------------------

(1) Pending deals reflect financials, terms and pricing as of announcement date

Source: SNL Securities, LC.

                                 EXHIBIT IV-5
                    Perpetual Bank, A Federal Savings Bank
                   Directors and Management Summary Resumes


     Harold A. "Drew" Pickens, Jr. is the owner of Harold A. Pickens and Sons, Inc., with which he has been affiliated since 1956. Mr. Pickens serves as an Elder at First Presbyterian Church.

     Robert W. "Lujack" Orr has been employed by the Savings Bank since 1974 and has held a variety of positions, such as Senior Vice President/Funds Acquisition and Executive Vice President, prior to assuming his current position as President and Managing Officer on January 1, 1991. Mr. Orr is a member of the Board of the Community Financial Institutions of South Carolina and he is Secretary of the America's Community Bankers Association. He is active in numerous civic organizations, serving as President of the YMCA, on the Board of Directors of the Chamber of Commerce, on the Board of Visitors of Anderson College, and as an Elder of Central Presbyterian Church. Mr. Orr is a director of First Trust, the mortgage banking company in which a service corporation subsidiary of the Savings Bank has an equity investment.

     Jack F. McIntosh is a partner in the law firm of McIntosh and Sherard, Anderson, South Carolina, with which he has been affiliated for 35 years. McIntosh and Sherard serves as General Counsel for the Savings Bank's wholly-owned subsidiary, United Service, since 1984. Mr. McIntosh is also a member of the Board of the Alzheimer's Association and of Medical University for South Carolina.

     Charles W. Fant, Jr. is a partner in the architectural firm of Fant & Fant Architects, Anderson, South Carolina, with which he has been affiliated since 1956. Mr. Fant is also active in the community, serving as a Trustee of Connie Maxwell Children's Home and on the Board of Adjustment and Appeals for both the City of Anderson and Anderson County, South Carolina.

     Cordes G. Seabrook, Jr. is a partner in Value Systems, Gastonia, North Carolina, an association management company. In this capacity, Mr. Seabrook is the organizer and manager of the Textile Purchasing Association. Mr. Seabrook is active in several community organizations, serving as a member of the Board of Anderson Memorial Hospital, Anderson Area Arts Council, SCETV Endowment and the Tri-County Tech Endowment. Mr. Seabrook is a minority stockholder and also serves as a member of the Board of Directors of DS1, Greer, South Carolina, a company that designs and manufactures security information systems.

     Richard C. Ballenger is the President of City Glass Company and D&B Glass Company, Inc., with which he has been affiliated since 1972. He serves as an Elder at First Presbyterian Church, is a member of the Board of Directors of the Anderson Rotary Club and is on the Advisory Board of the Salvation Army.

     F. Stevon Kay is the President of Hill Electric Company, Inc., with which he has been affiliated since 1969. He is a Board member of the Salvation Army Boys and Girls Club and the President of the Anderson Youth Association. He attends Concord Baptist Church.

     Jim Gray Watson, the Savings Bank's former President and Chief Executive Officer, was employed by the Savings Bank for 31 years prior to his retirement in December 1990. Mr. Watson is also involved in numerous charitable and community organizations.

     Martha C. Clamp, a certified public accountant, was employed for six years as a staff accountant for the accounting firm of Cole, Hook & Cleary, CPAs, Anderson, South Carolina, and has been self-employed as an accountant since 1988. Ms. Clamp also serves as the Treasurer of the Foothills Sertoma Club, a member of the

Board of the Anderson County Easter Seals and the Anderson College Alumni Board and as a Panel Allocation member of the United Way.

     J. Roy Martin, Jr. served as a member of the Savings Bank's Board of Directors from 1970 until 1988. Since 1988, Mr. Martin has served as a Director Emeritus of the Savings Bank.

     Wade A. Watson, Jr. served as a member of the Savings Bank's Board of Directors from 1960 until 1989. Mr. Watson has served as a Director Emeritus of the Savings Bank since 1989. Mr. Watson is the brother of the Savings Bank's former President and Chief Executive Officer, Jim Gray Watson.

     Thomas C. Hall has been employed by the Savings Bank since 1975 and currently serves as Senior Vice President, Treasurer and Chief Financial Officer responsible for areas of accounting, investments, data processing and deposits. Mr. Hall is a member of the Financial Managers Society, a Board member of the Foothills United Way, a member of the Institute of Management Accountants, and a Board member of the University of South Carolina Alumni Association, Anderson Chapter.

     Barry C. Visioli has been affiliated with the Savings Bank since 1973. Mr. Visioli serves as Senior Vice President and is responsible for Lending Operations. He is a Council Member of the Salvation Army Boys and Girls Club, a Board Member of the Family Counseling Agency and serves on the Anderson County Board of Assessment Appeals. Mr. Visioli is a director of First Trust, the mortgage banking company in which a service corporation subsidiary of the Savings Bank has an equity investment.

     Sylvia B. Reed joined the Savings Bank in 1986 and currently serves as Corporate Secretary. Ms. Reed is a member and Treasurer of the Anderson Chapter of the American Business Women's Association, which furnishes college scholarships for students. She is a member of the choir at Taylor Memorial Church.

                                 EXHIBIT IV-6
                    Perpetual Bank, A Federal Savings Bank
                      Pro Forma Regulatory Capital Ratios


                                                                                        PRO FORMA AT SEPTEMBER 30, 1997
                                                                      --------------------------------------------------------------
                                                                         Minimum of Estimated          Midpoint of Estimated
                                                                           Valuation Range                 Valuation Range
                                                                      ---------------------------    ---------------------------
                                                                      1,466,250 Conversion Shares    1,725,000 Conversion Shares
                                           September 30, 1997             at $20.00 Per Share             at $20.00 Per Share
                                        -------------------------     ---------------------------    ---------------------------
                                                       Percent of                      Percent of                     Percent of
                                                        Adjusted                        Adjusted                       Adjusted
                                                         Total                           Total                          Total
                                        Amount          Assets(1)     Amount            Assets(1)    Amount            Assets(1)
                                        ------         ----------     ------           ----------    ------           ----------
                                                                        (Dollars in thousands)
GAAP capital(2).....................    $30,602           11.91%      $41,811             15.59%     $43,945             16.26%

Tangible Capital(2).................     27,321           10.71        38,530             14.47       40,664             15.15
Tangible capital requirement........      3,825            1.50         3,994              1.50        4,026              1.50
                                        -------           -----       -------             -----      -------             -----
Excess..............................    $23,496            9.21%      $34,536             12.97%     $36,638             13.65%
                                        =======           =====       =======             =====      =======             =====

Core capital(2).....................    $27,321           10.71%      $38,530             14.47%     $40,664             15.15%
Core capital requirement(3).........      7,651            3.00         7,987              3.00        8,051              3.00
                                        -------           -----       -------             -----      -------             -----
Excess..............................    $19,670            7.71%      $30,543             11.47%     $32,613             12.15%
                                        =======           =====       =======             =====      =======             =====

Total capital(4)....................    $29,067           18.35%      $40,276             25.08%     $42,410             26.33%
Risk-based capital requirement......     12,670            8.00        12,849              8.00       12,883              8.00
                                        -------           -----       -------             -----      -------             -----
Excess..............................    $16,397           10.35%      $27,426             17.08%     $29,527             18.33%
                                        =======           =====       =======             =====      =======             =====

                                                     PRO FORMA AT SEPTEMBER 30, 1997
                                        ----------------------------------------------------------
                                                                               15% above
                                           Maximum of Estimated          Maximum of Estimated
                                             Valuation Range                 Valuation Range
                                        ---------------------------    ---------------------------
                                        1,983,750 Conversion Shares    2,281,312 Conversion Shares
                                            at $20.00 Per Share            at $20.00 Per Share
                                        ---------------------------    ---------------------------
                                                         Percent of                     Percent of
                                                          Adjusted                       Adjusted
                                                           Total                          Total
                                        Amount            Assets(1)    Amount            Assets(1)
                                        ------           ----------    ------           ----------
                                                            (Dollars in thousands)
GAAP capital(2).....................    $46,078             16.91%     $48,533             17.65%

Tangible Capital(2).................     42,797             15.82       45,252             16.58
Tangible capital requirement........      4,058              1.50        4,094              1.50
                                        -------             -----      -------             -----
Excess..............................    $38,739             14.32%     $41,158             15.08%
                                        =======             =====      =======             =====

Core capital(2).....................    $42,797             15.82%     $45,252             16.58%
Core capital requirement(3).........      8,115              3.00        8,189              3.00
                                        -------             -----      -------             -----
Excess..............................    $34,682             12.82%     $37,063             13.58%
                                        =======             =====      =======             =====

Total capital(4)....................    $44,543             27.59%     $46,998             29.02%
Risk-based capital requirement......     12,918              8.00       12,957              8.00
                                        -------             -----      -------             -----
Excess..............................    $31,625             19.59%     $34,041             21.02%
                                        =======             =====      =======             =====

---------------
(1) Based upon total tangible assets of $255.0 million at September 30, 1997 and $266.2 million, $268.4 million, $270.5 million and $273.0 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purpose of the tangible capital requirement, upon total adjusted assets of $255.0 million at September 30, 1997 and $266.2 million, $268.2 million, $270.5 million and $273.0 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, and upon risk-weighted assets of $158.4 million at September 30, 1997 and $160.6 million, $161.0 million, $161.5 million and $162.0 million at the minimum, midpoint, maximum, and maximum, as adjusted, of the Estimated Valuation Range, respectively, for purposes of the risk-based capital requirement.

(2) A $2.1 million investment in non-includable subsidiaries, a $1.0 million deduction associated with the limited partnership interest discussed under "BUSINESS OF THE SAVINGS BANK -- Lending Activities -- Equity Investment in Limited Partnership" and an unrealized gain on securities available-for-sale, net of taxes, of $188,000 account for the difference between generally accepted accounting principals ("GAAP") capital and both tangible capital and core capital.

(3) The current OTS core capital requirement for savings associations is 3% of total adjusted assets. The OTS has proposed core capital requirements which would require a core capital ratio of 3% of total adjusted assets for thrifts that receive the highest supervisory rating for safety and soundness and a core capital ratio of 4% to 5% for all other thrifts.

(4) Percentage represents total core and supplementary capital divided by total risk-weighted assets. Assumes net proceeds are invested in assets that carry a 20% risk-weighting.

                                 EXHIBIT IV-7
                    Perpetual Bank, A Federal Savings Bank
                           Pro Forma Analysis Sheet

                                 EXHIBIT IV-7
                           PRO FORMA ANALYSIS SHEET
                    Perpetual Bank, A Federal Savings Bank
                         Prices as of December 5, 1997

                                                                   Peer Group       South Carolina Companies    All SAIF Insured
                                                               -----------------    ------------------------  ---------------------
Valuation Midpoint Pricing Multiples   Symbol  Subject (1)       Mean     Median        Mean      Median         Mean       Median
------------------------------------   ------  -----------       ----     ------        ----      ------         ----       ------
Price-earnings multiple           =      P/E        23.82x      19.07x    18.30x       19.91x     19.91x        19.32x      19.24x
Price-core earnings multiple      =     P/CE        23.04x      19.58x    19.16x       21.64x     21.64x        20.17x      19.90x
Price-book ratio                  =      P/B       103.86%     144.10%   137.87%      219.96%    211.80%       158.46%     152.11%
Price-tangible book ratio         =     P/TB       103.86%     144.10%   137.87%      219.96%    211.80%       163.19%     153.92%
Price-assets ratio                =      P/A        22.51%      26.76%    25.50%       27.27%     28.09%        19.36%      17.91%


Valuation Parameters
--------------------
Pre-Conversion Earnings (Y)             $1,728,363        ESOP Stock Purchases (E)               0.00% (4)
Pre-Conversion Core Earnings            $1,820,000        Cost of ESOP Borrowings (S)            0.00%
Pre-Conversion Book Value (B)          $30,602,000        ESOP Amortization (T)                  10.00 years
Pre-Conv. Tang. Book Value (B)         $30,602,000        RRP Amount (M)                         4.00%
Pre-Conversion Assets (A)             $256,993,340        MRP Vesting (N)                         5.00 years (4)
Reinvestment Rate (2)(R)                     3.69%        Percentage Sold (PCT)              53.01970%
Est. Conversion Expenses (3)(X)              3.10%
Tax rate (TAX)                              35.00%


Calculation of Pro Forma Value After Conversion
-----------------------------------------------
1.   V=         P/E * (Y)                                        V= $65,070,148
     -------------------------------------------------------
     1 - P/E * PCT * ((1-X-E-M)*R - (1-TAX)*E/T - (1-TAX)*M/N)

2.   V=        P/B * B                                           V= $65,070,148
     -------------------------
     1 - P/B * PCT * (1-X-E-M)

3.   V=        P/A * A                                           V= $65,070,148
     --------------------------
     1 - P/A * PCT * (1-X-E-M)

                                                                       Full
                                     Gross         Exchange      Conversion
Conclusion                         Proceeds         Ratio             Value
----------                         --------         -----             -----
Minimum                           $29,325,000      1.83281      $55,309,626
Midpoint                          $34,500,000      2.15625      $65,070,148
Maximum                           $39,675,000      2.47969      $74,830,670
Supermaximum                      $45,626,250      2.85164      $86,055,271

-----------------------------------------------------------------
(1)  Pricing ratios shown reflect the midpoint value.
(2)  Net return reflects a reinvestment rate of 5.68 percent, and a tax rate of
     35.00 percent.
(3)  Estimated offering expenses at midpoint of the offering.
(4) MRP amortizes over 5 years, amortization expenses tax effected at 35.0 percent.

                                 EXHIBIT IV-8
                    Perpetual Bank, A Federal Savings Bank
                    Pro Forma Effect of Conversion Proceeds

                                 Exhibit IV-8
                   PRO FORMA EFFECT OF CONVERSION PROCEEDS
                    Perpetual Bank, A Federal Savings Bank
                          At the Minimum of the Range

1. Conversion Proceeds
    Full Conversion Value                                                                                $55,309,626
    Exchange Ratio                                                                                            1.8328

   Offering Proceeds                                                                                     $29,325,000
    Less: Estimated Offering Expenses                                                                        990,000
                                                                                                             -------
   Net Conversion Proceeds                                                                               $28,335,000


2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds                                                                               $28,335,000
    Less: Non-Cash Stock Purchases (1)                                                                     1,173,000
                                                                                                           ---------
   Net Proceeds Reinvested                                                                               $27,162,000
   Estimated net incremental rate of return                                                                    3.69%
                                                                                                               -----
   Earnings Increase                                                                                      $1,002,821
    Less: Estimated cost of ESOP borrowings                                                                        0
    Less: Amortization of ESOP borrowings                                                                          0
    Less: Recognition Plan Vesting (2)                                                                       152,490
                                                                                                             -------
   Net Earnings Increase                                                                                    $850,331

                                                                                       Net
                                                                  Before             Earnings          After
3. Pro Forma Earnings                                           Conversion           Increase        Conversion
                                                                ----------           --------        ----------
   12 Months ended September 30, 1997 (reported)                $1,728,363           $850,331         $2,578,694
   12 Months ended September 30, 1997 (core)                    $1,820,000           $850,331         $2,670,331

                                                                  Before             Net Cash          After
4. Pro Forma Net Worth                                          Conversion           Proceeds        Conversion
                                                                ----------           --------        ----------
   September 30, 1997                                          $30,602,000        $27,162,000        $57,764,000
   September 30, 1997 (Tangible)                               $30,602,000        $27,162,000        $57,764,000

                                                                  Before             Net Cash          After
5. Pro Forma Assets                                             Conversion           Proceeds        Conversion
                                                                ----------           --------        ----------
   September 30, 1997                                         $256,993,340        $27,162,000       $284,155,340

(1) Includes MRP stock purchases equal to 4.0 percent of the second step offering.

(2)  MRP is amortized over 5 years, and amortization expense is tax effected at
     35.00 percent.

                            Exhibit IV-8 PRO FORMA
                    EFFECT OF CONVERSION PROCEEDS Perpetual
                         Bank, A Federal Savings Bank
                         At the Midpoint of the Range

1. Conversion Proceeds
    Full Conversion Value                                                                               $65,070,148
    Exchange Ratio                                                                                           2.1563

    Offering Proceeds                                                                                   $34,500,000
     Less: Estimated Offering Expenses                                                                    1,070,000
                                                                                                          ---------
    Net Conversion Proceeds                                                                             $33,430,000

2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds                                                                              $33,430,000
    Less: Non-Cash Stock Purchases (1)                                                                    1,380,000
                                                                                                          ---------
   Net Proceeds Reinvested                                                                              $32,050,000
   Estimated net incremental rate of return                                                                   3.69%
                                                                                                              -----
   Earnings Increase                                                                                     $1,183,286
    Less: Estimated cost of ESOP borrowings                                                                       0
    Less: Amortization of ESOP borrowings                                                                         0
    Less: Recognition Plan Vesting (2)                                                                      179,400
                                                                                                            -------
   Net Earnings Increase                                                                                 $1,003,886

                                                                                      Net
                                                               Before               Earnings               After
3. Pro Forma Earnings                                        Conversion             Increase             Conversion
                                                             ----------             --------             ----------
   12 Months ended September 30, 1997 (reported)             $1,728,363            $1,003,886            $2,732,249
   12 Months ended September 30, 1997 (core)                 $1,820,000            $1,003,886            $2,823,886

                                                               Before               Net Cash               After
4. Pro Forma Net Worth                                       Conversion             Proceeds             Conversion
                                                             ----------             --------             ----------
   September 30, 1997                                       $30,602,000           $32,050,000           $62,652,000
   September 30, 1997 (Tangible)                            $30,602,000           $32,050,000           $62,652,000

                                                               Before               Net Cash               After
5. Pro Forma Assets                                          Conversion             Proceeds             Conversion
                                                             ----------             --------             ----------
   September 30, 1997                                      $256,993,340           $32,050,000          $289,043,340

(1) Includes MRP stock purchases equal to 4.0 percent of the second step offering.
(2) MRP is amortized over 5 years, and amortization expense is tax effected at
    35.00 percent.

                            Exhibit IV-8 PRO FORMA
                    PRO FORMA EFFECT OF CONVERSION PROCEEDS
                    Perpetual Bank, A Federal Savings Bank
                          At the Maximum of the Range

1.  Conversion Proceeds
      Full Conversion Value                                                                     $74,830,670
      Exchange Ratio                                                                                 2.4797

      Offering Proceeds                                                                         $39,675,000
        Less: Estimated Offering Expenses                                                         1,150,000
                                                                                                -----------
      Net Conversion Proceeds                                                                   $38,525,000

2.  Estimated Additional Income from Conversion Proceeds

    Net Conversion Proceeds                                                                     $38,525,000
      Less: Non-Cash Stock Purchases (1)                                                          1,587,000
                                                                                                -----------
    Net Proceeds Reinvested                                                                     $36,938,000
    Estimated net incremental rate of return                                                           3.69%
                                                                                                -----------
    Earnings Increase                                                                            $1,363,751
      Less: Estimated cost of ESOP borrowings                                                             0
      Less: Amortization of ESOP borrowings                                                               0
      Less: Recognition Plan Vesting (2)                                                            206,310
                                                                                                -----------
    Net Earnings Increase                                                                        $1,157,441
                                                                                Net
                                                             Before           Earnings            After
3.  Pro Forma Earnings                                     Conversion         Increase          Conversion
                                                           ----------         --------          ----------
    12 Months ended September 30, 1997 (reported)           $1,728,363        $1,157,441         $2,885,804
    12 Months ended September 30, 1997 (core)               $1,820,000        $1,157,441         $2,977,441
                                                             Before           Net Cash            After
4.  Pro Forma Net Worth                                    Conversion         Proceeds          Conversion
                                                           ----------         --------          ----------
    September 30, 1997                                     $30,602,000       $36,938,000        $67,540,000
    September 30, 1997 (Tangible)                          $30,602,000       $36,938,000        $67,540,000
                                                             Before           Net Cash            After
5.  Pro Forma Assets                                       Conversion         Proceeds          Conversion
                                                           ----------         --------          ----------
    September 30, 1997                                    $256,993,340       $36,938,000       $293,931,340

(1) Includes MRP stock purchases equal to 4.0 percent of the second step offering.

(2)  MRP is amortized over 5 years, and amortization expense is tax effected at
     35.00 percent.

                                 Exhibit IV-8
                   PRO FORMA EFFECT OF CONVERSION PROCEEDS
                    Perpetual Bank, A Federal Savings Bank
                           At the Superrange Maximum

1. Conversion Proceeds
   Full Conversion Value                                                                    $86,055,271
   Exchange Ratio                                                                                2.8516

   Offering Proceeds                                                                        $45,626,250
   Less: Estimated Offering Expenses                                                          1,240,000
                                                                                            -----------
   Net Conversion Proceeds                                                                  $44,386,250


2. Estimated Additional Income from Conversion Proceeds

   Net Conversion Proceeds                                                                  $44,386,250
   Less: Non-Cash Stock Purchases (1)                                                         1,825,050
                                                                                            -----------
   Net Proceeds Reinvested                                                                  $42,561,200
   Estimated net incremental rate of return                                                        3.69%
                                                                                            -----------
   Earnings Increase                                                                         $1,571,360
     Less: Estimated cost of ESOP borrowings                                                          0
     Less: Amortization of ESOP borrowings                                                            0
     Less: Recognition Plan Vesting (2)                                                         237,257
                                                                                            -----------
   Net Earnings Increase                                                                     $1,334,103
                                                                            Net
                                                         Before           Earnings             After
3. Pro Forma Earnings                                  Conversion         Increase           Conversion
                                                       ----------         --------           ----------
   12 Months ended September 30, 1997 (reported)        $1,728,363        $1,334,103         $3,062,466
   12 Months ended September 30, 1997 (core)            $1,820,000        $1,334,103         $3,154,103
                                                         Before           Net Cash             After
4. Pro Forma Net Worth                                 Conversion         Proceeds           Conversion
                                                       ----------         --------           ----------
   September 30, 1997                                  $30,602,000       $42,561,200        $73,163,200
   September 30, 1997 (Tangible)                       $30,602,000       $42,561,200        $73,163,200
                                                         Before            Net Cash           After
5. Pro Forma Assets                                    Conversion          Proceeds         Conversion
                                                       ----------          --------         ----------
   September 30, 1997                                 $256,993,340       $42,561,200       $299,554,540

(1) Includes MRP stock purchases equal to 4.0 percent of the second step offering.

(2)  MRP is amortized over 5 years, and amortization expense is tax effected at
     35.00 percent.

                                 EXHIBIT IV-9
                    Perpetual Bank, A Federal Savings Bank
                       Peer Group Core Earnings Analysis

RP FINANCIAL, LC.
-----------------------------------------
Financial Services Industry Consultants
1700 North Moore Street, Suite 2210
Arlington, Virginia 22209
(703) 528-1700

                            Core Earnings Analysis
                        Comparable Institution Analysis
                For the Twelve Months Ended September 30, 1997

                                                                                              Estimated
                                           Net Income   Less: Net    Tax Effect   Less: Extd  Core Income                Estimated
                                           to Common   Gains(Loss)      @ 34%        Items    to Common     Shares     Core EPS
                                           ----------  -----------   ----------   ----------   ----------   ----------   -------
                                              ($000)       ($000)       ($000)       ($000)      ($000)       ($000)        ($)
Comparable Group
----------------

BFSB  Bedford Bancshares of VA                 1,591          -16            5            0         1,580         1,142      1.38
CFTP  Community Fed. Bancorp of MS             3,037          -21            7            0         3,023         4,629      0.65
CFFC  Community Fin. Corp. of VA               1,915           13           -4            0         1,924         1,275      1.51
FFBS  FFBS Bancorp of Columbus MS              1,824            0            0            0         1,824         1,572      1.16
SOPN  First SB, SSB, Moore Co. of NC           4,878            0            0            0         4,878         3,687      1.32
KSAV  KS Bancorp of Kenly NC                   1,242          -16            5            0         1,231           885      1.39
SCCB  S. Carolina Comm. Bnshrs of SC             526            0            0            0           526           699      0.75
SSM   Stone Street Bancorp of NC               1,639            0            0            0         1,639         1,898      0.86
TSH   Teche Holding Company of LA              3,867         -274           93            0         3,686         3,438      1.07
FTF   Texarkana Fst. Fin. Corp of AR           2,884          -21            7            0         2,870         1,787      1.61
TWIN  Twin City Bancorp of TN                    903         -221           75            0           757         1,272      0.60



Source: Audited and unaudited financial statements, corporate reports and offering circulars, and RP Financial, LC. calculations. The information provided in this table has been obtained from sources we believe are reliable, but we cannot guarantee the accuracy or completeness of such information.

Copyright (c) 1997 by RP Financial, LC.

                                  EXHIBIT V-1
                               RP Financial, LC.
                         Firm Qualifications Statement

RP FINANCIAL, LC.
--------------------------------------------------------------------------------
Financial Services Industry Consultants             FIRM QUALIFICATION STATEMENT


RP Financial provides financial and management consulting and valuation services to the financial services industry nationwide, particularly federally-insured financial institutions. RP Financial establishes long-term client relationships through its wide array of services, emphasis on quality and timeliness, hands-on involvement by our principals and senior consulting staff, and careful structuring of strategic plans and transactions. RP Financial's staff draws from backgrounds in consulting, regulatory agencies and investment banking, thereby providing our clients with considerable resources.


STRATEGIC AND CAPITAL PLANNING

RP Financial's strategic and capital planning services are designed to provide effective workable plans with quantifiable results. Through a program known as SAFE (Strategic Alternatives Financial Evaluations), RP Financial analyzes strategic options to enhance shareholder value or other established objectives. Our planning services involve conducting situation analyses; establishing mission statements, strategic goals and objectives; and identifying strategies for enhancement of franchise value, capital management and planning, earnings improvement and operational issues. Strategy development typically includes the following areas: capital formation and management, asset/liability targets, profitability, return on equity and market value of stock. Our proprietary financial simulation model provides the basis for evaluating the financial impact of alternative strategies and assessing the feasibility/compatibility of such strategies with regulations and/or other guidelines.


MERGER AND ACQUISITION SERVICES

RP Financial's merger and acquisition (M&A) services include targeting candidates and potential acquirors, assessing acquisition merit, conducting detailed due diligence, negotiating and structuring transactions, preparing merger business plans and financial simulations, rendering fairness opinions and assisting in implementing post-acquisition strategies. Through our financial simulations, comprehensive in-house data bases, valuation expertise and regulatory knowledge, RP Financial's M&A consulting focuses on structuring transactions to enhance shareholder returns.


VALUATION SERVICES

RP Financial's extensive valuation practice includes valuations for a variety of purposes including mergers and acquisitions, mutual-to-stock conversions, ESOPs, subsidiary companies, mark-to-market transactions, loan and servicing portfolios, non-traded securities, core deposits, FAS 107 (fair market value disclosure), FAS 122 (loan servicing rights) and FAS 123 (stock options). Our principals and staff are highly experienced in performing valuation appraisals which conform with regulatory guidelines and appraisal industry standards. RP Financial is the nation's leading valuation firm for mutual-to-stock conversions of thrift institutions.


OTHER CONSULTING SERVICES AND DATA BASES

RP Financial offers a variety of other services including branching strategies, feasibility studies and special research studies, which are complemented by our quantitative and computer skills. RP Financial's consulting services are aided by its in-house data base resources for commercial banks and savings institutions and proprietary valuation and financial simulation models.


YEAR 2000 SERVICES

RP Financial, through a relationship with a computer research and development company with a proprietary methodology, offers Year 2000 advisory and conversion services to financial institutions which are more cost effective and less disruptive than most other providers of such service.


RP Financial's Key Personnel (Years of Relevant Experience)

  Ronald S. Riggins, Managing Director (17)
  William E. Pommerening, Managing Director (13)
  Gregory E. Dunn, Senior Vice President (15)
  James P. Hennessey, Senior Vice President (10)
  James J. Oren, Vice President (10)

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Washington Headquarters
Rosslyn Center
1700 North Moore Street, Suite 2210                    Telephone: (703) 528-1700
Arlington, VA 22209                                      Fax No.: (703) 528-1788